Annual Report & Form 20-F 2012

BT Group plc
Annual Report & Form 20-F 2012

BT

official partner of the
Olympic and Paralympic Games

Welcome to BT Group plc's Annual Report & Form 20-F 2012

In this report you will find information on who we are and what we do; our strategy; how we put our strategy into action; how we measure our progress, and how we govern our business.

We believe we have a sustainable business model that can deliver value for our shareholders and benefit all our stakeholders.

Online Annual Report

www.bt.com/annualreport

Online Better Future Report

www.bt.com/betterfuture

Financial reports

Better future report 2012

This is the BT Annual Report for the year ended 31 March 2012. It complies with UK regulations and comprises part of the Annual Report on Form 20-F for the US Securities and Exchange Commission to meet US regulations. This annual report has been sent to shareholders who have elected to receive a copy. A separate Summary financial statement & notice of meeting 2012 has been issued to shareholders who have elected to receive a shorter document.

Please see cautionary statement regarding forward-looking statements on page 175.

In this document, references to 'BT Group', 'BT', 'the group', 'the company', 'we' or 'our' are to BT Group plc (which includes the activities of British Telecommunications plc) and its subsidiaries and lines of business, internal service units, or any of them as the context may require.

References to '2014', '2013', '2012', '2011' and '2010' are to the financial years ending 31 March 2014, 2013, 2012, 2011 and 2010, respectively. References to 'the year' and 'the current year' are to the year ended 31 March 2012 except in relation to our fibre roll-out plans, which are based on calendar years, not financial years.

We put our customers at the heart of everything we do

Overview
2	Chairman’s introduction
3	Who we are and what we do
3	Financial highlights
4	Our strategy
5	Our business model
5	Our risks
6	Key facts and figures

Business
10	How we are organised
12	Customers, markets and products
18	Regulation

Strategy
22	Chief Executive’s introduction
23	Our strategy
24	Our business model
24	Our strategic priorities
28	How we measure our progress
28	Our resources
32	Our risks

Performance
40	Group Finance Director’s introduction
41	Line of business performance
48	Our responsible and sustainable business performance
50	Group financial performance

Governance
62	Chairman’s governance report
63	Board of Directors
65	How we govern the company
70	Reports of the Board Committees
89	Directors’ information
90	General information
93	Shareholders and Annual General Meeting

Financial statements
96	Report of the independent auditors Consolidated financial statements
98	Consolidated financial statements
103	Notes to the consolidated financial statements
159	Report of the independent auditors Parent company financial statements
160	Financial statements of BT Group plc
163	Subsidiary undertakings and associate

Additional information
166	Alternative performance measures
170	Quarterly analysis of revenue and profit
171	Selected financial data
173	Financial and operational statistics
175	Information for shareholders
189	Cross reference to Form 20-F
193	Glossary of terms

2	Overview

Chairman’s introduction

“We have made significant progress for all our stakeholders this year.”

Our shareholders

We have delivered a very strong performance over the last three years. This means we have been able to pay sustainable and progressive dividends. For 2012 the Board is proposing a final dividend of 5.7p, up 14%, giving a full year dividend of 8.3p, up 12% over last year. We continue to pursue a prudent financial strategy, to make sure we can invest in the business, support our pension scheme, reduce net debt and reward you, our shareholders. By following this approach we expect to be able to grow dividends by 10% – 15% per year for the next three years.

Our contribution to the UK

We contribute to the UK directly and indirectly in many ways. We look after the critical copper access network, employ over 73,000 people, contribute around £3bn a year in taxes, and are major investors in research and development.

The roll-out of our fibre network is one of the fastest privately funded programmes in the world. We are bringing fibre broadband to cities, towns and rural areas across the UK and aim to pass around two-thirds of UK premises by the end of 2014. This will dramatically change consumers’ online experience and enhance the way businesses can operate, bringing significant economic benefits to our country.

As official communications services partner of the London 2012 Olympic and Paralympic Games we are contributing vital infrastructure, delivering a single communications network across 94 locations to make this the most connected Games ever. And we are delivering the project on schedule.

Our global presence

We serve some of the largest companies in the world, but the regulatory backdrop often means we can’t serve customers as efficiently as we want to. So internationally we continue to press for policy and regulatory change, with the aim of achieving a competitive level playing field – in particular, open and fair wholesale access to communications networks. We only seek across the world similar conditions to those in the UK. There has been progress, but we want to see this move faster as it is vital to innovation, growth and jobs worldwide.

Our communities

We believe we have a responsibility to give something back to the communities in which we operate – through contributions of over £30m in time, cash and in-kind support, through some 50,000 days of employee volunteering, through our environmental and energy savings programmes, and through support for charities such as Sport Relief and digital inclusion initiatives, we contribute to making a better future for our communities.

Our pension fund

One of our biggest responsibilities is to our pension fund and I am pleased that we have agreed the 2011 triennial funding valuation and recovery plan with the Trustee. Because of our improved financial performance we were able to make a lump sum payment of £2bn into the fund, giving greater certainty to our pensioners and helping to reduce the size of future deficit payments we would otherwise have to make.

Our people and the Board

As a result of our progress over the last three years, around 20,000 of our people stand to benefit from their employee share plans in 2013. We are also recognising the achievements in our UK business by paying each of our UK team members a £250 bonus in addition to their normal pay increase.

Since I joined BT I have worked to streamline and refresh the Board, to make sure we have the right team to deliver our objectives. You can read about the changes in the Governance section of this report.

Our future

While our aim remains to drive profitable revenue growth, the challenging environment we are facing makes this more difficult, but we believe our strategy will continue to deliver long-term value for our shareholders.

/s/ Sir Michael Rake

Sir Michael Rake

Chairman

9 May 2012

Who we are and what we do

Financial hightlights

Overview 3

Overview

Who we are and what we do

We are the leading provider of consumer voice and broadband services in the UK

We provide networked IT services for some of the largest companies in the world

In the UK we are delivering one of the fastest privately funded roll-outs of fibre broadband in the world

Every day we touch the lives of millions of people, helping them communicate, do business and be entertained and informed

Financial highlights

Revenue

£bn
21.0
20.0
19.0
18.0
17.0
20.1
20.1
18.9
19.3
2011
2012

reported 6% ∨ adjusted[a] 4% ∨

EBITDA

£bn
7.0
6.0
5.0
4.0
3.0
5.6
5.9
5.9
6.1
2011
2012

reported 6% ∧ adjusted[a] 3% ∧

Free cash flow

£bn
2.5
2.0
1.5
1.0
0.5
2.0
2.2
2.3
2.5
2011
2012

reported 15% ∧ adjusted[a] 13% ∧

Proposed full year dividend

2012	8.3p
2011	7.4p
Change	12% ∧

2012 External revenue and adjusted EBITDA by line of business

External revenue

9%
15%
40%
36%

Adjusted EBITDA[a]

10%
40%
30%
20%

● BT Global Services ● BT Retail ● BT Wholesale ● Openreach

[a] Items presented as adjusted are stated before specific items. See page 166 for further details.

Our strategy

4 Overview

Our strategy

Our aim

There are three foundations for making BT a better business. They build on one another: the better we serve our customers, the less time and money we have to spend on putting things right. By transforming our costs we create opportunities for investing in our future.

Driving broadband-based consumer services 24
Being the 'Brand for Business' for UK SMEs 25
BT Global Services – a global leader 25
The wholesaler of choice 25
The best network provider 26
A responsible and sustainable business leader 26
Read more on page
A better future
Customer service delivery
Cost transformation
Investing for the future
A better business

Read more on customer service delivery on page 23
Read more on cost transformation on page 23
Read more on investing for the future on page 24

Key performance indicators

We measure our overall progress by using three key performance indicators, which all showed improvement this year.

Adjusted earnings per share[a]

pence
25
20
15
10
5
0
20.2
14.1
17.3
21.0
23.7
2008
2009
2010
2011
2012

Read more about adjusted earnings per share on page 28

Adjusted free cash flow[b]

£m
2,500
2,000
1,500
1,000
500
0
2,266
772
2,106
2,223
2,522
2008
2009
2010
2011
2012

Read more about adjusted free cash flow on page 28

Customer service improvement[c]

%
45
40
35
30
25
20
15
10
5
0
9.0
17.0
10.5
3.0
3.0
2008
2009
2010
2011
2012

Read more about customer service improvement on page 28

[a] Adjusted earnings per share is stated before specific items.
[b] Adjusted free cash flow is a non-GAAP measure.
[c] Cumulative improvement from 1 April 2007.

Our business model

Our risks

Overview 5
Overview

Our business model

We believe that we have a sustainable business model that supports our strategy and aim.

We have these customer groups…

UK Consumers	UK SMEs	Large corporate & public sector customers	Wholesale customers
Read more on page 12	Read more on page 14	Read more on page 15	Read more on page 16

…that we serve through these customer-facing units…

BT Global Services	BT Retail	BT Wholesale	Openreach
Read more on page 10	Read more on page 11	Read more on page 11	Read more on page 11

…by using these resources

Brand & reputation	People	Networks & platforms	Innovation	Suppliers
Read more on page 28	Read more on page 28	Read more on page 29	Read more on page 30	Read more on page 31

Our risks

As with all businesses, there are factors that can impact our ability to deliver our strategy. We explain what these are and what we can do to mitigate them.

Read more on page 32

Key facts and figures

6 Overview

Key facts and figures

£2.9bn

Total operating cost savings over the last three years

37% retail share of DSL, LLU and fibre broadband market at 31 March 2012

94

Number of Olympic Games locations we are delivering the communications network across

Fibre is our future

10m UK premises passed

>

£6.7bn

BT Global Services order intake

£560m

Investment in global research and development

>170 countries

64%

of Fortune 500 companies are our customers

87%

of FTSE100 companies are our customers

Overview

7

Overview

>5,600
hours

BT Vision has over 5,600 hours of on-demand content

136,000

Increase in our copper line base in 2012

BT wifi

More than 4m wi-fi hotspots in the UK

A leading provider of Ethernet in the UK

89,015

People worldwide (full-time equivalent employees)

60%

mydonate

Our MyDonate online service for charitable giving is free of charge

1m

UK SME customers

Driving broadband-based

consumer services

Broadband from BT is more than just ordinary broadband. We’ve brought our customers super-fast speeds with BT Infinity, unlimited wi-fi, and our new Home Hub 3, as well as our BT Vision TV service.

Alice Harold, her husband Will and their daughter Elfie are all BT broadband enthusiasts. They have recently added BT Vision to their package and upgraded their BT broadband service to BT Infinity at up to 40Mbps.

Using a variety of devices, the Harold family relies on their broadband service, which allows everyone to do something different at the same time. Elfie loves the programmes available through the BT Vision Kids pack and if Alice wants to record her something to watch later, she can using their BT Vision box. Alice also runs her own digital marketing consultancy so fast broadband speeds are essential to helping her succeed.

“I love the freedom and flexibility our BT package gives our family.” Alice Harold Mum and freelance digital consultant

Business

In this section we explain what we do and how we are organised. We explain the different customers and markets we serve and the trends we are seeing in our markets. We provide information on the products and services we sell to our customers. We also explain the regulatory environment that affects us.

10	How we are organised
	10	BT Global Services
	11	BT Retail
	11	BT Wholesale
	11	Openreach
	12	BT Innovate & Design and BT Operate

12	Customers, markets and products
	12	UK Consumers
	14	UK Small and medium-sized enterprises
	15	Large corporate and public sector customers
	16	Wholesale customers

18	Regulation
	18	European Union regulation
	18	UK Regulation
	19	Overseas regulation

10	Business

Who we are and what we do

We are one of the world’s leading communications services companies. Our main activities are providing and managing data and voice networks and providing a range of services over these networks.

In the UK we are a leading communications services provider, selling products and services to consumers and small and medium-sized enterprises (SMEs). In the UK and globally we are a leading provider of managed networked IT services for many of the largest multinational corporations, domestic businesses and national and local government organisations. We also sell wholesale telecoms services to communications providers (CPs) in the UK and around the world.

How we are organised

Our customers are at the heart of everything we do and this is reflected in the way we organise our business. We have four customer-facing Iines of business: BT Global Services; BT Retail; BT Wholesale, and Openreach. These are supported by two internal service units: BT Innovate & Design and BT Operate.

BT Global Services

BT Global Services is a global leader in managed networked IT services, serving the needs of customers in more than 170 countries worldwide. We provide services to around 7,000 large corporate and public sector customers. Our corporate customers operate in a wide range of sectors including banking and financial services, manufacturing, logistics, pharmaceuticals, and consumer packaged goods. We serve customers in the public sector in the UK, including central government and local councils as well as public sector organisations outside the UK. Globally we provide transit and other wholesale services to global carriers.

Our customers benefit from our global scale and operating model. Products are sold globally, and customers are served locally in their own countries and sectors by teams who understand their specific business challenges and create locally relevant solutions. We call this ‘operating globally and delivering locally’.

We organise ourselves to serve four strategic industry sectors and four geographic regions:

We have operations around the world so that we can serve the domestic and international needs of our customers. We operate domestic businesses in key markets in Continental Europe such as Italy, Germany, Benelux, France and Spain, and have local network infrastructure including high-speed fibre networks in 24 major European cities. We operate in 45 countries across the Middle East and Africa. In Latin America we operate in 22 countries. In the US and Canada we serve customers from offices in 35 key cities. We serve 18 countries in the Asia Pacific region including India, China, Malaysia, Singapore, South Korea, Japan and Australia. We are investing in high-growth regions such as Asia Pacific, Latin America and Middle East and Africa, recruiting more people and improving our portfolio and our network infrastructure.

Business	11
How we are organised

BT Retail

BT Retail serves its customers through four customer-facing divisions: BT Consumer; BT Business; BT Ireland, and BT Enterprises.

BT Consumer

We are the leading provider of voice and broadband services for retail consumers in Great Britain and we also have a growing pay-TV service, BT Vision.

We sell services under the BT brand as well as the Plusnet brand in order to reach a wider range of customers. Our BT-branded services have a range of extra features that set them apart from competitors while Plusnet provides simple voice and broadband services for more cost-conscious customers.

BT Business

BT Business supplies SMEs in Great Britain with fixed calls and lines, broadband, mobility and IT services as well as data and voice networks. Specialist businesses within BT Business include:

BT iNet	A Cisco centre of excellence specialising in infrastructure, security and unified communications
BT Engage IT	A leading provider of business-to-business IT equipment and services
BT Business Direct	An online store providing IT, computing and networking equipment plus associated installation and support services

BT Ireland

BT Ireland operates in Northern Ireland and in the Republic of Ireland. In Northern Ireland we operate the copper access network and are the leading provider of communications services to consumers, SMEs and the public sector. We are also rolling out fibre in partnership with the Northern Ireland government through the Department of Enterprise, Trade and Investment’s broadband project. In the Republic of Ireland we serve corporate and public sector customers and we are one of the largest providers of wholesale network services to CPs.

BT Enterprises

BT Enterprises consists of six separate businesses each of which operates as a standalone business:

BT Conferencing	Audio, video and web conferencing and collaboration services for large corporate customers in the UK and around the world
BT Directories	Directory Enquiries (118500), operator and emergency services
Marketing solutions business, including ‘The Phone Book’, website design services and web- based marketing services that help customers advertise their businesses online
BT Expedite & Fresca	Specialist services for the retail sector including store point of sale systems, back-office applications such as merchandising and sales analytics, and software and platforms for website transactions
BT Redcare	Fire and intruder alarm signalling services, CCTV and surveillance networks and control room services
Mobile-to-mobile solutions for vending machines, cash machines and payment terminals, taxis and fleet management
BT Payphones	Public payphones and managed prison, card and private payphones
BT Wi-fi	Premium BT Openzone wi-fi hotspots and BT Fon hotspots offering broadband on the move to retail customers and to wholesale customers such as mobile network operators

BT Wholesale

BT Wholesale provides a broad range of voice, broadband and data communications services for fixed and mobile network operators (MNOs), internet service providers (ISPs) and telecoms resellers in the UK and also provides services to other BT lines of business.

We provide managed network services (MNS) for fixed and mobile CPs with differing requirements – from fully managed network outsourcing for operators with significant network assets, to white label managed services designed to help operators with limited or no infrastructure. We have MNS contracts in place with all of the UK’s MNOs, helping them to manage the growth in mobile data and video content with high speed data connections that link mobile base stations to their and our core networks.

Openreach

In Great Britain Openreach provides services over the ‘local loop’ network (also referred to as the ‘local access network’ and the ‘last mile’), a critical national asset that comprises the copper and fibre connections between telephone exchanges and consumer and business premises. Openreach is also responsible for delivering the roll-out of our fibre broadband network. In addition to delivering local loop services, we provide backhaul services that connect exchanges to CPs’ networks.

Our business is subject to regulation that requires us to sell services to all CPs on an open and equal basis, meaning that external CPs can buy services from us on the same terms as BT’s lines of business. To make

12	Business
How we are organised

this work effectively Openreach’s operational, engineering and systems capabilities are separate from the rest of BT.

BT Innovate & Design and BT Operate

Our customer-facing lines of business are supported by two internal service units, BT Innovate & Design (BTID) and BT Operate (BTO).

BT Innovate & Design

BTID designs, develops, tests and deploys IT systems, processes, networks, products and services. These are either used by, or sold through, the customer-facing lines of business to end-customers in the UK and around the world. BTID aims to develop cost-efficient, flexible solutions.

In addition, BTID manages and delivers our long-term technology strategy and our global research and innovation activities, including our worldwide patent portfolio (see page 30).

BT Operate

BTO manages our core voice, data and TV networks, and IT applications which represent the core infrastructure over which we run our portfolio of products and services.

BTO is also responsible for managing our energy consumption and the strategy for reducing our future carbon footprint (see page 48). In addition, BTO manages the physical and cyber security of our operations.

Customers, markets and products

We serve a number of different customer groups in the UK and around the world. In this section we explain who our customers are and the trends we see in the markets where we operate, as well as the products and services we offer customers in response to market trends.

UK Consumers

The UK consumer customer segment is served by the BT Consumer and BT Ireland divisions of BT Retail.

Customers

There are around 26m households in the UK and this is growing slowly, currently at a rate of around 1% every year, due to an increasing population and demographic changes. We can reach almost all of these households with our consumer products and services.

At 31 March 2012 we had a total of 10.9m consumer fixed lines in the UK with around 10m active voice lines (lines where the consumer also buys calls from us). We had around 6.3m retail broadband customers (including business customers), of which over 550,000 now take BT Infinity, our super-fast fibre-based broadband service. At 31 March 2012 our BT Vision customer base was over 700,000.

Markets

The UK consumer market for fixed calls and lines, broadband and TV services is highly competitive, with more than 100 companies offering voice and/or broadband services. The market has concentrated over the last few years and there are now several strong players. The four highest market shares are held by BT, Virgin Media, Sky and TalkTalk.

Fixed calls and lines

About 84% of households in the UK have a fixed telephone line and this percentage has been steady for the last two years. There are currently 23.9m fixed lines to households in the UK, some of which take more than one line, up 0.5% compared with last year. Fixed lines have remained important to customers as they need them to receive broadband services. Around 15% of UK households have only a mobile phone and about 1% of UK households have no type of telephone at all. The number of call minutes from fixed lines has been in decline for some time, with our total call minutes down 11% in the year, as customers are increasingly using mobile phones, email, social networking and other kinds of communication as alternatives.

We have the largest share of fixed lines to households in the UK at 47%, although this has been on a declining trend due to the increasingly competitive nature of the market. The three main competitors to BT for fixed calls and lines are Virgin Media, Sky and TalkTalk.

Business	13
Customers, markets and products

Broadband

The UK has one of the highest levels of broadband availability in Europe, with 99% of premises being able to receive a type of broadband connection and around 67% currently having a fixed broadband connection. At 31 March 2012 there were around 21m fixed cable and digital subscriber line (DSL) broadband connections to homes and businesses in the UK, up by 6% over last year. BT, Virgin Media, Sky and TalkTalk are the largest broadband providers in the UK. We are the largest broadband provider with a 30% share of the total broadband market including cable and a 37% share of the DSL, LLU and fibre broadband market at 31 March 2012. Mobile operators O2 and Everything Everywhere also have a significant share of the fixed broadband market and a number of other players make up the remainder of the market.

Broadband speed has become increasingly important as consumers have more devices and use more data-intensive applications. Average downstream speeds have steadily increased as we have invested in upgrading networks and as customers have migrated to higher speed services. Higher upstream speeds are also becoming more important for customers for activities such as sharing large files, video communications and online gaming.

Wi-fi

Wi-fi networks allow customers to access the internet out of the home at hotspot locations as an alternative to using mobile networks. We are a leader in this field with the largest wi-fi network in the UK with more than 4m hotspots. These are a mix of BT Openzone sites in premium locations such as hotels, transport hubs and shopping centres, and BT Fon sites in customers’ homes and premises. There is a trend for premium locations to offer access to wi-fi networks for free. We offer free wi-fi connectivity to our BT Broadband and BT Infinity customers across our entire network. Competition in wi-fi has increased with Sky (who bought The Cloud in January 2011), O2 and Virgin Media all investing in their networks.

Pay-TV services

There are four main platforms supporting pay-TV services in the UK: cable and satellite, which account for over 90% of subscriptions, and digital terrestrial and internet protocol TV (IPTV) services. BT Vision is our IP-enabled TV service.

Pay-TV subscriptions

There were 14.3m pay-TV subscriptions in the UK in December 2011 and penetration has now reached 53% of all households. Sky has the largest market share with 67% of subscriptions. BT was not allowed to offer TV services for many years and so started offering services much later. We now have around a 4% market share.

On-demand TV

Technological developments are bringing the TV and internet together. A number of companies have already launched TV services over the internet in the UK, including Sky, LoveFilm and Netflix. There is also considerable choice in free online catch-up TV services, such as BBC iPlayer, ITV Player and others. There are an estimated 4m TV sets in the UK that are connected to the internet, via games consoles, set top boxes and smart TVs. There is also a growing number of IP-connected devices such as tablets and smartphones that can be used to view TV content in or out of the home.

This trend will become increasingly important and will allow richer on-demand and interactive TV services, provided that there is suitable regulatory intervention to allow fair access to premium content.

14	Business
Customers, markets and products

Products and services

BT Retail sells calls, lines and broadband into the consumer market under two brands: BT and Plusnet. Under our BT Infinity brand we offer super-fast fibre-based broadband using fibre-to-the-cabinet (FTTC) and fibre-to-the-premises (FTTP) technology. We also offer a pay-TV service, BT Vision. In order to win and retain customers it is important for us to offer all three services and to package them together in flexible bundles to meet customer needs and respond to competition. We offer customers a wide choice of packages of calls, broadband and pay-TV services. They offer our best value to customers and encourage take-up of additional services. When choosing their lines and calls, broadband and pay-TV, more than half of UK consumers now buy two or more of those services from the same supplier.

Voice services

We provide fixed lines and a choice of calling plans, including a range of unlimited options to meet customer preferences for evening, weekend and peak-time calling. All options include free calling features such as call waiting and free inclusive 0800 and 0845 minutes. We also offer alternative payment options such as Line Rental Saver which reduces the line rental charge if customers pay for a whole year upfront. We are the only company to provide BT Basic, a simple, low-cost telephone service available to people who are on low incomes.

Broadband

We sell broadband services under the BT, Plusnet and BT Infinity brands with a wide range of speeds. BT Broadband and BT Infinity have a range of options for usage limits and bundled call plans, and include our free wireless Home Hub, free online storage and security services and unlimited access to our wi-fi hotspots.

For details of our broadband products see www.productsandservices.bt.com

BT Vision

Our BT Vision TV service offers customers standard Freeview channels, the ability to pause, record and rewind live TV and a catch-up service from the BBC, ITV, Channel 4 and Channel 5. Customers get a Vision+ box, which allows them to stream over 5,600 hours of on-demand programming, including BBC iPlayer, and to download high definition (HD) and 3D content. We currently offer a choice of two subscription packages, Essential and Unlimited, and the option to subscribe to Sky Sports 1 and 2, inclusive with the ESPN channel.

UK Small and medium-sized enterprises

One of our strategic priorities is to be the ‘Brand for Business’ for UK SMEs so this is an important customer segment for us. The UK SME market is mainly served by the BT Business division of BT Retail.

Customers

In the UK there are estimated to be 4.5m SMEs, ranging in size from sole traders to businesses with up to 1,000 employees. The communications and IT needs of these customers vary considerably, depending on factors such as size, number of sites in which they operate, their industry sector and their maturity.

We serve around 1m SME customers across the UK from small startups to medium-sized businesses with up to 1,000 employees. Small customers, with fewer than 50 employees, account for over 90% of our customers.

Markets

The SME market for fixed and mobile communications and IT services in the UK is very fragmented and highly competitive, with competitors varying by the customer segments they serve and the products and services they offer. Overall the market has been impacted by the current economic conditions.

Fixed telecoms services

The SME market for fixed voice is declining with call volumes falling due to substitution by mobile, wireless, email and voice over IP (VoIP) and the impact of the current economic conditions. BT has a 49% market share of lines in the total UK business market but there is a lot of competition with over 300 resellers as well as fixed network operators. Competition varies by market segment with key competitors including Daisy, TalkTalk, Virgin Media, XLN, Alternative Networks, Cable & Wireless Worldwide, Colt Group and KCOM Group.

IT services

The IT services market has experienced challenging conditions in recent years with low revenue growth. However, there is growing interest in new service and business models, including cloud-based services such as managed hosting of IT applications and data, and unified communication and collaboration (UCC) tools. These provide companies with greater control and flexibility to manage their costs. Key competitors in the SME IT services market include Computacenter, SCC, Phoenix IT, Kelway, Dimension Data, Logicalis and 2E2.

Mobile

The SME mobile market is growing, in particular in areas such as mobile data access and machine-to-machine services. There has been a significant growth in smartphones which is driving growth in data volumes. The leading operators in the mobile market are Vodafone, O2 and Everything Everywhere and we have a small but growing share.

Products and services

We have a broad portfolio of products and services covering fixed telephony, IT and mobility ranging from simple standalone services to managed services and complex customised solutions. We sell to smaller customers through four channels: call centres; 41 Local Businesses, which are not part of BT but are independently owned companies that exclusively sell our products and services; non-exclusive relationships with indirect partners, and online sales via bt.com. For larger customers we operate desk-based and field-based account management teams.

Voice services

We provide a full range of fixed voice services from standard calls and lines to fully managed office phone systems and contact centre solutions. As well as traditional voice, we increasingly sell VoIP services. We have a mobile virtual network operator (MVNO) agreement with Vodafone and sell mobile voice and data services.

Broadband and internet

We provide a range of internet access options including: BT Business Broadband over copper; BT Infinity for Business over FTTC and FTTP; BTNet dedicated internet access, and mobile broadband. Other internet

Business	15
Customers, markets and products

services include email, hosted Microsoft collaboration services and web hosting.

Connectivity services

We offer networking services to support customers’ voice and data communications needs. This includes the design, installation and management of leased lines, Ethernet services, IP virtual private network (IPVPN) services, structured cabling, and local area networking solutions.

IT services

We offer IT services through our three IT services businesses: BT Engage IT; BT iNet, and BT Business Direct. Services include data centres, unified communications and security solutions. We also provide hardware, computing support services and consultancy. We work with most leading vendors including Cisco, Microsoft, Citrix, HP, NetApps and Symantec.

Large corporate and public sector customers

The large corporate and public sector customer segment is our largest segment in terms of external revenue. It is served by BT Global Services.

Customers

We provide large corporate and public sector customers with a range of network, IT and professional services. We provide services to some of the largest companies in the world.

We serve:

•	87% of the FTSE100 companies

•	64% of the Fortune 500 companies

•	90% of Interbrands’ annual ranking of the world’s most valuable brands

•	the world’s top stock exchanges, leading broker-dealers and biggest banks.

We also supply services to national and local government organisations and other public sector bodies in the UK and in 16 countries around the world.

In the UK we are one of the largest suppliers of networked IT services for the UK government (Government). The Government, as a whole, is our largest customer. Except as described on page 19, we have a normal customer and supplier relationship with the Government.

Markets

The global information and communications technology (ICT) market serving large corporate and public sector customers is very fragmented in terms of products, suppliers, and standards.

Estimates of market size vary, but IDC value the total global ICT market serving corporate and public sector customers at £1,327bn. Within the total global ICT market our core products and services most closely align to a segment defined as managed networked IT services. This market has been impacted by economic conditions, as customers delay projects or reduce ICT budgets. The global managed networked IT services market is estimated to be worth £875bn and is predicted to grow over the next four calendar years.

There are regional differences in market growth rates. The UK is a highly competitive market and we continue to see pricing pressure as well as declines in more traditional telecoms services as customers switch to newer technologies. However, there is increasing potential in high-growth economies as domestic companies expand globally, and global companies enter new markets.

16	Business
Customers, markets and products

Market demand is driven by many factors, but our customers tell us that they need to:

•	reduce costs and improve efficiency – by rationalising networks, using cloud computing and improving workforce effectiveness by using flexible working and collaboration tools

•	position themselves for growth – by improving the service they provide to their end-customers as well as accessing new high-growth markets around the world

•	manage risk – by improving their ability to protect their networks and IT systems from cyber attacks.

Products and services

We build and run global networks and provide services such as UCC, customer relationship management (CRM), data centre services and managed security solutions supported by professional services skills. We deliver value by combining our network, IT and professional services.

To make it easier for customers to buy from us we group our products and services into clear categories, which address different business needs. They are:

BT Connect

We supply a range of network services that connect our customers’ employees and sites to their customers and the world. We deliver access and connectivity through many industry standard technologies including Ethernet, DSL, multiprotocol label switching (MPLS), satellite broadband, IP networks, telephone systems, private telephone lines, analogue private circuits and managed local area networks (LANs). Super-fast fibre-based broadband is also available.

BT Compute

We offer customers a reliable IT platform for their business applications, data storage and security, hosted in a secure and controlled environment in our global BT data centres and connected over the internet or our global IP network. We provide a new generation of cloud-based services, giving our customers the flexibility and agility that comes from a cloud computing environment.

BT Assure

The security of companies’ networks and IT systems is becoming more important as the threat of cyber crime increases. We provide a range of security products and services (including firewalls, web access security, intrusion prevention and event monitoring) which form the basis of a global security management system, combined with a professional services capability.

BT Contact

With our range of CRM services we help customers to deal with their end-customers efficiently and to improve their customers’ experience. Our products allow our customers to be contacted by their end-customers using different methods including email, web chats and phone calls, using either automated systems or dedicated customer relationship employees working in physical or cloud-based contact centres.

BT One

Our UCC products let our customers communicate more efficiently with their employees, suppliers, customers and business partners and so reduce costs and build a more sustainable organisation. Our products let them take part in almost any kind of communication, through phone calls, email, instant messaging and web conferencing, by allowing their communications infrastructure, mobile phones, desktop computers and applications to work together.

BT Advise

As well as providing physical products, we provide consulting, systems integration and managed services. BT Advise experts help customers more effectively solve business problems and advise them on products and services developed specifically for our key industry sectors.

Wholesale customers

The wholesale telecoms customer segment in the UK and the Republic of Ireland is served through Openreach, BT Wholesale and BT Ireland. Internationally it is served mainly through Global Telecoms Markets, the wholesale arm of BT Global Services.

We provide our wholesale customers with access to our platforms, skills and technology, making our investments and economies of scale work for their benefit. This promotes competition, delivers end-customer choice, avoids infrastructure duplication and encourages innovation.

Customers

Openreach provides access products to around 490 CPs, including fixed and mobile operators and ISPs. Openreach’s largest customers include BT Retail, Sky and TalkTalk.

BT Wholesale provides services to over 1,400 CPs, including fixed and mobile operators, ISPs, broadcasters, resellers and infrastructure carriers. We manage and support the network and services requirements of a number of national UK operators including KCOM Group, Virgin Media, Orange UK, Vodafone, O2 and MBNL.

Outside the UK we provide wholesale telecoms services to over 1,000 CPs across more than 170 countries.

Markets

Some of our markets are being impacted by the current difficult economic climate. However, the need to reduce costs will encourage more network sharing and outsourcing and our MNS solutions are well positioned to help our wholesale customers. In addition, demand for data and connectivity for all types of users is driving growth in demand for our wholesale products and services.

UK

In March 2011 Analysys Mason valued the addressable UK wholesale market at £14.9bn per year. The largest sector, worth an estimated £9.4bn per year, is wholesale telecoms, which includes data, broadband, voice and mobile services plus some value-added services like contact centres and content distribution. The IT services sector, worth an estimated £3.6bn, covers cloud services, enterprise solutions and managed network services.

Today we primarily address the wholesale telecoms sector but we are active, and expanding into, the IP-based service sector where future growth is expected.

In the UK our competitors include Cable & Wireless Worldwide, Virgin Media and Colt Group, as well as a range of equipment vendors.

Business	17
Customers, markets and products

Europe and overseas

We are Europe’s largest telecoms services wholesaler by revenue, accounting for around 18% of total European wholesale revenue.

Internationally, we compete with the wholesale divisions of local incumbents and alternative network operators as well as global wholesale telecoms companies.

Wholesale broadband

Our broadband footprint reaches more than 99% of UK homes and businesses, making us the UK’s largest wholesale provider of broadband in terms of reach. We sell to CP customers who have their own broadband infrastructure but choose our services outside their own network footprints, as well as providing managed wholesale services to ISPs and other parts of BT.

For those CPs who wish to invest in building their own networks Openreach rents the copper access lines to the CPs who put their own equipment in the exchanges. This is called Local Loop Unbundling (LLU). The competitive market place for broadband has stimulated growth in LLU.

Openreach continues to see a steady rise in the number of unbundled exchange areas, which over the last three years has risen by around 11%.

Bandwidth demand

The wholesale market is adopting next generation communications services for data connectivity, such as Ethernet, IP voice and higher speed broadband over copper and fibre. Bandwidth growth is accelerating as customers move onto higher speed broadband services, something which has resulted in capacity on our network increasing by eight times over the past six years.

The UK’s spectrum auction expected in 2013 and the subsequent introduction of 4G Long Term Evolution (LTE) services are likely to significantly increase demand for mobile data services. We are working with all UK mobile operators to help them efficiently meet this challenge.

Products and services

We sell to wholesale customers through Openreach or BT Wholesale depending on the product or type of customer. Openreach offers its products on an equivalent basis to all CPs consistent with BT’s Undertakings (see page319). BT Wholesale offers a range of managed products and services, many of which are based on the access products that Openreach provides to all CPs.

Wholesale Line Rental (WLR)

Openreach sells WLR which is used by CPs to offer telephony services using their own brand, pricing structure and billing, but using our network. CPs do not need to invest in additional equipment or infrastructure to use WLR.

Local Loop Unbundling (LLU)

As an alternative to buying WLR, CPs can rent the copper lines between BT’s exchanges and customer premises from Openreach to provide voice and broadband services using their own equipment.

Wholesale broadband

BT Wholesale offers a range of wholesale broadband services, delivered over copper and fibre. Our traditional broadband products, including IPstream, Datastream and IPStream Connect, offer speeds of up to 8Mbps (ADSL). Wholesale Broadband Connect (WBC), our next generation family of broadband products, offers speeds up to 20Mbps (ADSL2+) over copper. We also offer broadband services over fibre. WBC FTTC offers downstream speeds of up to 40Mbps and up to 80Mbps and WBC FTTP offers speeds of 100Mbps and 110Mbps.

Our WBC copper and fibre services are certified as meeting the mandatory Government security assurance levels required to support Public Services Network (PSN) opportunities in the UK.

Details of these services are available at www.btwholesale.com

Super-fast fibre-based broadband is provided by Openreach through our Generic Ethernet Access (GEA) product. There are two variants of GEA, FTTC and FTTP. FTTC uses fibre to provide high connection speeds from the exchange to a street cabinet near to customer premises, and a copper line for the final connection to the premises. FTTP uses fibre for the whole route from the exchange to the customer. We plan to launch a 330Mbps downstream product during 2013 and are testing a 1Gbps service.

Details of these services are available at www.openreach.co.uk

18	Business
Customers, markets and products

Fibre Voice Access (FVA)

Openreach is introducing a voice service over fibre, FVA. This will allow CPs to provide voice services over fibre with similar levels of functionality to copper voice services. Our fibre broadband network can also deliver IPTV services as we have launched a multicast capability. This allows ‘triple play’ providers to prioritise broadcast TV traffic over other internet traffic and to transmit broadcast signals efficiently to their customers.

Passive Infrastructure Access (PIA)

Our PIA products allow CPs to rent space in our ducts or on our telegraph poles. CPs can use this space for their own fibres, as an alternative to buying fibre-based broadband from us.

Wholesale Ethernet

Ethernet is a widely-deployed network transmission technology that can transport large amounts of any type of data in a fast, assured and highly cost-effective manner. We offer a wide choice of high bandwidth Ethernet services designed to help CPs extend their networks and deliver a range of high quality services to their customers. Access connection speeds range from 2Mbps to 10Gbps.

Our Wholesale Ethernet is certified as meeting the mandatory Government security assurance levels required to support PSN opportunities in the UK.

Capacity, call-based products and IP Exchange

We sell a wide range of capacity and call-based products and services, both regulated and unregulated, using both traditional and IP technologies.

IP Exchange is our global IP interoperability service allowing IP network operators to interconnect with each other as well as with fixed telecoms operators and MNOs.

Private and partial private circuits

We are a major provider of traditional data circuits in the UK, which help our customers to extend the reach of their services and act as infill solutions for their own networks.

Transit

We provide transit voice services across the UK and internationally. This is a low-margin product where volumes are declining as CPs and MNOs interconnect directly with each other.

White label managed services

Our white label managed services business helps customers with limited or no infrastructure to offer telecoms services such as telephony and broadband without the need to make large investments. We provide a complete service, from accepting and processing new orders through to customer service and end-user billing.

Mobility and wi-fi

Our Mobile Ethernet Access Service (MEAS) is now available at more than 13,000 mobile base stations sites, an increase of around 3,800 in the year, reinforcing our market leading position. Mobile operators can also boost the capacity of their services using our more than 4m wi-fi UK hot spots.

Broadcasting services

Our Global Media Network provides access to all the key locations around the world where broadcast content is either created or distributed. We are strengthening our digital content capabilities by establishing a series of strategic alliances to expand our global media footprint. In the UK we provide TV outside broadcast services from our network of around 160 sports and news locations. Our UK media MPLS network also underpins all digital terrestrial TV delivery in the UK.

Regulation

The efficient supply of telecoms services is so important in the modern world that the industry sometimes needs to be controlled and monitored. In the UK, and in the majority of countries around the world where we operate, these services are subject to regulation by governmental and independent nongovernmental bodies. We explain below what this means for us.

European Union (EU) regulation

In EU countries electronic communications services are governed by a number of European directives and regulations. These provide a Europe-wide framework for the regulation of electronic communications services which includes both fixed and mobile voice services, broadband, cable TV and satellite TV. The way in which the existing directives have been implemented varies from country to country. They include rules about things like access and interconnection, universal service, and how often national regulators should review markets for significant market power (SMP). They also cover matters such as how SMP remedies like price controls should be set. They require regulators to consult with the European Commission on any price control decisions before they are finalised, to make sure they are consistent with the European regulations.

UK Regulation

The UK telecoms industry is regulated through various European directives, the Communications Act 2003 (the Communications Act), Ofcom (the UK’s independent regulator), and other regulations and recommendations.

The Communications Act

The Communications Act gives Ofcom legal powers and sets out the legal requirements for how electronic communications services should be regulated in the UK. It includes the conditions imposed by the European directives. The Government is currently reviewing our sector’s regulatory regime which will result in a new framework in 2015. The review is focusing on how growth and innovation can be encouraged and on removing unnecessary regulation and barriers to growth.

Business	19
Regulation

Ofcom

Ofcom is the independent regulator and competition authority for the whole UK communications market. Its main duties are:

•	to further the interests of citizens in relation to communications matters

•	to further the interests of consumers in relevant markets, where appropriate by promoting competition.

Ofcom sets out conditions under the Communications Act and directions under these conditions. Some conditions apply to all CPs. Others apply to certain individual providers Ofcom has decided are ‘universal service providers’ or have SMP in a particular market. Anyone can appeal against Ofcom’s regulatory decisions through a number of legal processes including the Competition Appeal Tribunal.

The general conditions that apply to all CPs are mainly about protecting consumer general access and interconnection, planning for emergencies, providing information to Ofcom, and telephone numbers.

We are the designated universal service provider for the UK (excluding the Hull area where KCOM Group is the designated provider) and so we have certain universal service obligations. This is an important responsibility that we take very seriously. Our primary obligation is to make sure that basic fixed-line services are available at an affordable price to all citizens and consumers in the UK. We are also required to provide public payphones.

The European directives require Ofcom to review relevant communications markets regularly, usually every three years, and to decide whether any CP has SMP in those markets. If Ofcom decides that a CP has SMP, it may impose appropriate controls, typically on the prices which the CP can charge. Where Ofcom decides a company has SMP it will also generally make sure that charges are reasonably based on costs plus an appropriate return on the capital invested.

Impact of Ofcom regulation

Around 90% of Openreach’s revenue comes from products that are regulated by Ofcom. The main exception is Ethernet services at speeds above 1Gbps. In addition, while fibre broadband is a regulated service, it is not subject to explicit price regulation by Ofcom, and is instead priced on a commercial basis in order to encourage investment.

There have been a number of regulatory decisions and outcomes of appeals in 2012 that will impact us in the future. In particular, the charge controls imposed on our WLR and LLU pricing, which we are appealing, have reduced the prices we can charge for these products with effect from April 2012. There are also ongoing disputes and appeals that could impact us.

During 2013 Ofcom is expected to carry out reviews of the business connectivity market (covering products such as Ethernet and leased lines) and the narrowband market (covering wholesale calls). Where we are found to have SMP Ofcom will carry out consultations on setting controls that could reduce or change the prices we charge for these products.

See the Ofcom website at www.ofcom.org.uk for further details on regulation

BT’s Undertakings

In response to Ofcom’s 2005 strategic review of telecommunications, we put forward some legally binding undertakings under the Enterprise Act 2002. These Undertakings (which included creating Openreach) came into force in September 2005. They set out to give clarity and certainty to the UK telecommunications industry about the way BT provides ‘upstream’ regulated products. This in turn supports effective and fair competition in related ‘downstream’ markets. Most of the commitments in the Undertakings have been delivered.

Our relationship with HM Government

We can be required by law to do certain things and provide certain services for the Government. For example, under the Communications Act, we (and others) can be required to make and implement plans to provide or restore services in connection with disasters. Under the Civil Contingencies Act 2004, the Government can also impose obligations on us (and others) at times of emergency and in connection with civil contingency planning. The Secretary of State can also require us to take certain actions in the interest of national security and international relations.

Overseas regulation

The degree of regulation in international markets varies widely and can hamper our ability to compete to a greater or lesser degree. We are pressing incumbent operators and their national regulatory authorities around the world for fairer, cost-related wholesale access to their networks. In particular, in the US we are trying to persuade the regulator to carry out a review of the US Business Access market to help us get fairer terms and lower prices from the incumbent operators for wholesale products in this important market.

20

“I work from home part of the week, so I can help take my young children to pre-school, and with super-fast broadband, I can work from home as effectively as just about anywhere in the world.”

Jonathan Davies

Director

Being the ‘Brand for Business’ for UK SMEs

1 million SMEs choose BT Business to provide them with the communications and IT products and services they need. From sole traders to medium-sized enterprises, BT will be there with the right solution, tailored to suit customers’ precise requirements.

One business that BT has helped is LinedUp, a creative digital studio based in Camborne, Cornwall, set up in 2010 by director Jonathan Davies.

Jonathan’s home is in St Agnes, one of the first pilot BT exchanges to offer super-fast broadband in Cornwall, and Jonathan was one of the very first to connect to fibre broadband. He says:

“The speeds are staggering and have helped my business to succeed. My business provides top quality interactive digital solutions and it is essential that I have a reliable and fast connection.

“The super-fast connection at home also helps me deliver a better service to my clients. For example, my eCommerce clients expect 24/7 support and with super-fast broadband at home it is straightforward to step in immediately if there’s an emergency out of hours.”

Strategy

In this section we explain our aim and the strategy we are following to achieve it. We set out the business model we use to put our strategy into action and outline the resources we use, the risks our business may face and what we do to mitigate these risks. We also explain how we measure our success in achieving our aim.

22	Chief Executive’s introduction

23	Our strategy
	23	Customer service delivery
	23	Cost transformation
	24	Investing for the future

24	Our business model

24	Our strategic priorities
	24	Driving broadband-based consumer services
	25	Being the ‘Brand for Business’ for UK SMEs
	25	BT Global Services – a global leader
	25	The wholesaler of choice
	26	The best network provider
	26	A responsible and sustainable business leader

28	How we measure our progress
	28	Adjusted earnings per share
	28	Adjusted free cash flow
	28	Customer service improvement

28	Our resources
	28	Brand and reputation
	28	People
	29	Networks and platforms
	30	Innovation
	31	Suppliers

32	Our risks
	32	Principal risks and uncertainties
	32	Risk management
	33	Risk management framework
	34	Our principal risks

22	Strategy

Chief Executive’s introduction

“In what remains a challenging environment we have delivered another year of growth in profits and free cash flow.”

In this year’s annual report we explain how we are building a better business and investing for the future. I’d like to highlight the areas where we have made good progress, and those where we know there is more to do.

In what remains a challenging environment we have delivered another year of growth in profits and free cash flow. While it is more difficult to grow revenue, we are making progress towards that goal.

We have now passed 10m homes and businesses with our fibre roll-out, many months ahead of schedule. It’s one of the biggest engineering projects the UK has ever seen with 3,000 full time BT engineers involved today. We’ve also recruited hundreds of former Armed Forces personnel to join a mobile team of engineers to help speed up the roll-out.

With further investment from BT, supplemented with funds from Government’s Broadband Delivery UK initiative, local government and other sources, we believe it is possible to provide fibre to around 90% of UK premises in five years’ time.

We remain the leading provider of broadband in the UK, with more than 6m customers. Our copper line base has seen the largest increase in many years as customers recognise the advantages of fixed-line broadband. Consumers are increasingly looking for competitively priced bundles of broadband services that combine telephony and TV. Our BT Vision service now has over 700,000 customers, up 23% on last year.

Increasingly people want to be connected when they’re on the move, and our UK customers can now use one of BT’s more than 4m wi-fi hotspots to access the internet when away from home.

At a time when many of our corporate customers are facing their own challenges, our investments internationally will help those seeking to expand in faster growing economies. We’ve increased BT’s presence in the Asia Pacific region and in Latin America; and we recently embarked on a series of initiatives in Turkey, the Middle East and Africa – aimed at doubling our business there. The total order intake for our global business was £6.7bn during the year with an over 60% increase in orders from these faster growing economies.

We aim to provide the best service in the market and our ‘right first time’ programme remains at the core of our service improvement programme. We continue to reduce complaints and improve service levels. However, we still have more to do and next year we aim to introduce a number of improvements that will cut fault rates, improve our customers’ experience when they call us, and provide our services more quickly.

In common with other European telecoms companies, we are experiencing both economic and regulatory headwinds. A number of regulatory rulings are expected to impact group revenue in the year ahead and it is clear that the economy across most of Europe will remain difficult.

That said, we remain committed to becoming a growing business. We expect to continue to deliver higher profits and cash flow while we invest in future growth. Good execution and a commitment to investing in our future remain at the core of what we will do. We are focused on building a better business for the long term.

Thank you for your support.

/s/ Ian Livingston

Ian Livingston

Chief Executive

9 May 2012

Strategy	23
Our strategy

Our aim and strategy

Our aim is to drive shareholder value by making BT a better business with a better future. We have made good progress towards this goal in 2012, despite the challenging conditions.

Our strategy

Our ambition remains to drive profitable revenue growth but the economic and regulatory headwinds we are facing will make this more challenging.

Our strategy focuses on three key areas:

•	customer service delivery

•	cost transformation

•	investing for the future.

These three areas, which we explain below, are the foundations for making BT a better business. They build on one another: the better we serve our customers and improve our processes, the less time and money we have to spend on putting things right. This is a major driver of our cost transformation and frees up resources for us to invest in providing products and services for the future.

By investing in our six strategic priorities, outlined below, we expect to grow the value of the business.

Customer service delivery

Customer service is core to our strategy and we always try to improve the experience we provide to our customers. In practice this means trying to do things ‘right first time’ – keeping our promises, being easy to contact and straightforward to deal with. It means keeping our customers informed and taking prompt action to put things right when they have a fault. To improve our customer experience further we also focus on reducing faults and removing the need for customers to call us.

‘Right first time’ is our key measure for customer service (see page 4). It measures how often we keep the promises we make to customers. As well as improving service, keeping more promises reduces work needed to put things right and so reduces our costs. In 2012 we achieved a 3.0% improvement in this measure, following a 3.0% improvement in 2011 and a 10.5% improvement in 2010. In addition we reduced faults handled and calls about problems by 6.2% in the year.

In the first half of the year the theft of copper cable grew significantly, increasing the number of faults suffered by customers. We have worked with the police, Government, media and other stakeholders to raise awareness of cable theft and to take action to reduce it. Cable theft declined in the later part of the year thanks to this collective effort, but more work is needed. We have invested in a number of innovations to help prevent cable theft and to catch the people who commit it.

This cable theft, together with increased repair work related to the demands for higher speed broadband and an increase in demand for new lines, led to a 19% increase in engineer visits. We recruited additional engineers and improved our efficiency resulting in a reduction in the level of repair work outstanding to, on average, only one and a half days’ activity. We have also improved our delivery performance for new copper lines. We worked with industry to establish a target lead-time of 14 days, and were performing consistently better than this by the end of the year.

We made progress in other areas. For example, in BT Retail we aim to deal with customer queries in one call, without the need for customers to call us back. We saw the number of queries dealt with in one contact increase by 20% in BT Consumer. As a result of our ‘right first time’ programme we reduced customer faults by 5% in BT Global Services. A variety of initiatives to improve reliability led to a 15% reduction in faults being handled by BT Wholesale.

We believe the changes we have made, and will make in the next financial year, will deliver significantly improved service levels for our customers.

Details of the performance on customer service delivery for each of our lines of business can be found in the Performance section on page

Cost transformation

We have been taking a phased approach to cost transformation. The first phase focuses on the efficiency of our expenditure in areas such as labour costs, consultancy spend and procurement from third parties. The second phase tackles ‘right first time’ process re-engineering and the reduction of overhead costs. The third phase looks at in-sourcing and output-based pricing. All these phases continue across the business with a particular focus on end-to-end process re-engineering to improve service and reduce costs still further.

Specific activities during the year have included reviewing the way that bundled orders flow through the organisation; the sales process for some of our more complex products; training and development of our people; and broadband faults. Cost transformation is as much about ‘cost avoidance’ as it is about reducing the unit cost of specific items or activities and the success that we have had in reducing broadband faults in the network has allowed us to offset some of the extra costs associated with the increase in copper line volumes.

Overall, we made good progress with our cost transformation activities during 2012. We reduced operating costs by £933m or 6%, with savings across all our main cost categories. This represents a cumulative reduction in operating costs of £2.9bn over the last three years.

All of our lines of business have contributed to the progress made on cost transformation. Our two internal service units, BTID and BTO, have delivered benefits to the customer-facing lines of business by targeting and driving lower delivery and operational costs. This has been achieved through vendor rationalisation and greater focus on automation of processes and operations. The emphasis has now moved to the rationalisation of our network and IT infrastructure and implementing a lean approach to our operations.

24	Strategy
Our strategy

In order to identify further cost reduction opportunities we regularly benchmark the cost of running our infrastructure compared with other large telecoms operators around the world. The fact that we have cut costs and improved service helps us to be much more competitive in the market place but we recognise that there are further opportunities and also lessons to be learned from beyond the telecoms sector.

Details of the contributions to our cost transformation made by our lines of business can be found in the Performance section on page

Investing for the future

Our industry has undergone radical change in recent years. Customers demand more from communications services and competition is increasing. By being more efficient in customer service delivery and transforming our cost base we can provide services on a more competitive basis and improve our cash generation, which in turn means we can invest in the future of the business and drive growth.

We are focusing our investments around three broad objectives across the business. These are to:

Defend and grow the value we add for our customers

As well as providing basic communications products, we have made investments so that we can provide higher value services. For example, super-fast fibre-based broadband for consumer and business customers in the UK, managed networked IT services for large corporate and public sector customers, and managed services for our wholesale customers. BT Global Services is adding further value by offering industry-specific solutions and expertise to customers. We have also made investments in customer service and billing and in our virtual data-centres.

Capture opportunities in converging markets

The way that customers buy our products and services is changing. Services which were once bought separately are increasingly bought together, in bundles. This convergence creates both threats and opportunities. We have been investing to broaden the range of services we provide to customers as we expand into converging markets. Examples include broadband and pay-TV in consumer markets and fixed and mobile services in SME markets.

Capture opportunities in international markets

We have continued to invest in high-growth regions where customers want to expand. We have strengthened our position by investing in assets, people and technology to serve multinational and large domestic customers on a global basis. For example, as our customers have expanded into Asia Pacific and Latin America, so we have grown our capability in these regions. We have new technology showcases in New Delhi and Shanghai and a new secure operations centre in Sydney. Network and customer service improvements have been achieved and we have hired new people in key markets. In February 2012 we announced plans to expand operations across Turkey, the Middle East and Africa.

Our business model

We believe that we have a sustainable business model. It is built on creating and delivering value for our customers. We are confident that the model supports our aim to grow the value of the business and our strategy for doing so by investing in and focusing on our six strategic priorities.

This confidence is based on the recognition that customers value our products and services, which are an integral part of modern life for both individuals and organisations. We can see an even greater role looking forward, driven by:

•	the fundamental need of individuals and organisations to communicate and interact

•	the wider availability of higher performance fixed networks

•	the wider availability of business-critical network-based IT services

•	the wider adoption of network-based IT services including cloud-based services

•	the superior cost and bandwidth performance of fixed networks over wireless networks

•	the increased desire of individuals and organisations to act sustainably.

Our business model is underpinned by strong market positions in combination with some market-leading assets and resources. This is a difficult combination for competitors to replicate, and we are confident that our business model is sustainable. That is why we continue to invest in the business, foster innovation, maintain a strong cost focus, drive to deliver superior customer service, and pursue paths to growth.

Our strategic priorities

In 2012 we made progress against our six strategic priorities although the challenges we faced during the year meant we performed better in some areas than others.

You can read more about the achievements of our lines of business in the Performance section on page

Driving broadband-based consumer services

Broadband connectivity is now available to 99% of UK premises and it has become central to people’s lives, so the core of our consumer strategy is based on building and maintaining a competitive, differentiated broadband offer for our customers. There are several elements to this:

•

offer competitively priced bundles of broadband services with telephony and TV – Competitively priced bundles drive both the acquisition of new customers and the retention of existing ones, slowing the rate of line losses to competitors. This also increases

Strategy	25
Our Strategic priorities

the number of products that customers buy from us, driving up consumer average revenue per user (ARPU)

•

maintain differentiation against competitors, and continue our dual-brand strategy with Plusnet – We include a range of features free with our BT Broadband services to differentiate us from other suppliers. The Plusnet brand addresses the cost-conscious consumer with a simple broadband offer

•

launch higher broadband speeds and create new services that exploit these speeds – Our BT Infinity service meets customers’ growing demand for improved speed performance. Our higher speeds set us apart from ISPs only offering DSL services, and allow us to compete more effectively against Virgin Media’s fastest cable speeds. Where fibre is not yet deployed, we have been migrating our retail broadband customers onto our next generation copper-based product

•

grow and enhance our TV services – Our TV service is differentiated from traditional pay-TV competitors as it is more oriented to video on-demand and catch-up TV, and is more interactive. We will improve our service adding a number of features over the coming years. In 2013 we plan to launch our YouView service, which combines free digital channels with free on-demand content from public service broadcasters delivered over broadband. We are also investing in multicast infrastructure to deliver additional channels over our IP network.

Being the ‘Brand for Business’ for UK SMEs

Our aim is to become the first choice for SMEs in all their fixed and mobile communications and IT needs.

In fixed communications for SMEs we face significant competition in a fragmented market but we believe we have many advantages including national coverage, a broad portfolio of products and services, and strong sales channels in all segments of the market. We are looking to improve the products and services we sell and how we sell them to protect and grow our market position.

We are also looking to improve the way we offer mobile services and are developing capabilities to combine fixed and mobile services as part of an integrated offer.

During the year we withdrew from selling IT hardware to other resellers and have focused on selling a combination of services and hardware to our end-customers.

We will focus in the future on services to support our customers as they move to new models for delivery of their IT, such as cloud computing. These will increasingly involve managed hosting of data and applications and greater integration between IT and communications services.

BT Global Services – a global leader

We are already a leader in the market for managed networked IT services. We have been recognised by Gartner, Inc., a leading information technology research and advisory company, as being in the leaders quadrant in their recent analysis of global network service providersa.

We believe we have four key differentiators which make us stand out in the marketplace:

•	global assets, people and technology

•	industry experience and solutions

•	innovation and new solutions, based on our strength in the UK

•	professional services people and capabilities in BT Advise.

Our strategy is to make use of these differentiators to create competitive advantage. We are investing globally to make improvements in the areas our customers tell us are important to them. For example, we improved sales coverage in the UK, invested in our network in key cities, built out propositions across the four industry sectors we target, hired professional services people across the world in key portfolio areas and invested in key growth geographies.

We will build our global reputation in managed networked IT services by:

•

expanding our global business by investing in high-growth regions such as Asia Pacific, Latin America and Turkey, the Middle East and Africa, recruiting more people and improving our portfolio and our network infrastructure

•	developing our relationships with our customers by building and enhancing industry-based solutions focusing on our four strategic industry sectors

•

innovating around our core portfolio of product families by investing in growth areas including MPLS, Ethernet, UCC, CRM, security, mobility and cloud services, as well as professional services capabilities

•	substantially improving customer experience by reducing the number of customer incidents, making our operations more efficient, and improving overall customer satisfaction with our service.

The wholesaler of choice

We aim to be the wholesaler of choice in the UK and in the international telecoms services market.

There are two dimensions to what we mean by ‘wholesaler of choice’. The first refers to our ambition of being the obvious choice for customers based on the products we sell and the quality of the service we deliver. The second dimension is that customers can choose to engage with us as a wholesale supplier in a number of ways, for example, through Openreach for access products, or through BT Wholesale for value-added products.

During the year Openreach saw growth in its copper base and the first LLU operators buying its fibre-based broadband service. BT Wholesale saw growth in the Wholesale Ethernet and IP Exchange markets but a decline in revenues associated with transit and wholesale broadband due to the migration to LLU.

Looking ahead to 2013, we expect a variety of issues, such as regulatory charge controls and other regulatory pressures to continue to have an effect on our wholesale business. We are working to identify growth opportunities that will help mitigate the impact.

[a]

Gartner, Inc. “Magic Quadrant for Global Network Service Providers”, 24 April 2012. Authors Neil Rickard ID Number G00226786. Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings. Gartner research publications consist of the opinions of Gartner’s research organisation and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

26	Strategy
Our Strategic priorities

Our future plans include:

•	creating opportunities for growth, by investing in fibre broadband, Ethernet and IP voice services and in our portfolio of managed service solutions

•	improving customer experience through continuing investment in fault prevention, automation and self-service tools

•	reducing our cost base significantly, while increasing the skills and productivity of our people.

The best network provider

We aim to be the best network provider in the UK by providing the right products to suit customers’ needs. We try to improve network reliability and make it easier for customers to do business with us.

UK access network

Our access network is a critical national asset and we take our guardianship seriously. Through it we play a major part in people’s lives both at home and at work, managing and investing in the infrastructure that delivers telephony and broadband services throughout the UK. We continue to invest in our copper network by upgrading its capacity and improving its efficiency.

We also continue to roll-out WBC, our next generation copper broadband product, offering speeds of up to 20Mbps downstream, and are on track to enable exchanges serving around 90% of UK premises during spring 2013.

UK fibre

One of the most important things we are doing is building a fibre broadband network throughout the UK. We are investing £2.5bn on a commercial basis to make fibre broadband available to around two-thirds of UK premises by the end of 2014. Looking beyond this, we believe that Broadband Delivery UK (BDUK) funds, together with funds from local government and other sources, as well as further private investment, could see around 90% of UK premises having access to fibre broadband in approximately the next five years. We have indicated that we would be willing to invest further funds of around £1bn should we win a sufficient share of the public funds being made available through competitive tenders to support fibre roll-out. We are competing for BDUK funds and have won the bid in Lancashire and are the preferred supplier for Rutland. We are also rolling out fibre in Cornwall and the Isles of Scilly and Northern Ireland, funded by public-private partnerships.

We believe fibre is our future, with customer demand for higher speeds being the driving force behind our fibre broadband deployment. Fibre broadband dramatically improves the online experience for customers, whether they are consumers or businesses. Consumers are able to watch HD movies on demand, download albums in seconds, enjoy online multiplayer gaming and catch up with friends and family with live video calls. The key factor, however, is the ability for everyone in the household to be able to participate in these activities online, all at the same time.

Fibre broadband also creates new ways of using the internet. For businesses, the additional bandwidth available – both upstream and downstream – enhances efficiency. For example, the faster upstream speeds allow businesses to increase flexible and remote working – saving money on office overheads and improving the work-life balance of employees. Businesses are also able to use high quality voice and video calls – helping them to reduce time and money spent on travel, while still gaining the benefit of direct customer contact. This also helps lower CO2 emissions.

In March 2012 we announced that we were upgrading the copper access network within our FTTC footprint by increasing the spectrum allocation at cabinets, so that the copper running from cabinets to the premises could support broadband speeds of up to 80Mbps downstream and up to 20Mbps upstream. Further advances are possible – for instance vectoring, which is an advanced technique to reduce the impact of noise on copper lines and increase available data speeds.

Our future plans include:

•	launching our commercial 330Mbps FTTP product

•	commercially launching FVA, which provides voice service over FTTP connections

•	making our FTTP service available in areas that are already served by FTTC, through the introduction of our ‘FTTP on demand’ service

•

establishing a pilot for our fibre-only exchange programme in Deddington, Oxfordshire. The pilot will provide CPs with the opportunity to build and test a suite of new products that will run over fibre alone and help the industry better understand the opportunities arising from a fibre-only world

•	delivering further improvements to network rationalisation, efficiency and reliability.

A responsible and sustainable business leader

Our aim is to create a better future for our business, its stakeholders and the environment by being a responsible and sustainable business leader. In 2012 contracts worth more than £2.7bn with large corporate and public sector customers requested information on our sustainability credentials, making sustainability a basic requirement of doing business. We use a materiality process to determine the social and environmental issues that are important to our stakeholders and relevant to our business.

We have seven corporate responsibility (CR) related key performance indicators (KPIs) that we use to measure our progress. We identify these with this symbol and provide information on how we have performed against these KPIs in the Performance section on page 48.

See our Better Future report for more information at www.bt.com/betterfuture

The Committee for Sustainable and Responsible Business oversees our corporate responsibility, environment and community activities, including charitable expenditure and the Better Future strategy for maximising our contribution to society.

You can read more in the Report of the Committee for Sustainable and Responsible Business on page

Strategy	27
Our strategic priorities

Creating a better future

Our Better Future strategy brings together everything we are doing to be a responsible and sustainable business leader. Examples of the ways we are creating a Better Future can be found throughout this annual report but everything we are doing supports our focus areas:

Better connected

We believe that the greatest impact we can have on society is by providing reliable and secure networks to allow the services needed for people and businesses to thrive. Getting this right is also essential for building trust in BT, which contributes to the value of our brand.

Access to fibre broadband

A recent independent report predicts that fibre broadband will result in significant economic benefits for the UK as a whole. Given our fibre roll-out, this makes us a key contributor to the economic health of the UK.

Increasing digital literacy

We also recognise our role in increasing digital literacy, which can help enrich the interactions between individuals, and give them access to essential services that are more frequently online. Some initiatives currently underway include Get IT Together, which aims to help people in the UK discover the digital world through the help of a friend or family member.

Better with less

We believe that we can be a force for ‘net good’ by helping individuals and businesses to live within the planet’s environmental constraints. We continually seek to minimise our own environmental footprint through efficient use of energy and natural resources. We can have a greater impact by helping customers reduce their environmental footprint through the use of our services.

Environmental management

Our Environmental Management System has been certified to the international standard ISO 14001 since 1999 in the UK. Our certification now covers our operations in Belgium, Ireland, Germany, Netherlands, Italy and Spain. ISO 14001 requires us to demonstrate compliance with environmental laws and regulations, effectively control environmental risks, and demonstrate continual improvement. We set improvement targets, and report annually on our progress.

Energy and carbon emissions

We are a large consumer of energy and in the UK we spent around £250m on energy in 2012. Electricity use, after purchase of low and zero carbon intensity electricity, makes up 70% of our direct carbon emissions.

Our strategy is to:

•	improve our energy efficiency

•	generate our own renewable electricity

•	purchase low and zero carbon intensity electricity.

Our energy efficiency programme is decoupling energy use from business growth.

Despite increased volumes we reduced our energy consumption by 3.3%, against our target 2% reduction from 2011. In 2012 we delivered energy saving programmes which will save £21.9m per year.

Engaging with suppliers to reduce emissions

We work closely with our suppliers to reduce their environmental impact.

We are pleased to have become the first company in the world to have product carbon footprints independently certified by the Carbon Trust to the new Greenhouse Gas Protocol Product Standard. The independent verification covers three of our most popular consumer products: the BT Home Hub, our wireless router; the BT Vision+ digital set-top box; and the BT Graphite 2500 DECT phone.

Better lives

Our people and technology are helping to build skills and increase efficiency for our charity and community partners, allowing them to concentrate on providing help and support to their communities. Our community investment activities provide a source of pride in the company, helping motivate and engage our people.

Our supply chain

We source skills, products and services from many countries, contributing to economies around the world. However, environmental and labour regulations may be poorly enforced in some countries and local standards are sometimes lower than we consider acceptable. We use an in-house team to check the ethical standards in our supply chain in order to manage any risks.

Supporting our customers

We have been providing assistance and services for older and disabled customers in the UK since 1984. We are committed to helping them make the most out of our products and services, and overcome communication challenges wherever possible. We have brought together our most helpful products and services in one place, the Including You website, along with the latest news, advice and information to make it easier to get the most from our products, including broadband.

For more information see www.bt.com/includingyou

Better business practices

We have a long track record of investing in our people and running our business with high ethical and supply chain standards.

28	Strategy
How we measure our progress

Running an ethical business

Operating ethically is not only the right thing to do, but is required by regulators and customers alike. To make sure that we are running our business to the high standards we expect of ourselves, we have a number of processes in place to make sure our people understand what is expected of them. We offer extensive training each year on our statement of business practice, which we revise regularly to make sure we meet the highest legally required standards in the countries in which we operate.

This is supported by a number of ethical policies, including Anti-Corruption and Bribery and Gifts and Hospitality. Our confidential hotline is now operational in 62 countries providing 96% coverage of our employee population.

People and engagement

Our people are crucially important for the delivery of our services and therefore our reputation and success. They are our public face and are the talent behind our innovation.

We know that engaged employees deliver better performance for the business. Because of this we have a number of initiatives in place to enhance their well being, and to make sure that work-life balance is maintained through flexible working practices.

Health and safety

Looking after the health, safety and well being of all our people is a major priority for us. We have comprehensive management systems to help make our workplaces as safe as possible.

How we measure our progress

We measure our progress by three performance indicators: adjusted earnings per share; adjusted free cash flow, and customer service improvement (see our key performance indicators on page 4).

Adjusted earnings per share

Adjusted earnings per share represents the adjusted profit after taxation for the year attributable to our shareholders divided by the weighted average number of shares in issue. As it excludes the impact of specific items it provides an important measure of our financial performance in a consistent manner.

For further details of adjusted earnings per share see page

Adjusted free cash flow

Free cash flow is an important measure of our financial performance and our progress against our strategic priorities. It represents the cash we generate from operations after capital expenditure and finance costs and reflects the cash available to invest in the business, repay debt, support the pension scheme and pay dividends. Our free cash flow measure changed from reported free cash flow to adjusted free cash flow in 2012 to align with management incentive arrangements as detailed on page 78. Adjusted free cash flow is before the cash impact of specific items.

For further details of adjusted free cash flow see page

Customer service improvement

Our strategy starts with customer service and we always try to improve the experience we provide to our customers. ‘Right first time’ is our key measure for customer service. It measures how often we keep the promises we make to our customers. As well as improving service, keeping more promises reduces the work needed to put things right and so reduces our cost.

For further details of customer service improvement see page

Our resources

Our resources are the things we need to deliver our strategy. Many of them are things that make us different and that set us aside from our competitors and give us an advantage in our markets. We deal with our resources in a responsible and sustainable manner.

Brand and reputation

The BT brand is an important business asset and a key resource. We know that it is effective in making sure our products and services are considered by customers of all types, in communicating our strengths, and in acting as a guide to our behaviours. We are consistently assessed as one of the world’s most valuable brands. For example, we ranked 86 in Brand Finance’s Global 500 of the world’s top brands in 2012.

People who buy things from us do not just choose us for the obvious benefits of our products and services. They are buying into a set of values, and a rich heritage. Despite the diversity of our markets, the brand associations are remarkably consistent – we are seen as relevant to people, and they trust and like us as a brand. In 2011 we began a two-year programme of renewing our trademark licences around the world to provide confidence that the value of our brand is adequately protected.

People

Our people are a key resource; we rely on them to deliver our strategy and we are proud of what they achieve for our business. At 31 March 2012 our people resources were equivalent to 89,015 full time employees of which 73,845 were based in the UK.

Working environment

It is important to match the resources available to our customers’ needs. To help achieve this we have people on many different types of working arrangements. These include part-time, term-time and job share. They help to match the flexibility required for the business with people’s own aspirations for a work-life balance.

We continue to support an inclusive working environment where people can develop their careers and expect to be treated fairly, regardless of their race, sex, religion/beliefs, disability, marital or civil partnership status, age, sexual orientation, or caring responsibilities. We also work with specialist agencies to enable the recruitment of people with disabilities and we run a retention service to ensure that people can stay with us even if their capabilities change.

Strategy	29
Our resources

As our business develops and grows, the skills that we need may change. We provide opportunities to re-skill and look for alternative roles for individuals whose skills or jobs are no longer required. Since we started these arrangements six years ago, over 19,000 people have successfully found alternative employment within BT with 4,100 of these during the last year. Our ability to help find alternative roles has been enhanced by an ongoing review of work that has previously been resourced externally and bringing this back into BT where appropriate. Over the past two years around 4,000 jobs have been insourced from suppliers and overseas.

Employee representation

We have a record of stable industrial relations and constructive relationships with the recognised unions in the UK and with works councils elsewhere in Europe. In the UK we recognise two main trade unions – the Communication Workers Union (CWU), which represents people in engineering, administrative and clerical positions, and Prospect, which represents managerial and professional employees. We deal with unions around the world and also operate a pan-European works council, the BT European Consultation Committee.

Pay and benefits

We expect our people to work hard and in return we reward them fairly. In 2012 we implemented a 3% pay increase in the UK as well as paying all team members a £250 bonus. For our engineers and support people this is an across-the-board arrangement and for our managers there is performance-related differentiation. The same principles of fair pay for the work done are similarly applied in all other countries in which we operate.

Our managers also receive bonuses linked to the success of the business and their personal contribution to it. Our most senior managers are also eligible for long-term incentives, but again, payment is related to business success measured by our corporate performance over a three-year period. Different arrangements apply to the most senior managers in Openreach but these are also entirely related to business performance.

We also provide savings-related share option plans in over 25 countries. Under the BT employee share investment plan, we let employees in the UK participate in a tax and national insurance-efficient share purchase scheme. We are pleased that more than 60% of our people participate in one or more of these share plans.

We also provide pension and retirement benefits for employees as well as statutory retirement arrangements.

For details of the largest of these plans, the BT Pension Scheme, a defined benefit plan in the UK, see page

Networks and platforms

Our infrastructure is made up of networks and platforms which in combination connect our customers and support the services they use. As such they are a vital resource and their reliability and security are critical to our customers and to delivering our strategy.

Networks

Our UK fixed-line communications network is one of our most valuable resources. Our super-fast fibre-based broadband network is key to our future and our competitive position in the UK. Around the world, our networks consist of assets that we own and those that are leased from suppliers to give us global reach.

We have established a global MPLS network which is designed to carry different types of network services over a common infrastructure. We offer two types of virtual private network (VPN) service: IPVPN and Ethernet VPN. These provide our customers with secure network capabilities in many countries across the world.

Our IPVPN service is available in 197 countries and territories and can be accessed through: global points of presence (GPoP) and direct leased lines in 118 countries; city fibre networks in 24 European cities and two Latin American cities; Ethernet access in 42 countries; DSL in 21 countries; network-to-network interfaces (NNI) in 31 countries; internet-based access in 178 countries, and satellite access in over 60 additional countries.

BT-owned physical GPoP are MPLS points of access which house an IP node. NNI are the interface between our network and the network of a third party. They allow us to use another provider’s network to extend our footprint in geographies where we have fewer of our own GPoP. Satellite links provides access to the BT network in remote locations, beyond the reach of traditional fixed-line solutions.

Our Ethernet VPN service is available in 28 countries using Ethernet access. This number is growing through the global expansion investments we have made over the past year.

Platforms

Our platforms are the processes and technology that deliver products and services over our networks. For example, the billing and payments platform comprises the systems and processes that calculate charges, produce bills and collect payments from our customers. The number of platforms we own has grown over time through a combination of acquisition, outsourcing contracts and technology upgrades. We continue to improve platforms by modernising and rationalising them, so reducing complexity while improving reliability, flexibility and cost.

We have reduced the number of IT applications by 11% over the year, which has helped BTID and BTO to underpin significant cost reduction.

30	Strategy
Our resources

Properties

At 31 March 2012 we occupied around 6,500 properties in the UK, and around 1,720 properties in the rest of the world. The majority of the UK properties are owned by – and leased from – Telereal Trillium, which is part of the William Pears Group. Of the UK portfolio, 90% of the properties are operational telephone exchanges which contain telecoms equipment and are required as part of our continuing activities. Our general purpose properties consist chiefly of offices, engineering depots and data centres. Outside the UK, 90% of the properties are operational sites housing data hosting and telecoms equipment. In 2012 we have continued our programme of property rationalisation, consolidating office space within the estate and disposing of redundant office and operational buildings through cost transformation programmes.

Innovation

Innovation has always been at the core of our business. Our global research and development activities are aligned with, and focused on, supporting our strategy.

Creating attractive and competitive propositions for customers is critical to our future. We access some of the best innovation from around the world through our open innovation model. Our teams work with customers, partners and universities in the US, Asia, Europe and the Middle East, exposing us to more than 500 new technologies, business propositions and market trends over the year. In 2012 we filed patent applications for 65 inventions. We routinely seek patent protection in different countries including the US and China, and we currently maintain a total worldwide portfolio of over 5,000 patents and applications.

In 2012 we invested £560m (2011: £684m) in global research and development to support our drive for innovation. The reduction in expenditure compared with 2011 has been delivered through better procurement, systems rationalisation, development efficiency improvements and platforms reaching maturity. Our global development centres, located in the UK, US and India, help us to draw together key and complementary skills and resources (both internal and third party) with the objective of increasing agility, efficiency and delivery of innovation into the market. We are actively looking to invest in establishing additional centres in new locations.

In 2012 we applied our research and development capability to a number of areas including:

•

increasing broadband coverage – we have been trialling innovative new technologies to test their suitability for providing service in hard to reach locations across the UK. For example, BT Wholesale trialled fixed-mobile 4G LTE in Cornwall and Openreach performed trials using TV white space radio technology to get better broadband to locations on the Isle of Bute

Strategy	31
Our resources

•	improving broadband speed – we worked on the network frequency plan change (described on page 26) and have been trialling 1Gbps FTTP broadband

•

improving customer service – we have been developing advanced network test capabilities to diagnose and solve the more complicated faults on our broadband network. We try to predict faults and fix them before they impact on customers

•	enhancing cyber security – to complement our security capabilities we have developed advanced tools which provide additional insight and analysis.

Suppliers

Suppliers play a key role in helping us deliver our products and services to customers and as such play an important role in helping us deliver our strategy. We work with around 18,200 suppliers, spending approximately £10.6bn per year with them, with the top 100 suppliers accounting for around 65% of this spend.

Our approach to procurement

Our supply chain is global. We source products and services from across the world and have a team of over 300 procurement professionals located across 27 countries.

We operate a strategic sourcing process for the vast majority of spend to derive maximum value and to meet our cost transformation goals, with vendor negotiations being a key driver of cost reductions. Against the backdrop of a difficult economic climate, our strategy has been to focus on the suppliers with the greatest spend together with innovative approaches to the market to achieve maximum business benefit. We are now planning to broaden this approach to include a larger proportion of our supply base, while at the same time exploring collaboration and consolidation options with our suppliers.

Supplier selection

Suppliers are selected using an established set of procurement principles which makes sure that we act in an ethically and commercially responsible way in our business dealings with them. It is important to us that we understand who we are doing business with and who is acting on our behalf.

Another important part of our supplier strategy is to ensure that the goods and services we buy are made, delivered and disposed of in a socially and environmentally-responsible manner. Sustainability factors such as energy usage, environmental impact, and labour standards are embedded in our procurement process, and influence supplier and product selection. We are also actively restructuring our base of suppliers and partners to improve geographic reach, and increase resourcing resilience by reducing ‘dependency’ on geographically concentrated suppliers.

Payment of suppliers

In normal circumstances our payment terms for contracted suppliers will be to pay each due, valid and undisputed invoice between 60 and 73 days from date of receipt from the supplier. There are variations to this policy. For example, there could be shorter timescales for some interconnect payments to other telecoms operators, low value spend, or where there are specific customer requirements. In 2012 the average number of days between the invoice date and the date of the payment run for the invoice was 61 days (2011: 64 days).

In the UK we provide access to a financing scheme which offers contracted suppliers the opportunity to obtain early payments for valid and undisputed invoices – this can be a particularly attractive option for SMEs. In addition, we subscribe to the Better Payment Practice Code.

Details of the Better Payment Practice Code can be found at www.payontime.co.uk

32	Strategy
Our risks

Our risks

In common with all businesses, we are affected by a number of risks and uncertainties which are influenced by both internal and external factors, some of which are not within our control. Many of our risks are similar to those of comparable companies in terms of scale and operation.

Principal risks and uncertainties

This section highlights principal risks and uncertainties affecting our business but it is not intended to be an extensive analysis of all risk and uncertainty affecting us. These risks have the potential to impact our business, revenue, profits, assets, liquidity and capital resources adversely. Our processes are designed to give reasonable, but cannot give absolute, assurance that the risks significant to us are identified and addressed. There may be risks which are unknown or which are presently judged not to be significant but later prove to be significant.

Uncertainty in global economic and credit market conditions remains a major challenge to businesses globally. This is particularly true in Europe where there are concerns over government debt levels and possible currency re-denomination risks. In common with many other businesses we remain conscious of the adverse impact that unfavourable economic and credit conditions may have on our business. This economic uncertainty manifests itself in several of the risks we face, and we focus our efforts on the management of those principal risks.

The principal risks we reported last year have evolved in nature, as has our response to them, and we explain these changes in our principal risks section below.

We also include comment on mitigation – that is, what we can do to reduce the likelihood or impact of the risk – that we apply to help us manage the risks. However, it is possible that not all mitigation will be successful.

The principal risks and uncertainties should be considered in conjunction with the risk management process, the forward-looking statements for this document and the cautionary statement regarding forward-looking statements.

Please see the cautionary statement regarding forward-looking statements on page

Risk management

It is our aim to manage risk so that we can successfully deliver our objectives, creating shareholder value while promoting the interests of our many stakeholders through the safeguarding of our assets and reputation.

We have in place group-wide risk management processes for the identification, evaluation, response and subsequent monitoring of risks which may significantly threaten the accomplishment of our objectives and long-term strategic aim.

Our four stage risk management process is summarised below:

During 2012 we introduced enhancements to our risk management process, including:

Risk reporting

Improving the way we report risks to senior management, by providing a clearer focus on the key areas of concern. This makes it easier for our managers to take account of risks in their decision making.

Risk evaluation

Enhancing our evaluation of risks, for example through consideration of when risks may materialise and when and how the impact may be felt. This helps us make informed decisions about how we will respond to the risks we face.

Risk training

Improving our risk training, such as through the development of new computer-based training modules. We see continued education and awareness as vital ingredients in developing and maintaining intelligent risk management in our business.

Strategy	33
Our risks

Risk management framework

Our risk management framework is explained below:

34	Strategy
Our risks

Our principal risks

Security and resilience

Our reputation for secure and resilient services relies on the quality, integrity and reliability of our global information systems, networks and infrastructure. The scale of our business and global nature of our operations means we are required to manage significant volumes of personal and commercially sensitive information which are stored and transmitted to meet our own business purposes and those of our customers. All of this needs to be safeguarded from potential exposure, loss or corruption.

Increasing dependence on voice and data transmission in a variety of forms is accompanied by high expectations about service continuity. In addition, concerns about interception, corruption and theft of information lead to requirements for stringent security measures, in an environment where attacks are becoming more frequent and sophisticated. Certain of our customers require specific, highly sophisticated security provisioning which we are contractually obliged to meet if we are to continue to be able to differentiate our offerings from those of our competitors.

Changes over the last year

Reports of and attention paid to computer hacking incidents have increased concerns about the likelihood of a cyber attack. Enhanced laptop encryption and significant improvements in the protection and segregation of credit card data are some measures which we have taken to manage this risk. We continue to evolve our strategy and capabilities to seek to protect our business against the threat of attacks. The increased threat we have faced in the UK from cable theft, together with actions we have taken in response, are set out in more detail on page 23.

Impact

Failure or interruption of data transfer could have a significant adverse effect on our business. A breach of our security and/or resilience affecting our own operations or those of our customers could lead to an extended interruption to network services and even affect national infrastructure. Such failure may lead to a loss of customer confidence, termination of contracts, loss of revenue, and reduced cash resources through penalties and unplanned costs of restoration and improvement. Additional reputational damage and financial loss may arise from a breach involving a legal failing such as breaching data protection requirements.

Risk mitigation

We operate well established policies addressing the security and resilience requirements of our operations, our own systems and systems operated by us for our customers. Compliance with these policies is routinely monitored. We apply stringent application and data encryption measures, deploy increasingly sophisticated anomaly and intrusion detection systems and utilise distributed and virtual data centre designs which provide much greater inherent resilience. We have a corporate resilience strategy that combines formal business continuity plans with well tested, rapid and flexible responses. These are designed to deal with catastrophic incidents including for example, major terrorist action, industrial action, cyber attacks or natural disasters.

Given our important role in the forthcoming London 2012 Olympic and Paralympic Games, safeguards and deterrent measures have been increased, and incident responses rehearsed, to increase the likelihood that any potential incidents can be contained and dealt with as quickly as possible.

Major contracts

We have a number of complex and high-value contracts with certain customers. The revenue arising from, and the profitability of, these contracts are subject to a number of factors including: variation in cost and achievement of cost reductions anticipated in the contract pricing, both in terms of scale and time; delays in delivery or achieving agreed milestones owing to factors either within or outside of our control; changes in customers’ requirements, budgets, strategies or businesses; the performance of our suppliers, and other factors. Any of these factors could make a contract less profitable or even loss making.

The degree of risk varies generally in proportion to the scope and life of the contract and is typically higher in the early transitional and transformational stages of the contract. Some customer contracts require investment in the early stages, which is expected to be recovered over the life of the contract. Major contracts often involve the implementation of new systems and communications networks, transformation of legacy networks and the development of new technologies. The recoverability of these upfront costs may be adversely impacted by delays or failure to meet milestones. Substantial performance risk exists in these contracts, and some or all elements of performance depend upon successful completion of the transition, development, transformation and deployment phases.

Changes over the last year

Global economic and credit market conditions, in Europe in particular, have put increased financial and operational pressures on our customers and have made the environment even more competitive. As we continue to expand into emerging markets, the landscape of our risks and opportunities naturally changes as we must deal with rapidly evolving geo-political risks and different trading environments and business practices. We are able to draw on our experience in managing these risks and will continue to apply the control framework and mitigation that is in place for our major contracts.

Impact

Failure to manage and meet our commitments under these contracts, as well as changes in customers’ requirements, budgets, strategies or businesses, may lead to a reduction in our expected future revenue, profitability and cash generation. We may lose revenue due to the merger or acquisition of customers, changes to customer strategy, business failure or contract termination. Failure to replace the revenue and earnings lost from such customers could lead to an overall reduction in revenue, profitability and cash flow.

Risk mitigation

We have in place business processes that support each stage of a major contract’s life cycle: bid; in-life; renewal, and termination. Our programme of in-life reviews has continued over the past year. It is designed to validate financial and non-financial controls over delivery of the contract. It incorporates tiered levels of defined review according to the scale and complexity of the contract. Controls are applied and regularly monitored across our major contracts. All our major contracts are subject to regular management review and many are subject to independent review (both internal and external) as part of that governance.

We have started rolling out new and revised risk training material with the objective of improving identification, evaluation and management of risk on our major contracts. Our independent review programme continues to help us identify lessons learned and to promote best practice through the business.

Strategy	35
Our risks

Pensions

We have a significant funding obligation in relation to our defined benefit pension schemes. Declining investment returns, longer life expectancy and regulatory changes may result in the cost of funding BT’s main defined benefit pension scheme, the BT Pension Scheme (BTPS), becoming a significant burden on our financial resources.

Changes over the last year

The triennial funding valuation of the BTPS at 30 June 2011 and associated recovery plan was agreed with the BTPS Trustee and certified by the Scheme Actuary in May 2012. Under this prudent funding valuation basis the deficit was £3.9bn and a recovery plan was agreed in order to return the BTPS to a fully funded position on an actuarial funding basis by 31 March 2021.

The valuation documentation will now be submitted to the Pensions Regulator. The final Court decision in the Crown Guarantee case, after any appeals, will give greater clarity as to the extent to which the liabilities of the BTPS are covered by a Crown Guarantee. This will inform the Pension Regulator’s next steps with regards to the valuation of the Scheme. Accordingly, as matters stand, it is uncertain as to when they will conclude their review.

Impact

An increase in the pension deficit and associated funding requirements would have a direct adverse impact on our future cash resources. Indirectly it may also have an adverse impact on our share price and credit rating. Any deterioration in the credit rating would increase our cost of borrowing and may limit the availability or flexibility of future funding thereby affecting our ability to invest, pay dividends or repay debt as it matures.

Risk mitigation

The investment performance and liability experience, as well as the associated risks and mitigation strategy, is regularly reviewed and monitored by both us and the BTPS Trustee. The BTPS has a well-diversified investment strategy, which reduces the risk of adverse movements in the value of individual asset classes and helps ensure that an efficient balance of risk and return is maintained.

The funding deficit was reduced by a lump sum payment of £2.0bn into the BTPS in March 2012, following a provisional agreement with the BTPS Trustee on the funding valuation at 30 June 2011. Completing the valuation in a timely manner has provided additional certainty for us and members of the BTPS on future payments to the BTPS.

Our financial strength and cash generation provide a level of protection that enables variations in the funding position of the BTPS to be managed without having a material impact on the ongoing performance of our business.

Growth in a competitive market

We operate in markets which are characterised by high levels of competition including: declining prices; technology substitution; market and service convergence; customer churn; declining rates of growth; emerging competitors, and regulatory intervention to promote competition. A significant proportion of our revenue and profit is generated in the UK telecoms markets which are experiencing limited revenue growth despite strong volume demands in many markets. Revenue from our calls and lines services to consumers and businesses has historically been in decline but new broadband and connectivity markets are showing continuing growing demand. Our ability to deliver profitable revenue growth in a responsible and sustainable manner depends on delivering on our strategic priorities (see page 24).

Changes over the last year

The level of risk facing our business due to competition has increased with new competitors emerging and our customers in the UK and globally facing uncertainty in the economic outlook. Regulatory changes which now allow competitors to deploy access fibre using our duct and poles have also contributed to the increased level of risk. The competitive challenges across our different markets continue to evolve. In a number of our markets we remain disadvantaged by imbalances in the competitive playing field. Some of our competitors benefit from a combination of limited regulation applied to their core business and extensive sector specific regulation being applied to our UK fixed-line business. Competition remains strong in the UK consumer fixed communications retail and wholesale markets. In managed networked IT services for multinational companies, competition is increasingly centred on value-added network IT services rather than network connectivity.

Impact

Failure to achieve profitable revenue growth from our strategic priorities may lead to a continued decline in revenue, erosion of our competitive position and might also lead to a reduction in profitability and cash flow in the future.

Risk mitigation

Against this competitive backdrop we remain focused on successfully defending our existing business and offering new services in converging markets. We continue to press for changes in regulation to level the playing field so that we can compete efficiently for the benefit of customers. We have a clearly defined strategy aimed at increasing shareholder value, as set out on pages 23 to 28. The delivery of our strategic priorities will help improve our revenue trends. Our strategic priorities are underpinned by our view of the markets in which we operate. We have a well-developed cost transformation programme in place which has achieved significant savings and helped maintain a competitive cost base.

We have taken action to make the management of this risk more integral to our business. These steps have built on our existing processes which are primarily focused on monitoring performance against business plans and allowing timely interventions where appropriate. Management incentives have been changed to ensure better alignment and growth in underlying revenue excluding transit now carries a 20% weighting as a performance measure in our incentive share awards (see page 80).

36	Strategy
Our risks

Communications industry regulation

Some of our activities continue to be subject to significant price and other regulatory controls which may affect our market share, competitive position, future profitability and cash. Many of our wholesale products in the UK are subject to significant regulatory controls. The controls regulate, among other things, the prices we can charge for many of our services and the extent to which we have to provide services to other CPs. In recent years the effect of these controls has required us to reduce our prices, although in some cases, prices have been allowed to increase in real terms.

Regulatory decisions in all jurisdictions in which we operate can directly impact our financial position. In the UK, Ofcom has powers to directly amend the prices we set and therefore the revenue we earn in certain markets. These can extend to requiring us to make retrospective repayments to other CPs for past overcharging and imposing fines for non-compliance with the regulatory rules (including competition law). Outside the UK, regulation defines where and how we are able to compete through general licensing requirements and defining the wholesale charges we pay for access.

Regulation usually operates within a clear legislative framework that is stable in the medium to long-term. Risks of negative regulatory decisions arise from within those frameworks. For instance, in the UK, risks can arise from periodic market reviews which may introduce tighter regulatory constraints, for example, from new charge controls, or from CPs raising disputes or complaints about our current or historical pricing. Risks also arise as legal challenges are brought by others against Ofcom decisions. Outside the UK, regulators can conduct investigations into our licensing requirements and whether the services we offer are compliant.

Changes over the last year

Over the last year, we have seen regulatory activity in a number of areas which are summarised in the Regulation section on page 18. A number of these rulings have resulted in a negative impact either through retrospective price reductions or on our future pricing.

Impact

In recent years changes in price controls have required us to reduce our prices and in some instances to make payments in respect of retrospective price adjustments. Additional or more substantial regulatory price reductions could constrain our revenue performance.

We may be required to provide new services to wholesale customers on a non-discriminatory basis, increasing our costs and increasing retail competition. Disputes may result either in reduced revenue or increased costs going forward. We may also be required to make retrospective payments to CPs if it is ruled that we have overcharged them. Appeals may change Ofcom’s decisions, which had originally been concluded in our favour.

Risk mitigation

We continuously monitor and review potential regulatory changes and disputes, and maintain a dialogue with regulators and other key influencers on critical issues. We use external advisors to advise and support our positions and thoroughly assess the potential for a legal challenge to any regulatory decisions.

Compliance in a global environment

The global nature of our operations means that we have to comply with a wide range of local and international legislative requirements. Our legal compliance obligations include antitrust and anti-corruption legislation, competition law, data privacy, trade sanctions, import and export controls, taxation and telecoms regulatory requirements.

Changes over the last year

Some of the countries where we operate have increased their enforcement of local laws and therefore the potential impact of failing to comply with local and international legislative requirements has increased significantly. The UK Bribery Act (which also has effect outside the UK) came into effect in July 2011, with penalties for non-compliant businesses through the introduction of a corporate offence of failing to have adequate procedures in place to prevent bribery.

Impact

Failure by our employees, suppliers or agents to comply with anti-bribery and corruption legislation (including the US Foreign Corrupt Practices Act and the UK Bribery Act), or any failure in our policies and procedures to monitor and prevent non-compliance, anywhere in the world, could result in substantial penalties, criminal prosecution and significant damage to our reputation.

More broadly, failure to comply with legal requirements can have a significant impact and lead to reputational and brand damage with investors, regulators and customers. This could in turn impact our future revenue streams, the extent of which would be dependent on the nature of the breach, the legislation concerned and any associated penalties.

Risk mitigation

We have in place a number of established controls to address risk in this area. These include a comprehensive ethics programme, The Way We Work (our statement of business practice), and anti-corruption and bribery policies. We also have policies covering gifts and hospitality, charitable donations and sponsorship, and agents.

We have a training programme for staff with a focus on roles such as procurement and sales.

We operate a governance structure with five regional governance committees focusing on the implementation of the programme. These regional committees cover the US and Canada, Asia Pacific, Latin America, EMEA, and the UK and Republic of Ireland.

A regular risk assessment is undertaken to ensure that the appropriate mitigation is in place and is regularly refreshed. We operate a confidential hotline where messages can be left in person, via voicemail or by anonymous email. We run regular checks on our business using Internal Audit teams as well as external providers. We review our business operations to ensure that our policies have been complied with.

Strategy	37
Our risks

Supply chain

We are dependent on our supply chain for the delivery of goods and services on time, to cost and to specification. Failure of any of our critical suppliers to meet agreed requirements could adversely impact our customer service, product launches, updates to business critical systems, revenue or cost reduction plans.

We are committed to ensuring that all dealings with suppliers, from selection and consultation to contracting and payment are conducted in accordance with our trading and ethical policies. See Suppliers in Our resources section on page 31.

Our supply chain is global and we aim to harness the capability, diversity and innovation of our supply market to add value to our business and customers. Many suppliers are being impacted by the economic downturn and the challenges of globalisation. This is introducing further risk in our supply chain which includes, but is not limited to: increase in supplier insolvency; lack of supplier resilience following a natural disaster; lack of compliance with anti corruption and bribery legislation; corporate social responsibility risks in our extended supply chain, and security risks relating to data protection.

Changes over the last year

Over the last year we have seen the impact of a number of natural disasters including the Japanese earthquake and floods in Thailand. Both, to some extent, have had an impact on the supply of components used in the manufacture of our products although the impact on us was minimised through robust supplier business continuity plans. The current global economic and credit market conditions, particularly in Europe, mean an increased risk of suppliers failing.

Impact

Our suppliers could be adversely affected by continuing uncertain economic conditions which in turn could impact their ability to meet their obligations to us or, in the extreme, cause them to fail. If we are unable to contract with an alternative supplier our customer commitments could also be compromised leading to contractual breach, loss of revenue, penalties or increased costs. A failure in our supply chain to meet legal obligations or ethical expectations could adversely impact our reputation or possibly lead to censure, legal action and financial loss.

Risk mitigation

We continue to mitigate risks in this area through a number of measures including: globally coordinated vendor management programmes; rigorous bid controls; supplier risk assessments including focus on our most critical suppliers; our Procurement Academy Programme; anti-corruption and bribery awareness training, and corporate responsibility and compliance health checks. We work with our suppliers to ensure that the goods and services that we buy are made, delivered and disposed of in a socially and environmentally responsible manner.

Our sourcing strategies consider a wide range of potential risks. Our plans are aimed at mitigating against, for example, the impact of potential natural disasters or the current global economic conditions on our suppliers. We thereby seek to minimise the risk of not being able to meet our customer and legal commitments or comply with our ethical policies. This helps to minimise our exposure to loss of revenue, financial penalty and any adverse impact on our brand and reputation.

38

“Only two or three companies in the world can do what BT does today for customers. BT has proven itself to be the ideal partner for us as it combines market-leading expertise in our sector needs with unique breadth and depth of network capabilities all around the world.”

Thiyagarajah Rajah

Chief Information Officer, CLSA Asia-Pacific Markets

BT Global Services – a global leader

CLSA Asia-Pacific Markets is Asia’s leading independent brokerage and investment group. It chose BT to provide a fully managed voice, data, and trading systems solution across 14 countries in the Asia Pacific region, the UK, and the US.

Under the seven-year agreement, BT is helping CLSA to flex its communication and IT requirements by implementing an innovative, global utility-based pricing model for BT’s networked IT services and the deployment of BT Unified Trading for trading communications.

Performance

In this section we discuss the operating and financial performance of our customer-facing lines of business and the financial performance of the group.

We measure performance of our customer-facing lines of business on an ‘adjusted’ basis, being revenue, EBITDA, operating profit and operating cash flow; all of which are before specific items which are not allocated to the customer-facing lines of business.

A definition of specific items is set out on page 166. Specific items for 2012, 2011 and 2010 are disclosed in note 9 to the consolidated financial statements. A reconciliation of adjusted EBITDA to group operating profit by the customer-facing lines of business, and for the group, is provided in Segment information, note 4 to the consolidated financial statements.

We explain our financial performance using measures that are not defined under IFRS and are therefore termed non-GAAP measures. The non-GAAP measures we use are underlying revenue excluding transit, adjusted and reported EBITDA, normalised, adjusted and reported free cash flow and net debt. Each of these measures is discussed in more detail on pages 166 to 169.

40	Group Finance Director’s introduction

41	Line of business performance
	41	BT Global Services
	43	BT Retail
	45	BT Wholesale
	46	Openreach

48	Our responsible and sustainable business performance

50	Group financial performance
	50	Group results
	51	Income statement
	53	Cash flow and net debt
	56	Taxation
	57	Capital expenditure
	57	Balance sheet
	58	Pensions
	59	Other information

40	Performance

Group Finance Director’s introduction

2012 performance

We have delivered financial results for the year in line with or ahead of our targets.

Underlying revenue excluding transit declined by 1.9%, within our target range, an improvement compared with the 3.0% decline in 2011.

We reduced our operating costs by £0.9bn or 6%. While some of the reduction reflected lower transit related costs, the majority reflects the continued progress we have made in transforming our cost base. Over the last three years we have reduced our operating costs by £2.9bn. Including capital expenditure, the overall reduction is £3.4bn. Given the scale of the savings achieved to date, it will be challenging to keep up the same pace going forward. However, through continued forensic analysis of our cost base, we still see plenty of opportunities in the coming years. Cost transformation is about improving efficiency and reducing the cost of failure. This in turn improves customer service and allows us to free up resources to invest in the business.

Adjusted EBITDA grew by 3% to £6.1bn and we achieved our 2013 target to be above £6.0bn a year early. Over the last three years we have increased our adjusted EBITDA by 16%.

We generated adjusted free cash flow of £2.5bn in the year, up 13%, which was well above our target of more than £2.2bn. This strong performance was after investing £2.6bn in capital expenditure. In the last three years we have more than tripled our adjusted free cash flow, generating £6.9bn and have reduced our net debt by £1.3bn. This strong financial performance allowed us to make a £2.0bn lump sum pension deficit payment on agreeing the 2011 funding valuation.

Outlook

Our objective remains to drive profitable revenue growth. While economic and regulatory headwinds will make revenue growth in 2013 more challenging than originally envisaged, we expect underlying revenue excluding transit to show an improving trend in 2013 and 2014. We expect a decline of around £200m–£300m in transit revenue in 2013.

We expect to make further progress in transforming our cost base which will drive growth in adjusted EBITDA in 2013 and 2014.

As the tax credit in relation to the £2.0bn lump sum pension deficit payment will distort our cash flow in 2013, we are now giving our free cash flow outlook excluding the tax benefit

“We have delivered results in line with or ahead of our targets.”

of pension deficit payments. On this normalised basis, free cash flow amounted to £2.3bn in 2012 and is expected to be broadly flat in 2013 and above £2.4bn in 2014. We intend to continue our policy of reducing net debt and are targeting a BBB+ credit rating over the medium term.

We expect BT Global Services to deliver solid EBITDA growth in 2013 as we intensify our efforts to improve the efficiency of its operations and reduce its cost base. Its operating cash flow is expected to be lower in 2013 due to phasing of working capital before returning to growth in 2014.

As a result of our confidence in our ability to grow free cash flow, we intend to increase the dividend per share by 10%–15% per year for the next three years. We also intend to spend around £300m on a share buyback programme in 2013 which will counteract the dilutive effect of all-employee share option plans maturing in 2013 and add to shareholder returns.

/s/ Tony Chanmugam

Tony Chanmugam

Group Finance Director

9 May 2012

Performance	41

Line of business performance

We have made progress during the year, both on an operational basis with some improved measures, and financially. However, the economic climate has been challenging.

BT Global Services

In 2012 we further consolidated our position as a global leader in managed networked IT services. We have focused on improving our performance and serving our customers better. We continued to sign contracts with large corporate and public sector customers and to make investments to extend our global capabilities and have further reduced our cost base.

Operating performance

Investing for the future

We continued to invest in high-growth regions where our customers want to expand. The investments we announced last year in Asia Pacific are progressing well with new technology showcases in New Delhi and Shanghai, a new secure operations centre in Sydney, a range of product refreshes and launches, and the hiring of around 200 professionals across the region in the key customer markets of Australia, China, Hong Kong, India, Japan and Singapore. As a result our Asia Pacific order pipeline has grown and we are converting it into orders.

In October 2011 we announced a series of investments in Latin America. Through recruiting around 200 new staff, increasing our professional services capabilities, opening new centres of excellence and implementing a wide range of network and customer service improvements, we aim to better support global customers investing in Latin America and help large Latin American companies expand globally. In February 2012 we also announced a series of investments in Turkey, the Middle East and Africa. Global companies investing in the region, as well as local companies expanding further afield, will gain access to a broader portfolio of services and will be supported by around 150 additional highly qualified staff, including professional services specialists. Across these three regions revenue increased by

16% in 2012. We expect to increase our revenue by around £500m in these regions over the medium term.

Cost transformation

We have continued to improve the efficiency of our operations helping to deliver a 4% reduction in net operating costs (2011: 7% reduction). We achieved this through:

•	increasing our use of shared service centres for contract delivery

•	working with our external suppliers to improve contract terms

•	rationalising our network assets and our operations

•	removing redundant third party circuits from our inventory

•	improving our billing operations and promoting e-billing

•	rationalising our property portfolio and associated infrastructure.

Products and services

In September 2011 we introduced new names for our products and services to improve the way we sell to our customers. These new names make it easier for customers to understand our portfolio and for our sales community to sell it. They also help to differentiate us from competitors by making our products more recognisable. See page 16 for more details on our new products and services categories.

In December 2011 we announced the formation of BT Advise, which brings together the BT Global Services experts who deliver consulting, systems integration and managed services around the world under one team. Customers will benefit from engaging with a team made up of 4,500 highly skilled professionals who apply industry-leading processes and methodologies.

We have also invested in growth areas including MPLS, Ethernet, UCC, CRM, security, mobility and cloud services. We also continue to invest in industry-specific products and services such as our BT Unified Trading voice service which we launched in 12 global financial centres.

Contracts

Our investment to support our customers and improve our services has resulted in contract wins around the world with an order intake of £6.7bn in 2012, a reduction of 8% which is more than accounted for by the lower level of contract renewals in the year. We are seeing the benefits from our investments in Asia Pacific, Latin America and Turkey, the Middle East and Africa where the combined order intake was up over 60% on last year.

42	Performance
Line of business performance

Contracts signed in 2012 included:

Customer	Contract
European Parliament	Two framework contracts covering a wide range of networked IT services, including the supply of network equipment and applications
NATO	A contract with NATO’s Consultation, Command and Control Agency (NC3A), to provide a communications network connecting more than 70 locations spread across the NATO nations and the Balkans
Lancashire County Council	A contract to deliver ICT for the County Council and schools as well as the back-office services for human resources, payroll, the customer service centre and procurement
Anglo American	A global managed networked IT services contract covering all Anglo American’s networking requirements at several hundred locations around the world
Bristol-Myers Squibb	A contract extension for global network services including wide area and local area networks, as well as remote access, voice, and telephony infrastructure
The Brazilian Post Office and Telegraph Company (Correios)	A contract to connect more than 7,000 sites, including corporate, regional and local offices all over the country
CLSA Asia Pacific Markets	A contract for a managed voice, data and trading systems solution across 14 countries in the Asia Pacific region, the UK and the US
Serco Australia	A contract to install and manage communications infrastructure and run a range of IT services for the new Fiona Stanley hospital in Western Australia

During 2012 we continued to execute on our largest customer contracts.

London 2012 Olympic and Paralympic Games

BT is delivering a single communications network across 94 locations (including 34 competition venues). Every official photograph and sports report and millions of calls, emails, texts and tweets will be carried over BT’s communications network. We are carrying all the broadcast pictures for every sporting moment outside the Olympic Park. BT is providing 80,000 connections, 16,500 fixed telephone lines, 14,000 mobile SIM cards, 10,000 cable TV outlets, 5,500km of internal cabling and 1,800 wireless access points. The London 2012 Delivery Programme team has hit key milestones by successfully completing the installation of FTTP in the athletes’ village on schedule. This will serve 2,818 flats, providing the athletes and coaches staying here with free BT Infinity super-fast broadband throughout the Olympic and Paralympic Games. The London 2012 Delivery team has also finalised the design for the Games-time website ahead of schedule. This is expected to be visited by over a billion people during Games-time, with over 200 million unique visitors.

NHS contracts

2012 was our busiest year ever in the delivery of our large NHS contracts and communications services. We rolled out four additional electronic patient record systems to major hospitals in London and the South of England. Around 220,000 NHS staff now use our clinical information systems in more than 80 NHS organisations. We also doubled the capacity of the internet gateway for N3, the secure national broadband network we have built and manage for the NHS, providing faster internet access for healthcare staff. On the Spine, the secure database and messaging service BT has also developed, more than 30m ‘Choose and Book’ appointments have been made since the service was launched, with 39,000 being made on average each working day.

 Customer service delivery

We focused our efforts on improving customer satisfaction across a wide range of metrics and made improvements in many areas. Through our ‘right first time’ programme we reduced customer faults by 5% and improved the way we handle calls from customers. We take feedback from our customers in many ways: through customer surveys; through our global account management teams, and through customer events where we discuss our strategy and their experience of working with us. That feedback helps us identify opportunities to improve overall customer satisfaction with our services.

Financial performance

	2012		2011[a]		2010[a]
Year ended 31 March	£m		£m		£m
Revenue	7,809		8,059		8,522

Underlying revenue excluding transit	(1%	)	(4%	)	–

Net operating costs	7,182		7,466		8,065
EBITDA	627		593		457

Depreciation and amortisation	712		734		815
Operating loss	(85)		(141)		(358)
Capital expenditure	560		498		599

Operating cash flow	183		119		(482)

aRestated. See page 111.

In 2012 underlying revenue excluding transit decreased by 1% (2011: 4% decrease) partly reflecting the challenging environment in certain markets. Revenue decreased by 3% (2011: 5% decrease) including a £168m decline in transit revenue, a £55m impact from disposals and a £21m favourable impact from foreign exchange movements.

Revenue from networked IT services decreased by 1% (2011: broadly flat) mainly due to the impact of disposals. Calls and lines revenue decreased by 9% (2011: 14% decrease) reflecting the continued trend of customers migrating to alternative IP-based services, however the rate of decline has slowed. Transit revenue decreased by 27% (2011: 20% decrease) largely due to the impact of mobile termination rate reductions in Europe.

Net operating costs decreased by 4% (2011: 7% decrease) or by 1% (2011: 6%) excluding transit costs, disposals and foreign exchange movements. This reflects the continued progress from our cost saving initiatives as set out above.

Performance	43
Line of business performance

EBITDA increased by 6% (2011: 30%). Excluding disposals and foreign exchange movements EBITDA increased by 7% reflecting the impact of cost saving initiatives and improved operational performance. Depreciation and amortisation decreased by 3% (2011: 10% decrease) as a result of lower overall capital expenditure over the prior two financial years. This contributed to an operating loss of £85m, an improvement compared with the losses of £141m and £358m in 2011 and 2010, respectively.

Capital expenditure increased by 12% (2011: 17% decrease) due to customer contract commitments, additional expenditure to support the delivery of new contracts in EMEA and Latin America, as well as continued network investment.

Operating cash was an inflow of £183m (2011: £119m inflow). This was slightly below our target of around £200m for the year.

BT Retail

Despite the challenge of highly competitive markets, we have increased our profits for seven consecutive years. We have grown our broadband and TV services and reduced line losses, while improving efficiency and reducing customer complaints. However, the economy has affected the SME market in particular. We remain focused on reducing costs and have consistently delivered reductions in our cost base by simplifying, standardising and automating processes.

Operating performance

BT Consumer

In response to changing customer demand and strong competition over the past year we have focused our marketing and retention activities predominantly on ‘dual play’ bundled offers of calls and broadband, and ‘triple play’ bundles of calls, broadband and TV. We have improved the flexibility of our bundles by introducing a wider range of options for voice calling plans, broadband speeds and usage limits and TV content.

More than 60% of our retail broadband customer base now has a bundle of services and around 98% of new broadband orders are for bundled products. The increasing popularity of bundles has contributed to increased consumer ARPU which was £343 in the fourth quarter of 2012 as consumers take more products from us.

Active consumer line loss was down 30% on last year. This has been achieved through a combination of competitive bundled offers and effective marketing and retention campaigns. Year-on-year line churn has reduced with customers on bundles having lower churn than those with calls only. Growth in call packages with inclusive unlimited calls has slowed the decline in call minutes per line.

In the broadband market, we added 589,000 retail broadband customers in the year, representing 54% of the broadband net additions of 1,083,000 and taking our retail customer base to around 6.3m, up 10%.

44	Performance
Line of business performance

Take-up of our super-fast broadband product, BT Infinity, has accelerated and we now have over 550,000 customers. In November 2011 we launched our fastest ever broadband service, a FTTP BT Infinity service which supports downstream speeds of up to 100Mbps. In April 2012 we launched FTTC BT Infinity with up to 80Mbps downstream and up to 20Mbps upstream.

Plusnet, our brand for cost-conscious customers, performed well during 2012 and made a good contribution to our broadband performance, representing around 15% of total retail net additions. Take-up of the Plusnet fibre broadband service, which we launched at the start of 2012, was also encouraging.

Our pay-TV service, BT Vision, had over 700,000 customers at 31 March 2012, up 23% over the prior year. We are seeing the benefit of improvements we have made to our service during the year. In July we launched a new BT Vision Essential package giving customers unlimited access to BBC iPlayer and seven-day catch-up TV and the flexibility to pay for all other on-demand content only when they view it. In June we launched BBC iPlayer nationally after trialling it in 2011, and this has significantly increased subscription views of on-demand content. In February we selectively launched our next generation BT Vision service (Vision 2.0), which offers improved browsing and navigation capabilities, and has a sophisticated recommendations engine to make viewing suggestions to customers. In March 2012 BT Vision won the IP&TV Industry Award in the Best Service Growth Achievement category. This is awarded for significant growth in the number of subscribers to an IP-enabled TV service.

BT Business

Our calls and lines business was impacted by the continuing decline in the fixed telephony market. However, we slowed the rate of line losses in 2012 through improved marketing and retention activities, with net losses down 14%, the lowest for four years. Call volumes continued to decline, but call usage per customer has stabilised.

Broadband performed well, and in particular we saw an acceleration in sales of our BT Infinity FTTC product. We improved our bundles of voice, broadband and mobile, which positively impacted our broadband performance. In November 2011 we won the award from IT Magazine V3 for best business broadband internet service provider.

BT Ireland

Despite a challenging economy in 2012 we achieved some important contract wins and extensions. In Northern Ireland these included the Police Service of Northern Ireland, the Department of Finance and Personnel, and Randox Laboratories. In the Republic of Ireland wins included the Department of Social Protection and FBD Insurance.

In Northern Ireland more than 750,000 premises have now been passed by FTTC resulting in coverage of 89%, which makes it one of the most fibre-connected regions anywhere in Europe. We saw a significant uplift in BT Infinity sales in Northern Ireland, as well as line loss reductions and a fall in broadband churn. Our fibre-based ‘Total Transmission’ network went live in the Republic of Ireland in October 2011 and we are progressively extending it to further sites. This network upgrade increases the capacity of our network, lowers the cost of bandwidth, brings our network closer to businesses and enhances our Ethernet and IP capabilities to offer new services.

BT Enterprises

Our BT Enterprises portfolio of businesses delivered a good overall performance, despite challenging market conditions and migration to new technologies. We achieved significant customer wins and introduced product enhancements to improve our competitive position.

In BT Conferencing we increased the volume of external audio conferencing minutes by around 20% in the year and had some significant wins including DHL, Syngenta, and a contract extension with the NHS. We launched BT Engage Meeting Mobile, an application for iPhone, iPad, and Android devices and enhanced our cloud-based video conferencing solution.

In BT Directories we increased our share of directory enquiry calls to 118500 following successful TV advertising campaigns. We also launched our new BT Marketing Solutions website which combines all of our online and print portfolio in one place.

In BT Expedite & Fresca we launched a hosted EPOS solution and delivered the industry’s first iPad-enabled POS system, winning ‘Technology Initiative of the Year’ for our client, Oasis Fashions. We had some significant wins including the renewal of a five-year e-commerce contract with Aurora Fashions and a contract with WH Smith to provide a self-checkout solution.

In BT Redcare we saw a large increase in sales of mobile SIM-based fire and intruder products following significant enhancements to these products incorporating mobile roaming and secure remote upload and download of software.

In BT Payphones we removed around 330 payphones as part of our programme to remove unprofitable payphones while still meeting our universal service obligations.

In BT Wi-fi we increased the volume of wi-fi minutes by 43% in the year. We won a contract with Hilton Hotels to provide wi-fi in 17,000 rooms, and other significant wins included Heineken Pubs and John Lewis.

Performance	45
Line of business performance

 Customer service delivery

In our consumer customer service organisation we have focused on making it easier for our customers to contact and get help from us. The percentage of customers rating interactions with us as extremely easy or very easy has grown by eight percentage points during the year for our voice channels. In March 2012 our BT Care team won the UK Customer Satisfaction Award from the Institute of Customer Service for best use of social media and communication strategy. Over 60% of our service interactions are now self-serve via our website and automated telephone systems. Calls to our call centres have fallen by 13% and complaints have fallen 16%.

We continue to keep track of our performance in key areas that are important to customers, such as our success at resolving queries in one contact. In 2012 we improved our performance on this measure for consumers by a further eight percentage points.

In our business customer service organisation we focused on ‘One Contact Resolution’ (OCR) aiming to resolve customers’ issues in just one contact. We have reduced repeat service calls overall by 12%, with the best improvement in our broadband technical helpdesk organisation, for which repeat calls were down 17%. OCR for repair of lines also improved by 14 percentage points in the year. Complaints have significantly reduced, and were down by 20%.

Financial performance

	2012	2011[a]	2010[a]
Year ended 31 March	£m	£m	£m
Revenue	7,393	7,700	8,078

Net operating costs	5,563	5,916	6,301

EBITDA	1,830	1,784	1,777

Depreciation and amortisation	410	443	459
Operating profit	1,420	1,341	1,318
Capital expenditure	434	434	417
Operating cash flow	1,362	1,382	1,566

a Restated. See page 111.

In 2012 revenue decreased by 4% (2011: 5% decrease) as increased consumer ARPU was offset by lower calls and lines revenue and lower IT hardware sales in BT Business.

BT Consumer revenue declined by 5% (2011: 6% decline). The reduced rate of decline was driven by growth in our broadband base, particularly BT Infinity, and in BT Vision, which contributed to an increase in consumer ARPU.

BT Business revenue declined by 5% (2011: 1% decline), impacted by lower IT hardware sales reflecting market conditions and our decision during 2012 to move away from low-margin IT hardware trade sales. Business line loss was at its lowest level for four years.

BT Ireland revenue was broadly flat (2011: 3% decline) excluding the impact of foreign exchange movements, benefiting from a number of significant contract wins despite the challenging economic environment.

BT Enterprises revenue increased by 1% (2011: 2% decline) excluding the impact of foreign exchange movements. BT Conferencing revenue increased due to growth in conferencing minutes and BT Expedite & Fresca increased sales to retailers. These increases were partially offset by revenue declines in BT Payphones, BT Redcare and BT Directories.

Net operating costs decreased by 6% (2011: 6% decrease) reflecting our cost transformation initiatives.

EBITDA increased by 3% (2011: broadly flat) and with depreciation and amortisation decreasing by 7% (2011: 3% decrease) due to the lower level of capital expenditure in recent years, operating profit increased by 6% (2011: 2% increase).

Capital expenditure was flat (2011: 4% increase). Operating cash flow decreased by 1% (2011: 12% decrease).

BT Wholesale

2012 was a challenging year as we continued our transformation from a traditional product-based wholesale business to one focused on managed IP services, entering adjacent markets such as IP voice services as well as delivering long-term managed services to our wholesale customers.

Operating performance

Investing for the future

We now have more than 60 CPs taking our WBC fibre broadband service. Our MEAS service is now available at more than 13,000 mobile base station sites, an increase of around 3,800 in the year, reinforcing our market-leading position.

Since its launch in 2011 our global IP Exchange platform continues to grow rapidly and now has over 200 CP customers. IP voice minutes have increased by around 80% in the year.

Cost transformation

Net operating costs reduced by 6% (2011: 5% reduction) but increased by 3% (2011: 3% reduction) excluding transit costs. Reductions in total labour costs and discretionary expenditure were offset by the impact of changes in the product mix and network migration costs.

46	Performance
Line of business performance

Contracts

During 2012 we signed contracts with a total order value of around £750m. This was lower than 2011 partly due to several significant wins in that year and the lengthening of sales lead times for new contracts as customers delay making long-term strategic decisions. Contracts won in 2012 included:

Customer	Contract
Colt Group	Framework agreement to resell our worldwide media network capability
Virgin Media	Extension of MNS voice contract for a further three years
Sky	Renewal of outside broadcasting contract for the next six years

Customer service delivery

A variety of initiatives to improve reliability led to a 15% reduction in faults being handled by us. During 2012 we increased our e-chat service and we now handle 85% of customer enquiries on-line. This reduces waiting time and improves handling times for our customers.

Financial performance

	2012		2011[a]	2010[a]
Year ended 31 March	£m		£m	£m
Revenue	3,923		4,201	4,583

Underlying revenue excluding transit	(2%	)	(3%)	–

Net operating costs	2,715		2,885	3,230
EBITDA	1,208		1,316	1,353

Depreciation and amortisation	604		619	680
Operating profit	604		697	673
Capital expenditure	336		329	325

Operating cash flow	800		911	917

a Restated. See page 111.

In 2012 underlying revenue excluding transit declined by 2% (2011: 3% decline), primarily due to the ongoing migration of broadband lines to LLU and the transition to IP-based services such as Ethernet and IP Exchange. These new IP-based services grew significantly in 2012 but not enough to offset the decline in our traditional services. Revenue declined by 7% mainly due to a £224m (2011: £81m) reduction in transit revenue driven by mobile termination rate reductions of £213m. In 2011 revenue declined by 8%, or by 4% after reflecting changes in the internal trading model in 2011. The majority of our largest customers by revenue have signed long-term contracts. Revenue from MNS contracts continued to grow and accounted for 27% of external revenue in 2012, up from 24% in 2011.

Net operating costs reduced by 6% (2011: 5% decline) but increased by 3% (2011: 3%) excluding transit costs, as detailed above.

EBITDA decreased by 8% (2011: 3% decrease). Depreciation and amortisation reduced by 2% (2011: 9% decrease) and operating profit declined by 13% (2011: 4% increase).

Capital expenditure increased by 2% (2011: 1% increase) principally due to better utilisation of our assets being offset by increased investment in our WBC and Ethernet roll-out.

Operating cash flow decreased by 12% (2011: 1% decrease) largely due to the decline in EBITDA.

Openreach

During 2012 we continued to roll out super-fast broadband and we have now passed 10m premises, many months ahead of schedule. We have seen further growth in our copper line base, which has increased for six consecutive quarters.

Operating performance

The continued growth in demand for bandwidth by consumers and businesses led to higher sales volumes across our portfolio. This growth helped us to deliver a good financial performance, but also led to higher levels of faults in our copper network.

Investing for the future

We have achieved our target of passing 10m UK premises with our fibre roll-out many months ahead of schedule and we are on track for passing two-thirds of premises by the end of 2014. Adoption of fibre broadband has been promising – at 31 March 2012 we had more than 60 different providers trialling or offering fibre broadband. Given our early experience of customer adoption, we have hired a new mobile workforce of over 800 engineers (including many former Armed Forces personnel) to manage the spikes in demand that occur when fibre broadband is first made available in an exchange area.

Performance	47
Line of business performance

Products and services

Our overall copper line base increased by 136,000 in the year, and has now grown for six consecutive quarters, as customers recognise the advantage of fixed-line broadband. At 31 March 2012 we were providing 15.5m WLR lines to other BT lines of business and 6.3m to other CPs.

At 31 March 2012 around 93% of UK premises were served by an unbundled exchange and there were 16.8m unbundled lines in the UK, up 6.9% on the previous year. Of these, 8.5m were for other BT lines of business to support broadband services and 8.3m were for other CPs. More than 30 CPs are providing services using LLU and we are fulfilling more than 50,000 LLU orders a week.

Demand for our Ethernet services further increased in 2012, with the number of Ethernet circuits rising by 25%. This growth was driven both by higher demand for connections to CPs’ business customers, and by demand from CPs for higher speed connections within their own networks.

Cost transformation

Net operating costs increased by 1% (2011: 13% decrease) as efficiency improvements were offset by higher labour costs due to additional engineering activity and increased leaver costs.

 Customer service delivery

We have improved our delivery performance for new copper lines. We worked with industry to establish a target lead-time of 14 days, and were performing consistently better than this by the end of the year. The main disappointment in the year was the higher than expected level of copper network faults which was largely driven by the higher adoption and usage of broadband.

Financial performance

	2012	2011[a]	2010[a]
Year ended 31 March	£m	£m	£m
External revenue	1,623	1,504	1,287

Internal revenue	3,513	3,426	3,877
Revenue	5,136	4,930	5,164

Net operating costs	2,837	2,798	3,204
EBITDA	2,299	2,132	1,960

Depreciation and amortisation	939	877	856
Operating profit	1,360	1,255	1,104
Capital expenditure	1,075	1,087	907

Operating cash flow	1,195	1,078	1,167

a Restated. See page 111.

In 2012 revenue increased by 4% reflecting growth in Ethernet, LLU and fibre revenue. In 2011 revenue decreased by 5%, or by 1% after reflecting changes in the internal trading model in 2011.

External revenue increased by 8% (2011: 17% increase) largely due to growth in LLU and Ethernet revenue. Internal revenue increased by 3% (2011: 12% decrease, or 7% decrease after reflecting the changes in the internal trading model in 2011) driven by increased revenue from our Ethernet and fibre portfolio.

Net operating costs increased by 1% (2011: 13% decrease, or 5% decrease after reflecting the impact of changes in the trading model in 2011) as detailed above.

EBITDA increased by 8% (2011: 9% increase) as revenue growth more than offset the higher operating costs. Depreciation and amortisation increased by 7% (2011: 2% increase) reflecting the investment in our fibre roll-out and Ethernet over the last year. Operating profit increased by 8% (2011: 14% increase).

The accelerated investment in our fibre roll-out programme was offset by lower spend on DSL and improved efficiency in asset utilisation and phasing, resulting in capital expenditure reducing by 1% (2011: 20% increase).

Operating cash flow increased by 11% (2011: 8% decrease) primarily due to the higher EBITDA and lower capital expenditure.

48	Performance

Our responsible and sustainable business performance

We have made progress this year in our aim of being a responsible and sustainable business leader. We set out below our performance in the year against our seven CR KPIs.

 Customer service delivery KPI

When customers do need to contact us with a query or to report a problem with their service, we aim to meet their needs through one call with our ‘right first time’ programme. We measure our success through our customer service improvement KPI.

Read more about customer service delivery on page

 Climate stabilising intensity KPI

We measure performance on climate change with our climate stabilising intensity KPI. Our target is to reduce by December 2020 the CO2 equivalent emissions (CO2e) intensity of the BT Group by 80%, compared with 1997. In 2012 we achieved a 60% cumulative reduction in our carbon emissions intensity per unit of value added compared with 1997.

 Community investment KPI

We are committed to investing in the communities that we live and work in and our people are encouraged to participate in their local communities. We run a formal volunteering programme to help them do this. In 2012 11% of our people volunteered some 50,000 volunteer days with an estimated value of £15.6m to our communities. Overall we invested £31.9m in 2012, which at 1.5% was well above our target of a minimum investment of 1% of the prior year’s adjusted profit before taxation. In 2012 the calculation methodology was changed in order to create a stronger link to current performance.

In 2011 and 2010 the calculation was based on adjusted profit before taxation from two years previously.

 Supply chain human rights KPI

We have achieved our ethical trading (supply chain human rights) KPI target to achieve 100% follow-up within three months for all suppliers identified as high or medium risk through our ethical standard questionnaires.

Performance	49
Our responsible and sustainable business performance

  Ethical performance index KPI

We have met our target to maintain or improve on our 2011 ethical performance index score of 4.16 based on a five point scale of the success of BT’s employee awareness and training as measured through our employee surveys.

 Employee engagement KPI

We measure our success in this area through our employee engagement index KPI measured on a five point scale. In 2012 we improved our 2011 score.

 Sickness absence rate KPI

We measure our success of health and safety through our sickness absence rate (SAR) KPI which is the percentage of calendar days lost to sickness absence expressed as a 12-month rolling average.

In 2012 we beat our target to reduce our SAR to 2.21%.

This saw a corresponding reduction in our sick pay costs.

Group financial performance

Group results

50 Performance

Group financial performance

Group results

Revenue

£m
21,000
20,000
19,000
18,000
17,000
20,859
20,911
20,076
20,076
18,897
19,307
2010
2011
2012

	2011	2012
reported	4% ↓	6% ↓
adjusted[a]	4% ↓	4% ↓

EBITDA

£m
7,000
6,000
5,000
4,000
3,000
5,162
5,639
5,557
5,886
5,891
6,064
2010
2011
2012

	2011	2012
reported	8% ↑	6% ↑
adjusted[a]	4% ↑	3% ↑

Profit before taxation

£m
2,500
2,000
1,500
1,000
500
1,007
1,735
1,717
2,083
2,445
2,421
2010
2011
2012

	2011	2012
reported	71% ↑	42% ↑
adjusted[a]	20% ↑	16% ↑

Earnings per share

pence
30
25
20
15
10
13.3
17.3
19.4
21.0
25.8
23.7
2010
2011
2012

	2011	2012
reported	46% ↑	33% ↑
adjusted[a]	21% ↑	13% ↑

Free cash flow

£m
3,000
2,500
2,000
1,500
1,000
2,106
2,032
2,223
2,076
2,522
2,307
2010
2011
2012

	2011	2012
adjusted[a]	£117m ↑	£299m ↑
normalised[b]	£44m ↑	£231m ↑

Net debt

£m
10,000
9,000
8,000
7,000
6,000
9,283
8,816
9,082
2010
2011
2012

2011	2012
£467m ↓	£266m ↑

Full year dividend

2012	2011	2010
8.3p 12% ↑	7.4p 7% ↑	6.9p 6% ↑

[a] Items presented as adjusted are stated before specific items. See page 166 for further details.
[b] See definition on page 169.

Performance	51
Group financial performance

Income statement

Summarised income statement

Year ended 31 March Before specific items	2012 £m	2011 £m	2010 £m
Revenue	19,307	20,076	20,911

Other operating income	387	373	378

Operating costs[a]	(13,630)	(14,563)	(15,650)
EBITDA	6,064	5,886	5,639

Depreciation and amortisation	(2,972)	(2,979)	(3,039)
Operating profit	3,092	2,907	2,600

Net finance expense	(681)	(845)	(890)

Associates and joint ventures	10	21	25
Profit before taxation	2,421	2,083	1,735

Taxation	(584)	(452)	(398)
Profit for the year	1,837	1,631	1,337

a Excluding depreciation and amortisation.

Revenue

Underlying revenue excluding transit was down 1.9%, within our target range, and an improvement on the 3.0% decline in 2011, reflecting lower revenue from calls and lines and the challenging environment in certain markets.

Adjusted revenue was 4% lower at £19,307m (2011: 4% decrease) with transit revenue down by £392m (including mobile termination rate reductions of £286m), favourable foreign exchange movements of £22m and a £55m impact from our disposal of Accel Frontline Limited in August 2011. We expect a further decline in transit revenue of around £200m–£300m in 2013. In addition there were a number of regulatory rulings issued in 2012 that are expected to have a negative impact of around £100m–£200m on group revenue in 2013 and a similar year-on-year impact in 2014.

The movement in adjusted revenue from our main products and services categories is shown below.

The decrease in adjusted revenue was principally due to a 9% (2011: 10%) reduction in calls and lines revenue and a 26% (2011: 14%) reduction in transit revenue. The continuing decline in calls and lines revenue reflects the challenging market conditions and the migration from fixed-line calls to broadband, data and IP services. The decrease in transit revenue was primarily due to the impact of regulatory mobile termination rate reductions and the continued decline in transit volumes. The declines in calls and lines and transit revenue were offset by broadband and convergence revenue which increased by 7% (2011: 3%). This was driven by growth in our broadband base, particularly BT Infinity, and in BT Vision and from our Ethernet portfolio.

An analysis of our revenue by major product and service category is provided in note 4 to the consolidated financial statements.

Operating costs

The progress we have made in our cost transformation programmes has contributed operating cost reductions of £933m in 2012 and £2.9bn over the last three years.

In 2012 total operating costs before depreciation and amortisation and specific items were down £933m, or 6% (2011: down £1,087m, or 7%). Underlying operating costs were down 6% (2011: 7%). For further details of our cost transformation activities in 2012, see page 23.

Around a third of our cost base is labour costs, both direct and indirect. Net labour costs of £4,812m including leaver costs of £97m (2011: £57m) were broadly flat in 2012 (2011: 7% decrease), or decreased by 2% (2011: 5%) excluding leaver costs and £87m of certain labour-related costs which were classified as other costs in 2011. The decline reflects lower indirect labour costs as we have sought to bring work resourced externally back into BT. In addition, efficiency improvements and re-engineering our end-to-end processes have resulted in direct labour cost reductions which have more than offset the impact of pay inflation. Leaver costs increased by £40m in 2012 (2011: £85m reduction) mainly because of higher participation in Openreach leaver schemes.

52	Performance
Group financial performance

Payments to telecommunications operators (POLOs) were down 16% (2011: 8%), reflecting lower mobile termination rates and reduced transit and wholesale call volumes. Property and energy costs were down 7% (2011: 11%). Network operating and IT costs were down 11% (2011: 10%) as we rationalise our networks and systems. Other operating costs decreased by 3% (2011:4%).

A detailed breakdown of our operating costs is provided in note 6 to the consolidated financial statements.

EBITDA

Adjusted EBITDA increased by 3% to £6.1bn in 2012 which means we have achieved our 2013 target of above £6.0bn a year early.

The 3% and 4% increase in 2012 and 2011, respectively, reflect the benefits from our cost transformation activities. An analysis of EBITDA by line of business is provided in note 4 to the consolidated financial statements.

Depreciation and amortisation

Depreciation and amortisation was flat at £2,972m (2011: 2% decrease) reflecting the lower levels of capital expenditure over the last three years offset by higher depreciation and amortisation on shorter lived assets.

Net finance expense

Net finance expense reduced by £164m in 2012 as we repaid higher coupon debt in the second half of 2011.

Year ended 31 March	2012 £m	2011 £m	2010 £m
Interest on borrowings	672	852	886

Capitalised interest	(9)	(6)	(3)

Fair value movements on derivatives	29	34	19
Total finance expense	692	880	902

Total finance income	(11)	(35)	(12)
Net finance expense	681	845	890

In 2012 interest on borrowings decreased by 21% (2011: 4%) reflecting the reduction in the average net debt balance and the repayment of higher coupon debt in the second half of 2011. Fair value movements on derivatives included £16m (2011: £28m, 2010: £9m) of swap restructuring costs on certain derivatives and £13m (2011: £6m, 2010: £10m) of fair value movements on derivatives not in a designated hedge relationship. In 2012 finance income decreased by £24m (2011: £23m increase) mainly due to lower average cash and investment balances. In 2011 finance income included £19m of interest in respect of a tax refund.

Net pension interest is classified as a specific item and discussed in note 20 to the consolidated financial statements.

Weighted average interest rates

The table below provides an overview of average gross debt, average cash and investment balances, average net debt and related interest rates over the three-year period.

Year ended 31 March	2012 £m	2011 £m	2010 £m
Average gross debt	9,295	10,808	11,382
Weighted average interest rate on gross debt	7.3%	7.8%	7.7%
Average investments and cash balances	1,148	2,192	1,293
Weighted average interest rate on investments	0.6%	0.6%	0.6%
Average net debt	8,147	8,615	10,090
Weighted average interest rate on net debt	8.3%	9.8%	8.8%

As detailed on page 55, the £1.7bn of term debt maturing in January 2013 has an interest rate below our weighted average and therefore our weighted average rate will increase in the following years.

Performance	53
Group financial performance

Earnings per share

Improved profitability and lower net finance expense have contributed to a 13% increase in adjusted earnings per share from 21.0p to 23.7p.

Adjusted earnings per share is one of our key performance indicators, as detailed in Key performance indicators on page 4 as it is an important measure of the overall profitability of our business.

In 2012 adjusted earnings per share increased by 13% (2011: 21%). The graph below shows the drivers of adjusted earnings per share growth over the last two years.

Impact of future share option exercises

At 31 March 2012 there were around 120m outstanding options over BT Group plc shares granted under all-employee share option plans which are expected to become exercisable in 2013. In addition around 48m shares will be allocated in 2013 under the 2009 executive share plans. This will lead to an increase in the number of shares used to calculate basic earnings per share. To counteract the dilutive effect of the all-employee share option plans maturing in 2013 we intend to spend around £300m on a share buyback programme in 2013.

Dividends

The Board is proposing a final dividend of 5.7p, up 14%, giving a full year dividend of 8.3p, up 12%. This compares with an increase in the full year dividend of 7% in 2011.

This will be paid, subject to shareholder approval, on 3 September 2012 to shareholders on the register on 10 August 2012.

As described in our Outlook on page 40, as a result of our confidence in our ability to grow free cash flow, we intend to increase the dividend per share by 10%–15% per year for the next three years.

Cash flow and net debt

Adjusted free cash flow was £2.5bn in 2012, well above our target of £2.2bn. This reflects our improved profitability and is also after investing £2.6bn in capital expenditure. Our strong financial performance allowed us to make a £2.0bn lump sum deficit payment into the pension scheme, with net debt only increasing by £0.3bn to £9.1bn.

Free cash flow

We monitor performance using adjusted free cash flow which is one of our three key performance indicators as detailed in Key performance indicators on page 4. Adjusted free cash flow is an important measure by which our financial performance is measured as it represents the cash we generate from operations after capital expenditure and financing costs. It also excludes the cash impact of specific items and pension deficit payments. This is consistent with the way financial performance is measured by management and assists in providing a meaningful analysis of the free cash flow generated by the group.

We are now providing our financial outlook on a normalised basis which removes the impact of the cash tax benefit relating to pension deficit payments and therefore gives a better view of the underlying cash generation and trends within the business.

A reconciliation from net cash inflow from operating activities, the most directly comparable IFRS measure, to adjusted free cash flow and normalised free cash flow is provided on page 169.

The major sources of our cash inflow for 2012, 2011 and 2010 were the cash generated from our operations and borrowings through short-term commercial paper issuance and long-term debt raised in the capital markets. These, as well as committed bank facilities of £1.5bn, are expected to remain the key sources of liquidity for the foreseeable future.

54	Performance
Group financial performance

Summarised cash flow statement

Year ended 31 March	2012 £m	2011 £m	2010 £m
EBITDA	6,064	5,886	5,639

Capital expenditure	(2,560)	(2,630)	(2,480)

Interest	(685)	(944)	(951)

Taxation	(400)	(209)	134

Working capital	(3)	(11)	(163)

Other non-cash movements & non-current liabilities	106	131	(73)
Adjusted free cash flow	2,522	2,223	2,106

Tax benefit of pension deficit payments	(215)	(147)	(74)
Normalised free cash flow	2,307	2,076	2,032

Add back tax benefit of pension deficit payments	215	147	74

Pension deficit payments	(2,000)	(1,030)	(525)

Specific items	(204)	(212)	(173)

Dividends	(590)	(543)	(265)

Disposals and acquisitions	15	64	(68)

Issue of treasury shares	21	8	4
(Increase) reduction in net debt from cash flows	(236)	510	1,079
Net debt at 1 April	(8,816)	(9,283)	(10,361)

(Increase) reduction in net debt from cash flows	(236)	510	1,079

Non-cash movements	(30)	(43)	(1)
Net debt at 31 March	(9,082)	(8,816)	(9,283)

In 2012 adjusted free cash flow increased by £299m (2011: £117m). The main drivers were the higher EBITDA which increased by £178m (2011: £247m); lower capital expenditure which decreased by £70m (2011: £150m increase), partly reflecting the timing of supplier payments in the fourth quarter; and lower net interest payments which decreased by £259m (2011: £7m) as a result of lower average gross debt. This was offset by higher tax payments, which increased by £191m (2011: £343m) reflecting higher profits in the year. Working capital improved by £8m (2011: £152m). As we highlighted in the prior year, the working capital improvement in 2011 was not expected to be repeated in 2012. Other non-cash movements and non-current liabilities reduced by £25m (2011: £204m).

Excluding the £215m (2011: £147m, 2010: £74m) cash tax benefit associated with pension deficit payments, free cash flow on a normalised basis was £2,307m in 2012 (2011: £2,076m, 2010: £2,032m). The cash tax benefit of pension deficit payments is expected to be around £560m in 2013.

The net cash outflow from specific items of £204m in 2012 and £212m in 2011 principally comprised BT Global Services restructuring charges of £120m (2011: £165m) and property rationalisation costs of £68m (2011: £47m). The net cash outflow of £173m in 2010 principally comprised BT Global Services restructuring charges and property rationalisation costs, offset by a cash receipt of £226m following the agreement of prior period tax matters with HMRC. In 2013, we expect a cash outflow of around £100m relating to the BT Global Services rationalisation and the cash payments associated with the property rationalisation programme. There are ongoing regulatory disputes and appeals in relation to prior periods. If any of these result in a significant cash payment or receipt, in accordance with our policy, they would be treated as a specific item.

Pension deficit payments are explained on page 58.

Disposal proceeds of £15m in 2012 principally comprised the sale of our 51% interest in Accel Frontline Limited. In 2011 the disposal proceeds of £64m principally related to the sale of a 6.5% interest in our associate Tech Mahindra. In 2010 the cash outflow on acquisitions of £68m principally related to deferred consideration payments.

In 2012 we received proceeds of £21m (2011: £8m, 2010: £4m) from the exercise of share options. At 31 March 2012 there were around 120m outstanding options over BT Group plc shares granted under all-employee share option plans which are expected to become exercisable in 2013.

Capital management and funding policy

The objective of our capital management policy is to reduce net debt over time while investing in the business, supporting the pension scheme and paying progressive dividends.

In order to meet this objective we may issue or repay debt, issue new shares, repurchase shares or adjust the amount of dividends paid to shareholders. We manage the capital structure and make adjustments to it in the light of changes in economic conditions and the risk characteristics of the group. The Board regularly reviews the capital structure. No changes were made to our objectives and processes during 2012 and 2011.

The general funding policy is to raise and invest funds centrally to meet anticipated requirements using a combination of capital market bond issuance, commercial paper borrowing, committed borrowing facilities and investments. These financial instruments vary in their maturity in order to meet short, medium and long-term requirements.

Credit exposures are continually reviewed and proactive steps are taken to ensure that the impact of adverse market conditions on these financial assets is minimised. In particular, line of business management actively reviews exposures arising from trading balances and, in managing investments and derivative financial instruments, the treasury operation monitors the credit quality across treasury counterparties and is actively managing exposures which arise.

Details of our treasury management policies are included in note 26 to the consolidated financial statements.

Performance	55
Group financial performance

Net debt

The movement in our net debt position in 2012 was as follows:

£m	At 1 April 2011	Cash flow	Foreign exchange and fair value movements	Other	At 31 March 2012
Bank overdrafts	26	(17)	(1)	–	8

Debt due within 1 year	459	766	–	1,654	2,879

Debt due after 1 year	9,371	(14)	(104)	(1,654)	7,599

Cash and cash equivalents	(351)	18	2	–	(331)

Investments	(19)	(517)	12	11	(513)
	9,486	236	(91)	11	9,642

Adjustments	(670)	–	110	–	(560)
Total	8,816	236	19	11	9,082

In addition to term debt of £1.7bn, debt due within one year totalling £2.9bn at 31 March 2012 comprised commercial paper of £0.6bn, other loans of £0.3bn and accrued interest of £0.3bn. A detailed breakdown of our loans and other borrowings is provided in note 24 to the consolidated financial statements.

Adjustments to net debt

Our definition of net debt measures balances at the expected value of future undiscounted cash flows due to arise on the maturity of financial instruments and removes the balance sheet adjustments made from the re-measurement of hedged risks under fair value hedges and the use of the effective interest method. Currency denominated balances are retranslated to Sterling at swap rates where hedged.

Adjustments to net debt were as follows:

At 31 March	2012 £m	2011 £m	Movement £m
Impact of cross-currency swaps[a]	(228)	(408)	180

Removal of accrued interest and fair value adjustments[b]	(332)	(262)	(70)
Total	(560)	(670)	110
a	Retranslation of debt balances at swap rates where hedged by cross-currency swaps.
b	Removal of accrued interest applied to reflect the effective interest rate method and fair value adjustments.

The adjustment to retranslate our debt balances to Sterling at swap rates to reflect the impact of hedging reduced by £180m in 2012, principally due to the 6% weakening of the Euro against Sterling in the year. This was partly offset by a 0.3% strengthening in the US Dollar. The adjustment to net debt to remove the impact of fair value hedge accounting and the use of the effective interest method increased by £70m in 2012 principally due to lower Sterling interest rates.

Borrowing facilities

We have a £1.5bn committed borrowing facility which is available until March 2016, none of which had been drawn down at 31 March 2012.

Debt maturity analysis

The maturity profile of our term debt and average coupon rate is shown in the graph below. Out of total gross debt of £9.9bn, £1.7bn of term debt is repayable in 2013.

56	Performance
Group financial performance

Cash flow and funding outlook

As described on page 40, as the tax credit in relation to the £2.0bn lump sum pension deficit payment will distort our cash flow in 2013, we are now giving our free cash flow outlook excluding the tax benefit of pension deficit payments. On this normalised basis, free cash flow amounted to £2.3bn in 2012 and is expected to be broadly flat in 2013 and above £2.4bn in 2014.

We intend to continue our policy of reducing net debt and are targeting a BBB+ credit rating over the medium term. As a result of our confidence in our ability to grow free cash flow, we intend to increase our dividend by 10%–15% for the next three years. We also intend to spend around £300m in 2013 on a share buyback programme which will counteract the dilutive effect of all-employee share option plans maturing in 2013 and add to shareholder returns.

Taxation

The effective tax rate was 24.1% in 2012 compared with 21.7% in 2011. This is slightly lower than the UK statutory rate of 26% (2011: 28%) reflecting the utilisation of tax losses.

We are a significant contributor to the UK Exchequer, collecting and paying taxes of around £3bn in a typical year.

Total tax contribution

In 2012 our total tax contribution to the UK Exchequer was £3.3bn (2011: £2.9bn). This ranked us the fifth highest contributor as measured in the Hundred Group Total Tax Contribution Survey for 2011. Our total UK tax contribution by type of tax in 2012 is analysed below.

Tax strategy

Our strategy is to comply with relevant regulations whilst managing our tax burden and seeking to maintain a stable effective tax rate. We seek to achieve this through engagement with our stakeholders including HM Revenue & Customs (HMRC) and other tax authorities, partners and customers. We endeavour to structure our affairs in a tax efficient manner where there is strong commercial merit, with the aim of supporting our capital or operational expenditure programmes, supporting customer initiatives and reducing our overall cost of capital. The parameters which govern our approach are set by the Board, which regularly reviews the group’s tax strategy.

We operate in over 170 countries and this comes with additional complexities in the taxation arena. The majority of our tax liabilities arise in the UK. In terms of our UK corporation tax position, all years up to 2008 are agreed. We have an open, honest and positive working relationship with HMRC and are committed to prompt disclosure and transparency in all tax matters. We recognise that there will be areas of differing legal interpretations between ourselves and tax authorities and where this occurs we will engage in proactive discussion to bring matters to as rapid a conclusion as possible.

Tax expense

Our effective tax rate on profit before taxation and specific items is lower than the UK statutory rate as the utilisation of overseas losses and the impact of prior period adjustments is in excess of normal disallowable costs and other tax adjustments as shown below.

Year ended 31 March	2012 £m	2011 £m	2010 £m
Profit before taxation and specific items	2,421	2,083	1,735
Tax at UK statutory rate of 26% (2011 and 2010: 28%)	629	583	486

Overseas losses utilised	(75)	(53)	(35)

Prior period adjustments	(74)	(36)	(37)

Non-deductible items	37	28	44

Other tax adjustments	67	(70)	(60)
Effective tax charge before specific items	584	452	398
Effective tax rate	24.1%	21.7%	22.9%

A reconciliation of reported profit before taxation to effective tax rate is disclosed in note 10 to the consolidated financial statements.

The UK corporation tax rate changed from 28% to 26% on 1 April 2011 and from 26% to 24% on 1 April 2012. The Government has indicated that it intends to enact future reductions in the UK corporation tax rate to 22% by 1 April 2014. For 2013 we expect the effective tax rate to be around 23% reflecting the lower UK statutory rate and the utilisation of tax losses.

Tax cash payments

The total income tax paid of £400m in 2012 comprised £353m of UK taxes (2011: £175m, 2010: £34m) and £47m of overseas taxes (2011: £34m, 2010: £42m). The total tax expense in 2012 was £442m (2011: £213m expense, 2010: £22m credit).

The tax expense and the cash tax paid in each financial year are different, principally because UK cash tax payments are paid in quarterly instalments which straddle two consecutive financial years. For example, the UK cash tax paid in 2012 of £353m comprised the final two quarterly instalments in respect of 2011 amounting to £44m and the first two quarterly instalments in respect of 2012 amounting to £309m. The quarterly instalments are based on estimates of the expected tax liability for the full year and are therefore subject to estimation and may vary from the actual liability.

In addition there are differences in the basis of some items, such as pension deficit payments, which are deductible for the purpose of cash tax payments but are not a taxable deduction in the income statement and therefore do not impact the tax expense. The current tax benefit associated with pension deficit payments is recognised in retained

Performance	57
Group financial performance

earnings, within other comprehensive income. Following the £2.0bn pension deficit payment in March 2012, the tax liability relating to 2012 was recalculated. Tax instalments previously paid of around £250m are expected to be recovered in 2013.

Tax losses

We have unrecognised tax losses of £21.8bn (2011: £23.5bn) of which £17.2bn are capital losses arising in the UK, as set out in note 10 to the consolidated financial statements. The majority of the remaining losses of £4.0bn arose in our overseas entities in prior periods. Our ability, and the timeframe in which we can use these losses to offset against future taxable profits, is determined by the locations of the subsidiaries in which the losses arise.

Capital expenditure

Our capital expenditure totalled £2.6bn in 2012, in line with our target, and after the accelerated investment in our fibre roll-out that we announced during the year.

In 2012 our capital expenditure was £2,594m (2011: £2,590m, 2010: £2,533m). The movement in our capital expenditure in 2012 by major area is shown below.

Our capital expenditure in 2012 reflects our continuing strategy to improve customer service delivery and invest for the future of the business. In 2012 our capital expenditure comprised investment in:

•	increasing the footprint of our fibre broadband network

•	extending our WBC coverage

•	providing additional Ethernet ports to support our fixed and mobile Ethernet portfolio

•	our UK and overseas network infrastructure, including Asia Pacific, Latin America and MEA expansion _new and existing customer contracts in BT Global Services and BT Wholesale

•	volume driven capital to support Openreach products and services.

Of the capital expenditure, £235m (2011: £227m) arose outside of the UK. Capital expenditure contracted but not yet incurred totalled £433m (2011: £467m) at 31 March 2012.

We expect capital expenditure to remain at around £2.6bn in 2013.

Balance sheet

Summarised balance sheet

At 31 March	2012 £m	2011 £m	Movement £m
Property, plant & equipment and software	16,023	16,446	(423)

Goodwill & other acquisition related intangible assets	1,492	1,566	(74)

Other non-current & current assets	1,538	1,080	458

Trade & other receivables	3,476	3,618	(142)

Investments, cash & cash equivalents	844	370	474

Loans & other borrowings	(10,486)	(9,856)	(630)

Trade & other payables	(5,962)	(6,114)	152

Other current & non-current liabilities	(1,787)	(1,621)	(166)

Provisions	(857)	(956)	99

Deferred tax liability	(1,100)	(1,212)	112

Pensions, net of deferred tax	(1,873)	(1,370)	(503)
Total equity	1,308	1,951	(643)

Property, plant and equipment and software reduced by £423m in 2012 reflecting the higher depreciation expense of £2,972m compared with capital expenditure of £2,594m. Goodwill and other acquisition related intangibles reduced by £74m, due to amortisation, exchange differences and disposals. There were no acquisitions in 2012.

Other non-current and current assets increased by £458m, principally reflecting an increase in current and deferred tax assets. Current and deferred tax movements are shown on pages 100 and 118. Trade and other receivables and trade and other payables reduced by £142m and £152m, respectively, principally reflecting lower revenue and costs.

Investments, cash and cash equivalents and loans and other borrowings which totalled £9,642m increased by £156m, as shown on page 55. Other non-current and current liabilities increased by £166m principally due to an increase in derivative financial instrument liabilities as detailed on page 152. Provisions reduced by £99m principally due to utilisation of provisions in the year. Pensions, net of deferred tax increased by £503m as explained in Pensions below.

58	Performance
Group financial performance

Pensions

Our strong financial performance over the last three years has allowed us to make a £2.0bn lump sum pension deficit payment, half the funding deficit at 30 June 2011.

Overview

We provide retirement plans for employees. The largest of these plans is the BT Pension Scheme (BTPS), a defined benefit plan in the UK. Although closed to new members, the BTPS still has around 46,500 contributing members, 194,500 pensioners and 84,000 deferred members.

The BT Retirement Saving Scheme (BTRSS) is the current arrangement for UK employees who joined the group after 1 April 2001 and has around 18,500 active members. The BTPS and BTRSS are not controlled by the Board. The BTPS is managed by a separate and independent corporate trustee. The BTRSS is a contract-based, defined contribution arrangement provided by Standard Life under which members choose their own investments and receive benefits at retirement that are linked to the performance of those investments.

We maintain similar arrangements in most other countries with a focus on these being appropriate within the local market and culture.

More information on our pension arrangements, funding and accounting valuations is provided in note 20 to the consolidated financial statements. The funding of the BTPS is also discussed further under Our risks on page 35.

BTPS funding valuation and future funding obligations

The funding of our main defined benefit pension plan, the BTPS, is subject to legal agreement between BT and the Trustee of the BTPS which is determined at the conclusion of each triennial funding valuation. The triennial funding valuation at 30 June 2011 was agreed with the BTPS Trustee and certified by the Scheme Actuary in May 2012 together with the associated recovery plan. The final funding deficit at 30 June 2011 was £3.9bn.

The market value of the assets was £36.9bn and the prudent valuation of the liabilities on an actuarial funding basis was £40.8bn. If the valuation had used a ‘median estimate’ approach, BT estimates that the scheme had a surplus of £2.5bn at 30 June 2011. This approach reflects how investments might on average be expected to perform over time and use of other assumptions with no margins for prudence.

The 2011 valuation has been carried out at 30 June 2011 rather than 31 December 2011, the latest allowable date, which enabled the valuation to be largely completed and a lump sum deficit payment of £2.0bn to be made before 31 March 2012. Future valuations will take place at 30 June enabling valuations and associated payment schedules to be completed within BT’s financial year.

Under the recovery plan, the £2.0bn lump sum paid in March 2012 will be followed by deficit payments of £325m in March 2013 and 2014 followed by seven annual payments of £295m through to March 2021. The £2.0bn lump sum deficit payment was funded by existing cash resources of £1.5bn, supplemented by commercial paper borrowings of £0.5bn.

Under the 2008 funding agreement, annual deficit payments were payable under a 17-year recovery plan. The first three deficit payments, totalling £1,555m were made in December 2009, December 2010 and March 2011. The payment due in December 2012 would have been £583m with future payments increasing at 3% per year until 2025.

IAS 19 accounting position

The IAS 19 accounting deficit has increased from £1.8bn to £2.4bn since 31 March 2011 and a summary of movements is set out below:

	Assets £bn	Liabilities £bn	Deficit £bn
At 1 April 2011	37.2	(39.0)	(1.8)

Income statement:

Current service cost	–	(0.3)	(0.3)

Specific items:

Interest expense on plan liabilities	–	(2.1)	(2.1)

Expected return on plan assets	2.3	–	2.3

Comprehensive income:

Actuarial losses on plan assets	(1.1)	–	(1.1)

Actuarial losses on plan liabilities	–	(1.6)	(1.6)

Cash:

Regular contributions	0.2	–	0.2

Deficit payment	2.0	–	2.0

Benefit payments	(2.1)	2.1	–
At 31 March 2012	38.5	(40.9)	(2.4)
Deferred tax asset			0.5
At 31 March 2012 net of deferred tax			(1.9)

Actuarial losses on plan assets reflect actual investment returns being lower than the assumed investment performance.

Actuarial losses on plan liabilities have arisen primarily as a result of a lower discount rate, driven by low real corporate bond yields partly reflecting the impact of quantitative easing, and actual inflation experience being higher than the long-term assumptions.

The International Accounting Standards Board has published amendments to IAS 19 which will be mandatory in 2014. Details of these amendments and the impact are set out on page 109 of the consolidated financial statements.

Performance	59
Group financial performance

Other information

Contractual obligations and commitments

A summary of our principal contractual financial obligations and commitments at 31 March 2012 is shown below. Further details on the items can be found in the notes to the consolidated financial statements. Details of our capital commitments and contingent liabilities are included in note 29 to the consolidated financial statements.

		Payments due by period
£m	Total	Less than 1 year	Between 1 and 3 years	Between 3 and 5 years	More than 5 years
Loans and other borrowings[a]	10,123	2,872[b]	1,127	1,520	4,604

Finance lease obligations	285	15	15	19	236

Operating lease obligations	7,593	429	781	723	5,660

Capital commitments	433	419	14	–	–

Pension deficit obligations	2,715	325	620	590	1,180
Total	21,149	4,060	2,557	2,852	11,680

[a]	Excludes fair value adjustments for hedged risks.
[b]	Includes £262m of accrued interest within less than one year.

At 31 March 2012 we had cash, cash equivalents and current asset investments of £844m. We also have an unused committed borrowing facility amounting to £1.5bn. These resources allow us to settle our obligations as they fall due.

Off-balance sheet arrangements

As disclosed in the consolidated financial statements, there are no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditure or capital resources, with the exception of financial commitments and contingent liabilities disclosed in note 29 to the consolidated financial statements.

Legal proceedings

We do not believe that there is any single current court action that would have a material adverse effect on our financial position or operations. During 2012 the aggregate volume and value of legal actions to which we are party remained broadly the same as at the end of 2011.

60

“BT can reduce hassle and network investments on behalf of its MNO customers. Its network and earmarked investments allow mobile operators to avoid taking on the large scale network investments necessary to support national backhaul and access.”

Joel Stradling

Current Analysis

The wholesaler of choice

With the average adult in the UK now spending almost half their waking hours using the services we provide or support, BT’s communications provider customers know they can depend on us for market-leading quality, reliability and service.

Take, for example, smartphones and tablets which are driving huge demand for video services on the move. This surge in mobile demand is a huge business challenge for all the UK’s mobile operators. But for more than three years, BT has been actively helping upgrade their backhaul networks providing better coverage, more capacity at 100Mbps speeds while reducing their overall costs.

BT provides the Ethernet backbone that today links more than 13,000 mobile base station sites across the UK as well as more than 4m wi-fi hotspots.

Governance

In this Report of the Directors we describe how we govern the company, who the Board are and what they have done this year, and how our structure of governance and controls has operated.

Corporate governance statement

We are committed to operating in accordance with best practice in business integrity and ethics and maintaining the highest standards of financial reporting and corporate governance. The directors consider that BT has, throughout the year, complied with the provisions of the UK Corporate Governance Code (the Code) and applied the main principles of the Code as described on pages 61 to 93 of this Report of the Directors.

The Code and associated guidance is available on the Financial Reporting Council website at www.frc.org.uk/corporate/uk

The directors submit their report and the audited financial statements of the company, BT Group plc, and the group, which includes its subsidiary undertakings, for 2012. BT Group plc is the listed holding company for the BT group of companies: its shares are listed on the London Stock Exchange and on the New York Stock Exchange in the form of American Depositary Shares.

The Business, Strategy and Performance sections on pages 9 to 59 and Governance on pages 61 to 93 form the Report of the Directors.

The audited financial statements are presented on pages 98 to 158 and 163.

62	Chairman’s governance report

63	Board of Directors

65	How we govern the company
	66	Role of the Board
	69	Operating Committee

70	Reports of the Board Committees
	70	Audit & Risk Committee Chairman’s report
	72	Nominating & Governance Committee Chairman’s report
	74	BT Pensions Committee Chair’s report
	75	Committee for Sustainable and Responsible Business Chairman’s report
	76	Report on Directors’ Remuneration

89	Directors’ information

90	General information

93	Shareholders and Annual General Meeting

62	Governance

Chairman’s governance report

“As Chairman of BT, I explain how your company has been governed over the year, the main activities that have been carried out by the Board and its Committees, and how our structure of governance and controls has operated.”

Some key matters to highlight are:

•	I am delighted to welcome Karen Richardson who joined the Board in November. She brings valuable experience in technology and has helped strengthen the diversity of our Board.

The recruitment process was led by me with the full involvement and support of the Nominating & Governance Committee and is explained in more detail on page 72. The Committee employed external search consultants to help identify suitable candidiates to make sure the procedure was open and transparent. The consultants have adopted the voluntary code of conduct for executive search firms.

•

We have announced that Eric Daniels will be stepping down from the Board on the 13 June 2012 and I would like to thank him for the value he has brought to the Board, particularly through his global business experience. I would also like to thank Carl Symon who retired from the Board in January having made a significant contribution to the company, particularly as Chairman of the Equality of Access Board.

•

During the year the Audit & Risk Committee, as part of its focus on risk, received separate presentations from the Chief Executive and each CEO of our lines of business and internal service units. This strengthens the link between the executive management and the Committee’s oversight of risk.

•	Creating our five regional governance committees in the prior year has enabled the Nominating & Governance Committee to have greater oversight of the governance and compliance issues worldwide.
•

We continue to respond to relevant consultations on governance and consider it important to make a contribution to the debate. This year we have commented on a number of consultations, including the consultation on the EU Green paper on corporate governance and the Government’s consultations on narrative reporting and executive pay and shareholder voting rights.

/s/ Sir Michael Rake

Sir Michael Rake

Chairman

9 May 2012

Governance	63
Board of Directors

Board of Directors

Chairman

Appointed to the Board as Chairman on 26

September 2007.

Age 64

Skills and experience

Sir Michael has financial, risk, and international business and professional services expertise gained during his time as chairman of KPMG International from 2002 to 2007. He previously held other roles in KPMG from 1974. A Chartered Accountant, he was knighted in 2007 for his services to the accountancy profession.

Other appointments include

Chairman of easyJet, senior independent director of Barclays and a non-executive director of McGraw-Hill. Sir Michael is also vice-president of the RNIB, a member of the board of the Transatlantic Business Dialogue, the Prime Minister’s Business Advisory Group and the WEF International Business Council.

Chief Executive

Appointed as Chief Executive on 1 June 2008 and on the Board since 2002. Age 47

Skills and experience

Ian has financial, risk, operational, sales and marketing and international business experience. He joined Dixons Group in 1991 after working for 3i and Bank of America International. His positions at Dixons spanned operational and financial roles in the UK and overseas. He is a Chartered Accountant.

Other appointments include

Non-executive director and chairman of the audit committee of Celtic.

Group Finance Director

Appointed to the Board as Group Finance Director on 1 December 2008. Age 58

Skills and experience

Tony has experience in finance, risk and the management and delivery of large contracts. He was formerly CFO, BT Retail, and Managing Director, BT Enterprises and, from 1997 to 2004, he was CFO and then Chief Operating Officer of BT Global Solutions. He is a Chartered Management Accountant.

Other appointments

None outside BT.

CEO, BT Retail

Appointed to the Board as CEO, BT Retail on 1 June 2008. Age 44

Skills and experience

Gavin has experience in sales, marketing and operations. He was formerly Managing Director, Consumer Division, BT Retail and before joining BT was managing director of the consumer division of Telewest.

Other appointments include

Non-executive director of British Airways.

64	Governance
Board of Directors

Non-executive director

Appointed to the Board on

16 July 2009. Age 56

Skills and experience

Tony brings international business expertise in addition to financial, operational, sales and marketing experience. From 1999 to 2003 Tony was chief executive of BSkyB. He has also held a number of senior executive positions in broadcasting and telecoms businesses in the UK, US and Continental Europe.

Other appointments include

Chairman of the supervisory board of Kabel Deutschland, and on the boards of the Olympic Delivery Authority London 2012 and the Spanish cable company ONO.

Non-executive director

Appointed to the Board on 1 April 2008. Age 60

Skills and experience

Eric has global business experience, particularly in financial and consumer matters. He was group chief executive of Lloyds Banking Group until March 2011. Formerly he was chairman and chief executive of Zona Financiera.

Other appointments include

Director of Russell Reynolds Associates and a trustee of the UK Career Academy Foundation.

Non-executive director

Appointed to the Board on 24 March 2008 and became Senior Independent Director in July 2009. Age 63

Skills and experience

Patricia brings experience of running large complex organisations, government affairs, public policy and international business. Patricia stepped down as an MP at the 2010 election. She was Secretary of State for Health from 2005 to 2007 and Trade and Industry and Cabinet Minister for Women from 2001 to 2005.

Other appointments include

Independent non-executive director of Groupe Eurotunnel SA and chair of the UK India Business Council and Katha Children’s Trust.

Non-executive director

Appointed to the Board on 1 February 2006. Age 54

Skills and experience

Phil has experience in the financial sector as well as risk, control, governance and sustainable business. Prior to his retirement in 2007, Phil’s roles included group finance director of HBOS, chairman of Insight Investment and Clerical Medical and chief executive of Zurich Life and Eagle Star Life.

Other appointments include

Non-executive director of HM Revenue & Customs, Business in the Community, Travelex and Resolution. Also a trustee of Action Medical Research and BBC Children in Need.

Non-executive director

Appointed to the Board on 1 November 2011. Age 49

Skills and experience

With a 25 year career in the technology and software industry, Karen brings experience in technology to the Board. Karen was previously a board member of i2Group and from 1998 to 2005 Karen worked for the NASDAQ-listed software company Epiphany Inc, latterly as chief executive officer.

Other appointments include

Director of magi-com (formerly Hi5 Networks Inc), a social networking website, and VirtuOz, a software company.

Non-executive director

Appointed to the Board on 1 January 2011. Age 54

Skills and experience

Nick brings experience in finance, risk, control, governance and international business expertise and has a record of innovation and delivery. He was chief financial officer of Diageo prior to his retirement in December 2010, having joined the board in 1999.

Other appointments include

Chairman of Williams Grand Prix Holdings, on the board of BAE Systems, and chairman of Edwards Group.

Non-executive director

Appointed to the Board on 19 January 2011. Age 48

Skills and experience

Jasmine has experience in UK and global businesses and corporate social responsibility and sustainable business. She was appointed chief executive of Save the Children International in 2010, having joined Save the Children in 2005.

Other appointments include

Governor of Dragon School Trust.

Governance	65
How we govern the company

How we govern the company

Director election and re-election

Karen Richardson, having been appointed as a director by the Board during the year, will retire at the 2012 Annual General Meeting and will be proposed for election as required by BT’s Articles of Association. All other directors, except Eric Daniels, who steps down from the Board on 13 June 2012, will be proposed for re-election this year. Details of all directors’ contracts/letters of appointment are included in the Report on Directors’ Remuneration.

66	Governance
How we govern the company

Role of the Board

Who we are

Details of the company’s directors including the skills and experience that they bring to the Board are given on pages 63 and 64 in Board of Directors. The Board comprised a majority of independent non-executive directors throughout the year.

Changes to the composition of the Board from 1 April 2011 are set out in the table below:

New directors	Date of appointment
Karen Richardson	1 November 2011

Directors who retired	Date of retirement
Clay Brendish	31 August 2011
Carl Symon	13 January 2012

The Board viewed the Chairman as independent at the time of his appointment. All the non-executive directors met, and continue to meet, the criteria for independence set out in the Code and are therefore considered by the Board to be independent.

Attendance at Board meetings

The Board met nine times during 2012 and the table below shows the attendance by each of the directors at those meetings.

Board members	Meetings

Member	Eligible to attend	Attended
Sir Michael Rake (Chairman)	9	9
Ian Livingston	9	9
Tony Chanmugam	9	9
Gavin Patterson	9	9
Tony Ball	9	9
Clay Brendish[a]	4	4
Eric Daniels	9	9
Rt Hon Patricia Hewitt	9	9
Phil Hodkinson	9	9
Karen Richardson[b]	4	4
Nick Rose	9	8
Carl Symon[c]	7	6
Jasmine Whitbread	9	8
[a] Clay Brendish retired from the Board on 31 August 2011. [b] Karen Richardson was appointed to the Board on 1 November 2011. [c] Carl Symon retired from the Board on 13 January 2012.

The level of attendance and contribution by directors at Board meetings is kept under review by the Chairman. The Chairman met with each director on an individual basis and reviewed their performance. He found that each of them makes an effective contribution to the Board debate and continues to demonstrate commitment to the role. The Chairman also reviewed with individual directors any training or development requirements to assist them in discharging their role. The Chairman’s performance during the year was reviewed by Patricia Hewitt as the Senior Independent Director, taking into account the feedback from the other members of the Board including as contained within the external evaluation exercise.

Our role

The Board is ultimately responsible for the management of the group’s operations in addition to discharging certain legal responsibilities. It has final responsibility for the group’s strategy and for overseeing the group’s performance.

It also oversees internal controls, operating and financial performance and reviews the Group Risk Register.

It agrees the corporate governance framework, including giving authority to the key management Committee, the Operating Committee, to make decisions on operational and other matters. The roles and powers of this Committee are set out on page 69.

A formal statement of the Board’s role is available at www.bt.com/board

Governance	67
How we govern the company

Roles of the Chairman and the Chief Executive

The roles of the Chairman and the Chief Executive are separate. They are set out in written job descriptions, approved by the Nominating & Governance Committee.

The Chairman

The Chairman provides leadership for the Board on all aspects of its role. His key activities include:

•

chairing the Board, Nominating & Governance Committee, and the Committee for Sustainable and Responsible Business; being a member of the BT Pensions Committee and promoting a culture to facilitate open debate and appropriate challenge

•	consulting the non-executive directors on corporate governance issues, particularly the Senior Independent Director

•	reviewing the individual performance of the non-executive directors and the Chief Executive

•	holding regular meetings with the non-executive directors at which they discuss matters without the executive directors being present

•

making sure, with the Chief Executive and the Company Secretary, that the Board is kept properly informed, is consulted on all issues reserved to it and that its decisions are made in a timely and considered way that enables the directors to fulfil their fiduciary duties

•	making sure that new directors receive full, formal and tailored induction, and that all directors continue to update and refresh their skills and knowledge

•	making sure that the views of the shareholders are known to the Board through the Company Secretary and considered appropriately

•

representing BT in specified strategic and Government relationships, as agreed with the Chief Executive, and generally acting as the bridge between the Board and the executive team, particularly on BT’s broad strategic direction.

The Chief Executive

The Chief Executive has ultimate executive responsibility, reporting to the Board, for the day-to-day running of the business and the success of the group.

He is responsible for leading the management and the operational performance of the group, as well as the effective implementation of the strategy and the business plan agreed by the Board, while managing the risks.

His role includes:

•	leading the Operating Committee in the day-to-day running of the business

•	maintaining an effective dialogue with major shareholders

•	establishing and maintaining key relationships such as those with governments, regulators, key industry players and opinion formers

•	monitoring the performance of executive directors and senior management

•	maintaining an effective framework for internal controls and risk management.

Role of the non-executive directors

The non-executive directors:

•	provide a strong, independent element on the Board and are well placed to challenge constructively and help develop proposals on strategy

•

collectively bring experience and independent judgment, gained at the most senior levels of international business operations and strategy, finance, marketing, technology, communications and political and international affairs and corporate social responsibility.

In her capacity as the Senior Independent Director, and as the Chair of the Remuneration Committee, Patricia Hewitt meets with BT’s major institutional shareholders and shareholder representative bodies and is able, if necessary, to discuss matters with these shareholders where it would be inappropriate for those discussions to take place with either the Chairman or the Chief Executive. See page 93 for further details. She is also a sounding board for the Chairman and an intermediary for the other directors when necessary.

Non-executive directors are appointed initially for three years, subject to three months’ termination notice from either BT or the director, and automatic termination in the event of not being re-elected by shareholders at the AGM. Appointments may be extended for usually up to two further three year periods (subject to annual re-election), provided the director remains independent, and after rigorous review.

Each non-executive director is provided, upon appointment, with a letter setting out the terms of his or her appointment, including membership of any Board Committees, the fees to be paid and the time commitment expected from the director. Each non-executive director is asked to allow a minimum of 22 days each year, subject to Committee commitments, and allowing slightly higher in the first year in order to go through the induction programme. It is also highlighted that additional time commitment may be required if the company is going through increased activity. The letter also covers such matters as the confidentiality of information and BT’s share dealing code.

What we have done

The chart below shows how we allocated our time.

In addition to the regular monthly reports from the Chief Executive, Group Finance Director and Company Secretary, each of the lines of business and internal service units presented during the year on their business, including opportunities and challenges. A number of strategy reviews took place throughout the year, and the Board also considered the company’s approach to tax and private shareholders and had a review

68	Governance
How we govern the company

of investor relations and communications activities. In relation to people, the Board received updates on health, safety and well being and a report on talent and leadership development. In relation to potential conflicts of interest, ahead of any discussions on tax, Phil Hodkinson declared that he was on the Board of HMRC. The Board were comfortable there was no conflict in relation to the matters being discussed.

Board evaluation

Boardroom Review, an independent external organisation, was appointed, after a tender exercise, to conduct a Board evaluation. The methodology included one-to-one interviews and observation of a Board meeting to provide an independent external view of the Board’s effectiveness. A report was produced and discussed at the Board meeting in May 2011. The report described a number of areas where the Board was effective and functioning well. In addition there were some areas where enhancements could be considered and a number of actions were agreed by the Board. Progress against the main actions is highlighted in the table below:

Key areas	Actions
Strategy
Additional time to focus on strategy	In addition to the annual Board strategy session, regular strategy updates have been received by the Board and are also planned for 2013
Opportunities to improve understanding of the business	A programme has been established to give the non-executive directors a better appreciation of the different elements of BT in the UK and overseas
Access to wider external perspective	Both our corporate brokers have attended separate Board meetings during the year
Focus of work
Whether the Audit & Risk Committee members are receiving sufficient information to support the extended remit and focus on risk

Separate annual presentations are given by the Chief Executive and each of the lines of business and internal service unit CEOs, to the Audit & Risk Committee. Responses to the Committee evaluation questionnaire did not highlight any concerns

Board members to have further opportunities to see senior executives	Continuation of Talent breakfasts with the Chairman and non-executive directors and one-to-one meetings are being arranged
Meetings
Extend the time to discuss priority agenda items	Considered on a meeting-by-meeting basis and continued use of working lunch sessions to discuss additional topics
Consideration of offsite and/or overseas board meetings	During the year a Board meeting was held in Adastral Park, where BT’s research, technology and IP operations are based. An overseas Board meeting is planned for 2013

The internal questionnaire for the next annual Board evaluation has been distributed and covers the following areas: composition and effectiveness of the Board; the processes supporting the Board, and performance. The results of the questionnaire will be discussed by the Board early in 2013.

In addition, the Audit & Risk Committee, Nominating & Governance Committee and the Operating Committee have undertaken an evaluation of their effectiveness.

Training and information

On appointment, directors take part in an induction programme to deepen their knowledge and understanding of the business. They receive information about BT, the role of the Board and the matters reserved for its decision, the terms of reference and membership of the main Board Committees, and the powers delegated to those Committees, BT’s corporate governance policies and procedures, including the powers reserved to the group’s most senior executives, and the latest financial information. The induction programme also includes meetings with each of the executive and non-executive directors, members of the Operating Committee and senior executives across the business.

Following her appointment to the Board in November 2011, Karen Richardson has completed her induction programme including one-to-one meetings with the lines of business CEOs, senior executives across the business, attendance at leadership team meetings and a visit to Adastral Park.

In addition to the induction programme, an on-going programme of director development and company awareness has been developed to give the non-executive directors an appreciation of the different elements of the business both in the UK and overseas. As mentioned opposite, the Board also visited Adastral Park.

Directors are continually updated on BT’s business, the competitive and regulatory environments in which it operates and other changes affecting BT and the communications industry as a whole, by written briefings and meetings with senior BT executives. Directors are also advised on appointment of their legal and other duties and obligations as a director of a listed company, both in writing and in face-to-face meetings with the Company Secretary. They are reminded of certain obligations each year and they are also updated on changes to the legal, accounting and governance requirements affecting the company and themselves as directors. During 2012, for example, they attended a presentation on accounting policies, financial reporting and other developments, and an annual governance update. They also received briefings on changes to UK company law and on various corporate governance matters through regular Secretary’s Reports. The Chairman also sends a weekly email to non-executive directors which includes topical sector highlights and updates on key business activities, and a monthly Investor Relations and Analyst Relations report is sent to the Board.

Guidelines govern the content, presentation and delivery of papers for each Board meeting, so that the directors have enough information to be properly briefed sufficiently far ahead of each Board meeting and at other appropriate times, and to take account of their duties as directors.

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How we govern the company

Operating Committee

The key management Committee is the Operating Committee, which meets weekly and is chaired by the Chief Executive. The members of the Committee are set out below.

Members

Ian Livingston	Tony Chanmugam
Chief Executive	Group Finance Director
Appointed Chief Executive on 1 June 2008. Ian was formerly CEO, BT Retail and prior to that, Group Finance Director.	Appointed Group Finance Director on 1 December 2008. Tony was formerly CFO, BT Retail and Managing Director, BT Enterprises.

Clare Chapman	Jeff Kelly
Group People Director	CEO, BT Global Services
Appointed Group People Director on 1 October 2011. Before joining BT, Clare was director general of workforce for the NHS and Social Care at the Department of Health. Clare was also previously group personnel director at Tesco.	Appointed CEO, BT Global Services on 1 January 2010. Jeff previously spent around 25 years with Electronic Data Systems in the US.

Roel Louwhoff	Gavin Patterson
CEO, BT Operate	CEO, BT Retail
Appointed CEO, BT Operate in July 2007. Roel was formerly President of Customer Service for BT Global Services which became the Customer Service and Network Operations.	Appointed CEO, BT Retail on 1 May 2008. Gavin was formerly Managing Director, Consumer Division, BT Retail.

Clive Selley	Nigel Stagg
CEO, BT Innovate & Design	CEO, BT Wholesale
Appointed CEO, BT Innovate & Design on 1 April 2010. Clive was formerly President of Portfolio & Service Design and prior to that, Managing Director, BT Global Platforms.	Appointed CEO, BT Wholesale on 1 September 2011. Nigel was formerly BT Business Managing Director, BT Retail.

Invitee

Olivia Garfield
CEO, Openreach
Appointed CEO, Openreach on 1 April 2011. Olivia was formerly Group Director, Strategy, Policy and Portfolio and prior to that held roles in BT Global Services. The CEO of Openreach cannot be a member of the Operating Committee under the provisions of the Undertakings.

The Operating Committee has collective responsibility for running the group’s business. To do that, it develops BT’s strategy and budget for Board approval, recommends to the Board capital expenditure and investment budgets, monitors financial, operational and customer quality of service performance, reviews the Group Risk Register and its individual risks, allocates resources across BT within plans agreed by the Board, plans and delivers major programmes, and reviews the senior talent base and succession plans. The Company Secretary attends all meetings.

Within BT’s corporate governance framework, approved by the Board, the Operating Committee can approve, up to limits beyond which Board approval is required, capital expenditure, and disposals of fixed assets, investments and divestments. It can, and has, delegated some of these approvals, up to its own limits, to sub-committees such as the Design Council and to senior executives.

70	Governance

Reports of the Board Committees

Audit & Risk Committee Chairman’s report

Who we are

I took over from Phil Hodkinson as Chairman of the Audit & Risk Committee on 1 January 2012. The membership of the Committee and attendance at meetings is set out opposite.

Although not members of the Committee, the Group Finance Director, Company Secretary, Director Internal Audit and Director Group Financial Control attend each meeting as does the lead audit partner from our external auditors. The external auditors are not present when we discuss their performance and/or remuneration.

The Board considers that the Committee’s members have broad commercial knowledge and extensive business leadership experience, having held between them various roles in major business, Government, financial management, treasury and financial function supervision and that this constitutes a broad and suitable mix of business and financial experience. The Board has determined that Phil Hodkinson and I have recent and relevant financial experience as required by the provisions of the Code and that we constitute ‘audit committee financial experts’ for the purposes of the Sarbanes-Oxley Act.

After each Committee meeting I report to the Board on the main issues that the Committee discussed.

Committee members

	Meetings
Member	Eligible to attend	Attended

Nick Rose (Chairman)	6	6
Clay Brendish[a]	3	3
Rt Hon Patricia Hewitt	6	5
Phil Hodkinson	6	6
Carl Symon[b]	5	5
Jasmine Whitbread[c]	1	1

[a]	Clay Brendish retired from the Committee on 31 August 2011.
[b]	Carl Symon retired from the Committee on 13 January 2012.
[c]	Jasmine Whitbread joined the Committee on 14 December 2011.

Our role

The Committee’s terms of reference are available on our website at www.bt.com/committees

External audit

We recommend the appointment and re-appointment of the external auditors and consider their resignation or dismissal, recommending to the Board appropriate action to appoint new auditors.

We assess the performance of the external auditors annually by seeking views on their performance from key stakeholders across the group. The results of the assessment are reported to the Committee. The external auditors are required to rotate the lead partner every five years, and other partners that are responsible for the group and subsidiary audits every seven years. The lead partner currently responsible for BT’s audit is completing his third year. No contractual obligations exist that restrict the group’s choice of external audit firm.

We discuss with the auditors the scope of their audits before they commence, review the results and consider the formal reports of the auditors and report the results of those reviews to the Board.

Independence of the external auditor

As a result of regulatory or similar requirements, it may be necessary to employ the external auditors for certain non-audit services. In order to safeguard the independence and objectivity of the external auditors, the Board has determined policies as to what non-audit services can be provided by the external auditors and the approval process related to them. Under those policies, work of a consultancy nature is not to be offered to the external auditors unless there are clear efficiencies and value-added benefits for the company. The overall policies and processes to implement them were reviewed and appropriately modified in the light of the provisions of the Sarbanes-Oxley Act relating to non-audit services that external auditors may not perform.

Internal audit

We review internal audit and its relationship with the external auditors, including plans and performance. Additionally we monitor, review and report on risk management processes and the standards of risk management and internal control, including the processes and procedures for ensuring that material business risks, including risks relating to IT security, fraud and related matters, are properly identified and managed. On behalf of the Board, we review the group’s risk profile, endorse a programme of testing of the risk mitigations and controls that underpin the group’s assessment of residual risk and review the group’s current risk exposure and capability to identify new risks.

Internal controls and risks

We review the disclosures made by the Chief Executive and Group Finance Director during the certification process for the Annual Report & Form 20-F about the design and operation of internal controls or weaknesses in the controls, including any fraud involving management or other employees who have a significant role in the company’s financial controls. The Board, as required by UK law, takes responsibility for all disclosures in the Annual Report & Form 20-F. We also receive reports on the processes for dealing with complaints received by the company regarding accounting, internal accounting controls or auditing matters. This includes the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, ensuring arrangements are in place for the proportionate, independent investigation and appropriate follow up of such matters.

Financial reporting

We review BT’s published financial results, the Annual Report & Form 20-F and other published information for statutory and regulatory compliance and report our views

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Reports of the Board Committees

to the Board to assist in its approval of the results announcements and the Annual Report & Form 20-F.

What we have done

We met six times in 2012 and the chart below shows how we allocated our time.

We are keen to interact with management below executive level and representatives from finance and internal audit have been invited to attend meetings.

The Committee sets time aside at each meeting to seek the views of the internal and external auditors in the absence of management.

Our principal activities during the year were:

External audit

PricewaterhouseCoopers LLP have been the company’s auditors for many years and we carried out the annual review of their performance by gathering feedback from Committee members and senior management, and by considering reports on the audit firm’s own internal quality control procedures and assessment of independence. Having assessed the responses we did not consider it necessary to require them to tender for the audit. The appointment of PricewaterhouseCoopers as auditor is subject to shareholder approval each year at the AGM.

We approved the auditor’s group audit plan after discussion with them. The auditors explained to us the programme of work they planned to undertake to ensure that the identified risks did not lead to a material misstatement of the financial statements. Where they thought it would be effective to do so, this work included the evaluation and testing of the group’s own internal controls.

We discussed these issues with them again at the time of their review of the half-year summary financial statements and again at the conclusion of their audit of the financial statements for the year. As they concluded the audit, they explained:

•

the work they had done to test management’s assumptions and estimates, in particular in relation to major contracts in BT Global Services and BT Wholesale, and how they had satisfied themselves that these were reasonable

•	they had reviewed the group’s application of its accounting policies

•	the results of their testing of the controls and other procedures carried out in the major overseas locations and the issues they had found there.

The auditors also reported to us the misstatements that they had found in the course of their work and the Committee confirmed that there were no such material items remaining unadjusted in the financial statements.

Independence of the external auditor

We monitored the extent of non-audit services being performed by the external auditors and approved any services not included on the list of services the Committee has pre-approved, before the work was undertaken. We also monitored the level of non-audit fees paid to the auditors. Details of non-audit services carried out by the external auditors are in note 8 to the consolidated financial statements.

Internal audit

We reviewed promptly all material reports on the company from the internal auditors and ensured that appropriate action was taken on issues arising from such reports, including monitoring management’s responsiveness to the findings and recommendations of the internal auditors. We received an annual report on the performance of internal audit.

Internal controls and risk management

Risk management is given special attention by us and during the year we have heard from each line of business and internal service unit CEO on the key risks in their part of the business and the actions that are being taken to address them. In addition, one of our meetings focused solely on risk and the Chief Executive discussed the group’s enterprise-wide risk management processes, the key risks facing the group as a whole and the group’s risk appetite. We reviewed the internal control requirements under the Code including the risk management processes.

We received updates on the BT Global Services major contracts review, annual reports on whistleblowing and litigation trends, and updates on major litigation and BT security.

Financial reporting

We reviewed the Annual Report & Form 20-F 2011, together with annual, half-year and quarterly results for recommendation to the Board.

Effectiveness

Our performance is reviewed annually by inviting Committee members, key executives and the external auditors to complete questionnaires. The results showed that we continue to be effective in terms of both behaviours and processes. We undertook our annual review of the Committee’s terms of reference and agreed that they remained appropriate subject to minor amendments that were approved by the Board.

Nick Rose

Chairman of the Audit & Risk Committee

9 May 2012

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Nominating & Governance Committee Chairman’s report

Who we are

At the request of the Board, I chair the Nominating & Governance Committee although I would not participate in any discussion concerning the selection and appointment of my successor.

The membership of the Committee and attendance at meetings is set out below. With the exception of Clay Brendish, all members of the Committee served throughout 2012.

The Company Secretary and, where appropriate, at the invitation of the Chairman, the Chief Executive attends the Committee’s meetings.

Committee members

	Meetings
	Eligible
Member	to attend	Attended

Sir Michael Rake
(Chairman)	4	4
Tony Ball	4	4
Clay Brendish[a]	2	2
Eric Daniels	4	4
Rt Hon Patricia Hewitt	4	4
Phil Hodkinson	4	4

[a]	Clay Brendish retired from the Committee on 31 August 2011.

Our role

The Committee’s terms of reference are available on our website at www.bt.com/committees

As we reported last year, the remit of the Committee has been extended giving it the responsibility for oversight of governance and compliance issues as well as our existing role of making sure there is an appropriate balance of experience and abilities on the Board.

Nominating

We keep under review the size and composition of the Board and the need to refresh the membership so that we have the appropriate balance of skills, experience, independence and knowledge of the group. This includes keeping under review our policy on Board diversity including gender and any measurable objectives set for implementing the policy. In conjunction with the skills matrix for the Board that we have developed, we identify the specific experience and skills that we are looking for and consider candidates that are put forward by the Board and external consultants. We ensure that diversity is considered as part of the shortlist process drawn up by our external consultants and, having met potential candidates, the Committee makes a recommendation to the Board.

We advise the Board on succession planning for all Board appointments (and the Company Secretary). We also make recommendations to the Board on the re-appointment of non-executive directors at the end of their terms of office. We keep under review the time required of the non-executive directors to carry out their duties and commitments and the number of external directorships held by the Board and the members of the Operating Committee.

Governance and compliance

We consider, determine and review BT’s governance and compliance in particular regarding corporate governance, ethics, business principles, international trade and data preservation and protection in the UK and around the world. We keep under review the governance structure of the group including our regional approach to governance. We review the processes for and effectiveness of, the whistleblowing procedures within BT and have a code of ethics for the Chief Executive, Group Finance Director and senior finance managers as required by the Sarbanes-Oxley Act. Corporate governance developments around the world (such as data protection) are monitored for their impact on the business. The Committee’s terms of reference include reviewing the policy on where BT does business, the training and communication of governance and compliance policies, and the approach to appointments to subsidiaries and associated companies’ boards and conflicts of interest.

What we have done

We met four times in 2012 and the chart below shows how we allocated our time.

Nominating

Board membership

During the year we reviewed the composition and skills matrix of the Board and highlighted a few areas where additional expertise would be beneficial, namely technology and specific geographic understanding. These would be considered in future board appointments.

Having assessed and met with several potential candidates, a number of the Committee interviewed Karen Richardson and recommended to the Board her appointment as a non-executive director. We felt that this appointment would help strengthen our diversity and the Board’s overall technology skills as Karen brings valuable experience in US technology and internet businesses.

We recommended to the Board that the appointment of Phil Hodkinson be extended for three years (terminable on three-months’ notice) following the expiry of his second three-year term, subject to rigorous

Governance	73
Reports of the Board Committees

evaluation of his performance. We reviewed Phil Hodkinson’s other roles to assure ourselves that he continues to be independent in character and judgement and that there are no relationships or circumstances that are likely to affect this judgement. This and all other BT Board appointments are subject to automatic termination in the event of a director not being re-elected by shareholders at the AGM.

Diversity

We considered the recommendations made by Lord Davies on diversity on Boards and indicated a strong support for the principle of diversity in its widest sense. We have since adopted a diversity policy for the Board. Currently BT has 27% female representation on the Board and our aim is to continue to have at least 25%. We believe strong and effective leadership in the attraction and appointment process will make sure that BT remains an organisation based on merit and provides the opportunity for talented individuals, whatever their background, to lead our business.

The internal questionnaire for the next annual Board evaluation (mentioned below) asks for, among other things, further views on the composition of the Board, including diversity, and this will be reported back to the Board at a meeting early in 2013.

Governance framework

We reviewed the membership and chairs of the Board Committees and made some recommendations to the Board which resulted in:

•	Nick Rose taking over from Phil Hodkinson as Chairman of the Audit & Risk Committee from 1 January 2012 and becoming a member of the Remuneration Committee in December

•	Phil Hodkinson becoming Chairman of the EAB from 14 January 2012

•	Jasmine Whitbread becoming a member of the Audit & Risk Committee in December 2011

•	Dame Ellen MacArthur’s membership of the CSRB being extended for a further three years

•	Clare Chapman, Group People Director, becoming a member of the CSRB from 1 January 2012 and a member of the BT Pensions Committee in September 2011.

Having undertaken an external evaluation of the Board in 2012, we agreed that the next Board evaluation should be conducted internally by electronic questionnaire. This was sent out in March by the Company Secretary. The Chairman will also conduct one-to-one interviews with directors on their performance and the Senior Independent Director will conduct the annual evaluation of the Chairman. The Company Secretary will present the results of the questionnaire to the Board for discussion early in 2013.

The terms of reference of the Committee have been reviewed and some changes recommended to the Board which were approved in April 2012. The key changes include reflecting that we now meet quarterly and changing the quorum from three to two (in line with BT’s other Board Committees) and specifically keeping under review the policy on Board diversity.

An evaluation of the effectiveness of the Committee is being undertaken by questionnaire sent out in March 2012 and the results will be reported back to the Committee at their next meeting in June 2012.

We reviewed the number of external directorships held by the Chairman and members of the Board and Operating Committee and we have agreed that the job descriptions for the Chairman and Chief Executive be updated.

Governance and compliance

Governance and compliance programme

During the year we have reviewed and endorsed BT group-wide policies on marketing development funds, conflicts of interest, gifts and hospitality, agents and personal data. We also reviewed the whistleblowing procedures and confidential hotline and received a summary of key cases, issues and statistics as well as looking at outcomes of key cases.

Regional governance committees

At each meeting we receive an update on the meetings held by the five regional governance committees (RGCs): UK and Republic of Ireland; US and Canada; Europe, Middle East and Africa; Latin America; and Asia Pacific and the India sub-committee, together with the minutes of those meetings. We also receive an update on progress against key performance indicators. Each RGC reviews the same core issues together with any governance or compliance items that are specific to that region. They have also developed a risk register for their region and work is in progress to ensure these are aligned with both the BT group and individual lines of business registers. Work is also underway to support the top-down and bottom-up cascade of risk between the RGC and the countries in that region. The members of the Committee have a standing invitation to join the RGC meetings and Patricia Hewitt has attended a number of Asia Pacific and India meetings and Eric Daniels attended a meeting of the Latin America RGC.

During the year each RGC chair has presented at a Committee meeting and highlighted both the achievements of the RGC so far and also the focus areas for the year ahead, such as the roll-out of the policy on agents.

The minutes of the Nominating & Governance Committee meetings are sent, at their request, to directors who are not members of the Committee, where appropriate to do so.

Sir Michael Rake

Chairman of the Nominating & Governance Committee

9 May 2012

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BT Pensions Committee Chair’s report

Who we are

I chair the BT Pensions Committee, and the membership of the Committee and attendance at meetings is set out below:

Committee members

	Meetings
	Eligible
Member	to attend	Attended
Rt Hon Patricia
Hewitt (Chair)	5	5
Sir Michael Rake	5	4
Phil Hodkinson	5	5
Ian Livingston	5	4
Alex Wilson[a]	1	0
Clare Chapman[b]	4	4
[a] Alex Wilson retired from the Committee on 31 October 2011.
[b] Clare Chapman joined the Committee on 1 January 2012.

Our role

The Committee’s terms of reference are available on our website at www.bt.com/committees

Our activities are principally focused on oversight of the BT Pension Scheme (BTPS). With input and recommendations from executive management, we are responsible for: reviewing and approving BT’s risk management activities in relation to the BTPS; monitoring performance of the BTPS; discussing the BTPS investment strategy, and considering matters of policy and strategy concerning pensions that are significant to the group.

We also report and make recommendations to the Board on:

•	matters which we consider are of strategic importance to BT

•	matters involving a significant financial impact of over £100m (in accordance with the key policies of BT’s Governance Framework)

•	the BTPS triennial funding valuation and associated recovery plan

•	strategic changes to benefits that require rule changes or changes to the BTPS Trust Deed and Rules.

What we have done

We met five times in 2012 and the chart below shows how we allocated our time.

Our work fell into five main areas:

Triennial valuation

We received regular reports on the progress of the triennial funding valuation process and Trustee negotiations. We recommended the approach to the 2011 triennial funding valuation and recovery plan for final agreement by the Board. The Committee endorsed the proposal to move the date for triennial valuations from 31 December to 30 June with effect from June 2011, enabling the Trustee and BT to complete the valuation within BT’s financial year. We believe that the agreement reached between the company and the Trustee is good for BTPS members, our investors and other stakeholders. This was a significant workstream in the year and the valuation results are discussed in more detail on page 58.

BTPS performance

We received regular reports on the performance of the BTPS and held two joint meetings with the BTPS Trustee board in 2012 to discuss the BTPS performance, investment strategy and any proposed changes.

Risk management

We considered and agreed, where appropriate, proposals for pensions risk reduction activities.

We have reviewed various risk management strategies in the year and agreed that any exercises providing additional options to members must include transparent, clear and comprehensive communications.

Global pensions benefits

We regularly considered reports from the executive management group on policy and strategy matters significant to the BT group in relation to all BT pension and benefit schemes other than the BTPS.

Crown Guarantee

We received regular reports, agreed the approach to and monitored progress of the Crown Guarantee case which was heard in the High Court during the year.

Rt Hon Patricia Hewitt

Chair of the BT Pensions Committee

9 May 2012

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Committee for Sustainable and Responsible Business Chairman’s report

Who we are

The membership of the Committee for Sustainable and Responsible Business (CSRB) is set out opposite. With the exception of Clare Chapman, Group People Director, all other Committee members served throughout the year. In addition, Niall Dunne, the Chief Sustainability Officer, attends all meetings at the invitation of the Committee.

The Committee has a diverse membership, which is designed to bring as wide a range of views as possible to the review of corporate responsibility and sustainable business within BT.

Our role

With input and recommendations from executive management we develop the corporate responsibility (Better Future) strategy for the group globally (including wholly-owned subsidiaries) for approval by the Board. We oversee corporate responsibility, environment and community activities, including charitable expenditure and the strategy for maximising our contribution to society. This role is also an integral part of meeting the strategic priority of the company being a responsible and sustainable business leader.

The Committee’s terms of reference are available from the Company Secretary.

We also interact with the independent Leadership Advisory Panel (the Panel) chaired by Jonathon Porritt. The Panel provides advice on corporate responsibility issues, and the Panel Chair attends one CSRB meeting per year. The Panel produces an annual statement which is set out in our Better Future report.

The group annually approves investment for sustainable and responsible business. For the year ended 31 March 2012, this investment target was a minimum of 1% of adjusted profit before taxation (based on 2011 results). This investment is split between programmes

Committee members
		Meetings
		Eligible
Member		to attend	Attended

Sir Michael Rake	Chairman	4	4
Clay Brendish[a]	Non-executive director	1	0
Clare Chapman[b]	Group People Director	1	1
Lord Michael Hastings	Independent member	4	3
Phil Hodkinson	Non-executive director	4	4
Baroness Margaret Jay	Independent member	4	4
Dame Ellen MacArthur	Independent member	4	3
Gavin Patterson	Executive director	4	4
Larry Stone	President Group Public and Government Affairs	4	3
Jasmine Whitbread	Non-executive director	4	3
Alex Wilson[c]	Group HR Director	2	0

[a] Clay Brendish retired from the Committee on 31 August 2011.
[b] Clare Chapman joined the Committee 1 January 2012.
[c] Alex Wilson retired from the Committee on 31 October 2011.

directed by the Committee and activities embedded in the lines of business. Investment comprises contributions in cash and also in time through employee volunteering.

What we have done

The CSRB met four times in 2012. We have overseen and approved investment in projects which make a difference for the communities in which we operate and our environment with a focus on building stronger communities both through the use of technology and supporting volunteering activities of employees. The investment is split 55:45 between volunteering activities by our employees and cash funding. The investment by the group in 2012 was £31.9m (in time, cash and in-kind support) and broken down into strategic priorities as follows:

A key development supported by us was the launch in April 2011 of MyDonate, which allows individuals to make donations to charities without the deduction of any charges from the donation. Further information on MyDonate can be found on page 164.

I, and the other members of the CSRB, are always keen to see first hand the impact of the projects in the communities that we support. This year we travelled to South Wales and visited Valley Kids, a Get IT together digital inclusion project, Care & Repair Cymru and St John Cymru who have all received support either through direct funding or volunteering by our employees.

Sir Michael Rake

Chairman of the Committee for Sustainable and Responsible Business

9 May 2012

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Report on Directors’ Remuneration

Review of the year

The Committee concluded the strategic review of remuneration policy begun in 2011, which was designed to ensure that our approach to remuneration remained fit for purpose for the period ahead. As a result of that review, we made a number of changes that were reported to investors in the 2011 Directors’ Remuneration Report and approved with a vote of 94.7% at the 2011 AGM. In particular, reflecting the group’s long-term strategy, we decided that underlying revenue growth (excluding transit) should form 20% of the performance target for the Incentive Share Plan (ISP). We also increased the element of the annual bonus linked to personal and role-specific objectives, again reflecting the company’s long-term strategy.

The changes to the ISP were applied to awards made in June 2011; changes to the annual bonus took effect for the year ended 31 March 2012. We are not proposing further significant changes to the remuneration policy and structure in 2013.

Outcomes for the year

The group has delivered good results for the year, continuing the improvement in financial performance over the past three years and reflecting the executive team’s commitment to deliver value for our shareholders.

For the year ending 31 March 2009 adjusted free cash flow was £772m. In 2012, adjusted free cash flow was £2.5bn. From 31 March 2009 to 30 March 2012, the BT share price increased from 78p to 226p, with a total shareholder return (TSR) of 224%. The outcomes for adjusted EPS, adjusted cash flow and customer service improvement key performance indicators are set out on page 4. As a result, shares awarded to executive directors under the 2009 ISP will vest in full for the first time, clearly demonstrating the link between pay and performance (see page 80). The Committee was pleased to see that around 20,000 employees who have participated in the 2009 three-year Sharesave all-employee share option plan also stand to benefit directly from this performance.

Performance over the last year has delivered a TSR of 27%, placing BT second against its comparator group of companies (see page 80). Demanding targets for cash generation were exceeded, adjusted EPS grew by 13%, this was around target performance (demonstrating the degree of challenge posed by the Committee in setting targets) whilst customer service also continued to improve. As a result, the Chief Executive was awarded a bonus of 116% of target (73% of the maximum opportunity), compared with 126% of target (79% of the maximum opportunity) for the previous year. Half of the bonus will be paid in cash, with the remaining half deferred into shares receivable in three years’ time, subject to continued employment as well as a clawback condition.

The table below sets out the summary of remuneration received by and expected to be granted to executive directors in respect of their service in 2012.

Looking ahead

Despite the performance achieved the executive directors, and those senior executives reporting directly to the Chief Executive, have requested that they not be considered for any salary increase, in 2013.

The Committee pays particular attention to the pay and conditions of all our employees. As we reported last year, salary increases for direct reports to the Chief Executive (including executive directors) were consistent with salary increases for employees over the same period.

Over the next year, while executive directors’ salaries remain unchanged, UK team members will benefit from an average 3% increase (the third year of a three-year pay deal) together with a bonus of £250 (equivalent to nearly 1% of average pay). The salary for the Chief Executive and that of UK team members has been closely linked as set out below.

	2010	2011	2012	2013
Chief Executive	0%	5.88%[a]	2.78%	0%
UK team members	0%[b]	3%	3%	3%

[a] The Chief Executive donated the difference between 5.88% and 3% to charity (the BT Benevolent Fund).
[b] Team members in the UK were awarded a £400 non-consolidated lump sum award.

We continue to consult with major investors and their representative bodies, including the Association of British Insurers (ABI), and National Association of Pension Funds (NAPF) and have participated actively in the consultations launched by the Department for Business, Innovation and Skills (BIS). We welcome proposals for increased transparency and continue to take best practice guidelines into account in preparing this report. Although BIS has not yet finalised its proposals, we believe that the approach taken by BT in recent years will leave us well placed to address any changes.

Rt Hon Patricia Hewitt

Committee Chair

9 May 2012

Summary remuneration of executive directors in 2012
	Ian Livingston	Tony Chanmugam	Gavin Patterson
Base salary	£925,000	£535,000	£570,000
Annual bonus
cash	£1,344,000	£605,000	£613,000
deferred shares[a]	626,715 shares	211,475 shares	214,348 shares
Incentive shares to vest[b]	2,222,929 shares	1,035,186 shares	1,089,668 shares
Pension[c]	£220,000	£159,000	£119,000
Other benefits	Company car, fuel or driver, personal telecommunications facilities, life and medical cover, financial planning and home security

[a]	Award of deferred shares expected to be granted in June 2012. An estimate of the number of shares to be granted has been calculated using the closing market share price of 214.5p on 8 May 2012.
[b]	ISP awards of shares granted in June 2009, covering the performance period 2010-2012, that will vest in May 2012.
[c]	Pension allowance paid in cash.

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This part of the Report is a summary of key elements of our directors’ remuneration. Pages 84 to 88 are subject to audit.

The Remuneration Committee

This section describes the membership and role of the Committee.

Who we are

Patricia Hewitt chairs the Remuneration Committee, made up of independent non-executive directors, which met five times during the year. Committee attendance is set out below. Patricia Hewitt and Eric Daniels were members throughout 2012.

Committee members	Meetings
Member	Eligible to attend	Attended
Rt Hon Patricia Hewitt (Chair)	5	5
Tony Ball[a]	3	3
Eric Daniels	5	5
Nick Rose[b]	2	2
Carl Symon[c]	3	3

[a] Tony Ball was appointed to the Committee on 5 May 2011.
[b] Nick Rose was appointed to the Committee on 14 December 2011. [c] Carl Symon retired from the Committee on 13 January 2012.

In addition to the Committee members, the Chairman and Chief Executive are invited to attend meetings, except in instances where their own remuneration is discussed, or other circumstances where their attendance would not be appropriate.

Our role

The Remuneration Committee agrees the framework for the remuneration of the Chairman, the executive directors and certain senior executives. This includes the policy for all cash remuneration, executive share plans, service contracts and termination arrangements. The Committee approves salaries, bonuses and share awards for executive directors and certain senior executives. The Committee approves new executive share plans and any changes and makes recommendations to the Board which require shareholder approval and oversees their operation. The Committee also determines the basis on which awards are granted under the executive share plans to executives reporting to the senior management team.

The Committee’s terms of reference are available on our website at www.bt.com/committees

Advisors

The Committee received advice during the year from independent remuneration consultants Towers Watson and from Deloitte LLP. Deloitte LLP replaced Towers Watson during the year following a competitive tender exercise conducted by the Committee. The independent remuneration consultants attended Committee meetings when major remuneration issues were discussed. Deloitte LLP also provided the company with advice on corporate and indirect taxes, regulatory and risk issues, pensions and additional consultancy services. Towers Watson also provided the company with consultancy services on general human resources (HR) and pension issues. The Committee regularly consults the

Chief Executive, the Group People Director, the HR Director, Reward and Employee Relations, and the Company Secretary.

Remuneration principles

Our policy remains to maintain a competitive remuneration package that will attract, retain and motivate a high quality top team, avoid excessive risk taking and align their interests with those of shareholders.

We believe in pay for performance against challenging targets. We aim to set base salaries below the median for our comparator group, while setting stretching goals for the annual bonus (including deferred shares) and long-term incentive shares.

A significant proportion of the total remuneration package is therefore variable and linked to corporate performance. The Committee reviews the performance targets regularly to ensure that they are both challenging and closely linked to the group’s strategic priorities. Furthermore, because a large part of the remuneration package is delivered in shares and senior executives are required to build up a significant shareholding themselves, they are directly exposed to the same gains or losses as all other shareholders.

The Committee believes that the free cash flow and revenue performance measures set are challenging, and the financial performance necessary to achieve awards towards the upper end of the range for each target, is stretching. Targets for threshold performance are established at above market consensus at the time they are set.

In setting directors’ remuneration, the Committee takes account of the remuneration of other companies of similar size and complexity, using a comparator group defined with the assistance of our independent remuneration consultants. The Committee also takes into account the pay and employment conditions of all our employees.

BT operates in a number of different environments and has many employees who carry out diverse jobs across a number of countries:

•	all employees, including directors, are paid by reference to the market rate

•	performance is measured and rewarded through a number of performance-related bonus schemes across the group

•	business unit performance measures are cascaded down through the organisation

•	BT offers employment conditions that reflect our values and are commensurate with a large publicly listed company, including high standards of health and safety and equal opportunities

•	BT operates all-employee share plans which are open to all employees and executive directors alike

•	BT offers benefits which are available to everyone.

The Committee continues to keep under review the relationship of risk to remuneration. The Chair of the Audit & Risk Committee is a member of the Remuneration Committee and the Chair of the Remuneration Committee is also a member of the Audit & Risk Committee. The largest single driver of on-target remuneration remains adjusted free cash flow (30% of the Chief Executive’s variable pay at target), reflecting the importance of free cash flow to invest in the business, reduce net debt, support the pension fund and pay progressive dividends.

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The Committee is also satisfied that the incentive structure for senior executives does not raise environmental, social or governance (ESG) risks by inadvertently motivating irresponsible behaviour. Part of the annual bonus depends upon an individual assessment of each senior executive’s personal contribution to ESG measures, including results of the regular employee surveys and health and safety outcomes.

The Committee retains absolute discretion to reduce variable compensation in light of risk and the group’s overall performance. We would only use this in exceptional circumstances.

Remuneration in 2012

Remuneration for 2012 is set out below.

Salaries

Salaries are reviewed annually. A salary increase was received by executive directors in June 2011. The executive directors have requested that the Committee not consider them for any salary increase for the year 2013 and accordingly executive director salaries will remain unchanged.

Annual bonus

Executive directors are eligible for an annual bonus based on corporate performance targets, ESG measures and individual targets. The customer service element of annual bonus is only paid if a minimum EPS threshold is achieved. The annual bonus is paid in two elements, a cash element, and a deferred element paid in shares. The deferred share element is subject to clawback provisions as set out on page 81 and deferred shares must be held for three years before they vest. There are no additional performance conditions on the deferred shares, other than a requirement for continued employment, and there is no matching of deferred shares by the company. The Committee considers that awarding shares on a deferred basis acts as a retention measure and contributes to the alignment of management with the long-term interests of shareholders. Deferred shares awarded to executive directors in 2012 and in previous years are set out on page 85. Annual bonus payments are not pensionable.

The levels for bonus element are set out below.

Level of bonus for executive directors
	Chief Executive	Executive directors
Annual cash bonus	target 125% salary maximum 200% salary	target 100% salary maximum 150% salary
Deferred bonus in	target 125% salary	target 75% salary
shares	maximum 200% salary	maximum 112.5% salary
Total bonus	target 250% salary	target 175% salary
	maximum 400% salary	maximum 262.5% salary

Annual bonuses in 2012 were assessed by the Committee based on a number of factors. The annual bonus structure for 2012 is set out below:

For the Chief Executive and Group Finance Director, the customer service element of bonus was increased from 20% to 25%, and personal objective element increased from 10% to 15%. Both adjusted EPS and adjusted free cash flow were reduced from 30% to 25% of bonus. Similarly the CEO of BT Retail also had the proportion of bonus relating to adjusted EPS and adjusted free cash flow both reduced from 30% to 20%, with 15% of bonus now subject to BT Retail metrics and the proportion attributable to personal objectives increased from 10% to 15%.

The two financial targets for the annual bonus are two of our key performance indicators and have a direct impact on shareholder value, while customer service and broader objectives are vital to the company’s long-term health and growth. We do not publish details of the adjusted EPS and adjusted free cash flow targets in advance, since these are market sensitive and commercially confidential. The Committee is, however, satisfied that the measures are appropriate and that the targets are stretching.

In calculating adjusted EPS specific items are excluded as set out on page 28.

The measure for free cash flow within the annual bonus is adjusted free cash flow. Adjusted free cash flow represents the cash generated from operations after capital expenditure and financing costs but before specific items and pension deficit payments. In 2011 the measure was reported free cash flow. The use of adjusted free cash flow more closely

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aligns remuneration metrics with results delivered by the group’s trading activities and key measures of performance in our reported results.

Customer service is measured by rigorous and challenging ‘right first time’ and ‘customer issue reduction’ metrics across each line of business. Although we will keep these measures under review, they are directly linked to cost reductions as well as to customer satisfaction and are measured objectively.

The ESG measure is aligned to our strategy and is assessed by the Chief Executive for each senior executive, and by the Chairman for the Chief Executive himself. Assessment is based upon BT’s regular employee survey as well as health and safety and sustainability measures.

The Committee are satisfied that the targets set out are appropriate and stretching, for example adjusted EPS growth of 13% was around target performance.

Ian Livingston’s cash bonus represented 145.3% of his current salary (2011: 157.25%), Tony Chanmugam’s cash bonus represented 113.1% of his current salary (2011: 118.5%) and Gavin Patterson’s cash bonus represented 107.6% of his current salary (2011: 123%).

The cash element of the annual bonus is set out in the table on page 84. The deferred share element of the bonus is set out on page 85.

Incentive Share Plan

The long-term share element of executive remuneration is the Incentive Share Plan (ISP). Details of the ISP arrangements are set out below. The Chief Executive received an award of incentive shares with a value of 2.5x salary (2011: 2.5x salary). Other executive directors received awards with a value of 2x salary (2011: 2x salary). The awards of incentive shares under the ISP during the year, incentive shares awarded in prior years, and the vesting of incentive shares awarded in June 2009 under the ISP are set out on page 86.

Proportion of fixed and variable remuneration

The composition of each executive director’s performance-related remuneration, excluding pension, is as follows:

Remuneration in 2013

The Committee concluded a review of remuneration strategy during the year. The measure for free cash flow will be changed to a normalised basis consistent with our financial outlook to remove the impact of the cash tax benefit relating to pension deficit payments. This change will apply to both the 2013 annual bonus and ISP 2012 awards. The Committee is not proposing any other changes to remuneration policy and structure for 2013.

The Committee has considered the level of total remuneration that would be payable under different performance scenarios and is satisfied that, as the graph below illustrates, executive pay remains closely aligned with shareholders’ interests.

The table below sets out the proposed ISP 2012 awards that are expected to be made in June 2012. The performance criteria for the awards is set out below.

Director	ISP Award[a]
Ian Livingston	1,078,088 shares
Tony Chanmugam	498,834 shares
Gavin Patterson	531,469 shares
[a] ISP grant to be awarded. An estimate of the number of shares awarded calculated using the closing market share price on 8 May 2012.

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Long-term share-based incentives

Incentive shares

BT operates a long-term ISP (incentive shares) based on performance over three years. Shares only vest if the participant is still employed by BT and challenging performance measures have been met. For awards granted in 2009 and 2010, 50% of awards are based on relative TSR, with the other 50% based on a three-year cumulative adjusted free cash flow measure. The use of an adjusted free cash flow measure for the ISP as well as for the annual bonus reflects the importance of cash generation over both the short and medium-term. For awards granted in June 2011, a new measure for underlying revenue growth (excluding transit revenue) was added to the plan, to reflect changing strategic priorities for the group. The 2011 awards are therefore based 40% on relative TSR, 40% on cumulative adjusted free cash flow, and 20% on underlying revenue growth (excluding transit revenue) over a three-year performance period. The performance measures for the awards to be granted in June 2012 will be the same as for those granted in 2011 (other than the use of a normalised free cash flow measure to align with our outlook) with targets calibrated for the three-year performance period from 2012. The ISP 2012 awards will be made at the same level as the 2011 awards.

The Committee believes that the free cash flow and revenue performance measures are challenging, and the financial performance necessary to achieve awards towards the upper end of the range for each target, is stretching. Targets for threshold performance have been established at above market consensus at the time set.

When we set the performance measures for the ISP 2009 awards, the prior year reported cash flow was £737m. We established a three-year cumulative threshold of £4bn – to be achieved before any shares would vest – with a further £1bn performance range up to £5bn, at which point all of the shares under the cash flow element of the award would vest. The upper part of the range was considered to be extremely stretching. We met the measure in full and achieved upper quartile TSR performance (4th out of 25 companies) during the three-year period. As a result the ISP 2009 awards vest in full.

TSR for these purposes was calculated by JPMorgan Cazenove. TSR links the reward given to directors with the performance of BT against other major companies. TSR is measured against a comparator group which contains European telecoms companies and companies which are either similar in size or market capitalisation and/or have a similar business mix and spread to BT.

The TSR comparator group for awards to be granted in June 2012 comprises the following companies:

Accenture	France Telecom	Telecom Italia

AT & T	Hellenic Telecom	Telefónica

Belgacom	IBM	Telekom Austria

BSkyB	National Grid	Telenor

BT Group	Portugal Telecom	TeliaSonera

Cable & Wireless Worldwide	Royal KPN	Verizon

Cap Gemini	Swisscom	Virgin Media

Centrica	TalkTalk	Vodafone

Deutsche Telekom

The TSR comparator group is the same for awards granted in June 2011.

The TSR for a company is calculated by comparing the return index (RI) at the beginning of the performance period with the RI at the end of the period. The RI is the TSR value of a company measured on a daily basis, as tracked by independent analysts, Datastream. It uses the official closing prices for a company’s shares, adjusted for all capital actions and dividends paid. The initial RI is determined by calculating the average RI value taken daily over the three months prior to the beginning of the performance period; and the end value is determined by calculating the average RI over the three months up to the end of the performance period. This mitigates the effects of share price volatility. A positive change between the initial and end values indicates growth in TSR.

TSR vesting schedule for awards of incentive shares granted in 2011

For awards made in June 2011, 40% is based on relative TSR, 40% on a three-year cumulative adjusted free cash flow measure, and 20% on underlying revenue growth (excluding transit revenue) over three years.

The following graph shows the potential vesting of awards granted in 2011 based on the TSR element.

Historic vesting for executive share plans

Performance conditions for the incentive shares are challenging as demonstrated by the table below. Relative TSR has been the measure for many years. This measure has been retained under the current remuneration policy, although a free cash flow measure was added for awards granted in 2009 and 2010, and in 2011 an additional underlying revenue growth (excluding transit) measure was added.

The following table shows the vesting levels of BT’s incentive share awards granted to executive directors since 2005.

Historic vesting of ISP
Year of grant	Performance period	Incentive shares percentage vesting
2005	2005-2008	25%
2006	2006-2009	0%
2007	2007-2010	0%
2008	2008-2011	0%
2009	2009-2012	100%
Average annual vesting		25%

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Retention shares

Awards of retention shares are used by exception only and principally as a recruitment or retention tool. As a result, shares currently under award are not generally subject to a corporate performance target. The length of the retention period before awards vest is flexible, although this would normally be three years unless the Committee agrees otherwise. The shares are transferred at the end of the specified period if the individual is still employed by BT and any performance conditions are met. No awards of retention shares were made to executive directors, but two senior executives were granted an award in 2012.

Share options

No share options have been awarded under the Global Share Option Plan (GSOP) since 2004 and there is no intention to award options in 2013. Details of share options held by directors at the end of the financial year are shown in the table on page 87.

Clawback

The rules of the executive share plans provide for a clawback of unvested awards in circumstances where the Committee becomes aware of facts which would, in its discretion, justify such reduction.

Other share plans

The Chairman and executive directors may participate in BT’s all-employee share plans, the Employee Sharesave Scheme, Employee Share Investment Plan (ESIP) and Allshare International, on the same basis as other employees.

Dilution

Treasury shares are generally used to satisfy the exercise of share options and the vesting of share awards for the executive and all-employee share plans. At the end of 2012, treasury shares equivalent to 9.2% of the issued share capital would be required for these purposes. It is estimated that treasury shares equivalent to approximately 2.2% of the issued share capital will be required for all the employee share plans in 2013.

Other matters

Service agreements

It is group policy for the Chairman and executive directors to have service agreements, approved by the Committee, providing for one year’s notice by the company and six months’ notice by the director. All of the service agreements contain provisions dealing with the removal of a director for poor performance, including in the event of early termination of the contract by BT. The contracts of the Chairman, Ian Livingston, Tony Chanmugam and Gavin Patterson entitle them on termination of their contract by BT to payment of salary and the value of benefits (pension benefits (including life cover), health cover, dental cover and car) until the earlier of 12 months from notice of termination or the director obtaining full-time employment. No director will receive a bonus or other payments on a change of control. The Committee reviewed during the year arrangements for senior executives leaving under ‘good leaver’ circumstances and the role of the Committee in the exercise of discretion in those circumstances.

Non-executive directors’ letters of appointment

Non-executive directors have letters of appointment. They are appointed for an initial period of three years. During that period, either party can give the other at least three months’ notice of termination and the appointment automatically terminates in the event of a director not being re-elected by shareholders. The appointment of a non-executive director is terminable on notice by the company without compensation. At the end of the period, the appointment may be continued by mutual agreement. Further details of appointment arrangements for non-executive directors are set out on page 82. The letters of appointment are open for inspection by the public at the registered office of the company.

Non-executive directors’ remuneration

Seven of the directors on the Board are non-executive directors who, in accordance with BT’s Articles of Association, cannot individually vote on their own remuneration. Non-executive remuneration is reviewed by the Chairman and the Chief Executive, and discussed and agreed by the Board. Non-executive directors may attend the Board discussion but may not participate in it.

In line with the approach taken by the executive directors, no increase in fee is proposed for any non-executive director in 2013.

The basic fee for non-executive directors is £62,000 per year (2011: £62,000). There are additional fees for membership and chairing a Board Committee, details of which are given in the table below:

Committee	Member’s fee	Additional Chairman’s fee

Audit & Risk	£15,000	£15,000

Remuneration	£10,000	£10,000

Nominating & Governance	£7,500	£5,000

Other Board Committees	£5,000	£5,000

Patricia Hewitt, as Senior Independent Director, chair of the Remuneration Committee, chair of the BT Pensions Committee and a member of the Audit & Risk Committee, receives total fees of £159,500 per year. Phil Hodkinson receives an additional annual fee of £72,500 as chairman of the EAB (a Board Committee).

An additional fee of £2,000 per trip is paid to those non-executive directors travelling regularly from overseas on an inter-continental basis to Board and Board Committee meetings.

To align further the interests of the non-executive directors with those of shareholders, the company’s policy is to encourage these directors to purchase, on a voluntary basis, BT shares to the value of £5,000 each year. The directors are asked to hold these shares until they retire from the Board. This policy is not mandatory. Current shareholdings are shown on page 83.

No element of non-executive remuneration is performance-related. Non-executive directors do not participate in BT’s bonus or employee share plans and are not members of any of the company pension schemes.

Committee evaluation

The Committee reviews its performance with Board members and other participants. We continued to strengthen the Committee’s performance, for example by providing time before each meeting for private discussions between members and its advisors.

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Directors’ service agreements and letters of appointment

The dates on which directors’ initial service agreements/letters of appointment commenced and the current expiry dates are as follows:

Chairman and executive directors	Commencement date	Expiry date of current service agreement or letter of appointment
Sir Michael Rake I Livingston T Chanmugam G Patterson	26 September 2007 1 June 2008 1 December 2008 1 June 2008	The contract is terminable by the company on 12 months’ notice and by the director on six months’ notice.
Non-executive directors
P Hodkinson	1 February 2006	Letter of appointment was for an initial period of three years. The appointment was extended for three years in February 2012.
J E Daniels P Hewitt	1 April 2008 24 March 2008	Letters of appointment were for an initial period of three years. The appointments were extended for three years in March 2011.
T Ball	16 July 2009	Letter of appointment is for an initial period of three years.
N Rose J Whitbread	1 January 2011 19 January 2011	Letters of appointment are for an initial period of three years.
K Richardson	1 November 2011	Letter of appointment is for an initial period of three years.

There are no other service agreements, letters of appointment or material contracts, existing or proposed, between the company and the directors. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which any director or executive officer was selected to serve. There are no family relationships between the directors. The appointment of non-executive directors is terminable by the Company or the director on three months’ notice with automatic termination in the event of not being re-elected by shareholders.

Outside appointments

The Committee believes that there are significant benefits, to both the company and the individual, from executive directors accepting non-executive directorships of companies outside BT. The Committee will consider up to two external appointments (of which only one may be to the Board of a major company), for which a director may retain the fees. Ian Livingston receives an annual fee of £25,000 as a non-executive director of Celtic and an additional annual fee of £5,000 for chairing the audit committee. Gavin Patterson is a non-executive director of British Airways for which he receives an annual fee of £50,000 and the benefit of free BA flights.

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Executive share ownership

The Committee believes that the interests of the executive directors should be closely aligned with those of shareholders. The deferred shares and incentive shares provide considerable alignment. The directors are encouraged to build up a shareholding in the company over time by retaining shares which they have received under an executive share plan (other than shares sold to meet a National Insurance contribution or income tax liability) or from a purchase in the market. The Chief Executive is required to build up a shareholding of 2x salary and the remaining executive directors 1.5x salary.

Current shareholdings are set out below.

Directors’ interests

The interests of directors holding office at the end of the year, and their families, in the company’s shares at 31 March 2012 and 1 April 2011, or at date of appointment if later, are shown below:

	Number of shares

Beneficial holdings	2012	2011
Sir Michael Rake	116,430	109,710

I Livingston[a]	1,270,335	1,155,545

T Chanmugam[a]	251,149	224,416

G Patterson[a]	486,986	439,473

T Ball	15,000	15,000

J E Daniels	12,647	12,647

P Hewitt	18,234	12,391

P Hodkinson	22,857	16,683

N Rose	50,000	50,000

K Richardson[b]	–	–

J Whitbread	2,940	640
Total	2,246,578	2,036,505
[a]	Includes free shares awarded under the ESIP.
[b]	Karen Richardson joined the Board on 1 November 2011.

During the period from 1 April 2012 to 9 May 2012, there were no movements in directors’ beneficial holdings.

The directors, as a group, beneficially own less than 1% of the company’s shares.

Total Shareholder Return

This graph illustrates, as required by the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008, the performance of BT Group plc measured by TSR relative to a broad equity market index over the past five years. We consider the FTSE100 to be the most appropriate index against which to measure performance for these purposes, as BT has been a constituent of the FTSE100 throughout the five-year period, and the index is widely used. TSR is the measure of the returns that a company has provided for its shareholders, reflecting share price movements and assuming reinvestment of dividends.

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Remuneration review

The following sets out the full review of directors emoluments, including bonus and deferred bonus, and long-term incentive plans and pension arrangements. The remainder of the Report on Directors’ Remuneration is subject to audit.

Directors’ emoluments

Directors’ emoluments for the financial year 2012 were as follows:

	Basic salary and fees £000	Pension allowance net of pension contributions[a] £000	Total salary and fees £000	Annual cash bonus[b] £000	Expense allowance £000	Other benefits excluding pension £000	Total 2012 £000	Total 2011 £000
Sir Michael Rake[c]	650	–	650	–	–	22	672	638

I Livingston[c]	921	220	1,141	1,344	–	20	2,505	2,359

T Chanmugam[c,d]	531	159	690	605	19	15	1,329	1,290

G Patterson[c,d]	563	119	682	613	19	21	1,335	1,300

T Ball	79	–	79	–	–	–	79	73

C Brendish[e]	37	–	37	–	–	–	37	82

J E Daniels	80	–	80	–	–	–	80	76

P Hewitt	160	–	160	–	–	–	160	152

P Hodkinson	121	–	121	–	–	–	121	102

K Richardson[f,g]	26	–	26	–	–	8	34	–

N Rose	82	–	82	–	–	–	82	16

C G Symon[g,h]	127	–	127	–	–	14	141	168

J Whitbread	71	–	71	–	–	–	71	14
Total	3,448	498	3,946	2,562	38	100	6,646	6,270

[a]	Pension allowance paid in cash for 2012 – see ‘Pensions’ on page 87.
[b]	Annual cash bonus. Deferred element of bonus is set out on page 85.
[c]

Other benefits include some or all of the following: company car, fuel or driver, personal telecommunications facilities and home security, medical and dental cover for the directors and immediate family, special life cover, professional subscriptions.

[d]	Expense allowance in the above table includes a monthly cash allowance in lieu of a company car or part of such allowance which has not been used for a company car.
[e]	Clay Brendish retired as a director on 31 August 2011.
[f]	Karen Richardson was appointed as a director on 1 November 2011.
[g]	Includes an additional fee for regular travel to Board and Board Committee meetings from overseas on an intercontinental basis.
[h]	Carl Symon retired as a director on 13 January 2012.

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Deferred Bonus Plan (DBP) awards at 31 March 2012

As set out on page 78, a portion of executive directors’ annual bonus is paid in the form of deferred shares. The following table sets out deferred share awards that have been granted to directors during the year and previous awards that have vested. These shares will normally be transferred to participants at the end of the three-year deferred period if those participants are still employed by BT Group.

	1 April 2011	Awarded[a]	Dividends re-invested	Vested	Lapsed	Total number of award shares 31 March 2012	Vesting date	Price at grant	Market price at vesting	Monetary value of vested award £000
I Livingston
	237,410	–	–	237,410	–	–	1/8/2011	203.00p	202.67p	£481
	287,008	–	12,342	–	–	299,350	1/8/2012	128.41p	–	–
	939,629	–	40,408	–	–	980,037	1/8/2013	134.26p	–	–
	–	711,777	30,609	–	–	742,386	1/8/2014	198.83p	–	–
T Chanmugam	55,816	–	–	55,816	–	–	1/8/2011	203.00p	202.67p	£113
	64,365	–	2,767	–	–	67,132	1/8/2012	128.41p	–	–
	270,347	–	11,625	–	–	281,972	1/8/2013	134.26p	–	–
	–	227,961	9,802	–	–	237,763	1/8/2014	198.83p	–	–
G Patterson	96,880	–	–	96,880			1/8/2011	203.00p	202.67p	£196
	101,296	–	4,355	–	–	105,651	1/8/2012	128.41p	–	–
	284,576	–	12,237	–	–	296,813	1/8/2013	134.26p	–	–
	–	243,577	10,474	–	–	254,051	1/8/2014	198.83p	–	–

[a]

Awards granted on 27 June 2011 in respect of 2011. The number of shares subject to awards was calculated using the average middle market price of a BT share for the three days prior to the grant. Awards of deferred shares in respect of 2012 will be calculated using the average middle market price of a BT share for the three days prior to grant. It is expected that awards will be granted in June 2012.

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Reports of the Board Committees

Share awards under long-term incentive schemes held at 31 March 2012

Details of the company’s shares provisionally awarded to directors, as participants under the ISP are as follows:

	1 April 2011	Awarded	Dividends re-invested	Vested	Lapsed	Total number of award shares 31 March 2012	Performance period end	Price at grant	Market price at vesting[a]	Monetary value of vested award £000
I Livingston
ISP 2009[a]	2,131,274	–	91,655	–	–	2,222,929	31/3/2012	128.41p	214.5p	£4,768
ISP 2010[b]	1,753,042	–	75,389	–	–	1,828,431	31/3/2013	134.26p	–	–
ISP 2011[c]	–	1,163,034	50,015	–	–	1,213,049	31/3/2014	198.83p	–	–
T Chanmugam
ISP 2009[a]	992,504	–	42,682	–	–	1,035,186	31/3/2012	128.41p	214.5p	£2,220
ISP 2010[b]	740,172	–	31,831	–	–	772,003	31/3/2013	134.26p	–	–
ISP 2011[c]	–	538,139	23,141	–	–	561,280	31/3/2014	198.83p	–	–
G Patterson
ISP 2009[a]	1,044,740	–	44,928	–	–	1,089,668	31/3/2012	128.41p	214.5p	£2,337
ISP 2010[b]	779,129	–	33,506	–	–	812,635	31/3/2013	134.26p	–	–
ISP 2011[c]	–	573,344	24,656	–	–	598,000	31/3/2014	198.83p	–	–

[a]

Awards granted on 7 August 2009. The number of shares subject to awards was calculated using the average middle market price of a BT share for the three days prior to the grant. 50% of each award of shares is linked to TSR compared with a group of 25 companies and 50% is linked to a three-year cumulative free cash flow measure. The market price at vesting is an estimate of the value using the closing market share price on 8 May 2012. The award will vest in full in May 2012.

[b]

Awards granted on 25 June 2010. The number of shares subject to awards was calculated using the average middle market price of a BT share for the three days prior to the grant. 50% of each award of shares is linked to TSR compared with a group of 25 companies and 50% is linked to a three-year cumulative free cash flow measure. The award will vest subject to meeting the two performance conditions on 31 March 2013.

[c]

Awards granted on 27 June 2011. The number of shares subject to awards was calculated using the average middle market price of a BT share for the three days prior to grant. 40% of each award is linked to TSR compared with a group of 25 companies, 40% is linked to a three-year cumulative free cash flow measure and 20% to a measure of underlying revenue growth (excluding transit) over three years.

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Reports of the Board Committees

Share options held at 31 March 2012

	1 April 2011		Number of shares under option
	or date of							Usual date	Usual
	appointment if						Option price per	from which	expiry
	later		Granted	Lapsed	Exercised	31 March 2012	share	exercisable	date
Sir Michael Rake	12,110	[a]	–	–	–	12,110	68p	1/8/2012	1/2/2013
	1,485	[b]	–	–	–	1,485	104p	1/8/2016	1/2/2017
I Livingston	12,110	[a]	–	–	–	12,110	68p	1/8/2012	1/2/2013
	769	[b]	–	–	–	769	104p	1/8/2016	1/2/2017
T Chanmugam	37,384	[c]	–	–	–	37,384	192p	24/6/2007	24/6/2014
	12,110	[a]	–	–	–	12,110	68p	1/8/2012	1/2/2013
G Patterson	98,178	[c]	–	–	–	98,178	192p	24/6/2007	24/6/2014
Total	174,146		–	–	–	174,146

All of the above options were granted for nil consideration.

[a]	Option granted on 7 April 2009 under the Employee Sharesave Scheme, in which all employees of the company are entitled to participate.
[b]	Option granted on 17 June 2010 under the Employee Sharesave Scheme, in which all employees of the company are entitled to participate.
[c]

Options granted under the GSOP on 24 June 2004. The exercise of options was subject to a performance measure being met. The performance measure is relative TSR compared with a group of 20 companies from the European Telecom Sector as at 1 April 2004.

The market price of BT shares at 31 March 2012 was 226.4p (2011: 185.6p) and the range during the year was 161p to 232.1p (2011: 109.9p to 191.1p).

Share awards under the Employee Share Investment Plan (ESIP) at 31 March 2012

Total number of shares 31 March 2012
I Livingston	363
T Chanmugam	679
G Patterson	247

During the year no awards of shares were granted under the ESIP.

All UK employees may participate in the ESIP. The awards are not subject to any performance conditions.

Pensions

The BT Pension Scheme (BTPS) closed to new entrants on 31 March 2001. None of the executive directors participate in future service accrual in the BTPS although Tony Chanmugam’s pension is based on his final salary. Executive directors who are members of the BTPS also benefit from a death in service lump sum of four times salary.

All new employees are eligible to join the defined contribution BT Retirement Saving Scheme (BTRSS), the successor to the defined contribution BT Retirement Plan (BTRP). The BTRSS is a group personal pension plan. For executive directors the company agrees to pay a fixed percentage of the executive’s salary each year which can be put towards the provision of retirement benefits. Executive directors who are not members of the BTPS benefit from a death in service lump sum of four times salary and a dependant’s pension of 30% of capped salary.

Pension provision for all executives is based on salary alone – bonuses, other elements of pay and long-term incentives, are excluded.

Sir Michael Rake is not a member of any of the company pension schemes, and the company made no payments towards retirement provision. BT provides him with a lump sum death in service benefit of £1m.

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Reports of the Board Committees

Ian Livingston is not a member of any of the company pension schemes, but the company has agreed to pay an annual amount equal to 30% of his salary towards pension provision. The company paid £50,000 into his personal pension plan, plus a cash payment of £219,999 representing the balance of the pension allowance for 2012. BT also provides him with a death in service lump sum benefit of four times his salary.

Tony Chanmugam is a member of the BTPS but has opted out of future pensionable service accrual. The company pays him an annual allowance equal to 30% of salary towards pension provision. A cash payment of £158,625 was made for him in 2012. BT also provides him with a death in service lump sum benefit of four times his salary.

Gavin Patterson receives an annual allowance equal to 30% of salary towards pension provision. Of this amount, £50,000 was paid as an employer contribution into the BTRSS and the balance of £118,752 was paid as a cash payment for the 2012 financial year. BT also provides him with a death in service lump sum benefit of four times his salary plus a widow’s pension of 30% of his capped salary.

The table below shows the increase in the accrued benefits, including those referred to above, to which each director who is a member of the BTPS has become entitled during the year, and the transfer value of the increase in accrued benefits.

Increases in pension benefits at 31 March 2012

					Change in		Transfer value of
					transfer value	Additional accrued	accrued benefits
					c-d less director’s	benefits earned in	in e less director’s
		Accrued pension	Transfer value of accrued benefits		contributions	the year	contributions
	2012	2011	2012	2011	2012	2012	2012
	£000[a]	£000[b]	£000[c]	£000[d]	£000	£000[e]	£000[f]
T Chanmugam[g]	202	191	4,650	4,197	453	4	73

a-d	As required by the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008.
a-b	The values represent the deferred pension to which he would have been entitled had he left the company on 31 March 2012 and 2011, respectively.
[c]

Transfer value of the deferred pension in column (a) as at 31 March 2012 calculated on the basis of actuarial advice in accordance with relevant legislation. The transfer value represents a liability of the BTPS rather than any remuneration due to the individual, and cannot be meaningfully aggregated with annual remuneration, as it is not money the individual is entitled to receive.

[d]	The equivalent transfer value but calculated as at 31 March 2011 on the assumption that the director left the company on that date.
[e]	The increase in pension built up during the year, net of inflation. The gross amount can be calculated by deducting the amount under column (b) from the amount under column (a).
[f]	The transfer value of the pension in column (e), less directors’ contributions.
[g]	Tony Chanmugam’s contributions in 2012 were £nil (2011: £nil).

Former directors

Sir Peter Bonfield received under pre-existing arrangements, a pension of £423,125 in 2012 (2011: £403,745).

Baroness Jay retired as a non-executive director on 13 January 2008 but continues as a member of the Committee for Sustainable and Responsible Business for which she receives an annual fee of £6,500.

Loans

There are no outstanding loans granted by any member of the BT Group to any of the directors, or guarantees provided by any member of the BT Group for their benefit.

Rt Hon Patricia Hewitt

Chair of the Remuneration Committee

9 May 2012

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Directors’ information

Statement of Directors’ responsibilities

The directors are responsible for preparing the Annual Report, the Report on Directors’ Remuneration and the Financial statements in accordance with applicable law and regulations. Company law requires the directors to prepare financial statements for each financial year. Under that law the directors have elected to prepare the consolidated financial statements in accordance with International Financial Reporting Standards (IFRS) as adopted by the European Union, and the parent company financial statements in accordance with UK GAAP. In preparing the consolidated financial statements, the directors have also elected to comply with IFRS, issued by the International Accounting Standards Board (IASB). Under company law the directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the state of affairs of the group and the company and of the profit or loss of the group for that period. In preparing these financial statements, the directors are required to:

•	select suitable accounting policies and then apply them consistently

•	make judgements and accounting estimates that are reasonable and prudent

•

state whether IFRS as adopted by the European Union and IFRS issued by IASB and applicable UK Accounting Standards have been followed, subject to any material departures disclosed and explained in the consolidated and parent company financial statements respectively

•	prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping adequate accounting records that are sufficient to show and explain the company’s transactions and disclose with reasonable accuracy at any time the financial position of the company and the group and enable them to ensure that the financial statements and the Report on Directors’ Remuneration comply with the Companies Act 2006 and, as regards the consolidated financial statements, Article 4 of the IAS Regulation. They are also responsible for safeguarding the assets of the company and the group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Each of the directors, whose names and functions are listed on pages 63 to 64 confirms that, to the best of their knowledge:

•

the consolidated financial statements, which have been prepared in accordance with IFRS as adopted by the European Union, give a true and fair view of the assets, liabilities, financial position and profit of the group

•

the Report of the Directors on pages 9 to 93 includes a fair review of the development and performance of the business and the position of the group, together with a description of the principal risks and uncertainties that it faces.

Significant accounting policies, critical accounting estimates and key judgements

Our significant accounting policies are set out on pages 104 to 109 of the consolidated financial statements and conform with IFRS. These policies, and applicable estimation techniques have been reviewed by the directors who have confirmed them to be appropriate for the preparation of the 2012 consolidated financial statements.

Disclosure of information to auditors

So far as each of the directors is aware, there is no relevant information that has not been disclosed to the auditors and each of the directors believes that all steps have been taken that ought to have been taken to make them aware of any relevant audit information and to establish that the auditors have been made aware of that information.

Going concern

The sections on Business, Strategy and Performance on pages 9 to 59 include information on the group structure, the performance of each of the lines of business, the impact of regulation and competition and principal risks and uncertainties. The Performance section on pages 39 to 59 includes information on our financial results, financial outlook, cash flow and net debt and balance sheet position. Notes 22, 23, 24 and 26 of the consolidated financial statements include information on the group’s investments, cash and cash equivalents, borrowings, derivatives, financial risk management objectives, hedging policies and exposures to interest, foreign exchange, credit, liquidity and market risks.

Alongside the factors noted above, the directors have considered the group’s cash flow forecasts, in particular with reference to the period to the end of May 2013. The directors are satisfied that this cash flow forecast, taking into account reasonably possible risk sensitivities associated with this forecast and the group’s current funding and facilities, alongside the group’s funding strategy, shows that the group will continue to operate for the foreseeable future. The directors therefore continue to have a reasonable expectation that the group has adequate resources to continue in operational existence for the foreseeable future and continue to adopt a going concern basis (in accordance with the guidance ‘Going Concern and Liquidity Risk: Guidance for Directors of UK Companies 2009’ issued by the Financial Reporting Council) in preparing the consolidated financial statements.

There has been no significant change in the financial or trading position of the group since 31 March 2012.

Independent advice

The Board has a procedure for directors, in carrying out their duties, to take independent professional advice if necessary, at BT’s expense. All directors also have access to the advice and services of the Company Secretary.

Directors’ and officers’ liability insurance and indemnity

For some years, BT has purchased insurance to cover the directors, officers and employees in positions of managerial supervision of BT Group plc and its subsidiaries against defence costs and civil damages awarded following an action brought against them in their personal capacity. The policy also covers such individuals whilst serving at the company’s request as directors of other companies or of joint ventures or on the boards of trade associations or charitable organisations. The insurance operates to protect the directors and officers directly in circumstances where by law BT cannot provide an indemnity and also provides BT, subject to a retention, with cover against the cost of indemnifying a director or officer. One layer of insurance is ring-fenced for the directors of BT Group plc. The cover has been extended to provide limited cover for civil fines and penalties. As at 9 May 2012, and throughout 2012, the company’s wholly-owned subsidiary, British

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Directors’ information

Telecommunications plc, has provided an indemnity in respect of a similar group of people who would be covered by the above insurance. Neither the insurance nor the indemnity provides cover where the person has acted fraudulently or dishonestly.

Interest of management in certain transactions

During and at the end of 2012, none of BT’s directors was materially interested in any material transaction in relation to the group’s business and none is materially interested in any presently proposed material transactions.

Power to authorise conflicts

All directors have a duty under the Companies Act 2006 (the 2006 Act) to avoid a situation in which he or she has or can have a direct or indirect interest that conflicts or possibly may conflict with the interests of the company. The company’s Articles of Association include provisions for dealing with directors’ conflicts of interest in accordance with the 2006 Act. The company has procedures in place, which it follows, to deal with situations where directors may have any such conflicts, which require the Board to:

•	consider each conflict situation separately on its particular facts

•	consider the conflict situation in conjunction with the rest of their duties under the 2006 Act

•	keep records and Board minutes as to authorisations granted by directors and the scope of any approvals given

•	regularly review conflict authorisation.

General information

US Regulation

New York Stock Exchange

BT, as a foreign issuer with American Depositary Shares listed on the New York Stock Exchange (NYSE), is obliged to disclose any significant ways in which its corporate governance practices differ from the corporate governance listing standards of the NYSE.

We have reviewed the NYSE’s listing standards and believe that our corporate governance practices are consistent with them, with the following exception where we do not meet the strict requirements set out in the standards. These state that companies must have a nominating/ corporate governance committee composed entirely of independent directors and with written terms of reference which, in addition to identifying individuals qualified to become board members, develops and recommends to the Board a set of corporate governance principles applicable to the company. We have a Nominating & Governance Committee whose terms of reference include governance and compliance issues (see Nominating & Governance Committee Chairman’s report on page 72). The Nominating & Governance Committee’s terms of reference are in line with the requirements set out in the standards. However, the Committee is chaired by the Chairman, Sir Michael Rake, who is not considered independent under the NYSE’s listing standards. The Board and the Nominating & Governance Committee are made up of a majority of independent, non-executive directors.

The US Sarbanes-Oxley Act of 2002, (Sarbanes-Oxley Act) the US Securities and Exchange Commission (SEC) and NYSE rules require companies to comply with certain provisions relating to their audit committee. These include the independence of audit committee members and procedures for the treatment of complaints regarding accounting or auditing matters. We are fully compliant with these requirements.

US Sarbanes-Oxley Act of 2002

BT has securities registered with the SEC. As a result, we must comply with those provisions of the Sarbanes-Oxley Act applicable to foreign issuers. We comply with the legal and regulatory requirements introduced pursuant to this legislation, in so far as they are applicable.

The Audit & Risk Committee includes members Phil Hodkinson and Nick Rose who, in the opinion of the Board, are ‘audit committee financial experts’ and who are independent (as defined for this purpose). The Board considers that the Committee’s members have broad commercial knowledge and extensive business leadership experience, having held between them various prior roles in major business, Government, financial management, treasury and financial function supervision and that this constitutes a broad and suitable mix of business and financial experience on the Committee.

The code of ethics adopted for the purposes of the Sarbanes-Oxley Act is available at www.bt.com/ethics

The code applies to the Chief Executive, Group Finance Director and senior finance managers.

Disclosure controls and procedures

The Chief Executive and Group Finance Director, after evaluating the effectiveness of BT’s disclosure controls and procedures as of the end of the period covered by this Annual Report & Form 20-F, have concluded that, as of such date, BT’s disclosure controls and procedures were effective to ensure that material information relating to BT was made known to them by others within the group.

The Chief Executive and Group Finance Director concluded that BT’s disclosure controls and procedures are also effective to ensure that the information required to be disclosed by the company in reports that it files under the Securities Exchange Act of 1934 (Exchange Act) is recorded, processed, summarised and reported within the time periods specified in the rules and forms of the SEC.

The Chief Executive and Group Finance Director have also provided the certifications required by the Sarbanes-Oxley Act.

Internal control over financial reporting

BT’s management is responsible for establishing and maintaining adequate internal control over financial reporting for the group including the consolidation process. Internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with IFRS. Management conducted an assessment of the effectiveness of internal control over financial reporting based on the framework for internal control evaluation contained in the Revised Guidance for Directors on the UK Governance Code published by the Financial Reporting Council (the Turnbull Guidance).

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General information

Based on this assessment, management has concluded that at 31 March 2012, BT’s internal control over financial reporting was effective.

There were no changes in BT’s internal control over financial reporting that occurred during 2012 that have materially affected, or are reasonably likely to have materially affected, the group’s internal control over financial reporting. Any significant deficiency, as defined by the US Public Company Accounting Oversight Board (PCAOB), in internal control over financial reporting, is reported to the Audit & Risk Committee. PricewaterhouseCoopers LLP, which has audited the consolidated financial statements for 2012, has also audited the effectiveness of the group’s internal control over financial reporting under Auditing Standard No.5 of the PCAOB. Their report is on page 97.

Internal control and risk management

The Board is responsible for the group’s systems of internal control and risk management and for reviewing each year the effectiveness of those systems. Such systems are designed to manage, rather than eliminate, the risk of failure to achieve business objectives; any system can provide only reasonable, and not absolute, assurance against material misstatement or loss. The process in place for reviewing BT’s systems of internal control includes procedures designed to identify and evaluate failings and weaknesses, and, in the case of any categorised as significant, procedures exist to ensure that necessary action is taken to remedy the failings.

The Board also takes account of significant social, environmental and ethical matters that relate to BT’s businesses and reviews annually BT’s corporate responsibility policy. The company’s workplace practices, specific environmental, social and ethical risks and opportunities and details of underlying governance processes are dealt with in the Strategy section – A responsible and sustainable business leader and Our resources on pages 26 to 31.

We have enterprise-wide risk management processes for identifying, evaluating and managing the significant risks faced by the group. These processes have been in place during 2012 and have continued up to the date on which this document was approved. The processes are in accordance with the Turnbull Guidance.

Risk assessment and evaluation takes place as an integral part of BT’s annual strategic planning cycle. We have a detailed risk management process, culminating in a Board review, which identifies the key risks facing the group and each business unit. This information is reviewed by senior management as part of the strategic review. Our current key risks are summarised in the Strategy section – Our risks on pages 32 to 37.

The key features of the enterprise-wide risk management and internal control process comprise the following procedures:

•

senior executives collectively review the group’s key risks and have created a Group Risk Register describing the risks, owners and mitigation strategies. This is reviewed by the Group Risk Panel and the Operating Committee before being reviewed and approved by the Board

•	the lines of business and internal service units carry out risk assessments of their operations, create risk registers relating to those operations, and ensure that the key risks are addressed

•	senior executives with responsibilities for major group operations report quarterly with their opinion on the effectiveness of the operation of internal controls in their area of responsibility
•

the group’s internal auditors carry out continuing assessments of the quality of risk management and control, report to management and the Audit & Risk Committee on the status of specific areas identified for improvement and promote effective risk management in the lines of business and internal service units operations

•

the Audit & Risk Committee, on behalf of the Board, considers the effectiveness of the operation of internal control procedures in the group during the financial year. It reviews reports from the internal and external auditors and reports its conclusions to the Board. The Audit & Risk Committee has carried out these actions for 2012.

Joint ventures and associates, which BT does not control, have not been dealt with as part of the group risk management process and are responsible for their own internal control assessment.

BT’s significant accounting policies are set out on pages 104 to 109. The consistent application of those policies is subject to ongoing verification through management review and by independent review by internal and external auditors. The processes supporting the preparation and consolidation of the financial statements have been documented and are subject to annual verification through the programme of testing conducted by our internal auditors which serves to confirm the operation of the internal controls over financial reporting and compliance with the Sarbanes-Oxley Act. The Audit & Risk Committee reviews BT’s published financial results, related disclosures and accounting judgments. The Committee’s activities are set out on pages 70 to 71.

The Board has approved the formal statement of matters which are reserved to it for consideration, approval or oversight. It has also approved the group’s corporate governance framework, which sets out the high level principles by which BT is managed and the responsibilities and powers of the Operating Committee and the group’s senior executives. As part of this framework, the development and implementation of certain powers relating to group-wide policies and practices are reserved to identified senior executives.

Takeover Directive disclosure

Following the implementation of the European Union (EU) Takeover Directive by certain provisions of the 2006 Act, we are required to make additional disclosures. A number of these disclosures can be found elsewhere in this Report as set out below:

•	structure of BT’s share capital (refer to page 162) including the rights and obligations attaching to the shares (refer to pages 181 to 183)

•	restrictions on the transfer of BT shares and voting rights (refer to pages 181 and 182)

•	significant direct or indirect shareholdings (refer to page 93)

•	appointment and replacement of directors (refer to pages 81, 82 and 183).

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General information

The disclosures which are not covered elsewhere in this Report include the following:

•

BT has two employee share ownership trusts which hold BT shares for the purpose of satisfying awards made under the various employee share plans. The trustee of the BT Group Employee Share Investment Plan may invite participants on whose behalf it holds shares to direct it how to vote in respect of those shares, and if there is an offer for the shares or other transaction which would lead to a change of control of BT, participants may direct it to accept the offer or agree to the transaction. In respect of shares held in the BT Group Employee Share Ownership Trust, the trustee abstains from voting those shares, and if there is an offer for the shares the trustee is not obliged to accept or reject the offer but will have regard to the interests of the participants, may consult them to obtain their views on the offer and may otherwise take the action with respect to the offer it thinks fair

•	we are not aware of any agreements between shareholders that may result in restrictions on the transfer of shares or on voting rights

•	no person holds securities carrying special rights with regard to control of the company

•	proxy appointment and voting instructions must be received by the registrars not less than 48 hours before a general meeting (see also page 182)

•	the amendment of BT’s Articles of Association requires shareholder approval in accordance with legislation in force from time to time

•

the powers of the directors are determined by UK legislation and the Articles of Association. The directors are authorised to issue and allot shares, and to undertake purchases of BT shares subject to shareholder approval at the AGM

•	BT Group plc is not party to any significant agreements that take effect, alter or terminate upon a change of control following a takeover

•

we do not have any agreements with directors providing for compensation for loss of office or employment that occurs because of a takeover. There is similarly no such provision in standard contracts for employees.

Financial instruments

Details of the financial risk management objectives and policies of the group and exposure to interest risk, credit risk, liquidity risk and foreign exchange are given in note 26 to the consolidated financial statements.

Political donations

Our continuing policy is that no company in the group will make contributions in cash or kind to any political party, whether by gift or loan. However, the definition of political donations used in the 2006 Act is very much broader than the sense in which these words are ordinarily used. It may cover activities such as making Members of Parliament and others in the political world aware of key industry issues and matters affecting the company, which make an important contribution to their understanding of BT.

The authority we are requesting at the AGM is not designed to change the above policy. It will, however, ensure that BT continues to act within the provisions of the 2006 Act requiring companies to obtain shareholder authority before they can make donations to EU political parties and/or political organisations as defined in the 2006 Act. During 2012, the company’s wholly-owned subsidiary, British Telecommunications plc, made payments totalling £3,550 (2011: £11,935). No loans were made to any political party by any company in the BT Group.

Business policies

Our Ethical Code: ‘The Way We Work’ (TWWW) has been in place for over ten years and we are in the process of refreshing the content. This states our business principles and it applies to all employees, agents, contractors and others when representing BT. The code is available in 11 languages and we ask all our employees to confirm their support and compliance with the policy.

It is supported by a number of ethical policies, including Anti-Corruption and Bribery, Gifts and Hospitality, Charitable Donations and Sponsorship and Agents; as well as guidance on ethical issues. All employees and contractors are required to sign up to TWWW and our Anti-Corruption and Bribery Policy. Our suppliers are also expected to comply with the principles set out in TWWW and our ethical policies.

We have a number of key performance indicators that we use to track our training and confirmations of compliance, and our performance against our ethical policies. We have carried out a culture survey of our employees and we have followed this up with interviews of senior managers to track the ethical culture of our business.

We operate a Gifts and Hospitality recording system for our employees to register and get approval of all gifts and business entertainment given and received. We are committed to high ethical standards and legal compliance in all aspects of our business. We provide training on ethical issues, health and safety and other compliance topics. A dedicated ethics helpdesk is available to employees who have questions or would like guidance about our ethical policies. We also provide a confidential helpline so people can report any ethical concerns.

Better Future: BT’s 2012 Sustainability report is available on our website at www.bt.com/betterfuture

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Shareholders and Annual General Meeting

Shareholders and Annual General Meeting

Relations with shareholders

The Chief Executive and Group Finance Director, as well as other senior executives, hold meetings with BT’s institutional shareholders and prospective shareholders to discuss BT’s strategy and financial performance. The Chairman met with major shareholders during the year. All non-executive directors, including the Senior Independent Director, have an invitation to attend investor meetings if they wish. During the course of the year Patricia Hewitt, as Senior Independent Director and Chair of the Remuneration Committee had a dialogue with and met with BT’s top institutional shareholders and bodies representing institutional investors, to discuss remuneration issues and associated governance, and to obtain their feedback on BT’s proposed remuneration policy. Contact with institutional shareholders (and with financial analysts, brokers and the media) is controlled by written guidelines to ensure the protection of inside information that has not already been made generally available to the market.

During the year we randomly surveyed 9,000 private shareholders to help us improve our engagement with them. In response to the survey’s findings we have further simplified and reduced the use of jargon in our shareholder communications.

The directors are provided with regular reports and other written briefings on shareholders’ and analysts’ views and are kept informed by the Company Secretary about the holdings of the principal shareholders.

Established procedures ensure the timely release of inside information and the publication of financial results and regulatory financial statements. All external announcements are also reviewed for accuracy and compliance requirements by a committee of senior executives, the Disclosure Committee, which is chaired by the Company Secretary.

Substantial shareholdings

At 3 May 2012 BT had received notification, under the Disclosure & Transparency Rules issued by the Financial Services Authority, in respect of the following holding of shares representing the percentage holding of BT’s total voting rights as shown:

	Shares	% of total voting rights
Invesco Limited	771,361,667	9.91

In addition to the above, Blackrock Inc holds 392,489,006 shares representing 5.04% of total voting rights and Legal & General Investment hold 302,869,450 shares representing 3.89% of total voting rights. No changes in these holdings have been notified to BT in 2012.

Annual General Meeting

Resolutions

Shareholders will be asked to vote on the Annual Report at the AGM. Shareholders will also again be asked to vote separately on the Report on Directors’ Remuneration.

It is part of our policy to involve shareholders fully in the affairs of the company and to give them the opportunity at the AGM to ask questions about BT’s activities. We also give shareholders the opportunity to vote on every substantially different issue by proposing a separate resolution for each issue. The proxy votes for and against each resolution, as well as votes withheld, will be counted before the AGM and the results will be made available at the meeting. As at the 2011 AGM, votes on all matters at the 2012 AGM, except procedural issues, will be taken on a poll. Every vote cast, whether in person or by proxy at the meeting will be counted. The outcome of voting on the resolutions will be posted on our website as soon as possible after the meeting. It is our policy for all directors to attend the AGM if at all possible. While, because of ill health or other pressing reasons, this may not always be possible, in normal circumstances this means that the Chairs of the Audit & Risk, Nominating & Governance and Remuneration Committees are at the AGM and are available to answer relevant questions. All the directors attended the 2011 AGM.

The resolutions to be proposed at the 2012 AGM at Old Billingsgate, London on 11 July, together with explanatory notes, appear in the separate Summary financial statement & notice of meeting 2012 which is sent to all shareholders who have requested a copy. Copies of this Annual Report are sent only to shareholders who have requested or request a copy. All shareholders are notified of the publication of these documents which are sent out in the most cost-effective way. We aim to give as much notice of our AGM as possible and at least 21 clear days’ notice, as required by our Articles of Association. In practice, these documents are being sent to shareholders more than 20 working days before the AGM.

Resolutions to re-appoint PricewaterhouseCoopers LLP as BT’s auditors and to authorise the directors to agree their remuneration will also be proposed at the AGM.

The presentation made by the Chairman and the Chief Executive will be broadcast live on our website at www.bt.com/btagm2012 and will be available after the AGM

Authority to purchase shares

The authority given at last year’s AGM of the company held on 13 July 2011 for BT to purchase in the market 776m of its shares, representing 10% of the issued share capital, expires on 11 July 2012. Shareholders will be asked to give a similar authority at the AGM.

During 2012, 12.7m treasury shares were transferred to meet BT’s obligations under our employee share plans. At 9 May 2012 a total of 363m shares were retained as treasury shares. All the shares were purchased in an on-market programme of buying back BT shares from November 2003 to 31 July 2008.

By order of the Board

Andrew Parker

Company Secretary

9 May 2012

94

“It is inconceivable that we could deliver the 2012 Games without BT on board. We needed someone we can trust, who could provide the technical know-how and the creative solutions to ensure our London 2012 Games are the very best they can be, BT gives us this.”

Sebastian Coe

Chair of LOCOG

The best network provider

London 2012 and BT – The ultimate in major programme delivery

As official communications services partner for the London 2012 Olympic and Paralympic Games, BT is delivering the entire communications infrastructure to connect all the Olympic Games locations, 94 in total, and provide communications services for everyone involved in the biggest sporting event ever held in the UK – including athletes, officials and the media.

BT was chosen by the Games organisers for this critical task because of its proven track record in major telecoms network programme delivery. LOCOG knew that BT would deliver on time and that the services and networks it provided would meet its testing communications requirements.

Financial statements

In this section we provide the group’s consolidated financial statements and supporting notes which give additional information to help understanding and interpretation. We also set out the accounting policies used in preparing the financial statements, together with the key judgements and estimates used.

96	Financial statements

Report of the independent auditors

Consolidated financial statements

United Kingdom opinion

Independent Auditors’ Report to the members of BT Group plc (the ‘company’)

We have audited the consolidated financial statements of BT Group plc for the year ended 31 March 2012 which comprise the Group income statement, the Group statement of comprehensive income, the Group balance sheet, the Group statement of changes in equity, the Group cash flow statement and the related notes. The financial reporting framework that has been applied in their preparation is applicable law and International Financial Reporting Standards (IFRS) as adopted by the European Union.

Respective responsibilities of directors and auditors

As explained more fully in the Statement of Directors’ responsibilities set out on page 89, the directors are responsible for the preparation of the consolidated financial statements and for being satisfied that they give a true and fair view. Our responsibility is to audit and express an opinion on the consolidated financial statements in accordance with applicable law and International Standards on Auditing (UK and Ireland). Those standards require us to comply with the Auditing Practices Board’s Ethical Standards for Auditors.

This report, including the opinions, has been prepared for and only for the company’s members as a body in accordance with Chapter 3 of Part 16 of the Companies Act 2006 and for no other purpose. We do not, in giving these opinions, accept or assume responsibility for any other purpose or to any other person to whom this report is shown or into whose hands it may come save where expressly agreed by our prior consent in writing.

Scope of the audit of the financial statements

An audit involves obtaining evidence about the amounts and disclosures in the financial statements sufficient to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or error. This includes an assessment of: whether the accounting policies are appropriate to the group’s circumstances and have been consistently applied and adequately disclosed; the reasonableness of significant accounting estimates made by the directors, and the overall presentation of the financial statements. In addition, we read all the financial and non-financial information in the BT Group plc Annual Report & Form 20-F for the year ended 31 March 2012 to identify material inconsistencies with the audited consolidated financial statements. If we become aware of any apparent material misstatements or inconsistencies we consider the implications for our report.

Opinion on financial statements

In our opinion the consolidated financial statements:

•	give a true and fair view of the state of the group’s affairs as at 31 March 2012 and of its profit and cash flows for the year then ended;

•	have been properly prepared in accordance with IFRS as adopted by the European Union; and

•	have been prepared in accordance with the requirements of the Companies Act 2006 and Article 4 of the IAS Regulation.

Separate opinion in relation to IFRS as issued by the IASB

As explained in note 1 to the consolidated financial statements the group, in addition to complying with its legal obligation to apply IFRS as adopted by the European Union, has also applied IFRS as issued by the International Accounting Standards Board (IASB).

In our opinion the consolidated financial statements comply with IFRS as issued by the IASB.

Opinion on other matter prescribed by the Companies Act 2006

In our opinion the information given in the Report of the Directors for the financial year for which the consolidated financial statements are prepared is consistent with the consolidated financial statements.

Matters on which we are required to report by exception

We have nothing to report in respect of the following:

Under the Companies Act 2006 we are required to report to you if, in our opinion:

•	certain disclosures of directors’ remuneration specified by law are not made; or

•	we have not received all the information and explanations we require for our audit.

Under the Listing Rules we are required to review:

•	the directors’ statement, set out on page 89, in relation to going concern;

•	the part of the Corporate Governance Statement relating to the company’s compliance with the nine provisions of the UK Corporate Governance Code specified for our review; and

•	certain elements of the Report on Directors’ Remuneration.

Other matter

We have reported separately on the parent company financial statements of BT Group plc for the year ended 31 March 2012 and on the information in the Report on Directors’ Remuneration that is described as having been audited.

Philip Rivett (Senior Statutory Auditor)

for and on behalf of PricewaterhouseCoopers LLP

Chartered Accountants and Statutory Auditors

London, United Kingdom

9 May 2012

Financial statements	97
Report of the independent auditors – Consolidated financial statements

United States opinion

Report of Independent Registered Public Accounting Firm to the Board of Directors and Shareholders of BT Group plc (the ‘company’)

In our opinion, the accompanying Group income statements, Group statements of comprehensive income, Group balance sheets, Group statements of changes in equity and Group cash flow statements present fairly, in all material respects, the financial position of BT Group plc and its subsidiaries at 31 March 2012 and 2011 and the results of their operations and cash flows for each of the three years in the period ended 31 March 2012, in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board. Also, in our opinion the company maintained, in all material respects, effective internal control over financial reporting as of 31 March 2012, based on criteria established in the Turnbull Guidance.

The company’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in management’s evaluation of the effectiveness of internal control over financial reporting as set out in the first three paragraphs of Internal control over financial reporting in Governance, General Information, of the BT Group plc Annual Report & Form 20-F.

Our responsibility is to express opinions on these financial statements and on the company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects.

Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorisations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorised acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

PricewaterhouseCoopers LLP

London, United Kingdom

9 May 2012

98	Financial statements Consolidated financial statements

Group income statement

Year ended 31 March 2012	Notes	Before specific items £m	Specific items £m [a]	Total £m
Revenue	4	19,307	(410)	18,897
Other operating income	5	387	(19)	368
Operating costs	6	(16,602)	256	(16,346)

Operating profit	4	3,092	(173)	2,919

Finance expense	25	(692)	(2,092)	(2,784)
Finance income	25	11	2,289	2,300

Net finance expense		(681)	197	(484)
Share of post tax profit of associates and joint ventures	15	10	–	10

Profit before taxation		2,421	24	2,445
Taxation	10	(584)	142	(442)

Profit for the year		1,837	166	2,003

Attributable to:
Equity shareholders of the parent		1,836	166	2,002
Non-controlling interests		1	–	1

Earnings per share	11
Basic				25.8p
Diluted				24.4p

Year ended 31 March 2011	Notes	Before specific items £m	Specific items £m [a]	Total £m
Revenue	4	20,076	–	20,076
Other operating income	5	373	–	373
Operating costs	6	(17,542)	(329)	(17,871)

Operating profit	4	2,907	(329)	2,578

Finance expense	25	(880)	(2,323)	(3,203)
Finance income	25	35	2,244	2,279

Net finance expense		(845)	(79)	(924)
Share of post tax profit of associates and joint ventures	15	21	–	21
Profit on disposal of interest in associate	9	–	42	42

Profit before taxation		2,083	(366)	1,717
Taxation	10	(452)	239	(213)

Profit for the year		1,631	(127)	1,504

Attributable to:
Equity shareholders of the parent		1,629	(127)	1,502
Non-controlling interests		2	–	2

Earnings per share	11
Basic				19.4p
Diluted				18.5p

[a]	For a definition of specific items, see page 103. An analysis of specific items is provided in note 9.

Financial statements	99
Consolidated financial statements

Group income statement

Year ended 31 March 2010	Notes	Before specific items £m	Specific items £m [a]	Total £m
Revenue	4	20,911	(52)	20,859
Other operating income	5	378	2	380
Operating costs	6	(18,689)	(427)	(19,116)

Operating profit	4	2,600	(477)	2,123

Finance expense	25	(902)	(2,211)	(3,113)
Finance income	25	12	1,943	1,955

Net finance expense		(890)	(268)	(1,158)
Share of post tax profit of associates and joint ventures	15	25	29	54
Loss on disposal of interest in associate	9	–	(12)	(12)

Profit before taxation		1,735	(728)	1,007
Taxation	10	(398)	420	22

Profit for the year		1,337	(308)	1,029

Attributable to:
Equity shareholders of the parent		1,336	(308)	1,028
Non-controlling interests		1	–	1

Earnings per share	11
Basic				13.3p
Diluted				12.9p

[a]	For a definition of specific items, see page 103. An analysis of specific items is provided in note 9.

Group statement of comprehensive income

Year ended 31 March	Notes	2012 £m	2011 £m	2010 £m
Profit for the year		2,003	1,504	1,029

Other comprehensive (loss) income
Actuarial (losses) gains relating to retirement benefit obligations	20	(2,744)	5,109	(4,324)
Exchange differences on translation of foreign operations	27	(105)	(140)	(119)
Fair value movements on available-for-sale assets	27	(3)	15	7
Fair value movements on cash flow hedges:
– net fair value losses	27	(56)	(347)	(1,067)
– recognised in income and expense	27	179	333	496
– reclassified and reported in non-current assets	27	–	–	(4)
Tax on components of other comprehensive income	10	577	(1,521)	1,350

Other comprehensive (loss) income for the year, net of tax		(2,152)	3,449	(3,661)

Total comprehensive (loss) income for the year		(149)	4,953	(2,632)

Attributable to:
Equity shareholders of the parent		(151)	4,951	(2,633)
Non-controlling interests		2	2	1

		(149)	4,953	(2,632)

100	Financial statements
Consolidated financial statements

Group balance sheet

At 31 March	Notes	2012 £m	2011 £m
Non-current assets
Intangible assets	13	3,127	3,389
Property, plant and equipment	14	14,388	14,623
Derivative financial instruments	26	886	625
Investments	22	68	61
Associates and joint ventures	15	153	164
Trade and other receivables	17	169	286
Deferred tax assets	10	626	461

		19,417	19,609

Current assets
Inventories	16	104	121
Trade and other receivables	17	3,307	3,332
Current tax receivable		139	–
Derivative financial instruments	26	137	108
Investments	22	513	19
Cash and cash equivalents	23	331	351

		4,531	3,931

Current liabilities
Loans and other borrowings	24	2,887	485
Derivative financial instruments	26	89	62
Trade and other payables	18	5,962	6,114
Current tax liabilities		66	221
Provisions	19	251	149

		9,255	7,031

Total assets less current liabilities		14,693	16,509

Non-current liabilities
Loans and other borrowings	24	7,599	9,371
Derivative financial instruments	26	757	507
Retirement benefit obligations	20	2,448	1,830
Other payables	18	875	831
Deferred tax liabilities	10	1,100	1,212
Provisions	19	606	807

		13,385	14,558

Equity
Ordinary shares		408	408
Share premium		62	62
Capital redemption reserve		27	27
Other reserves	27	711	658
Retained earnings		89	770

Total parent shareholders’ equity		1,297	1,925
Non-controlling interests		11	26

Total equity		1,308	1,951

		14,693	16,509

The consolidated financial statements on pages 98 to 158 and 163 were approved by the Board of Directors on 9 May 2012 and were signed on its behalf by:

Sir Michael Rake

Chairman

Ian Livingston

Chief Executive

Tony Chanmugam

Group Finance Director

Financial statements	101
Consolidated financial statements

Group statement of changes in equity

	Shareholders’ equity (deficit)								Non-

	Share capital £m	[a]	Share premium £m	[b]	Capital reserve £m	Other reserves £m [c]	Retained earnings £m	Total £m	controlling interests £m	Total equity £m
At 1 April 2009	408		62		27	1,301	(1,656)	142	27	169

Profit for the year	–		–		–	–	1,028	1,028	1	1,029
Other comprehensive income – before tax	–		–		–	(1,179)	(4,324)	(5,503)	–	(5,503)
Other comprehensive income – tax	–		–		–	139	1,211	1,350	–	1,350
Transferred to the income statement	–		–		–	496	–	496	–	496
Transferred to non-current assets	–		–		–	(4)	–	(4)	–	(4)

Comprehensive income (loss)	–		–		–	(548)	(2,085)	(2,633)	1	(2,632)
Dividends to shareholders	–		–		–	–	(263)	(263)	–	(263)
Share-based payments	–		–		–	–	81	81	–	81
Tax on share-based payments	–		–		–	–	19	19	–	19
Net issuance of treasury shares	–		–		–	4	–	4	–	4
Other movements in non-controlling interests	–		–		–	–	–	–	(4)	(4)

At 1 April 2010	408		62		27	757	(3,904)	(2,650)	24	(2,626)

Profit for the year	–		–		–	–	1,502	1,502	2	1,504
Other comprehensive income – before tax	–		–		–	(472)	5,109	4,637	–	4,637
Other comprehensive income – tax	–		–		–	13	(1,534)	(1,521)	–	(1,521)
Transferred to the income statement	–		–		–	333	–	333	–	333

Comprehensive income (loss)	–		–		–	(126)	5,077	4,951	2	4,953
Dividends to shareholders	–		–		–	–	(543)	(543)	–	(543)
Share-based payments	–		–		–	–	68	68	–	68
Tax on share-based payments	–		–		–	–	91	91	–	91
Net issuance of treasury shares	–		–		–	27	(19)	8	–	8

At 1 April 2011	408		62		27	658	770	1,925	26	1,951

Profit for the year	–		–		–	–	2,002	2,002	1	2,003
Other comprehensive income – before tax	–		–		–	(163)	(2,746)	(2,909)	1	(2,908)
Other comprehensive income – tax	–		–		–	(23)	600	577	–	577
Transferred to the income statement	–		–		–	179	–	179	–	179

Comprehensive (loss) income	–		–		–	(7)	(144)	(151)	2	(149)
Dividends to shareholders	–		–		–	–	(589)	(589)	–	(589)
Share-based payments	–		–		–	–	75	75	–	75
Tax on share-based payments	–		–		–	–	17	17	–	17
Net issuance of treasury shares	–		–		–	60	(40)	20	–	20
Other movements in non-controlling interests	–		–		–	–	–	–	(17)	(17)

At 31 March 2012	408		62		27	711	89	1,297	11	1,308

[a]	The allotted, called up, and fully paid ordinary share capital of BT Group plc at 31 March 2012 and 31 March 2011 was £408m, comprising 8,151,227,029 ordinary shares of 5p each.
[b]	The share premium account, comprising the premium on allotment of shares, is not available for distribution.
[c]	For further analysis of other reserves, see note 27.

102	Financial statements
Consolidated financial statements

Group cash flow statement

Year ended 31 March	Note	2012 £m	2011 £m	2010 £m
Cash flow from operating activities
Profit before taxation		2,445	1,717	1,007
Loss (profit) on disposal of businesses and associates		19	(42)	10
Share of profits of associates and joint ventures		(10)	(21)	(54)
Net finance expense		484	924	1,158
Other non-cash charges		106	78	77
Depreciation and amortisation		2,972	2,979	3,039
Decrease (increase) in inventories		12	(17)	14
Decrease in trade and other receivables		28	408	524
Decrease in trade and other payables		(65)	(378)	(708)
Decrease in provisions and other liabilities[a]		(2,033)	(873)	(591)

Cash generated from operations		3,958	4,775	4,476
Income taxes paid		(400)	(209)	(76)
Income tax repayment for prior years		–	–	425

Net cash inflow from operating activities		3,558	4,566	4,825

Cash flow from investing activities
Interest received		8	29	16
Dividends received from associates and joint ventures		4	7	3
Proceeds on disposal of interest in associates		7	72	–
Proceeds on disposal of businesses, net of bank overdrafts		13	–	2
Acquisition of subsidiaries, net of cash acquired		(5)	(8)	(70)
Proceeds on disposal of current financial assets[b]		8,329	9,267	8,739
Purchases of current financial assets[b]		(8,845)	(8,902)	(8,985)
Proceeds on disposal of non-current financial assets		1	–	–
Purchases of non-current financial assets		–	(18)	–
Proceeds on disposal of property, plant and equipment		18	15	29
Purchases of property, plant and equipment and software		(2,578)	(2,645)	(2,509)

Net cash outflow from investing activities		(3,048)	(2,183)	(2,775)

Cash flow from financing activities
Equity dividends paid		(590)	(543)	(265)
Interest paid		(693)	(973)	(956)
Repayment of borrowings[c]		(26)	(2,509)	(307)
Repayment of finance lease liabilities		(2)	(11)	(24)
Proceeds from finance leases		–	–	9
Net proceeds from (repayment of) commercial paper		522	69	(697)
Proceeds from bank loans		–	340	522
Cash flows from derivatives related to net debt		258	120	–
Proceeds on issue of treasury shares		21	8	4

Net cash used in financing activities		(510)	(3,499)	(1,714)

Effect of exchange rate changes on cash and cash equivalents		(2)	(3)	(7)

Net (decrease) increase in cash and cash equivalents		(2)	(1,119)	329
Cash and cash equivalents at 1 April		325	1,444	1,115

Cash and cash equivalents at 31 March	23	323	325	1,444

[a]	Includes pension deficit payments of £2,000m (2011: £1,030m, 2010: £525m).
[b]	Primarily consists of investment in and redemption of amounts held in liquidity funds.
[c]	In 2011 the repayment of borrowings included the impact of hedging.

Financial statements	103

Notes to the consolidated financial statements

1. Basis of preparation

Preparation of the financial statements

These consolidated financial statements have been prepared in accordance with the Companies Act 2006, Article 4 of the IAS Regulation and International Accounting Standards (IAS) and International Financial Reporting Standards (IFRS) and related interpretations, as adopted by the European Union. The consolidated financial statements are also in compliance with IFRS as issued by the International Accounting Standards Board.

The consolidated financial statements are prepared on the historical cost basis, except for certain financial and equity instruments that have been measured at fair value. The consolidated financial statements are presented in Sterling, the presentation currency of the group.

Presentation of specific items

The group’s income statement and segmental analysis separately identify trading results before specific items. Specific items are those that in management’s judgment need to be disclosed by virtue of their size, nature or incidence. In determining whether an event or transaction is specific, management considers quantitative as well as qualitative factors such as the frequency or predictability of occurrence. This is consistent with the way that financial performance is measured by management and reported to the Board and the Operating Committee and assists in providing a meaningful analysis of the trading results of the group. The directors believe that presentation of the group’s results in this way is relevant to an understanding of the group’s financial performance as specific items are identified by virtue of their size, nature or incidence. Furthermore, the group considers a columnar presentation to be appropriate, as it improves the clarity of the presentation and is consistent with the way that financial performance is measured by management and reported to the Board and the Operating Committee. Specific items may not be comparable to similarly titled measures used by other companies.

Items which have been considered to be specific items by virtue of their size, nature or incidence include disposals of businesses and investments, regulatory settlements, business restructuring programmes, asset impairment charges, property rationalisation programmes, net interest on pensions and the settlement of multiple tax years in a single payment. In 2009 BT Global Services contract and financial review charges were disclosed as a specific item by virtue of their size and nature. The impact of subsequent changes to the contract and financial review charges from revisions in estimates and assumptions are included within trading results before specific items, and are separately disclosed if considered significant.

Specific items for the current and prior years are disclosed in note 9.

2. Critical accounting estimates and key judgements

The preparation of financial statements in conformity with IFRS requires the use of accounting estimates and assumptions. It also requires management to exercise its judgement in the process of applying the group’s accounting policies. We continually evaluate our estimates, assumptions and judgements based on available information and experience. As the use of estimates is inherent in financial reporting, actual results could differ from these estimates. Management has discussed its critical accounting estimates and associated disclosures with the Audit & Risk Committee. The areas involving a higher degree of judgement or complexity are described below.

Long-term customer contracts

Long-term customer contracts can extend over a number of financial years. During the contractual period recognition of costs and profits may be impacted by estimates of the ultimate profitability of each contract. If, at any time, these estimates indicate that any contract will be unprofitable, the entire estimated loss for the contract is recognised immediately. If these estimates indicate that any contract will be less profitable than previously forecast, contract assets may have to be written down to the extent they are no longer considered to be fully recoverable. The group performs ongoing profitability reviews of its contracts in order to determine whether the latest estimates are appropriate. Key factors reviewed include:

•	Transaction volumes or other inputs affecting future revenues which can vary depending on customer requirements, plans and market position and other factors such as general economic conditions;

•	Our ability to achieve key contract milestones connected with the transition, development, transformation and deployment phases for customer contracts;

•	The status of commercial relations with customers and the implication for future revenue and cost projections; and

•	Our estimates of future staff and third party costs and the degree to which cost savings and efficiencies are deliverable.

The carrying value of assets comprising the costs of the initial set up, transition or transformation phase of long-term networked IT services contracts are disclosed in note 17.

Pension obligations

BT has a commitment, mainly through the BTPS, to pay pension benefits to approximately 325,000 people over a period of more than 80 years. The cost of these benefits and the present value of our pension liabilities depend on such factors as the life expectancy of the members, the salary progression of our current employees, the return that the pension fund assets will generate in the time before they are used to fund the pension payments, price inflation and the discount rate used to calculate the net present value of the future pension payments. We use estimates for all of these factors in determining the pension costs and liabilities incorporated in our financial statements. The assumptions reflect historical experience and our judgement regarding future expectations.

The value of the net pension obligation at 31 March 2012 and the key financial assumptions used to measure the obligation are disclosed in note 20.

Useful lives for property, plant and equipment and software

The plant and equipment in our networks is long lived with cables and switching equipment operating for over 10 years and underground ducts being used for decades. We also develop software for use in IT systems and platforms that supports the products and services provided to our customers and that is also used within the group. The annual depreciation and amortisation charge is sensitive to the estimated service lives allocated to each type of asset. Asset lives are assessed annually and changed when necessary to reflect current thinking on their remaining lives in light of technological change, network investment plans (including the group’s fibre roll-out programme), prospective economic utilisation and physical condition of the assets concerned. Changes to the service lives of assets

104	Financial statements Notes to the consolidated financial statements

2. Critical accounting estimates and key judgements continued

implemented from 1 April 2011 had no significant impact in aggregate on the results for the year ended 31 March 2012.

The carrying values of software, property, plant and equipment are disclosed in notes 13 and 14. The useful lives applied to the principal categories of assets are disclosed on pages 105 and 106.

Provisions and contingent liabilities

As disclosed in note 19, the group’s provisions principally relate to obligations arising from property rationalisation programmes, restructuring programmes, claims, litigation and regulatory risks. Under our property rationalisation programmes we have identified a number of surplus properties. Although efforts are being made to sublet this space, this is not always possible. Estimates have been made of the cost of vacant possession and of any shortfall arising from any sublease income being lower than the lease costs. Any such shortfall is recognised as a provision.

In respect of claims, litigation and regulatory risks, the group provides for anticipated costs where an outflow of resources is considered probable and a reasonable estimate can be made of the likely outcome. The prices at which regulated services are charged are often regulated and may be subject to retrospective adjustment by regulators. Estimates are used in assessing the likely value of the regulatory risk. For all risks, the ultimate liability may vary from the amounts provided and will be dependent upon the eventual outcome of any settlement.

The group exercises judgement in measuring the exposures to contingent liabilities (see note 29) through assessing the likelihood that a potential claim or liability will arise and in quantifying the possible range of financial outcomes.

Current and deferred income tax

The actual tax we pay on our profits is determined according to complex tax laws and regulations. Where the effect of these laws and regulations is unclear, we use estimates in determining the liability for the tax to be paid on our past profits which we recognise in our financial statements. We believe the estimates, assumptions and judgements are reasonable but this can involve complex issues which may take a number of years to resolve. The final determination of prior year tax liabilities could be different from the estimates reflected in the financial statements and may result in the recognition of an additional tax expense or tax credit in the income statement.

Deferred tax assets and liabilities require management judgement in determining the amounts to be recognised. In particular, judgement is used when assessing the extent to which deferred tax assets should be recognised with consideration given to the timing and level of future taxable income.

The value of the group’s income tax assets and liabilities are disclosed on the balance sheet on page 100. The carrying value of the group’s deferred tax assets and liabilities are disclosed in note 10.

Goodwill

The recoverable amount of cash generating units has been determined based on value in use calculations. These calculations require the use of estimates, including management’s expectations of future revenue growth, operating costs, profit margins and operating cash flows for each cash generating unit.

The carrying value of goodwill and the key assumptions used in performing the annual impairment assessment are disclosed in note 13.

Providing for doubtful debts

BT provides services to consumer and business customers, mainly on credit terms. We know that certain debts due to us will not be paid through the default of a small number of our customers. Estimates, based on our historical experience, are used in determining the level of debts that we believe will not be collected. These estimates include such factors as the current state of the economy and particular industry issues.

The value of the provision for doubtful debts is disclosed in note 17.

3. Significant accounting policies

Revenue

Revenue represents the fair value of the consideration received or receivable for communication services and equipment sales, net of discounts and sales taxes. Revenue from the rendering of services and sale of equipment is recognised when it is probable that the economic benefits associated with a transaction will flow to the group and the amount of revenue and associated costs can be measured reliably. Where the group acts as an agent in a transaction, it recognises revenue net of directly attributable costs.

Services

Revenue arising from separable installation and connection services is recognised when it is earned, upon activation. Revenue from the rental of analogue and digital lines and private circuits is recognised evenly over the period to which the charges relate. Revenue from calls is recognised at the time the call is made over the group’s network. Subscription fees, consisting primarily of monthly charges for access to broadband and other internet access or voice services, are recognised as revenue as the service is provided. Revenue arising from the interconnection of voice and data traffic between other telecommunications operators is recognised at the time of transit across the group’s network.

Equipment sales

Revenue from the sale of peripheral and other equipment is recognised when all the significant risks and rewards of ownership are transferred to the buyer, which is normally the date the equipment is delivered and accepted by the customer.

Long-term contractual arrangements

Revenue from long-term contractual arrangements is recognised based on the percentage of completion method. The stage of completion is estimated using an appropriate measure according to the nature of the contract. If the performance pattern is other than straight line, revenue is recognised as services are provided, usually on an output or consumption basis. For fixed price contracts, including contracts to design and build software solutions, revenue is recognised by reference to the stage of completion, as determined by the proportion of costs incurred relative to the estimated total contract costs, or other

Financial statements	105
Notes to the consolidated financial statements

3. Significant accounting policies continued

measures of completion such as the achievement of contract milestones and customer acceptance. In the case of time and materials contracts, revenue is recognised as the service is rendered.

Costs related to delivering services under long-term contractual arrangements are expensed as incurred. An element of costs incurred in the initial set up, transition or transformation phase of the contract is deferred and recorded within non-current assets. These costs are then recognised in the income statement on a straight line basis over the remaining contractual term, unless the pattern of service delivery indicates a different profile is appropriate. These costs are directly attributable to specific contracts, relate to future activity, will generate future economic benefits and are assessed for recoverability on a regular basis.

The percentage of completion method relies on estimates of total expected contract revenues and costs, as well as reliable measurement of the progress made towards completion. Unless the financial outcome of a contract can be estimated with reasonable certainty, no attributable profit is recognised. In such circumstances, revenue is recognised equal to the costs incurred to date, to the extent that such revenue is expected to be recoverable. Recognised revenue and profits are subject to revisions during the contract if the assumptions regarding the overall contract outcome are changed. The cumulative impact of a revision in estimates is recorded in the period in which such revisions become likely and can be estimated. Where the actual and estimated costs to completion exceed the estimated revenue for a contract, the full contract life loss is recognised immediately.

Multiple element arrangements

Where a contractual arrangement consists of two or more separate elements that have value to a customer on a standalone basis, revenue is recognised for each element as if it were an individual contract. The total contract consideration is allocated between the separate elements on the basis of relative fair value and the appropriate revenue recognition criteria are applied to each element as described above.

Retirement benefits

The group’s obligation in respect of defined benefit pension plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in return for their service to date.

That benefit is discounted to determine its present value using a rate which is the yield at the balance sheet date on AA credit rated corporate bonds that have maturity dates approximating the term of the group’s obligations. The calculation of the obligation is performed by a qualified actuary using the projected unit credit method. The net obligation or asset recognised in the balance sheet is the present value of the defined benefit obligation less the fair value of the plan assets.

The income statement expense is allocated between an operating charge and net finance expense or income. The operating charge reflects the increase in the defined benefit obligation resulting from the pension benefit earned by active employees in the current period. The net finance expense reflects the unwinding of the discount applied to the liabilities of the plan, offset by the expected return on the assets of the plan, based on conditions prevailing at the start of the year. Actuarial gains and losses are recognised in full in the period in which they occur and are presented in the group statement of comprehensive income.

The group also operates defined contribution pension plans and the income statement expense represents the contributions payable for the year.

Property, plant and equipment

Property, plant and equipment are included in the financial statements at historical cost, less accumulated depreciation and any impairment losses. On disposal of property, plant and equipment, the difference between the sale proceeds and the net book value at the date of disposal is recognised in other operating income in the income statement.

Included within the cost for network infrastructure and equipment are direct and indirect labour costs, materials and directly attributable overheads. Depreciation is provided on property, plant and equipment on a straight line basis from the time the asset is available for use, to write off the asset’s cost over the estimated useful life taking into account any expected residual value. Freehold land is not depreciated. The lives assigned to principal categories of assets are as follows:

Land and buildings
• Freehold buildings	40 years
• Leasehold land and buildings	Unexpired portion of lease or 40 years, whichever is the shorter

Network infrastructure and other equipment
Transmission equipment:
• Duct	40 years
• Cable	3 to 25 years
• Fibre	5 to 20 years
Exchange equipment	2 to 13 years
Payphones and other network equipment	2 to 20 years

Other:
Motor vehicles	2 to 9 years
Computers and office equipment	3 to 6 years

Assets held under finance leases are depreciated over the shorter of the lease term or their useful economic life. Residual values and useful lives are reassessed annually and, if necessary, changes are recognised prospectively.

Intangible assets

Identifiable intangible assets are recognised when the group controls the asset, it is probable that future economic benefits attributable to the asset will flow to the group and the cost of the asset can be reliably measured. All intangible assets, other than goodwill and indefinite lived assets, are amortised over their useful economic life. The method of amortisation reflects the pattern in which the assets are expected to be consumed. If the pattern cannot be determined reliably, the straight line method is used.

Goodwill

Goodwill represents the excess of the cost of an acquisition over the fair value of the group’s share of the identifiable net assets (including intangible assets) of the acquired subsidiary.

106	Financial statements Notes to the consolidated financial statements

3. Significant accounting policies continued

Computer software

Computer software comprises computer software licences purchased from third parties, and also the cost of internally developed software. Computer software licences purchased from third parties are initially recorded at cost. Costs directly associated with the production of internally developed software, where it is probable that the software will generate future economic benefits, are recognised as intangible assets.

Telecoms licences

Licence fees paid to governments, which permit telecoms activities to be operated for defined periods, are initially recorded at cost and amortised from the time the network is available for use to the end of the licence period.

Brands and customer relationships

Intangible assets acquired through business combinations are recorded at fair value at the date of acquisition. Assumptions are used in estimating the fair values of acquired intangible assets and include management’s estimates of revenue and profits to be generated by the acquired businesses.

Estimated useful economic lives

The estimated useful economic lives assigned to the principal categories of intangible assets are as follows:

• Computer software	2 to 10 years
• Telecommunication licences	2 to 5 years
• Brands, customer relationships and technology	3 to 15 years

Subscriber acquisition costs

Subscriber acquisition costs are expensed as incurred, unless they meet the criteria for capitalisation, in which case they are capitalised and amortised over the shorter of the expected customer life or contractual period.

Provisions

Provisions are recognised when the group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount can be reliably estimated. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Financial liabilities within provisions are initially recognised at fair value and subsequently carried at amortised cost using the effective interest method. Onerous lease provisions are measured at the lower of the cost to fulfil the contract or the cost to exit it.

Current and deferred income tax

Current income tax is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the company’s subsidiaries, associates and joint ventures operate and generate taxable income. The group periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation, and the group establishes provisions where appropriate on the basis of the amounts expected to be paid to tax authorities.

Deferred tax is recognised, using the liability method, in respect of temporary differences between the carrying amount of the group’s assets and liabilities and their tax base. Deferred tax liabilities are, where permitted, offset against deferred tax assets within the same taxable entity or qualifying local tax group. Any remaining deferred tax asset is recognised only when, on the basis of all available evidence, it can be regarded as probable that there will be suitable taxable profits, within the same jurisdiction, in the foreseeable future against which the deductible temporary difference can be utilised.

Deferred tax is determined using tax rates that are expected to apply in the periods in which the asset is realised or liability settled, based on tax rates and laws that have been enacted or substantively enacted by the balance sheet date.

Basis of consolidation

The group financial statements consolidate the financial statements of BT Group plc (‘the company’) and its subsidiaries, and they incorporate its share of the results of associates and joint ventures using the equity method of accounting.

Accounting for subsidiaries

A subsidiary is an entity that is controlled by another entity, known as the parent. Control is the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities generally accompanied by a shareholding of more than one half of the voting rights. Non-controlling interests in the net assets of consolidated subsidiaries are identified separately from the group’s equity. Non-controlling interests consist of the amounts of those interests at the date of the original business combination and non-controlling share of changes in equity since the date of the combination.

The results of subsidiaries acquired or disposed of during the year are consolidated from and up to the date of change of control. All intragroup transactions including any gains or losses, balances, income or expenses are eliminated in full on consolidation.

When the group loses control of a subsidiary, the profit or loss on disposal is calculated as the difference between (i) the aggregate of the fair value of the consideration received and the fair value of any retained interest and (ii) the previous carrying amount of the assets (including goodwill), and liabilities of the subsidiary and any non-controlling interests.

Interests in associates and joint ventures

An associate is an entity over which another entity has significant influence and that is neither a subsidiary nor an interest in a joint venture. Significant influence is the power to participate in the financial and operating policy decisions of an entity but is not control or joint control over those policies. A joint venture is an entity that is jointly controlled by two or more entities. Joint control is the contractually agreed sharing of control over an economic activity, and exists only when the strategic financial and operating decisions relating to the activity require the unanimous consent of the parties sharing control.

Investments in associates and joint ventures are initially recognised at cost. Any excess of the cost of acquisition over the group’s share of the net fair value of the identifiable assets, liabilities and contingent liabilities of an associate or joint venture at the date of acquisition is recognised as goodwill, which is included within the carrying amount

Financial statements Notes to the consolidated financial statements	107

3. Significant accounting policies continued

of the investment. Subsequent to acquisition, the carrying value of the group’s investment in associates and joint ventures includes the group’s share of post acquisition reserves. The income statement reflects the group’s share of the results of operations after tax of the associate or joint venture.

Business combinations

Acquisitions of businesses are accounted for using the acquisition method of accounting. The consideration transferred is measured at fair value, which is the aggregate of the fair values of the assets transferred, liabilities incurred or assumed and the equity instruments issued in exchange for control of the acquiree. Acquisition-related costs are generally expensed as incurred. The acquiree’s identifiable assets and liabilities are recognised at their fair value at the acquisition date.

Goodwill arising on acquisition is recognised as an asset and measured at cost representing the excess of the aggregate of the consideration, the amount of any non-controlling interests in the acquiree, and the fair value of the acquirer’s previously held equity interest in the acquiree (if any) over the net of the fair values of the identifiable assets and liabilities at the date of acquisition.

Impairment of non-financial assets

Intangible assets with finite useful lives and property, plant and equipment are tested for impairment if events or changes in circumstances (assessed at each reporting date) indicate that the carrying amount may not be recoverable. When an impairment test is performed, the recoverable amount is assessed by reference to the higher of the net present value of the expected future cash flows (value in use) of the relevant cash generating unit and the fair value less cost to sell.

Goodwill and intangible assets with indefinite useful lives are reviewed for impairment at least annually. Impairment losses are recognised in the income statement. If a cash generating unit is impaired, provision is made to reduce the carrying amount of the related assets to their estimated recoverable amount, normally as a specific item. Impairment losses are allocated firstly against goodwill, and secondly on a pro rata basis against intangible and other assets.

Other operating income

Other operating income is income generated by the group that arises from activities outside of the provision of communication services and equipment sales. Items reported as other operating income include income from repayment works, proceeds from scrap and cable recovery, income generated by our fleet operations, income from government grants, profits and losses on the disposal of business operations and property, plant and equipment, and income generated from the exploitation of our intellectual property.

Government grants

Government grants are recognised initially as deferred income at their fair value where there is a reasonable assurance that the grant will be received and the group will comply with the conditions associated with the grant. Grants that compensate the group for expenses incurred are recognised in the income statement within other operating income in the same periods in which the associated expenditure is recognised. Grants that compensate the group for the cost of an asset are recognised in the income statement in other operating income on a straight line basis over the useful life of the asset.

Foreign currencies

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the date of the transaction. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at period end exchange rates are recognised in the income statement in the line which most appropriately reflects the nature of the item or transaction.

On consolidation, assets and liabilities of foreign undertakings are translated into Sterling at year end exchange rates. The results of foreign undertakings are translated into Sterling at average rates of exchange for the year (unless this average is not a reasonable approximation of the cumulative effects of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions). Foreign exchange differences arising on retranslation are recognised directly in a separate component of equity, the translation reserve.

In the event of the disposal of an undertaking with assets and liabilities denominated in a foreign currency, the cumulative translation difference associated with the undertaking in the translation reserve is charged or credited to the gain or loss on disposal recognised in the income statement.

Research and development

Research expenditure is recognised in the income statement in the period in which it is incurred. Development expenditure, including the cost of internally developed software, is recognised in the income statement in the period in which it is incurred unless it is probable that economic benefits will flow to the group from the asset being developed, the cost of the asset can be reliably measured and technical feasibility can be demonstrated. Capitalisation ceases when the asset being developed is ready for use. Research and development costs include direct and indirect labour, materials and directly attributable overheads.

Leases

The determination of whether an arrangement is, or contains, a lease is based on the substance of the arrangement and requires an assessment of whether the fulfilment of the arrangement is dependent on the use of a specific asset or assets and whether the arrangement conveys the right to use the asset.

Leases of property, plant and equipment where the group holds substantially all the risks and rewards of ownership are classified as finance leases. Finance lease assets are capitalised at the commencement of the lease term at the lower of the present value of the minimum lease payments or the fair value of the leased asset. The obligations relating to finance leases, net of finance charges in respect of future periods, are recognised as liabilities. Leases are subsequently measured at amortised cost using the effective interest method.

108	Financial statements Notes to the consolidated financial statements

3. Significant accounting policies continued

Leases where a significant portion of the risks and rewards are held by the lessor are classified as operating leases. Rentals are charged to the income statement on a straight line basis over the period of the lease.

Share-based payments

The group operates a number of equity settled share-based payment arrangements, under which the group receives services from employees as consideration for equity instruments (share options and shares) of the group. Equity settled share-based payments are measured at fair value (excluding the effect of non market-based vesting conditions) at the date of grant, but including any market-based performance criteria and the impact of non-vesting conditions (for example the requirement for employees to save). The fair value determined at the grant date is recognised on a straight-line basis over the vesting period, based on the group’s estimate of the options or shares that will eventually vest and adjusted for the effect of non market-based vesting conditions. Fair value is measured using either the Binomial options pricing model or Monte Carlo simulations, whichever is most appropriate to the award.

Service and performance conditions are vesting conditions. Any other conditions are non-vesting conditions which have to be taken into account to determine the fair value of equity instruments granted. In the case that an award or option does not vest as a result of a failure to meet a non-vesting condition that is within the control of either counterparty, this is accounted for as a cancellation. Cancellations must be treated as accelerated vesting and all remaining future charges are immediately recognised. As the requirement to save under an employee sharesave arrangement is a non-vesting condition, employee cancellations must be treated as an accelerated vesting.

Termination benefits

Termination benefits (leaver costs) are payable when employment is terminated before the normal retirement date, or when an employee accepts voluntary redundancy in exchange for these benefits. The group recognises termination benefits when it is demonstrably committed to the affected employees leaving the group.

Financial instruments

Financial assets

Financial assets at fair value through profit and loss

A financial asset is classified in this category if it is either acquired principally for the purpose of selling in the short-term (held for trading) or if so designated by management. Financial assets held in this category are initially recognised and subsequently measured at fair value, with changes in fair value recognised in the income statement in the line which most appropriately reflects the nature of the item or transaction. Any direct transaction costs are recognised immediately in the income statement.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market other than those for which the group may not recover substantially all of its initial investment, other than because of credit deterioration, which are classified as available-for-sale. Loans and receivables are initially recognised at fair value plus transaction costs and subsequently carried at amortised cost using the effective interest method, with changes in carrying value recognised in the income statement in the line which most appropriately reflects the nature of the item or transaction.

Available-for-sale financial assets

Non-derivative financial assets classified as available-for-sale are either specifically designated in this category or not classified in any of the other categories. Available-for-sale financial assets are initially recognised at fair value plus direct transaction costs and then re-measured at subsequent reporting dates to fair value, with unrealised gains and losses (except for changes in exchange rates for monetary items, interest, dividends and impairment losses, which are recognised in the income statement) recognised in equity until the financial asset is derecognised, at which time the cumulative gain or loss previously recognised in equity is taken to the income statement, in the line that most appropriately reflects the nature of the item or transaction.

Trade and other receivables

Financial assets within trade and other receivables are initially recognised at fair value, which is usually the original invoiced amount, and are subsequently carried at amortised cost, using the effective interest method, less provisions made for doubtful receivables. Provisions are made specifically where there is evidence of a risk of non payment, taking into account ageing, previous losses experienced and general economic conditions.

Cash and cash equivalents

Cash and cash equivalents comprise cash in hand and current balances with banks and similar institutions, which are readily convertible to cash and which are subject to insignificant risk of changes in value and have an original maturity of three months or less. For the purpose of the consolidated cash flow statement, cash and cash equivalents are as defined above net of outstanding bank overdrafts. Bank overdrafts are included within loans and other borrowings, in current liabilities on the balance sheet.

Impairment of financial assets

The group assesses at each balance sheet date whether a financial asset or group of financial assets are impaired. Where there is objective evidence that an impairment loss has arisen on assets carried at amortised cost, the carrying amount is reduced with the loss being recognised in the income statement. The impairment loss is measured as the difference between that asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate.

Financial liabilities

Trade and other payables

Financial liabilities within trade and other payables are initially recognised at fair value, which is usually the original invoiced amount, and subsequently carried at amortised cost using the effective interest method.

Loans and other borrowings

Loans and other borrowings are initially recognised at the fair value of amounts received net of transaction costs. Loans and other borrowings are subsequently measured at amortised cost using the effective interest method and, if included in a fair value hedge relationship, are re-valued to reflect the fair value movements on the hedged risk associated with the loans and other borrowings. The resultant amortisation of fair value movements, on de-designation of the hedge, are recognised in the income statement.

Financial statements Notes to the consolidated financial statements	109

3. Significant accounting policies continued

Derivative financial instruments and hedge accounting

The group uses derivative financial instruments mainly to reduce exposure to foreign exchange and interest rate risks. The group does not hold or issue derivative financial instruments for financial trading purposes. However, derivatives that do not qualify for hedge accounting are classified as held for trading and are initially recognised and subsequently measured at fair value. The gain or loss on re-measurement to fair value is recognised immediately in the income statement in net finance expense. Derivative financial instruments are classified as current assets or current liabilities where they have a maturity period within 12 months. Where derivative financial instruments have a maturity period greater than 12 months, they are classified within either non-current assets or non-current liabilities.

Where derivatives qualify for hedge accounting, recognition of any resultant gain or loss depends on the nature of the hedge. To qualify for hedge accounting, hedge documentation must be prepared at inception and the hedge must be expected to be highly effective both prospectively and retrospectively. The hedge is tested for effectiveness at inception and in subsequent periods in which the hedge remains in operation. Hedge accounting is discontinued when the hedging instrument expires, or is sold, terminated or no longer qualifies for hedge accounting or the group chooses to end the hedge relationship. The group designates certain derivatives as either cash flow hedges or fair value hedges.

Cash flow hedges

When a derivative financial instrument is designated as a hedge of the variability in cash flows of a recognised asset or liability, or a highly probable transaction, the effective part of any gain or loss on the derivative financial instrument is recognised directly in equity, in the cash flow reserve. For cash flow hedges of recognised assets or liabilities, the associated cumulative gain or loss is removed from equity and recognised in the same line in the income statement in the same period or periods during which the hedged transaction affects the income statement. Any ineffectiveness arising on a cash flow hedge of a recognised asset or liability is recognised immediately in the same income statement line as the hedged item. Where ineffectiveness arises on highly probable transactions, it is recognised in the line which most appropriately reflects the nature of the item or transaction.

Fair value hedges

When a derivative financial instrument is designated as a hedge of the variability in fair value of a recognised asset or liability, or unrecognised firm commitment, at each reporting date the change in fair value of the derivative that is designated as a fair value hedge is recorded in the income statement, together with any changes in fair value of the hedged asset or liability that is attributable to the hedged risk.

Accounting standards, interpretations and amendments in the year ended 31 March 2012

The following amended standards and interpretations were adopted in 2012. They have had no significant impact on the group’s results or financial position for the current or prior years but may impact the accounting for future transactions or arrangements.

•	Amendments to IAS 24 ‘Related Party Disclosures’

•	Amendments to IFRIC 14 ‘Prepayments of a Minimum Funding Requirement’
•	IFRIC 19 ‘Extinguishing Financial Liabilities with Equity Instruments’ and

•	Improvements to IFRS 2010.

Accounting standards, interpretations and amendments not yet effective

Certain new standards, interpretations and amendments to existing standards have been published that are mandatory for the group’s accounting periods beginning on 1 April 2013. Those which are considered to be relevant to the group’s operations are set out below.

Amendments to IAS 19 ‘Employee Benefits’

These amendments are intended to provide a clearer indication of an entity’s obligations resulting from the provision of defined benefit pension plans and how those obligations will affect its financial position, financial performance and cash flow. The amendments include:

•

The removal of the options to defer recognition of actuarial gains and losses and for alternative presentation of gains and losses by requiring immediate recognition of actuarial gains or losses in full in other comprehensive income and the inclusion of service and finance costs and plan administration costs in the income statement;

•

The replacement of the expected return on pension plan assets and interest expense on pension plan liabilities with a single net interest component calculated on the net defined benefit liability or asset using the discount rate used to determine the defined benefit obligation; and

•	Additional disclosures to explain the characteristics of a company’s defined benefit plans, the amounts recognised in the financial statements and the risks arising from defined benefit plans.

IAS 19 requires retrospective adoption and therefore prior periods will be restated. The group estimates the impact on 2012 had the amendments applied would have been to increase operating costs by approximately £30m and reduce the net finance income on pensions, reported as a specific item, by approximately £295m, with compensating adjustments in other comprehensive income leaving equity unchanged. The group will also be required to make additional narrative disclosures.

Other new standards and amendments

The impact of the following new standards, amendments and interpretations which are effective from 1 April 2013 is under review, but the group does not currently expect any of these changes to have a significant impact on the group’s results or financial position.

•	Amendments to IFRS 7 ‘Financial Instruments: Disclosures’

•	IFRS 9 ‘Financial Instruments’

•	IFRS 10 ‘Consolidated Financial Statements’

•	IFRS 11 ‘Joint Arrangements’

•	IFRS 12 ‘Disclosure of Interests in Other Entities’

•	IFRS 13 ‘Fair Value Measurement’

•	Amendment to IAS 1 ‘Presentation of Items of Other Comprehensive Income’

•	Amendments to IAS 32 ‘Financial Instruments: Presentation’ and

•	Improvements to IFRS 2011.

110	Financial statements Notes to the consolidated financial statements

4. Segment information

The group’s operating segments are reported based on financial information provided to the Operating Committee, as detailed on page 69, which is the key management committee and represents the ‘chief operating decision maker’.

The group’s organisational structure reflects the different customer groups to which it provides communications products and services via its customer-facing lines of business – BT Global Services, BT Retail, BT Wholesale and Openreach. The customer-facing lines of business are supported by two internal service units – BT Innovate & Design and BT Operate. The customer-facing lines of business are the group’s reportable segments and generate substantially all the group’s revenue.

The remaining operations of the group are aggregated and included within the ‘Other’ category to reconcile to the consolidated results of the group. The ‘Other’ category includes BT Innovate & Design and BT Operate and costs associated with the group’s centralised functions including procurement and supply chain, fleet and property management. Provisions for the settlement of significant legal, commercial and regulatory disputes, which are negotiated at a group level, are initially recorded in the ‘Other’ segment. On resolution of the dispute, the full impact is recognised in the relevant lines of business results, offset in the group results by the utilisation of the provision previously charged to the ‘Other’ segment. Settlements which are particularly significant or cover more than one financial year may fall within the definition of specific items as detailed on page 103.

The costs incurred by BT Innovate & Design and BT Operate are allocated to the customer-facing lines of business in line with the services they provide. The depreciation and amortisation incurred by BT Operate in relation to the networks and systems it manages and operates on behalf of the customer-facing lines of business are allocated to the lines of business based on their respective utilisation. Capital expenditure incurred by BT Innovate & Design for specific projects undertaken on behalf of the customer-facing lines of business is allocated based on the value of the directly attributable expenditure incurred. Where projects are not directly attributable to a particular line of business, capital expenditure is allocated based on the proportion of estimated future economic benefits. Capital expenditure incurred by BT Operate is allocated to the customer-facing lines of business in proportion to operating cost recoveries. BT Innovate & Design and BT Operate and the group’s centralised functions are not reportable segments as they did not meet the quantitative thresholds as set out in IFRS 8 ‘Operating Segments’ for any of the years presented.

Information regarding the results of each reportable segment is provided below. Performance is measured based on adjusted EBITDA, defined as EBITDA before specific items, as included in the internal financial reports reviewed by the Operating Committee. EBITDA is defined as the operating profit or loss before depreciation, amortisation, net finance expense and taxation. Adjusted EBITDA is considered to be a useful measure of the operating performance of the lines of business because it approximates the underlying operating cash flow by eliminating depreciation and amortisation and also provides a meaningful analysis of trading performance by excluding specific items which are disclosed separately by virtue of their size, nature or incidence. Specific items are detailed in note 9 and are not allocated to the reportable segments as this reflects how they are reported to the Operating Committee. Finance expense and income is not allocated to the reportable segments as this activity is managed by the central treasury function which manages the overall net debt position of the group.

Segment revenue and profit

Year ended 31 March 2012	BT Global Services £m	BT Retail £m	BT Wholesale £m	Openreach £m	Other £m	Total £m
Segment revenue	7,809	7,393	3,923	5,136	50	24,311
Internal revenue	–	(511)	(980)	(3,513)	–	(5,004)

Revenue from external customers[a]	7,809	6,882	2,943	1,623	50	19,307

EBITDA[b]	627	1,830	1,208	2,299	100	6,064
Depreciation and amortisation	(712)	(410)	(604)	(939)	(307)	(2,972)

Operating profit (loss)[a]	(85)	1,420	604	1,360	(207)	3,092

Specific items (note 9)						(173)
Operating profit						2,919
Net finance expense[c]						(484)
Share of post tax profit of associates and joint ventures						10

Profit before tax						2,445

[a]	Before specific items.
[b]

EBITDA is stated before specific items and is a non-GAAP measure provided in addition to the disclosure requirements defined under IFRS. The rationale for using non-GAAP measures is explained on pages 166 to 169.

[c]	Net finance expense includes specific item income of £197m in 2012 (2011: £79m expense, 2010: £268m expense). See note 9.

Financial statements Notes to the consolidated financial statements	111

4. Segment information continued

Segment revenue and profit continued

Year ended 31 March 2011	BT Global Services £m [d]	BT Reta £m	ild	BT Wholesale £m [d]	Openreach £m [d]	Other £m	Total £m
Segment revenue	8,059	7,700		4,201	4,930	38	24,928
Internal revenue	–	(447)		(979)	(3,426)	–	(4,852)

Revenue from external customers[a]	8,059	7,253		3,222	1,504	38	20,076

EBITDA[b]	593	1,784		1,316	2,132	61	5,886
Depreciation and amortisation	(734)	(443)		(619)	(877)	(306)	(2,979)

Operating profit (loss)[a]	(141)	1,341		697	1,255	(245)	2,907

Specific items (note 9)							(329)
Operating profit							2,578
Net finance expense[c]							(924)
Share of post tax profit of associates and joint ventures							21
Profit on disposal of interest in associate							42

Profit before tax							1,717

Year ended 31 March 2010	BT Global Services[d] £m	BT Retail[d] £m		BT Wholesale[d] £m	Openreach[d] £m	Other £m	Total £m
Segment revenue	8,522	8,078		4,583	5,164	40	26,387
Internal revenue	–	(373)		(1,226)	(3,877)	–	(5,476)

Revenue from external customers[a]	8,522	7,705		3,357	1,287	40	20,911

EBITDA[b]	457	1,777		1,353	1,960	92	5,639
Depreciation and amortisation	(815)	(459)		(680)	(856)	(229)	(3,039)

Operating profit (loss)[a]	(358)	1,318		673	1,104	(137)	2,600

Specific items (note 9)							(477)
Operating profit							2,123
Net finance expense[c]							(1,158)
Share of post tax profit of associates and joint ventures							54
Loss on disposal of interest in associate							(12)

Profit before tax							1,007

[a]	Before specific items.
[b]

EBITDA is stated before specific items and is a non-GAAP measure provided in addition to the disclosure requirements defined under IFRS. The rationale for using non-GAAP measures is explained on pages 166 to 169.

[c]	Net finance expense includes specific item income of £197m in 2012 (2011: £79m expense, 2010: £268m expense). See note 9.
[d]

In 2012 the group moved certain customer accounts between lines of business. Comparatives for 2011 and 2010 have been restated to be on a consistent basis. The impact on line of business results in 2011 was to increase revenue in BT Global Services and Openreach by £12m and £45m, respectively (2010: £9m and £46m) and to decrease revenue in BT Retail and BT Wholesale by £49m and £8m, respectively (2010: £46m and £9m). There is no impact on line of business EBITDA and there is no impact on total group results.

Internal revenue and costs

Intra group revenue generated from the sale of regulated products and services is based on market price. Intra group revenue from the sale of other products and services is agreed between the relevant lines of business and therefore line of business profitability can be impacted by transfer pricing levels. The majority of the internal trading relates to Openreach and arises on rentals, and any associated connection or migration charges, of the UK access lines and other network products to the customer-facing lines of business, both directly, and also indirectly, through BT Operate which is included within the ‘Other’ segment. Internal revenue arising in BT Retail relates primarily to BT Ireland and BT Enterprises. Internal revenue arising in BT Wholesale relates to the sale of line cards and access electronic services to Openreach.

112	Financial statements
Notes to the consolidated financial statements

4. Segment information continued

	Internal cost recorded by
Year ended 31 March 2012	BT Global Services £m	BT Retail £m	BT Wholesale £m	Openreach £m	Other £m	Total £m
Internal revenue recorded by
BT Global Services	–	–	–	–	–	–
BT Retail	359	–	99	5	48	511
BT Wholesale	–	–	–	980	–	980
Openreach	226	1,625	245	–	1,417	3,513

Total	585	1,625	344	985	1,465	5,004

	Internal cost recorded by
Year ended 31 March 2011	BT Global Services £m	BT Retail £m	BT Wholesale £m	Openreach £m	Other £m	Total £m
Internal revenue recorded by
BT Global Services	–	–	–	–	–	–
BT Retail	309	–	64	3	71	447
BT Wholesale	–	–	–	979	–	979
Openreach	242	1,779	198	–	1,207	3,426

Total	551	1,779	262	982	1,278	4,852

	Internal cost recorded by
Year ended 31 March 2010	BT Global Services £m	BT Retail £m	BT Wholesale £m	Openreach £m	Other £m	Total £m
Internal revenue recorded by
BT Global Services	–	–	–	–	–	–
BT Retail	233	–	51	2	87	373
BT Wholesale	–	–	–	1,226	–	1,226
Openreach	263	1,988	131	–	1,495	3,877

Total	496	1,988	182	1,228	1,582	5,476

Capital expenditure

Year ended 31 March 2012	BT Global Services £m	BT Retail £m	BT Wholesale £m	Openreach £m	Other £m	Total £m
Property, plant and equipment	414	364	260	980	117	2,135
Intangible assets	146	70	76	95	72	459

Capital expenditure	560	434	336	1,075	189	2,594

Year ended 31 March 2011	BT Global Services £m	BT Retail £m	BT Wholesale £m	Openreach £m	Other £m	Total £m
Property, plant and equipment	338	355	246	982	169	2,090
Intangible assets	160	79	83	105	73	500

Capital expenditure	498	434	329	1,087	242	2,590

Financial statements	113
Notes to the consolidated financial statements

4. Segment information continued

Revenue by products and services

Year ended 31 March	2012 £m	2011 £m	2010 £m
ICT and managed networks	6,584	6,632	6,574
Broadband and convergence	2,971	2,767	2,677
Calls and lines	5,094	5,595	6,225
Transit	1,128	1,518	1,758
Conveyance, interconnect circuits, WLR, global carrier and other wholesale	1,476	1,512	1,493
Other products and services	2,054	2,052	2,184

Revenue[a]	19,307	20,076	20,911

[a]	Before specific items.

Geographic information

The UK is the group’s country of domicile and the group generates the majority of its revenue from external customers in the UK. The geographicanalysis of revenue is on the basis of the country of origin in which the customer is invoiced.

Revenue from external customers

Year ended 31 March	2012 £m	2011 £m	2010 £m
UK	14,766	15,575	16,116
Europe, Middle East and Africa, excluding the UK	2,973	3,064	3,250
Americas	1,070	990	1,235
Asia Pacific	498	447	310

Revenue[a]	19,307	20,076	20,911

[a] Before specific items. Non-current assets
At 31 March		2012 £m	2011 £m
UK		14,768	15,127
Europe, Middle East and Africa, excluding the UK		2,444	2,673
Americas		568	601
Asia Pacific		57	61

Non-current assets		17,837	18,462

Non-current assets, which exclude derivative financial instruments, investments and deferred tax assets, are based on the location of the assets.

5. Other operating income

Year ended 31 March	Note	2012 £m	2011 £m	2010 £m
Profits on disposal of property, plant and equipment		129	103	75
Income from repayment works		62	62	74
Other operating income		196	208	229

Other operating income before specific items		387	373	378

Specific items	9	(19)	–	2

Other operating income		368	373	380

114	Financial statements
Notes to the consolidated financial statements

6. Operating costs

Year ended 31 March	Notes	2012 £m	2011 £m	2010 £m
Costs by nature
Staff costs
Wages and salaries		3,963	3,947	4,182
Social security costs		454	456	447
Pension costs	20	393	416	304
Share-based payment expense	21	75	68	71

Total staff costs		4,885	4,887	5,004

Own work capitalised		(652)	(718)	(575)

Net staff costs		4,233	4,169	4,429
Net indirect labour costs[a]		579	629	722

Net labour costs		4,812	4,798	5,151
Payments to telecommunications operators		3,153	3,740	4,083
Property and energy costs		1,066	1,149	1,284
Network operating and IT costs		630	706	781
Other operating costs[b]		3,969	4,170	4,351
Depreciation of property, plant and equipment
Owned assets	14	2,248	2,255	2,260
Held under finance leases	14	29	33	44
Amortisation of intangible assets	13	695	691	735

Total operating costs before specific items		16,602	17,542	18,689

Specific items	9	(256)	329	427

Total operating costs		16,346	17,871	19,116

Operating costs before specific items include the following:
Leaver costs[c]		97	57	142
Research and development expenditure[d]		821	833	935
Operating lease charges		404	395	451
Foreign currency losses (gains)		7	(17)	7

[a]	Net of capitalised indirect labour costs of £335m (2011: £329m, 2010: £440m).
[b]	Other operating costs also include a net charge of £nil (2011: £2m charge, 2010: £1m charge) relating to fair value movements on derivatives recycled from the cash flow reserve.
[c]

Leaver costs are included within wages and salaries and social security costs, except for leaver costs, associated with the restructuring of BT Global Services in 2011 and 2010 which were recorded as a specific item.

[d]	Research and development expenditure includes amortisation of £536m (2011: £444m, 2010: £491m) in respect of internally developed computer software.

7. Employees

	2012		2011		2010
Number of employees in the group[a]	Year end 000	Average 000	Year end 000	Average 000	Year end 000	Average 000
UK	73.9	74.7	75.7	77.1	78.2	81.1
Non-UK	15.1	16.0	16.9	17.5	17.9	18.6

Total employees	89.0	90.7	92.6	94.6	96.1	99.7

	2012		2011		2010
Number of employees in the group[a]	Year end 000	Average 000	Year end 000	Average 000	Year end 000	Average 000
BT Global Services	20.0	20.9	21.8	22.6	24.1	25.8
BT Retail	16.3	16.4	16.6	17.4	18.2	19.0
BT Wholesale	1.4	1.6	1.9	2.1	2.4	2.4
Openreach	30.9	31.2	31.3	30.9	30.7	31.2
Other	20.4	20.6	21.0	21.6	20.7	21.3

Total employees	89.0	90.7	92.6	94.6	96.1	99.7

[a]	The numbers disclosed are the equivalent full-time employees including both full and part-time employees.

Financial statements	115
Notes to the consolidated financial statements

8. Audit, audit related and other non-audit services

The following fees were paid or are payable to the company’s auditors, PricewaterhouseCoopers LLP, for the three years ended 31 March 2012.

Year ended 31 March	2012 £000	2011 £000	[a]	2010 £000	[a]
Fees payable to the company’s auditors and its associates for:
Audit services
The audit of parent company and consolidated financial statements	2,696	2,732		2,475
The audit of the company’s subsidiaries	5,422	4,636		4,732

	8,118	7,368		7,207

Audit related assurance services	1,558	1,556		1,010

Other non-audit services
Taxation compliance services	455	110		123
Taxation advisory services	770	1,046		669
All other assurance services	74	223		451
All other services	641	593		457

	1,940	1,972		1,700

Total services	11,616	10,896		9,917

[a]

In 2012 the group adopted the disclosure requirements of the Companies (Disclosure of Auditor Remuneration and Liability Limitation Agreements) (Amendment) Regulations 2011. Comparatives for 2011 and 2010 have been re-presented to be on a consistent basis.

Audit services – represent fees payable for services in relation to the audit of the parent company and the consolidated financial statements, including fees for reports under section 404 of the US Public Company Accounting Reform and Investor Protection Act of 2002 (Sarbanes-Oxley). It also includes fees payable for the statutory audits of the financial statements of subsidiary companies.

Audit related assurance services – represent fees payable for services in relation to other statutory filings or engagements that are required by law or regulation to be carried out by the appointed auditor. This includes fees for the audit of the group’s regulatory financial statements and reporting associated with the group’s US debt shelf registration.

Taxation compliance services – represent services for tax returns, audits, monitoring and enquiries.

Taxation advisory services – represent fees payable for all taxation advisory services not falling within taxation compliance.

All other assurance services – comprise all assurance services not falling within the above categories.

All other services – represent fees payable for all non-audit services not covered above, principally comprising advice on accounting or financial matters.

The audit fee of the company was £41,000 (2011: £41,000, 2010: £41,000).

In order to maintain the independence of the external auditors, the Board has determined policies as to what non-audit services can be provided by the company’s external auditors and the approval processes related to them. Under those policies work of a consultancy nature will not be offered to the external auditors unless there are clear efficiencies and value-added benefits to the company. In this context audit related assurance services are considered to pose a low threat to auditor independence and, therefore, the proportion of other non-audit services to total services is considered the most suitable measure to consider. This represented 17% of the total fees in 2012 (2011: 18%, 2010: 17%).

The BT Pension Scheme is an associated pension fund as defined in the Companies (Disclosure of Auditor Remuneration and Liability Limitation Agreements) (Amendment) Regulations 2011. In the year ended 31 March 2012 PricewaterhouseCoopers LLP received total fees from the BT Pension Scheme of £1,901,000 (2011: £897,000, 2010: £303,000) in respect of the following services: audit of financial statements of associates £131,000 (2011: £96,000, 2010: £46,000); taxation compliance services £92,000 (2011: £47,000, 2010: £31,000) and other non-audit services of £1,678,000 (2011: £754,000, 2010: £226,000).

116	Financial statements
Notes to the consolidated financial statements

9. Specific items

The group separately identifies and discloses certain items by virtue of their size, nature or incidence (termed ‘specific items’). This is consistent with the way that financial performance is measured by management and reported to the Board and the Operating Committee and it assists in providing a meaningful analysis of the trading results of the group. A definition of specific items is provided on page 103.

Year ended 31 March	2012 £m	2011 £m	2010 £m
Revenue
German retrospective regulatory ruling[a]	410	–	–
Regulatory settlement	–	–	52

Other operating income
Loss (profit) on disposal of a subsidiary[b]	19	–	(2)

Operating costs
BT Global Services restructuring charges[c]	64	192	301
Property rationalisation costs	90	88	121
German retrospective regulatory ruling[a]	(410)	–	–
Intangible asset impairment charges[d]	–	49	–
Costs associated with settlement of open tax years	–	–	5

	(256)	329	427

Net finance (income) expense
Interest expense on pension plan liabilities[e]	2,092	2,323	2,211
Expected return on pension plan assets[e]	(2,289)	(2,244)	(1,932)
Interest income on settlement of open tax years	–	–	(11)

	(197)	79	268

Share of results of associates and joint ventures
(Profit) loss on disposal of interest in associate[f]	–	(42)	12
Impact of renegotiated supply contracts on associate	–	–	(29)

	–	(42)	(17)

Net specific items (credit) charge before tax	(24)	366	728

Taxation
Tax charge (credit) on specific items above	22	(72)	(190)
Tax credit on re-measurement of deferred tax[g]	(164)	(172)	–
Tax charge (credit) in respect of settlement of open tax years	–	5	(230)

	(142)	(239)	(420)

Net specific items (credit) charge after tax	(166)	127	308

[a]

Following a retrospective regulatory ruling in Germany in relation to the period from September 2006 to November 2010, a one-off charge was recognised against revenue with an equal reduction in operating costs.

[b]	In 2012 a loss arose on the disposal of the group’s 51% shareholding in its subsidiary Accel Frontline Limited.
[c]

The components of the BT Global Services restructuring charges recognised in 2012, 2011 and 2010 were: networks, products and procurement channels rationalisation charges of £36m (2011: £41m, 2010: £142m), people and property charges of £28m (2011: £129m, 2010: £132m) principally comprising leaver costs and property exit costs; and intangible asset impairments and other charges of £nil (2011: £22m, 2010: £27m).

[d]

In 2011 the group recognised goodwill impairment charges of £39m mainly relating to an operational restructuring of a business acquired several years ago. In addition, intangible asset impairments of £10m were recognised relating to brands which are no longer in use.

[e]	See note 20 for more details.
[f]	In 2011 a profit arose on the disposal of a 6.5% interest in the group’s associate Tech Mahindra. In 2010 a loss arose on the disposal of an indirect interest in Tech Mahindra.
[g]

In 2012 and 2011, respectively, a tax credit was recognised for the re-measurement of deferred tax balances as a result of the change in the UK statutory corporation tax rate from 26% to 24% effective in 2013 but enacted in 2012, and from 28% to 26% effective in 2012 but enacted in 2011.

Financial statements	117
Notes to the consolidated financial statements

10. Taxation

Analysis of taxation (expense) credit for the year

Year ended 31 March	2012 £m	2011 £m	2010 £m
United Kingdom
Corporation tax at 26% (2011: 28%, 2010: 28%)	(678)	(197)	(161)
Adjustments in respect of prior periods	39	(7)	204
Non-UK taxation
Current	(60)	(40)	(31)
Adjustments in respect of prior periods	8	11	–

Total current tax (expense) credit	(691)	(233)	12

Deferred taxation
Origination and reversal of temporary differences	58	(184)	(53)
Adjustments in respect of prior periods	27	32	63
Impact of change in UK corporation tax rate to 24% (2011: 26%)	164	172	–

Total deferred taxation credit	249	20	10

Total taxation (expense) credit	(442)	(213)	22

Factors affecting taxation expense for the year

The taxation expense on the profit for the year differs from the amount computed by applying the corporation tax rate to the profit before taxation as a result of the following factors:

	2012		2011		2010
Year ended 31 March	£m	%	£m	%	£m	%
Profit before taxation	2,445		1,717		1,007

Expected taxation expense at UK rate of 26% (2011 and 2010: 28%)	(636)	26.0	(481)	28.0	(282)	28.0
Effects of:
Non-deductible depreciation and amortisation	(9)	0.4	(15)	0.9	(18)	1.7
Non-taxable non-UK profits	(27)	1.1	(13)	0.8	(26)	2.6
Overseas losses utilised	75	(3.0)	53	(3.1)	35	(3.4)
Lower taxes on non-UK profits	(16)	0.6	(1)	–	(1)	0.1
(Lower) higher taxes on gain on disposal of business	(5)	0.2	12	(0.7)	–	–
Other deferred tax assets not recognised	(1)	–	(8)	0.4	(17)	1.6
Associates and joint ventures	3	(0.1)	6	(0.3)	11	(1.1)
Adjustments in respect of prior periods	74	(3.1)	36	(2.1)	37	(3.7)
Tax credit in respect of settlement of open tax years	–	–	–	–	230	(22.9)
Re-measurement of deferred tax balances	164	(6.7)	172	(10.0)	–	–
Other	(64)	2.7	26	(1.5)	53	(5.1)

Total taxation (expense) credit and effective tax rate	(442)	18.1	(213)	12.4	22	(2.2)
Exclude specific items (note 9)	(142)		(239)		(420)

Total taxation expense before specific items and effective rate on profit before specific items	(584)	24.1	(452)	21.7	(398)	22.9

Tax credit recognised directly in equity

Year ended 31 March	2012 £m	2011 £m	2010 £m
Deferred tax credit relating to share-based payments	17	91	19

118	Financial statements
Notes to the consolidated financial statements

10. Taxation continued

Tax components of other comprehensive income

The tax (expense) credit relating to components of other comprehensive income is as follows:

	2012			2011			2010
Year ended 31 March	Before tax £m	Tax (expense) credit £m	After tax £m	Before tax £m	Tax (expense) credit £m	After tax £m	Before tax £m	Tax (expense) credit £m	After tax £m
Actuarial (losses) gains relating to retirement benefit obligations	(2,744)	600	(2,144)	5,109	(1,534)	3,575	(4,324)	1,211	(3,113)
Exchange differences on translation of foreign operations	(105)	(1)	(106)	(140)	18	(122)	(119)	(20)	(139)
Fair value movements on available- for-sale assets	(3)	–	(3)	15	–	15	7	–	7
Fair value movements on cash flow hedges
– fair value losses	(56)	10	(46)	(347)	(124)	(471)	(1,067)	297	(770)
– recognised in income and expense	179	(32)	147	333	119	452	496	(139)	357
– reclassified and reported in non- current assets	–	–	–	–	–	–	(4)	1	(3)

	(2,729)	577	(2,152)	4,970	(1,521)	3,449	(5,011)	1,350	(3,661)

Current tax credit (expense)		566			25			(2)
Deferred tax credit (expense)		11			(1,546)			1,352

		577			(1,521)			1,350

Deferred taxation

	Excess capital allowances £m	Retirement benefit obligations £m [a]	Share-based payments £m	Other £m	Total £m
At 1 April 2010	1,696	(2,196)	(41)	(199)	(740)
(Credit) expense recognised in the income statement	(315)	201	(17)	111	(20)
Expense recognised in other comprehensive income	–	1,534	–	12	1,546
(Credit) recognised in equity	–	–	(91)	–	(91)
Transfer from current tax	56	–	–	–	56

At 31 March 2011	1,437	(461)	(149)	(76)	751

Deferred tax asset					(461)
Deferred tax liability					1,212

At 1 April 2011	1,437	(461)	(149)	(76)	751
(Credit) recognised in the income statement	(95)	(79)	(1)	(74)	(249)
(Credit) expense recognised in other comprehensive income	–	(36)	–	25	(11)
(Credit) recognised in equity	–	–	(17)	–	(17)

At 31 March 2012	1,342	(576)	(167)	(125)	474

Deferred tax asset					(626)
Deferred tax liability					1,100

At 31 March 2012					474

[a]	Includes a deferred tax asset of £1m (2011: £1m) arising on contributions payable to defined contribution pension plans.

Jurisdictional netting has been applied except for BT’s pension schemes which are disclosed as deferred tax assets.

At 31 March 2012, all of the deferred tax asset of £626m (2011: £461m) is expected to be recovered after more than one year. At 31 March 2012, all of the deferred tax liability of £1,100m (2011: £1,212m) is expected to be settled after more than one year.

Financial statements	119
Notes to the consolidated financial statements

10. Taxation continued

Factors affecting future tax charges

The rate of UK corporation tax changed from 26% to 24% on 1 April 2012. As deferred tax assets and liabilities are measured at the rates that are expected to apply in the periods of the reversal, deferred tax balances at 31 March 2012 have been calculated using a rate of 24%. The impact of the change of rate decreased deferred tax assets by £48m and deferred tax liabilities by £91m totalling a reduction in net liabilities of £43m. This reduction has been recognised as a deferred tax credit of £164m in the income statement (note 9) and a deferred tax expense of £121m in other comprehensive income.

The Government has also indicated that it intends to enact future reductions in the main rate of UK corporation tax to 22% by 1 April 2014. The future annual corporation tax reductions of 1% are expected to affect the group’s financial statements. The actual impact will depend on the group’s deferred tax position at that time.

Unrecognised tax losses and other temporary differences

At 31 March 2012 the group had operating losses, capital losses and other temporary differences carried forward in respect of which no deferred tax assets were recognised amounting to £21.8bn (2011: £23.5bn). The group’s capital losses and other temporary differences have no expiry date restrictions. The expiry date of operating losses carried forward is dependent upon the tax law of the various territories in which the losses arose. A summary of expiry dates for losses in respect of which restrictions apply is set out below:

At 31 March	2012 £m	Expiry of losses
Restricted losses
Europe	430	2013-27
Americas	149	2013-20
Other	8	2013-16

Total restricted losses	587

Unrestricted losses
Operating losses	3,430	No expiry
Capital losses	17,225	No expiry

Total unrestricted losses	20,655

Other temporary differences	576

Total	21,818

At 31 March 2012 the undistributed earnings of overseas subsidiaries was £5.2bn (2011: £5.3bn). No deferred tax liabilities have been recognised in respect of these unremitted earnings because the group is in a position to control the timing of the reversal of the temporary differences and it is probable that such differences will not reverse in the foreseeable future. Temporary differences arising in connection with interests in associates and joint ventures for which deferred tax liabilities have not been recognised are insignificant.

11. Earnings per share

Basic earnings per share is calculated by dividing the profit attributable to equity shareholders by the weighted average number of shares in issue after deducting the group’s shares held by employee share ownership trusts and treasury shares.

In calculating the diluted earnings per share, share options outstanding and other potential shares have been taken into account where the impact of these is dilutive. Options over 40m shares (2011: 81m shares, 2010: 138m shares) were excluded from the calculation of the total diluted number of shares as the impact of these is antidilutive.

Year ended 31 March	2012	2011	2010
Profit attributable to equity shareholders of the parent (£m)	2,002	1,502	1,028

Basic weighted average number of shares (millions)	7,763	7,750	7,740
Dilutive shares from share options (millions)	310	252	174
Dilutive shares held in trust (millions)	128	114	74

Diluted weighted average number of shares (millions)	8,201	8,116	7,988

Basic earnings per share	25.8p	19.4p	13.3p
Diluted earnings per share	24.4p	18.5p	12.9p

120	Financial statements
Notes to the consolidated financial statements

12. Dividends

	2012		2011		2010
Year ended 31 March	pence per share	£m	pence per share	£m	pence per share	£m
Final dividend paid in respect of the prior year	5.0	388	4.6	357	1.1	85
Interim dividend paid in respect of the current year	2.6	201	2.4	186	2.3	178

	7.6	589	7.0	543	3.4	263

The Board recommends that a final dividend in respect of the year ended 31 March 2012 of 5.7p per share will be paid to shareholders on 3 September 2012, taking the full year proposed dividend in respect of 2012 to 8.3p (2011: 7.4p, 2010: 6.9p) which amounts to approximately £654m (2011: £574m, 2010: £535m). This dividend is subject to approval by shareholders at the Annual General Meeting and therefore the liability of approximately £453m (2011: £388m, 2010: £356m) has not been included in these financial statements. The proposed dividend will be payable to all shareholders on the Register of Members on 10 August 2012.

13. Intangible assets

	Goodwill £m	Brands, customer relation- ships and technology £m	Telecoms licences and other £m	Internally developed software £m	Purchased software £m	Total £m
Cost
At 1 April 2010	1,432	357	290	2,568	1,241	5,888
Additions	–	–	–	435	65	500
Acquisitions through business combinations	6	–	–	–	–	6
Interest on qualifying assets[a]	–	–	–	4	–	4
Disposals and adjustments	–	–	–	(92)	(5)	(97)
Impairment charges[b]	(39)	(10)	–	–	–	(49)
Exchange differences	(42)	(9)	(2)	(2)	(3)	(58)

At 1 April 2011	1,357	338	288	2,913	1,298	6,194
Additions	–	–	–	406	53	459
Interest on qualifying assets[a]	–	–	–	8	–	8
Disposals and adjustments	(7)	(13)	3	(236)	(151)	(404)
Exchange differences	(11)	–	(18)	–	(22)	(51)

At 31 March 2012	1,339	325	273	3,091	1,178	6,206

Accumulated amortisation
At 1 April 2010		197	162	927	930	2,216
Charge for the year		47	14	544	86	691
Disposals and adjustments		–	–	(91)	(4)	(95)
Exchange differences		(2)	(1)	(1)	(3)	(7)

At 1 April 2011		242	175	1,379	1,009	2,805
Charge for the year		34	11	542	108	695
Disposals and adjustments		(6)	–	(242)	(143)	(391)
Exchange differences		–	(11)	–	(19)	(30)

At 31 March 2012		270	175	1,679	955	3,079

Carrying amount
At 31 March 2012	1,339	55	98	1,412	223	3,127

At 31 March 2011	1,357	96	113	1,534	289	3,389

[a]	Additions to internally generated software in 2012 include interest capitalised at a weighted average borrowing rate of 7.3% (2011: 7.8%).
[b]	See note 9 for details.

Financial statements	121
Notes to the consolidated financial statements

13. Intangible assets continued

Goodwill impairment review

The group performs an annual goodwill impairment review, based on its cash generating units (CGUs). The CGUs that have associated goodwill are BT Global Services and BT Retail’s business units: BT Consumer, BT Business, BT Enterprises and BT Ireland. These are the smallest identifiable groups of assets that generate cash inflows that are largely independent of the cash inflows from other groups of assets, and to which goodwill is allocated. Goodwill is allocated to the group’s CGUs as follows:

		BT Retail
	BT Global Services £m
		BT Consumer £m	BT Business £m	BT Enterprises £m	BT Ireland £m	Total £m

At 1 April 2010	1,172	65	61	113	21	1,432
Acquisitions through business combinations	6	–	–	–	–	6
Reclassifications	–	–	(15)	15	–	–
Impairment charges	(39)	–	–	–	–	(39)
Exchange differences	(37)	–	–	(5)	–	(42)
At 1 April 2011	1,102	65	46	123	21	1,357
Disposals	(7)	–	–	–	–	(7)
Exchange differences	(13)	–	–	2	–	(11)
At 31 March 2012	1,082	65	46	125	21	1,339

The discount rate used in performing the value in use calculation in 2012 was 9.2% (2011: 10.0%) for all CGUs. The perpetuity growth rate for BT Global Services was 2.5% (2011: 2.5%) and 2.0% (2011: 2.0%) for all BT Retail CGUs. There were no new acquisitions in 2012.

Recoverable amount

The value in use of each CGU is determined using cash flow projections derived from financial plans approved by the Board covering a three-year period and a further two years approved by the line of business and group senior management team. They reflect management’s expectations of revenue, EBITDA growth, capital expenditure, working capital and operating cash flows, based on past experience and future expectations of business performance. Cash flows are also adjusted downwards to reflect the different risk attributes of each CGU. Cash flows beyond the five-year period have been extrapolated using perpetuity growth rates.

Discount rate

The pre-tax discount rates applied to the cash flow forecasts are derived from the group’s post-tax weighted average cost of capital. The assumptions used in the calculation of the group’s weighted average cost of capital are benchmarked to externally available data.

Growth rates

The perpetuity growth rates are determined based on the long-term historical growth rates of the regions in which the CGU operates, and they reflect an assessment of the long-term growth prospects of the sector in which the CGU operates. The growth rates have been benchmarked against external data for the relevant markets. None of the growth rates applied exceed the long-term historical average growth rates for those markets or sectors.

Sensitivities

For the BT Retail CGUs, significant headroom exists in each CGU and, based on the sensitivity analysis performed, no reasonably possible changes in the assumptions would cause the carrying amount of the CGUs to exceed their recoverable amount.

For BT Global Services, the value in use exceeds the carrying value of the CGU by approximately £770m. The following changes in assumptions would cause the recoverable amount to fall below the carrying value:

•	a reduction in the perpetuity growth rate from the 2.5% assumption applied to a revised assumption of a 0.3% decline or more

•	an increase in the discount rate from the 9.2% assumption applied to a revised assumption of 11.2% or more

•	a reduction in the projected operating cash flows across five years by 23.9% or more.

122	Financial statements
Notes to the consolidated financial statements

14. Property, plant and equipment

		Network
		infrastructure		Assets in
	Land and	and other		course of
	buildings [a]	equipment [a]	Other [b]	construction	Total
	£m	£m	£m	£m	£m
Cost
At 1 April 2010	1,379	42,080	2,151	807	46,417
Additions	11	197	180	1,690	2,078
Interest on qualifying assets[c]	–	–	–	2	2
Transfers	17	1,729	1	(1,747)	–
Disposals and adjustments	(2)	(1,350)	(77)	(13)	(1,442)
Exchange differences	(6)	(39)	(8)	(3)	(56)
At 1 April 2011	1,399	42,617	2,247	736	46,999
Additions	21	251	137	1,727	2,136
Interest on qualifying assets[c]	–	–	–	1	1
Transfers	7	1,720	1	(1,728)	–
Disposals and adjustments	(104)	(603)	(166)	(4)	(877)
Exchange differences	(21)	(208)	(34)	(4)	(267)
At 31 March 2012	1,302	43,777	2,185	728	47,992

Accumulated depreciation
At 1 April 2010	725	29,201	1,706	–	31,632
Charge for the year	63	2,019	206	–	2,288
Disposals and adjustments	(13)	(1,316)	(98)	–	(1,427)
Exchange differences	(3)	(24)	(7)	–	(34)
At 1 April 2011	772	29,880	1,807	–	32,459
Charge for the year	64	2,011	202	–	2,277
Disposals and adjustments	(73)	(605)	(155)	–	(833)
Exchange differences	(16)	(171)	(30)	–	(217)
At 31 March 2012	747	31,115	1,824	–	33,686

Carrying amount
At 31 March 2012	555	12,662	361	728	14,306
Engineering stores	–	–	–	82	82
Total at 31 March 2012	555	12,662	361	810	14,388
At 31 March 2011	627	12,737	440	736	14,540
Engineering stores	–	–	–	83	83
Total at 31 March 2011	627	12,737	440	819	14,623

	2012	2011
	£m	£m
The carrying amount of land and buildings, including leasehold improvements, comprised:
Freehold	257	276
Leasehold	298	351
Total land and buildings	555	627

[a]

The carrying amount of the group’s property, plant and equipment includes an amount of £113m (2011: £140m) in respect of assets held under finance leases, comprising land and buildings of £62m (2011: £71m) and network infrastructure and equipment of £51m (2011: £69m). The depreciation expense on those assets in 2012 was £29m (2011: £33m), comprising land and buildings of £3m (2011: £3m) and network infrastructure and equipment of £26m (2011: £30m).

[b]	Other mainly comprises motor vehicles and computers.
[c]	Additions to assets in the course of construction in 2012 include interest capitalised at a weighted average borrowing rate of 7.3% (2011: 7.8%).

Financial statements	123
Notes to the consolidated financial statements

15. Associates and joint ventures

	2012			2011
	Associates £m	Joint ventures £m	Total £m	Associates £m	Joint ventures £m	Total £m
Non-current assets	31	6	37	28	6	34
Current assets	194	6	200	214	5	219
Current liabilities	(44)	(1)	(45)	(43)	(1)	(44)
Non-current liabilities	(39)	–	(39)	(45)	–	(45)
Share of net assets at 31 March	142	11	153	154	10	164
Revenue	139	13	152	263	22	285
Expenses	(126)	(13)	(139)	(233)	(26)	(259)
Taxation	(3)	–	(3)	(5)	–	(5)
Share of post tax results	10	–	10	25	(4)	21

				Associates £m	Joint ventures £m	Total £m
At 1 April 2010				186	9	195
Share of post tax profit (loss)				25	(4)	21
Additions				–	4	4
Disposals				(42)	–	(42)
Dividends received				(7)	–	(7)
Exchange differences				(8)	1	(7)
At 1 April 2011				154	10	164
Share of post tax profit				10	–	10
Additions				1	–	1
Dividends received				(5)	–	(5)
Exchange differences				(18)	1	(17)
At 31 March 2012				142	11	153

At 31 March 2012 the fair value of the group’s investments in associates and joint ventures for which published price quotations are available was £262m (2011: £279m). Details of the group’s principal associate at 31 March 2012 are set out on page 163.

16. Inventories

At 31 March	2012 £m	2011 £m
Consumables	17	28
Work in progress	40	46
Finished goods	47	47
	104	121

124	Financial statements
Notes to the consolidated financial statements

17. Trade and other receivables

At 31 March	2012 £m	2011 £m
Non-current
Other assets[a]	169	286

[a]

Other assets includes costs relating to the initial set up, transition or transformation phase of long-term networked IT services contracts of £85m (2011: £215m) and prepayments and leasing debtors of £84m (2011: £71m).

	2012 £m	2011 £m
Current
Trade receivables	1,747	1,770
Prepayments	671	570
Accrued income	730	788
Other receivables	159	204
	3,307	3,332

Trade receivables are stated after deducting allowances for doubtful debts, as follows:

	2012 £m	2011 £m
At 1 April	192	219
Expense	104	112
Utilised	(104)	(136)
Exchange differences	(5)	(3)
At 31 March	187	192

Trade receivables are continuously monitored and allowances applied against trade receivables consist of both specific impairments and collective impairments based on the group’s historical loss experiences for the relevant aged category and taking into account general economic conditions.

Historical loss experience allowances are calculated by line of business in order to reflect the specific nature of the customers relevant to that line of business.

Trade receivables are due as follows:

			Past due and not specifically impaired
	Not past due £m	Trade receivables specifically impaired net of provision £m	Between 0 and 3 months £m	Between 3 and 6 months £m	Between 6 and 12 months £m	Over 12 months £m	Total £m
2012	947	111	421	28	174	66	1,747
2011	967	127	461	93	71	51	1,770

Financial statements	125
Notes to the consolidated financial statements

17. Trade and other receivables continued

Gross trade receivables which have been specifically impaired amounted to £183m (2011: £193m).

Trade receivables not past due and accrued income are analysed below by line of business. The nature of customers associated with each line of business is disclosed in note 4.

	Trade receivables not past due		Accrued income

At 31 March	2012 £m	2011 £m	2012 £m	2011 £m
BT Global Services	609	674	396	422
BT Retail	212	178	93	138
BT Wholesale	90	82	176	176
Openreach	27	25	59	47
Other	9	8	6	5
Total	947	967	730	788

Given the broad and varied nature of the group’s customer base, the analysis of trade receivables not past due and accrued income by line of business is considered the most appropriate disclosure of credit concentrations. Cash collateral held against trade and other receivables amounted to £28m (2011: £29m).

18. Trade and other payables

At 31 March	2012 £m	2011 £m
Current
Trade payables	3,261	3,250
Other taxation and social security	487	485
Other payables	487	530
Accrued expenses	432	505
Deferred income	1,295	1,344
	5,962	6,114

At 31 March	2012 £m	2011 £m
Non-current[a]
Other payables	821	762
Deferred income	54	69
	875	831

[a]	Non-current payables mainly relate to operating lease liabilities and deferred gains on a prior period sale and finance leaseback transaction.

126	Financial statements
Notes to the consolidated financial statements

19. Provisions

	BT Global Services restructuring[a] £m	Property £m [b]	Other £m [c]	Total £m
At 1 April 2010	187	272	382	841
Income statement expense[d]	76	131	190	397
Unwind of discount	–	3	–	3
Utilised or released	(103)	(88)	(76)	(267)
Transfers	–	–	(15)	(15)
Exchange differences	(1)	–	(2)	(3)
At 1 April 2011	159	318	479	956
Income statement expense[d]	–	80	90	170
Unwind of discount	–	5	–	5
Utilised or released	(49)	(107)	(126)	(282)
Transfers	(5)	–	17	12
Exchange differences	–	–	(4)	(4)
At 31 March 2012	105	296	456	857

At 31 March			2012 £m	2011 £m
Analysed as:
Current			251	149
Non-current			606	807
			857	956

[a]	Amounts provided in relation to the BT Global Services restructuring programme and the contract and financial reviews in 2009. These are being utilised as the obligations are settled.
[b]

Property provisions mainly comprise onerous lease provisions arising from the rationalisation of the group’s property portfolio. The provisions will be utilised over the remaining lease periods, which range from one to 20 years.

[c]	Other provisions include amounts provided for legal or constructive obligations arising from insurance claims, litigation and regulatory risks which will be utilised as the obligations are settled.
[d]	Includes specific items of £80m (2011: £88m) for property rationalisation costs and £nil (2011: £24m) relating to the BT Global Services restructuring programme.

Financial statements	127
Notes to the consolidated financial statements

20. Retirement benefit plans

Background

The group has both defined benefit and defined contribution retirement benefit plans. The group’s main plans are in the UK and the largest by membership is the BT Pension Scheme (BTPS) which is a defined benefit plan that has been closed to new entrants since 31 March 2001.

Subsequent to that date new entrants have been able to join a defined contribution plan, currently the BT Retirement Saving Scheme (BTRSS), a contract based defined contribution arrangement.

Defined contribution plans

A defined contribution plan is a pension arrangement under which both the company and participating members pay fixed contributions into an independently administered fund. Pension benefits for members of the plan are linked to contributions paid, the performance of each individual’s chosen investments and the annuity rates at retirement. The income statement charge in respect of defined contribution plans represents the contribution payable by the group based upon a fixed percentage of employees’ pay. The company has no exposure to investment and other experience risks.

Defined benefit plans

A defined benefit plan is a pension arrangement under which participating members receive a pension benefit at retirement dependent on factors such as age, years of service and pensionable pay. Benefits are determined by the scheme rules and are not dependent upon actual contributions made by the company or members. The plan is administered by an independent trustee who is responsible for ensuring that the scheme is sufficiently funded to meet current and future benefit payments and who must therefore agree with the sponsoring company a funding plan for additional company contributions where it is estimated that the benefits will not be met from regular contributions and expected investment returns. The income statement service cost in respect of defined benefit plans represents the increase in the defined benefit liability arising from pension benefits earned by active employees in the current period. The company is exposed to investment and other experience risks.

BTPS

At 31 March 2012 there were 325,000 members of the BTPS. Members belong to one of three sections depending upon the date they first joined the scheme. Section A is for members who joined before 1 December 1971, Section B is for members who joined the scheme between 1 December 1971 and 31 March 1986 and Section C is for members who joined the scheme on or after 1 April 1986 but before the scheme closed to new entrants on 31 March 2001. The membership is analysed below:

At 31 March 2012	Number of active members	Number of deferred members	Number of pensioners	Total membership
Sections A and Ba	20,500	42,000	177,500	240,000
Section C	26,000	42,000	17,000	85,000
Total at 31 March 2012	46,500	84,000	194,500	325,000
At 31 March 2011
Sections A and Ba	23,500	46,000	173,000	242,500
Section C	27,500	42,500	15,000	85,000
Total at 31 March 2011	51,000	88,500	188,000	327,500

[a]	Section A and Section B memberships have been aggregated in this table as Section A members have typically elected to take Section B benefits at retirement.

Since 1 April 2009, when changes to member benefits and contribution rates were introduced, BTPS members have accrued benefits based upon a career average re-valued earnings (CARE) basis and a normal pensionable age of 65. On a CARE basis benefits are built up based upon earnings in each year and the benefit accrued for each year is increased by the lower of inflation or the individual’s actual pay increase in each year to retirement. Benefits earned for pensionable service prior to that date are based upon a member’s final salary and a normal pensionable age of 60. Under the scheme rules the bases for determining the rate of inflation for statutory minimum rates of revaluation and indexation of benefits are based upon either the Retail Prices Index (RPI) or the Consumer Prices Index (CPI) which apply to each category of member as shown below:

	Active members	Deferred members	Pensioners
Section B	Benefits accrue on a CARE	Preserved benefits are	Increases in pensions in
	basis increasing at the lower of RPI or the individual’s actual pay increase	revalued before retirement based upon CPI	payment are based upon CPI

Section C			Increases in pensions in payment are based upon RPI up to a maximum of 5%

128	Financial statements
Notes to the consolidated financial statements

20. Retirement benefit plans continued

Management of the scheme

BT Pension Scheme Trustees Limited (the Trustee) has been appointed by BT to administer and manage the scheme on behalf of the members in accordance with the terms of the Trust Deed of the scheme and relevant legislation. Under the terms of the BTPS Trust Deed there are nine Trustee directors all of whom are appointed by BT. The chairman of the Trustee is appointed after consultation with and with the agreement of the relevant trade unions who are also responsible for nominating four directors to act as representatives of the members. Of the remaining four directors, two will normally hold senior positions within the group, and two will normally hold (or have held) senior positions in commerce or industry. Subject to there being an appropriately qualified candidate at least one of the Trustee directors should be a current pensioner or deferred pensioner of the BTPS. Trustee directors are appointed for a three-year term, but are then eligible for re-appointment.

Further details of the governance of the BTPS, its financial position, performance of its investments and a summary of member benefits are available in the BTPS Annual Report typically published by the Trustee in May or June each year.

Accounting under IAS 19

Group income statement

The expense or income arising from all group pension arrangements recognised in the group income statement is shown below:

Year ended 31 March	2012 £m	2011 £m	2010 £m
Recognised in the income statement before specific items
Current service cost:
– defined benefit plans	267	297	206
– defined contribution plans	126	119	98
Total operating expense	393	416	304
Specific items (note 9)
Interest expense on pension plan liabilities	2,092	2,323	2,211
Expected return on pension plan assets	(2,289)	(2,244)	(1,932)
Net interest (income) expense included in specific items	(197)	79	279
Total recognised in the income statement	196	495	583

The service cost that will be recognised in the income statement in 2013 relating to defined benefit plans is estimated to be around £30m lower than in 2012. The net pension interest within specific items is expected to be a credit of around £30m for 2013, a decrease of around £165m, mainly due to lower expected returns on assets more than offsetting the higher asset values.

Group statement of comprehensive income

Actuarial gains and losses arise on both defined benefit liabilities and plan assets due to changes in assumptions compared with the start of the year and actual experience being different from those assumptions. These are recognised in full in the group statement of comprehensive income in the year in which they arise.

Financial statements	129
Notes to the consolidated financial statements

20. Retirement benefit plans continued

The history of actuarial gains and losses analysed between amounts arising from changes in assumptions and amounts arising from experience gains and losses and cumulative amounts incurred to date is shown below:

At 31 March	2012 £m	2011 £m	2010 £m	2009 £m	2008 £m
Present value of defined benefit liabilities	(40,989)	(39,052)	(43,293)	(33,326)	(34,669)
Fair value of plan assets	38,541	37,222	35,429	29,353	37,448
Net pension (obligation) asset	(2,448)	(1,830)	(7,864)	(3,973)	2,779
Actuarial (loss) gain arising from assumptions used to value defined benefit liabilities[a]	(1,006)	4,617	(11,113)	2,652	5,215
Actuarial (loss) gain arising from experience adjustments on defined benefit liabilities[b]	(668)	258	1,632	(238)	(22)
Total actuarial (loss) gain arising on defined benefit liabilities	(1,674)	4,875	(9,481)	2,414	5,193
Total actuarial gain or loss arising on defined benefit liabilities as a percentage of the present value of the defined benefit liabilities	4.1%	12.5%	21.8%	7.2%	15.0%
Actuarial (loss) gain arising from experience adjustment on plan assets[c]	(1,070)	234	5,157	(9,451)	(2,572)
Actuarial gain or loss arising from experience adjustment on plan assets as a percentage of the plan assets	2.8%	0.6%	14.6%	32.2%	6.9%
Cumulative actuarial (losses) gains incurred to date	(2,550)	194	(4,915)	(591)	6,446

[a]

The actuarial loss or gain on defined benefit liabilities arises from changes in the assumptions used to value those liabilities at the end of the year compared with the assumptions used at the prior year end. This includes both financial assumptions, which are based on market conditions at the year end, and demographic assumptions such as life expectancy.

[b]

The actuarial loss or gain arising from experience adjustments on defined benefit liabilities represents the impact on the liabilities of differences between actual experience during the year compared with the assumptions made. Such differences might arise, for example, from members choosing different benefit options at retirement, actual salary increases being different from those assumed or actual pension increases being higher than the long-term inflation assumption.

[c]

The actuarial loss or gain arising from experience adjustments on plan assets represents the difference between actual investment performance in the year and the expected rate of return on assets assumed at the start of the year.

Group balance sheet

The net pension obligation in respect of defined benefit plans reported in the group balance sheet is set out below:

	2012			2011
At 31 March	Assets £m	Present value of liabilities £m	Deficit £m	Assets £m	Present value of liabilities £m	Deficit £m
BTPS	38,345	(40,628)	(2,283)	37,034	(38,715)	(1,681)
Other plans[a]	196	(361)	(165)	188	(337)	(149)
Retirement benefit obligation	38,541	(40,989)	(2,448)	37,222	(39,052)	(1,830)
Deferred tax asset			575			460
Net pension obligation			(1,873)			(1,370)

[a]	Included in the present value of liabilities of other plans is £68m (2011: £70m) related to unfunded pension arrangements.

£6m (2011: £6m, 2010: £6m) of contributions to defined contribution plans were outstanding at 31 March 2012 and are reported under trade and other payables in the group balance sheet.

130	Financial statements
Notes to the consolidated financial statements

20. Retirement benefit plans continued

Movements in defined benefit plan assets and liabilities

The table below shows the movements on the plan assets and liabilities in the year and indicates where they are reflected in the financial statements.

	Assets £m	Liabilities £m	Deficit £m
At 1 April 2010	35,429	(43,293)	(7,864)
Current service cost	–	(297)	(297)
Interest expense on pension plan liabilities	–	(2,323)	(2,323)
Expected return on pension plan assets[a]	2,244	–	2,244
Included in the group income statement	2,244	(2,620)	(376)
Actuarial gain arising on plan assets[a]	234	–	234
Actuarial gain arising on defined benefit liabilities	–	4,875	4,875
Included in the group statement of comprehensive income	234	4,875	5,109
Regular contributions by employer	283	–	283
Deficit contributions by employer	1,030	–	1,030
Included in the group cash flow statement	1,313	–	1,313
Contributions by employees	15	(15)	–
Benefits paid	(2,011)	2,014	3
Other movements	–	(15)	(15)
Exchange differences	(2)	2	–
Other movements	(1,998)	1,986	(12)
At 1 April 2011	37,222	(39,052)	(1,830)
Current service cost	–	(267)	(267)
Interest expense on pension plan liabilities	–	(2,092)	(2,092)
Expected return on pension plan assets[a]	2,289	–	2,289
Included in the group income statement	2,289	(2,359)	(70)
Actuarial loss arising on plan assets[a]	(1,070)	–	(1,070)
Actuarial loss arising on defined benefit liabilities	–	(1,674)	(1,674)
Included in the group statement of comprehensive income	(1,070)	(1,674)	(2,744)
Regular contributions by employer	179	–	179
Deficit contributions by employer	2,000	–	2,000
Included in the group cash flow statement	2,179	–	2,179
Contributions by employees	14	(14)	–
Benefits paid	(2,087)	2,091	4
Other movements	–	5	5
Exchange differences	(6)	14	8
Other movements	(2,079)	2,096	17
At 31 March 2012	38,541	(40,989)	(2,448)

[a]	The actual return on plan assets in 2012 was a gain of £1,219m (2011: £2,478m).

Financial statements	131
Notes to the consolidated financial statements

20. Retirement benefit plans continued

BTPS assets

Asset allocation

The target allocation of assets between different classes of investment is reviewed regularly and is a key factor in the Trustee’s investment policy. The targets set reflect the Trustee’s views on the appropriate balance to be struck between seeking returns and incurring risk, and on the extent to which the assets should be distributed to match liabilities. Current market conditions and trends are continuously assessed and short-term tactical shifts in asset allocation may be made around the long-term target. The BTPS also uses financial instruments to balance the asset allocation and to manage interest rate risk, liquidity risk and foreign currency risk.

In the light of uncertainty in global economic conditions the Trustee has held a more defensive asset allocation during the year. This has included a short-term tactical decision to hold a lower equity allocation.

The lump sum deficit payment of £2.0bn made in late March 2012 is included in ‘cash and other’. In April 2012 the Scheme invested around £2.0bn of cash in a portfolio of global corporate bonds.

Under IAS 19 plan assets must be valued at the bid market value at the balance sheet date. For the main asset categories:

•	securities listed on recognised stock exchanges are valued at closing bid prices

•	properties are valued on the basis of open market value

•

unlisted equities are valued in accordance with International Private Equity and Venture Capital (IPEVC) guidelines. Unlisted fixed interest and index-linked instruments are valued using the latest market price or using discounted cash flow models that consider credit risk.

The fair values of the assets of the BTPS analysed by asset category and the assumptions for the expected long-term rate of return on assets at 31 March were:

	2012				2011
	Expected long-term rate of return (per year)	Asset fair value[b]		Target	Expected long-term rate of return (per year)	Asset fair value[b]		Target
At 31 March	%	£bn	%	%	%	£bn	%	%
UK equities	7.10	1.9	5	9	7.90	3.2	8	9
Non-UK equities	7.10	5.9	16	22	7.90	8.2	22	22
Fixed-interest securities	3.70	7.4	19	22	5.00	4.4	12	22
Index-linked securities	2.90	7.4	19	15	4.10	5.9	16	15
Property	6.50	4.1	11	11	7.00	3.9	11	11
Alternative assets[a]	6.00	8.1	21	21	6.70	7.3	20	21
Cash and other	2.20	3.5	9	–	3.60	4.1	11	–
	5.40	38.3	100	100	6.35	37.0	100	100

[a]	Alternative asset classes include commodities, hedge funds, private equity, infrastructure and credit opportunities.
[b]

At 31 March 2012 and 31 March 2011, the scheme’s assets did not include any ordinary shares of the company. However, the scheme held £8m (2011: £7m) of index-linked bonds and £nil (2011: £10m) of bonds issued by the group.

The expected returns on fixed-interest and index-linked securities are based on the gross redemption yields at the start of the year which assume that the security is held to maturity. Expected returns on equities, property and alternative asset classes are based on a combination of an estimate of the risk premium above yields on government bonds, consensus economic forecasts of future returns and historical returns.

The overall expected long-term rate of return on assets at the end of the year is derived using the expected long-term rates of return for each category of asset weighted by the target asset allocation. The resulting percentage is used to calculate the expected return on plan assets reported in the income statement in the following year as a specific item.

The Trustee reports on investment performance against a target benchmark which is based on the target asset mix and the market returns for each asset class. BTPS performance against the benchmark for the periods to 31 December 2011 was as follows:

Period ending 31 December 2011	Target benchmark %	Actual BTPS %	Over (under) performance %
1 year	3.7	1.7	(2.0)
3 years	8.6	8.4	(0.2)
10 years	5.4	6.2	0.8

Further commentary on investment performance is provided by the Trustee in the BTPS Annual Report.

132	Financial statements
Notes to the consolidated financial statements

20. Retirement benefit plans continued

BTPS liabilities under IAS 19

Valuation methodology

The liabilities of the BTPS are measured as the present value of the best estimate of future cash flows to be paid out by the scheme using the projected unit credit method. The present value of scheme liabilities is calculated by estimating future benefit payments and discounting the resulting cash flows. These calculations are performed for the company by a professionally qualified independent actuary.

The expected future benefit payments are based on a number of assumptions including future inflation, retirement ages, benefit options chosen and life expectancy and are therefore inherently uncertain. Actual benefit payments in a given year may be higher or lower, for example if members retire sooner or later than assumed, or take more or less cash lump sum at retirement. The estimated duration of BTPS liabilities, which is an indicator of the weighted average term of the liabilities, is 15 years (2011: 15 years) although the benefits payable by the BTPS are expected to be paid over more than 80 years as shown in the following graph:

Key assumptions – IAS 19

The key financial assumptions used to measure the liabilities of the BTPS under IAS 19 are as follows:

	Nominal rates (per year)[a]					Real rates (per year)[b]
At 31 March	2012%		2011%		2010%	2012%	2011%	2010%
Rate used to discount liabilities	4.95		5.50		5.50	1.84	2.03	1.83
Inflation – increase in RPI	3.05		3.40		3.60	–	–	–
Inflation – increase in CPI	2.30	[c]	2.40	[d]	n/a	(0.75)[c]	(1.0)[d]	n/a
Average future increases in wages and salaries	3.05		3.40		3.60	–	–	–

[a]	The nominal rate is used to discount the future expected benefit payments.
[b]	The real rate is calculated relative to RPI inflation and is shown as a comparator.
[c]	Assumed to reduce by 0.45% per year after the third year.
[d]	Assumed to be 0.50% per year lower for the first year.

Rate used to discount liabilities

IAS 19 requires that the discount rate is determined by reference to market yields at the reporting date on high quality corporate bonds. The currency and term of these should be consistent with the currency and estimated term of the pension obligations. In line with developing best practice and reflecting a more sophisticated methodology, the discount rate at 31 March 2012 is based on a market-based AA corporate bond yield curve that matches the duration of the BTPS liabilities. This improved approach will be applied consistently going forward. At 31 March 2011 and 2010 the discount rate was based on a published index yield for a basket of corporate bonds and had this approach continued to be applied at 31 March 2012 the discount rate would have been around 30 basis points lower and the net pension deficit around £1.4bn higher net of tax.

Financial statements	133
Notes to the consolidated financial statements

20. Retirement benefit plans continued

Inflation – increases in RPI and CPI

Salary increases are assumed to be aligned with RPI inflation whilst benefits are assumed to increase by either RPI or CPI inflation as prescribed by the rules of the BTPS and summarised above. The assumption for RPI has been assessed by reference to yields on long-term fixed and index-linked Government bonds and Bank of England published inflationary expectations. CPI is assessed at a margin below RPI taking into account market forecasts and independent estimates of the long-run difference, such as the Office of Budgetary Responsibility’s projection of a long-term difference of between 1.3% to 1.5%.

Longevity

The average life expectancy assumptions, after retirement at 60 years of age, are as follows:

At 31 March	2012 Number of years	2011 Number of years
Male in lower pay bracket	25.8	25.3
Male in higher pay bracket	27.5	27.6
Female	28.3	28.2
Average improvement for a member retiring at age 60 in 10 years’ time	1.0	1.1

The assumptions about life expectancy have regard to information published by the UK actuarial profession’s Continuous Mortality Investigation. However, due to the size of the membership of the BTPS it is considered appropriate for the adopted life expectancy assumptions to take into account the actual membership experience of the scheme. Allowance is also made for future improvements in mortality. The BTPS actuary undertakes formal reviews of the membership experience at every triennial valuation.

Sensitivity analysis of the principal assumptions used to measure BTPS liabilities

The assumptions on the discount rate, inflation, salary increases and life expectancy all have a significant effect on the measurement of scheme liabilities. The following table provides an indication of the sensitivity of the IAS 19 pension liability at 31 March 2012, and of the income statement charge for 2013, to changes in these assumptions:

	Decrease (increase) in liability £bn	Decrease (increase) in service cost £m	(Decrease) increase in net finance income £m
0.25 percentage point increase to:
– discount rate	1.4	10	(5)
– inflation rate (assuming RPI, CPI and salary increases all move by 0.25 percentage points)	(1.2)	(10)	15
– salary increases (assuming RPI and CPI are unchanged)	(0.2)	(5)	(10)
Additional one year increase to life expectancy	(0.9)	(5)	(45)
0.1 percentage point increase in expected return on assets	–	–	35

BTPS funding

Triennial funding valuation

The triennial valuation is carried out for the Trustee by a professionally qualified independent actuary, using the projected unit credit method. The purpose of the valuation is to design a funding plan to ensure that the scheme has sufficient funds available to meet future benefit payments. The latest funding valuation was performed as at 30 June 2011 rather than at 31 December 2011, the latest allowable date, which enabled the valuation to be largely completed and a lump sum deficit payment of £2.0bn to be made before 31 March 2012. The next funding valuation will have an effective date of no later than 30 June 2014.

The valuation basis for funding purposes, which is based on prudent assumptions, is broadly as follows:

•	assets are valued at market value at the valuation date; and

•	liabilities are measured on an actuarial funding basis using a projected unit credit method and discounted to their present value.

134	Financial statements
Notes to the consolidated financial statements

20. Retirement benefit plans continued

The results of the two most recent triennial valuations which have been performed using the same methodology were:

	June 2011 valuation £bn	December 2008 valuation £bn
BTPS liabilities	(40.8)	(40.2)
Market value of BTPS assets	36.9	31.2
Funding deficit	(3.9)	(9.0)
Percentage of accrued benefits covered by BTPS assets at valuation date	90.4%	77.6%
Percentage of accrued benefits on a solvency basis covered by the BTPS assets at the valuation date	66.0%	57.0%

The reduction of the funding deficit in the period from 31 December 2008 to 30 June 2011 reflects an increase in scheme assets due to deficit contribution payments totalling £1.6bn and strong investment performance of 10.1% per year. The liabilities have increased due to a lower discount rate which was partly offset by the impact of the announcement in July 2010 by the Government that CPI, rather than RPI, will be used as the basis for determining the rate of inflation for the statutory minimum rate of revaluation and indexation of occupational pension rights.

Key assumptions – funding valuation

These valuations were determined using the following prudent long-term assumptions:

	Nominal rates (per year)		Real rates (per year)[a]
	June 2011 valuation %	December 2008 valuation %	June 2011 valuation %	December 2008 valuation %
Discount rate
– Pre-retirement liabilities	6.35	6.76	3.05	3.65
– Post retirement liabilities	4.90	5.21	1.65	2.15
Average long-term increase in RPI	3.20	3.00	–	–
Average long-term increase in CPI	2.20	n/a	(1.0)	n/a
Average future increases in wages and salaries	3.20	3.00	–	–
Average increase in pensions linked to RPI	3.20	3.00	–	–
Average increase in pensions linked to CPI	2.20	n/a	(1.0)	n/a

[a]	The real rate is calculated relative to RPI inflation and is shown as a comparator.

The average life expectancy assumptions, after retirement at 60 years of age, are as follows:

At date of valuation	June 2011 valuation Number of years	December 2008 valuation Number of years
Male in lower pay bracket	26.0	25.5
Male in higher pay bracket	27.8	27.7
Female	28.5	28.3
Average improvement for a member retiring at age 60 in 10 years’ time	1.2	1.1

Payments made to the BTPS

Year ended 31 March	2012 £m	2011 £m
Ordinary contributions	171	266
Deficit contributions	2,000	1,030
Total contributions in the year	2,171	1,296

The group expects to contribute approximately £550m to the BTPS in 2013, comprising ordinary contributions of £225m and deficit contributions of £325m. In 2012 ordinary contributions were lower compared with 2011 due to a deduction to recover overpayments made in an earlier year.

Financial statements	135
Notes to the consolidated financial statements

20. Retirement benefit plans continued

Future funding obligations and recovery plan

Under the terms of the Trust Deed, the group is required to have a funding plan, determined at the conclusion of the triennial funding valuation, which is a legal agreement between BT and the independent trustee and should address the deficit over a maximum period of 20 years.

In May 2012, the 2011 triennial funding valuation was finalised, agreed with the Trustee and certified by the Scheme Actuary. The funding deficit at 30 June 2011 was £3.9bn. Under the associated recovery plan BT made a payment of £2.0bn in March 2012 and will make deficit payments of £325m in March 2013 and 2014 followed by seven annual payments of £295m in each year from 2015 to 2021. The valuation in addition determined that the ordinary contributions rate required to meet the benefits of current employed members reduce to 13.5% of pensionable salaries (including employee contributions) from 13.6% with effect from 1 June 2012.

The valuation documentation will now be submitted to the Pensions Regulator for review. The final Court decision in the Crown Guarantee case, after any appeals, will give greater clarity as to the extent to which the liabilities of the BTPS are covered by the Crown Guarantee. This will inform the Pensions Regulator’s next steps with regard to the valuation of the scheme.

Under the 2008 recovery plan, the group made payments of £525m in December 2009 and 2010, and £505m in March 2011. The next payment would have been £583m in December 2012 and subsequent annual payments over the next 13 years would have increased by 3% per year to £856m in 2025.

Other protections

The 2011 funding agreement with the Trustee included additional features for BT to provide support to the scheme:

•

In the event that net cumulative shareholder distributions exceed cumulative pension deficit contributions over the period from 1 March 2012 to 30 June 2015 then BT will make additional matching contributions to the scheme. Shareholder distributions include dividends and the cost of share buybacks (excluding any possible buybacks associated with existing employee share plans) after deducting any proceeds from the issue of shares. BT will consult with the Trustee if it considers making a special dividend or embarking on a share buyback programme (excluding any possible buybacks associated with existing employee share plans). These provisions apply until the finalisation of the next valuation or 30 June 2015 at the latest.

•

In the event that BT generates net cash proceeds greater than £1bn from disposals and acquisitions in any year to 30 June then BT will make additional contributions to the scheme equal to one third of those net cash proceeds. BT will consult with the Trustee if it considers making acquisitions with a total cost of more than £1bn in any 12-month period. These provisions apply until the finalisation of the next valuation or 30 September 2015 at the latest.

•

A negative pledge that provides protection that future creditors will not be granted superior security to the scheme in excess of a £1.5bn threshold. This provision applies until the deficit reduces below £2.0bn at any subsequent funding valuation.

•

In addition, in order to provide greater certainty, BT has committed to a schedule of future potential payments based upon a range of deficits at the next triennial valuations at 2014 and 2017. These payments would be in addition to the remaining deficit payments of £295m per year under the 2011 recovery plan and would have a maximum value of around £3.6bn in 2014 and £3.0bn in 2017 based on 2011 discount rates.

At the 2014 valuation, the remaining 2011 recovery plan will be worth about £1.7bn (based on 2011 discount rates). If the deficit agreed at the 2014 valuation exceeds this level, BT will provide extra payments in addition to the remaining £295m annual deficit payments under the 2011 recovery plan. The amounts payable are dependent on the level of the deficit as shown in the table below:

	Additional contributions payable
	2015 £m	2016 £m	2017 £m
Deficit above remaining 2011 recovery plan present value
£nil	–	–	–
£1.0bn	199	205	211
£2.0bn	273	282	289
£2.9bn or above	360	371	381

At deficit levels between these values the level of additional contributions is scaled accordingly. At a level of £2.9bn or above these are the maximum additional contributions under the terms of this agreement. A new agreement would cover additional contributions if these are required.

136	Financial statements
Notes to the consolidated financial statements

20. Retirement benefit plans continued

A similar mechanism applies based on the deficit agreed at the 2017 valuation. If this exceeds the outstanding recovery plan (with the remaining 2011 recovery plan worth about £1.1bn in 2017, based on 2011 discount rates), BT will provide extra payments dependent on the level of the deficit as shown in the table below:

	Additional contributions payable
	2018 £m	2019 £m	2020 £m	2021 £m	2022 £m	2023 £m	2024 £m
Deficit above remaining 2014 recovery plan present value
£nil	–	–	–	–	–	–	–
£1.0bn	197	203	209	215	207	213	–
£2.0bn	341	351	362	373	358	369	381
£2.9bn or above	393	404	416	429	670	670	670

A new agreement would cover additional contributions if these are required.

If the deficit at 2014 is below the value of the remaining 2011 recovery plan, no additional deficit contributions are necessary and the remaining recovery plan will be revised. Likewise, if the deficit at 2017 is below the remaining recovery plan at that time.

Other protection of BTPS member benefits

In the unlikely event that the group were to become insolvent there are additional protections available to members:

•

the Crown Guarantee which was granted when the group was privatised in 1984 and which applies upon the winding up of BT. The scope and extent of the Crown Guarantee is being clarified by the Trustee through the courts. The decision of the High Court issued in October 2010 was that the Crown Guarantee can cover members who joined before and after privatisation. The Court confirmed that any payments to be made by the Government must be measured on an annuity basis. In a further High Court decision issued in December 2011, it was decided that the Crown Guarantee does not cover the benefits of members accrued while in service with companies that participate in the BTPS other than BT nor does it cover benefit augmentations granted by BT. The judgments may still be subject to appeal.

•

the Pension Protection Fund (PPF) may take over the scheme and pay benefits to members not covered by the Crown Guarantee. There are limits on the amounts paid by the PPF and this would not give exactly the same benefits as those provided by the scheme.

21. Share-based payments

The company has savings-related share option plans for its employees and those of participating subsidiaries, further share option plans for selected employees and a stock purchase plan for employees in the US. It also has several share plans for executives. All share-based payment plans are equity settled and details of these plans and an analysis of the total charge by type of award is set out below.

Year ended 31 March	2012 £m	2011 £m	2010 £m
Employee Sharesave Plans	25	23	25
Incentive Share Plan (ISP)	43	37	29
Deferred Bonus Plan (DBP)	8	5	13
Retention Share Plan (RSP)	–	–	1
Other plans	(1)	3	3
	75	68	71

Employee Sharesave Plans

Under an HMRC approved savings-related share option plan employees save on a monthly basis, over a three or five-year period, towards the purchase of shares at a fixed price determined when the option is granted. This price is usually set at a 20% discount to the market price for five-year plans and 10% for three-year plans. The options must be exercised within six months of maturity of the savings contract, otherwise they lapse. Similar plans operate for BT’s overseas employees.

Financial statements	137
Notes to the consolidated financial statements

21. Share-based payments continued

Incentive Share Plan

Under the Incentive Share Plan, participants are only entitled to these shares in full at the end of a three-year period if the company has met the relevant pre-determined corporate performance measures and if the participants are still employed by the group. In 2012 the corporate performance measures for the ISP were amended: 40% of each share award is linked to a total shareholder return target (TSR) for a comparator group of companies from the beginning of the relevant performance period; 40% is linked to a three-year cumulative free cash flow measure, and 20% to growth in underlying revenue excluding transit. For ISP awards made in 2011 and 2010, 50% of each share award was linked to a TSR target for a comparator group of companies from the beginning of the relevant performance period and 50% was linked to a three-year cumulative free cash flow measure.

Deferred Bonus Plan

Under the Deferred Bonus Plan, awards are granted annually to selected employees of the group. Shares in the company are transferred to participants at the end of three years if they continue to be employed by the group throughout that period.

In accordance with the terms of the ISP and DBP, dividends or dividend equivalents earned on shares during the conditional periods are reinvested in company shares for the potential benefit of the participants.

Share option plans

Movements in Employee Sharesave options during 2012, 2011 and 2010 are shown below.

	Movement in the number of share options			Weighted average exercise price
	2012 millions	2011 millions	2010 millions	2012 pence	2011 pence	2010 pence
Outstanding at 1 April	567	534	136	77	76	160
Granted	33	78	490	161	107	63
Forfeited	(17)	(28)	(44)	97	94	107
Exercised	(12)	(3)	(1)	132	163	125
Expired	(10)	(14)	(47)	140	175	150
Outstanding at 31 March	561	567	534	79	77	76
Exercisable at 31 March	1	1	1	128	111	163

The weighted average share price for all options exercised during 2012 was 203p (2011: 181p, 2010: 136p).

The following table summarises information relating to options outstanding and exercisable under Employee Sharesave plans at 31 March 2012.

Normal dates of vesting and exercise (based on calendar years)	Exercise price per share	Number of outstanding options millions	Number of exercisable options millions
2012	68p–262p	121	1
2013	104p–185p	34	–
2014	61p–175p	341	–
2015	104p–158p	44	–
2016	156p	21	–
Total		561	1

138	Financial statements
Notes to the consolidated financial statements

21. Share-based payments continued

The options outstanding under Employee Sharesave plans at 31 March 2012 have weighted average remaining contractual lives as follows:

	Employee Sharesave plans
Range of exercise prices	Weighted average exercise price	Number of outstanding options millions	Weighted average remaining contractual life
61p	61p	316	34 months
68p	68p	115	10 months
104p–185p	125p	125	38 months
262p	262p	5	10 months
Total	79p	561	30 months

During 2012 1m (2011: 5m, 2010: 4m) options were forfeited, 2m (2011: nil, 2010: nil) options exercised and 2m (2011: 4m, 2010: nil) options expired under former executive share option plans (GSOP and GLOP). Under these plans 24m (2011: 29m, 2010: 38m) options were outstanding at the end of the year and are exercisable up to 2015. The weighted average exercise price of the outstanding options was 198p (2011: 207p, 2010: 255p). At 31 March 2012 outstanding options under GSOP and GLOP had a weighted average remaining contractual life of 17 months.

Executive share plans

Movements in executive share plans during 2012 are shown below:

	Number of shares (millions)
	ISP	DBP	RSP	Total
At 1 April 2011	114.5	18.7	0.3	133.5
Awards granted	30.0	6.7	0.3	37.0
Awards vested	–	(5.5)	(0.2)	(5.7)
Awards lapsed	(35.2)	(0.9)	–	(36.1)
Dividend shares reinvested	4.9	0.9	–	5.8
At 31 March 2012	114.2	19.9	0.4	134.5

At 31 March 2012, 0.1m shares (2011: 0.3m) were held in trust and 134.4m shares (2011: 133.2m) were held in treasury for executive share plans.

Fair values

The following table summarises the fair values and key assumptions used for valuing grants made under the Employee Sharesave plans and ISP in 2012, 2011 and 2010.

	2012		2011		2010
Year ended 31 March	Employee Sharesave	ISP	Employee Sharesave	ISP	Employee Sharesave	ISP
Weighted average fair value	44p	170p	34p	108p	14p	106p
Weighted average share price	198p	198p	138p	134p	80p	131p
Weighted average exercise price	161p	–	107p	–	63p	–
Expected dividend yield	5.3%–5.5%	5.3%	5.4%–5.8%	5.4%	5.7%–6.4%	6.5%
Risk free rates	1.1%–2.0%	1.1%	1.2%–2.2%	1.2%	2.2%–2.8%	2.5%
Expected volatility	31.0%–35.6%	31.2%	34.4%–41.4%	34.4%	26.9%–30.7%	38.5%

Employee Sharesave grants are valued using a Binomial options pricing model. Awards under the ISP are valued using Monte Carlo simulations. TSRs were generated for BT and the comparator group at the end of the three-year performance period, using each company’s volatility and dividend yield, as well as the cross correlation between pairs of stocks.

Financial statements	139
Notes to the consolidated financial statements

21. Share-based payments continued

Volatility has been determined by reference to BT’s historical volatility which is expected to reflect the BT share price in the future. An expected life of three months after vesting date is assumed for Employee Sharesave options and for all other awards the expected life is equal to the vesting period. The risk-free interest rate is based on the UK gilt curve in effect at the time of the grant, for the expected life of the option or award.

The fair values for the DBP and RSP were determined using the market price of the shares at the date of grant. The weighted average share price for DBP awards granted in 2012 was 198p (2011: 131p, 2010: 131p).

22. Investments

At 31 March	2012 £m	2011 £m
Non-current assets
Available-for-sale	58	61
Fair value through profit and loss	10	–
	68	61
Current assets
Available-for-sale	505	1
Loans and receivables	8	7
Fair value through profit and loss	–	11
	513	19

The majority of current asset investments are held for periods ranging from one day to one year.

Current assets consist of investments in AAA rated liquidity funds denominated in Sterling of £505m (2011: £nil). Non-current assets include unlisted investments of £27m (2011: £27m) and listed investments of £31m (2011: £34m).

23. Cash and cash equivalents

At 31 March	2012 £m	2011 £m
Cash at bank and in hand	256	141
Cash equivalents
Loans and receivables
US deposits	66	20
UK deposits	8	182
European deposits	1	8
Total cash equivalents	75	210
Total cash and cash equivalents	331	351
Bank overdrafts	(8)	(26)
Cash and cash equivalents per the cash flow statement	323	325

The group has cross undertaking guarantee facilities across certain bank accounts which allow a legally enforceable right of set-off of the relevant cash and overdraft balances on bank accounts included within each scheme.

The group’s cash at bank included restricted cash of £76m (2011: £77m), of which £68m (2011: £59m) were held in countries in which prior approval is required to transfer funds abroad. Such liquid funds are at the group’s disposition within a reasonable period of time if it complies with these requirements. The remaining balance of £8m (2011: £18m) were held in escrow accounts.

140	Financial statements
Notes to the consolidated financial statements

24. Loans and other borrowings

At 31 March	2012 £m	2011 £m
US Dollar 5.15% bonds January 2013[a]	538	537
Euro 5.25% bonds January 2013[a]	842	898
Euro 5.25% bonds June 2014[a]	650	693
Euro 6.125% bonds July 2014[a,b]	522	557
Euro 6.5% bonds July 2015[a]	874	930
Sterling 8.50% bonds December 2016 (2011 8.75%: minimum 7.5%c)	705	715
Sterling 6.625% bonds June 2017[a]	525	525
US Dollar 5.95% bonds January 2018[a]	697	695
Sterling 8.625% bonds March 2020	298	298
Sterling 3.5% index linked bonds April 2025	358	340
Sterling 5.75% bonds December 2028[d]	686	605
US Dollar 9.625% bonds December 2030 (2011 9.875%: minimum 8.625%c)[a]	1,719	1,714
Sterling 6.375% bonds June 2037[a]	522	521
Total listed bonds	8,936	9,028
Finance leases	285	294
Sterling 6.375% bank loan due August 2012	312	312
Commercial paper[e]	588	71
Other loans	357	125
Bank overdrafts	8	26
Total other loans and borrowings	1,265	534
Total loans and borrowings[f]	10,486	9,856

[a]	Designated in a cash flow hedge relationship.
[b]	The interest rate payable on this bond attracts an additional 1.25% for a downgrade by one credit rating category by either or both Moody’s and S&P below Baa3/BBB–, respectively.
[c]

The interest rate payable on these bonds will be subject to adjustment from time to time if either Moody’s or S&P reduce the rating ascribed to the group’s senior unsecured debt below A3 in the case of Moody’s or below A- in the case of S&P. In this event, the interest payable on the bonds and the spread applicable to the floating bonds will be increased by 0.25% for each rating category adjustment by each rating agency. In addition, if Moody’s or S&P subsequently increase the ratings ascribed to the group’s senior unsecured debt, then the interest rate will be decreased by 0.25% for each rating category upgrade by each rating agency, but in no event will the interest rate be reduced below the minimum interest rate reflected in the above table. In July 2011 S&P upgraded BT’s credit rating by one category to BBB. At the next coupon date in 2012 the rate payable on these bonds decreased by 0.25 percentage points.

[d]	Designated in a fair value hedge relationship.
[e]	Commercial paper is denominated in Euros of £208m (2011: £56m) and US Dollars of £380m (2011: £15m).
[f]

Current liabilities of £2,887m consist of listed bonds of £1,366m (2011: £nil), Sterling bank loans of £300m (2011: £nil), bank overdrafts of £8m (2011: £26m), commercial paper of £588m (2011: £71m), finance leases of £15m (2011: £2m), other loans of £355m (2011: £125m) and accrued interest on listed bonds of £255m (2011: £264m).

The interest rates payable on loans and borrowings disclosed above reflect the coupons on the underlying issued loans and borrowings and not the interest rates achieved through applying associated cross-currency and interest rate swaps in hedge arrangements.

The carrying values disclosed above reflect balances at amortised cost adjusted for accrued interest and current fair value adjustments to the relevant loans or borrowings. This does not reflect the final principal repayment that will arise after taking account of the relevant derivatives in hedging relationships which is reflected in the table below. Apart from finance leases, all borrowings as at 31 March 2012 and 2011 were unsecured.

Financial statements	141
Notes to the consolidated financial statements

24. Loans and other borrowings continued

	2012			2011
At 31 March	Carrying amount £m	Effect of hedging and interest[a] £m	Principal repayments at hedged rates £m	Carrying amount £m	Effect of hedging and interest[a] £m	Principal repayments at hedged rates £m
Repayments fall due as follows:
Within one year, or on demand	2,887	(262)	2,625	485	(266)	219
Between one and two years	10	–	10	1,747	(66)	1,681
Between two and three years	1,132	26	1,158	10	–	10
Between three and four years	845	(40)	805	1,209	(48)	1,161
Between four and five years	695	–	695	901	(94)	807
After five years	4,839	(207)	4,632	5,507	(198)	5,309
Total due for repayment after more than one year	7,521	(221)	7,300	9,374	(406)	8,968
Total repayments	10,408	(483)	9,925	9,859	(672)	9,187
Fair value adjustments for hedged risk	78			(3)
Total loans and other borrowings	10,486			9,856

[a]	Adjustments for hedging and interest reflect the impact of the currency element of derivatives and adjust the repayments to exclude interest recognised in the carrying amount.

As noted above, the principal repayments of loans and borrowings at hedged rates amounted to £9,925m (2011: £9,187m). The table below reflects the currency risk and interest cash flow and fair value risk associated with these loans and borrowings after the impact of hedging.

	2012			2011
At 31 March	Fixed rate interest £m	Floating rate interest £m	Total £m	Fixed rate interest £m	Floating rate interest £m	Total £m
Sterling	7,948	1,522	9,470	7,954	913	8,867
Euro	–	447	447	–	283	283
US Dollar	6	1	7	18	2	20
Other	–	1	1	–	17	17
Total	7,954	1,971	9,925	7,972	1,215	9,187
Weighted average effective fixed interest rate Sterling	7.3%			7.4%

The floating rate loans and borrowings bear interest rates fixed in advance for periods ranging from one day to one year, primarily by reference to LIBOR and EURIBOR quoted rates.

Obligations under finance leases at the balance sheet date are analysed as follows:

	2012	2011	2012	2011

	Minimum lease payments		Repayment of outstanding lease obligations
At 31 March	£m	£m	£m	£m
Amounts payable under finance leases:
Within one year	37	19	15	2
In the second to fifth years inclusive	102	128	34	57
After five years	484	513	236	235
	623	660	285	294
Less: future finance charges	(338)	(366)	–	–
Total finance lease obligations	285	294	285	294

Assets held under finance leases mainly consist of buildings and network assets. The group’s obligations under finance leases are secured by the lessors’ title to the leased assets.

142	Financial statements
Notes to the consolidated financial statements

25. Finance expense and income

Year ended 31 March	2012 £m	2011 £m	2010 £m
Finance expense
Interest on listed bonds[a,b]	607	775	806
Interest on finance leases[a]	18	18	18
Interest on other borrowings[a]	42	56	58
Unwinding of discount on provisions[a]	5	3	4
Fair value movements on derivatives[c]	29	34	19
Finance expense[d,e]	701	886	905
Less: amounts included in the cost of qualifying assets[f]	(9)	(6)	(3)
Total finance expense before specific items	692	880	902
Specific items (note 9)	2,092	2,323	2,211
Total finance expense	2,784	3,203	3,113

[a]	Calculated using the effective interest rate method unless otherwise stated below.
[b]	Includes a net charge of £5m (2011: £38m, 2010: £44m) relating to fair value movements on derivatives recycled from the cash flow reserve.
[c]

Includes a charge of £16m (2011: £28m, 2010: £9m) arising from restructuring certain derivatives and a charge of £13m (2011: £6m, 2010: £10m) due to fair value movements on derivatives not in a designated hedge relationship.

[d]

Includes a net credit of £174m (2011: £293m, 2010: £451m) relating to foreign exchange movements on loans and borrowings and a net charge of £174m (2011: £293m, 2010: £451m) relating to fairvalue movements on derivatives recycled from the cash flow reserve. The items generating these foreign exchange movements are in designated hedge relationships.

[e]

Includes a net charge of £81m (2011: net credit of £3m, 2010: net credit of £29m) relating to fair value movements arising on hedged items and net credit of £81m (2011: net charge of £3m, 2010:net charge of £29m) relating to fair value movements arising on derivatives designated as fair value hedges.

[f]	The weighted average capitalisation rate on general borrowings was 7.3% in 2012 (2011: 7.8%, 2010: 7.9%).

Year ended 31 March	2012 £m	2011 £m	2010 £m
Finance income
Interest on available-for-sale investments	6	9	5
Interest on loans and receivables	5	7	7
Other interest and similar income	–	19	–
Total finance income before specific items	11	35	12
Specific items (note 9)	2,289	2,244	1,943
Total finance income	2,300	2,279	1,955

Year ended 31 March	2012 £m	2011 £m	2010 £m
Net finance expense before specific items	681	845	890
Specific items (note 9)	(197)	79	268
Net finance expense	484	924	1,158

Financial statements	143
Notes to the consolidated financial statements

26. Financial instruments and risk management

The group issues or holds financial instruments mainly to finance its operations; to finance corporate transactions such as dividends, share buybacks and acquisitions; for the temporary investment of short-term funds; and to manage the currency and interest rate risks arising from its operations and from its sources of finance. In addition, various financial instruments, for example trade receivables and trade payables, arise directly from the group’s operations.

Financial risk management

The group’s activities expose it to a variety of financial risks: market risk (including interest rate risk and foreign exchange risk); credit risk and liquidity risk.

Funding and exposure management

The group finances its operations primarily by a mixture of issued share capital, retained profits and long-term and short-term borrowing. The group borrows in the major long-term bond markets in major currencies and typically, but not exclusively, these markets provide the most cost effective means of long-term borrowing. The group uses derivative financial instruments primarily to manage its exposure to changes in interest and foreign exchange rates against these borrowings. The derivatives used for this purpose are principally interest rate swaps, cross-currency swaps and forward currency contracts. The group also uses forward currency contracts to hedge some of its currency exposures arising from overseas operations. The group does not hold or issue derivative financial instruments for trading purposes. All transactions in derivative financial instruments are undertaken to manage the risks arising from underlying business activities.

Treasury operations

The group has a centralised treasury operation whose primary role is to manage liquidity, funding, investments and counterparty credit risk arising from transactions with financial institutions. The treasury operation also manages the group’s market exposures, including risks from volatility in currency and interest rates. The treasury operation acts as a central bank to group entities providing central deposit taking, funding and foreign exchange management services. Funding and deposit taking is usually provided in the functional currency of the relevant entity. The treasury operation is not a profit centre and its objective is to manage financial risk at optimum cost.

Treasury policy

The Board sets the policy for the group’s treasury operation. Group treasury activities are subject to a set of controls commensurate with the magnitude of the borrowing, investments and group-wide exposures. The Board has delegated its authority to operate these policies to a series of panels that are responsible for the management of key treasury risks and operations. Appointment to and removal from the key panels requires approval from two of the Chairman, the Chief Executive or the Group Finance Director.

The management of exposures arising from trading related financial instruments, primarily trade receivables and trade payables, is through a series of policies and procedures set at a group and line of business level. Line of business management apply and review these policies and procedures to assess and manage the financial risk arising from these financial instruments.

There has been no change in the nature of the group’s risk profile between 31 March 2012 and the date of approval of these financial statements.

Interest rate risk management

Management policy

The group has interest-bearing financial assets and liabilities which may expose the group to either cash flow or fair value volatility. The group’s policy, as prescribed by the Board, is to ensure that at least 70% of net debt is at fixed rates. Short-term interest rate management is delegated to the treasury operation while long-term interest rate management decisions require further approval by the Group Finance Director, Director Treasury, Tax and Risk Management or the Treasurer who have been delegated such authority from the Board.

144	Financial statements
Notes to the consolidated financial statements

26. Financial instruments and risk management continued

Hedging strategy

In order to manage the group’s interest rate profile, the group has entered into cross-currency and interest rate swap agreements with commercial banks and other institutions to vary the amounts and periods for which interest rates on borrowings are fixed. The duration of the swap agreements matches the duration of the debt instruments. The majority of the group’s long-term borrowings have been, and are, subject to fixed Sterling interest rates after applying the impact of these hedging instruments. Outstanding cross-currency and interest rate swaps at 31 March 2012 are detailed in the Hedging activities and Other derivatives section below.

The group’s fixed to floating interest rate profile, after hedging, on gross borrowings was:

	2012			2011
At 31 March	Fixed rate interest £m	Floating rate interest £m	Total £m	Fixed rate interest £m	Floating rate interest £m	Total £m
Total borrowings[a]	7,954	1,971	9,925	7,972	1,215	9,187
Ratio of fixed to floating	80%	20%	100%	87%	13%	100%

[a]	See note 24.

Sensitivities

Interest rates

The group is exposed to volatility in the income statement and shareholders’ equity arising from changes in interest rates. To demonstrate this volatility, management have concluded that a 1% increase in interest rates and parallel shift in yield curves across Sterling, US Dollar and Euro currencies is a reasonable benchmark for performing a sensitivity analysis.

After the impact of hedging, the group’s main exposure to interest rate volatility in the income statement arises from fair value movements on certain derivatives not in hedge relationships, floating rate borrowings, investments and cash equivalents which are largely influenced by Sterling interest rates. With all other factors remaining constant at 31 March 2012, a 1% increase in Sterling interest rates would increase the group’s annual net finance expense by approximately £7m (2011: £2m).

The group’s main exposure to interest rate volatility within shareholders’ equity arises from fair value movements on derivatives held in the cash flow reserve. The derivatives have an underlying interest exposure to Sterling, Euro and US Dollar rates. With all other factors remaining constant and based on the composition of derivatives included in the cash flow reserve at the balance sheet date, a 1% increase in interest rates in each of the currencies would impact equity, before tax, as detailed below:

At 31 March	2012 £m (Reduce) Increase	2011 £m (Reduce) Increase
Sterling interest rates	435	426
US Dollar interest rates	(406)	(355)
Euro interest rates	(66)	(94)

A 1% decrease in interest rates would have broadly the same impact in the opposite direction.

Financial statements	145
Notes to the consolidated financial statements

26. Financial instruments and risk management continued

Credit ratings

The group’s 2016 and 2030 bonds contain a covenant such that if the group’s credit rating were downgraded below A3 in the case of Moody’s or below A– in the case of Standard & Poor’s (S&P), additional interest would accrue from the next coupon period at a rate of 0.25% for each ratings category adjustment by each agency. Based on the total notional value of debt outstanding of £2.4bn at 31 March 2012, the group’s finance expense would increase/decrease by approximately £12m a year if BT’s credit rating were to be downgraded/upgraded, respectively, by one credit rating category by both agencies from the current ratings.

The group’s €600m 2014 bond attracts an additional 1.25% for a downgrade by one credit rating by either or both Moody’s and S&P below Baa3/BBB-, respectively. This would result in an additional finance expense of approximately £6m a year.

At 31 March the group’s credit ratings were as detailed below:

	2012		2011
At 31 March	Rating	Outlook	Rating	Outlook
Rating agency
Standard & Poor’s	BBB	Stable	BBB–	Positive
Moody’s	Baa2	Stable	Baa2	Stable

Foreign exchange risk management

Management policy

The purpose of the group’s foreign currency hedging activities is to protect the group from the risk that eventual future net inflows and net outflows will be adversely affected by changes in exchange rates. The Board’s policy for foreign exchange risk management defines the type of transactions which should normally be covered, including significant operational, funding and currency interest exposures, and the period over which cover should extend for the different types of transactions. Short-term foreign exchange management is delegated to the treasury operation whilst long-term foreign exchange management decisions require further approval from the Group Finance Director, Director Treasury, Tax and Risk Management or the Treasurer who have been delegated such authority by the Board. The policy delegates authority to the Director Treasury, Tax and Risk Management to take positions of up to £100m and for the Group Finance Director to take positions of up to £1bn.

Hedging strategy

A significant proportion of the group’s external revenue and costs arise within the UK and are denominated in Sterling. The group’s overseas operations generally trade and are funded in their functional currency which limits their exposure to foreign exchange volatility. Foreign currency borrowings used to finance the group’s operations have been predominantly swapped into Sterling using cross-currency swaps. At 31 March foreign currency borrowings comprised:

At 31 March	2012 £m	2011 £m
Euro	3,341	3,361
US Dollar	3,543	2,966
Other	1	17
	6,885	6,344

The currency profile of these borrowings after the impact of hedging is disclosed in note 24.

The group also enters into forward currency contracts to hedge foreign currency investments, interest expense, capital purchases and purchase and sale commitments on a selective basis. The commitments hedged are principally denominated in US Dollar, Euro and Asia Pacific region currencies. As a result, the group’s exposure to foreign currency arises mainly on its non-UK subsidiary investments and on residual currency trading flows.

146	Financial statements
Notes to the consolidated financial statements

26. Financial instruments and risk management continued

Sensitivities

After hedging, with all other factors remaining constant and based on the composition of assets and liabilities at the balance sheet date, the group’s exposure to foreign exchange volatility in the income statement from a 10% strengthening/weakening in Sterling against other currencies would result in a credit/charge respectively of approximately £14m (2011: approximately £5m).

The group’s main exposure to foreign exchange volatility within shareholders’ equity (excluding translation exposures) arises from fair value movements on derivatives held in the cash flow reserve. The majority of foreign exchange fluctuations in the cash flow reserve are recycled immediately to the income statement to match the hedged item and therefore the group’s exposure to foreign exchange fluctuations in equity were insignificant in both 2012 and 2011.

Outstanding cross-currency swaps at 31 March 2012 are detailed in the Hedging activities and Other derivatives sections below.

Credit risk management

Treasury management policy

The group’s exposure to credit risk arises from financial assets transacted by the treasury operation (primarily derivatives, investments, cash and cash equivalents) and from its trading-related receivables. For treasury related balances, the Board’s defined policy restricts exposure to any one counterparty by setting credit limits based on the credit quality as defined by Moody’s and S&P and by defining the types of financial instruments which may be transacted. The minimum credit ratings permitted with counterparties are A3/A– for long-term and P1/A1 for short-term investments.

The treasury operation continuously reviews the limits applied to counterparties and will adjust the limit according to the nature and credit standing of the counterparty up to the maximum allowable limit set by the Board. Where multiple transactions are undertaken with a single counterparty, or group of related counterparties, the group may enter into netting arrangements to reduce the group’s exposure to credit risk by making use of standard International Swaps and Derivative Association (ISDA) documentation. The group also seeks collateral or other security where it is considered necessary. The treasury operation regularly reviews the credit limits applied when investing with counterparties in response to market conditions and continues to monitor their credit quality and actively manages any exposures which arise.

Exposures

The maximum credit risk exposure of the group’s financial assets at the balance sheet date is as follows:

At 31 March	Notes	2012 £m	2011 £m
Derivative financial assets		1,023	733
Investments	22	581	80
Trade and other receivables[a]	17	2,477	2,558
Cash and cash equivalents	23	331	351
		4,412	3,722

[a]	The carrying amount excludes £169m (2011: £286m) of non-current trade and other receivables which relate to non-financial assets, and £830m (2011: £774m) of prepayments and other receivables.

The credit quality and credit concentration of cash equivalents, current asset investments and derivative financial assets are detailed in the tables below. Where the opinion of Moody’s and S&P differ, the lower rating is used.

	Moody’s/S&P credit rating of counterparty
At 31 March 2012	Aaa/AAA £m	Aa2/AA £m	Aa3/AA– £m	A1/A+ £m	A2/Aa £m	Baa1/BBB[a] £m	Total £m
Cash equivalents	–	–	–	23	52	–	75
Current asset investments	505	–	–	–	8	–	513
Derivative financial assets	–	–	121	96	462	344	1,023
	505	–	121	119	522	344	1,611

[a]	The group holds cash collateral of £350m (2011: £104m) in respect of derivative financial assets with certain counterparties.

Financial statements	147
Notes to the consolidated financial statements

26. Financial instruments and risk management continued

	Moody’s/S&P credit rating of counterparty
At 31 March 2011	Aaa/AAA £m	Aa2/AA £m	Aa3/AA– £m	A1/A+ £m	A2/Aa £m	Baa1/BBB[a] £m	Total £m
Cash equivalents	–	18	159	32	1	–	210
Current asset investments	–	–	–	7	12	–	19
Derivative financial assets	–	52	115	378	188	–	733
	–	70	274	417	201	–	962

[a]	The group holds cash collateral of £350m (2011: £104m) in respect of derivative financial assets with certain counterparties.

The concentration of credit risk for trading balances of the group is provided in note 17, which analyses outstanding balances by line of business and reflects the nature of customers in each line of business.

The derivative financial assets were held with nine counterparties at 31 March 2012 (2011: 14 counterparties). After applying the legal right of set-off under the group’s ISDA documentation, the group had a net exposure to derivative counterparties of £705m (2011: £549m) of which 98% (2011: 94%) was with six counterparties (2011: six).

The group has credit support agreements with certain swap counterparties whereby on a weekly and monthly basis the fair value position on a notional £945m of long dated cross-currency swaps and interest rate swaps is collateralised. As at 31 March 2012, the group had paid cash collateral of £22m (2011: £14m) in respect of fair value losses and had received cash collateral of £350m (2011: £104m) in respect of fair value gains. The collateral paid and received is recognised within cash and cash equivalents, and loans and other borrowings, respectively.

The majority of the group’s derivatives are in designated cash flow hedges. With all other factors remaining constant and based on the composition of net derivative financial assets at 31 March 2012, a 1% change in interest rates across each of the ratings categories within which these derivative financial assets are classified would change their carrying values and impact equity, before tax, as follows:

	Change in interest rates
At 31 March 2012	+1% £m (Reduce) Increase	–1% £m (Reduce) Increase
Moody’s/S&P credit rating
Aa3/AA	(21)	11
A1/A+	(56)	62
A2/A	(169)	156
Baa1/BBB	(131)	156
	(377)	385

Operational management policy

The group’s credit policy for trading related financial assets is applied and managed by each of the lines of business to ensure compliance. The policy requires that the creditworthiness and financial strength of customers is assessed at inception and on an ongoing basis. Payment terms are set in accordance with industry standards. The group will also enhance credit protection, when appropriate, taking into consideration the group’s exposure to the customer, by applying processes which include netting and offsetting, and requesting securities such as deposits, guarantees and letters of credit. The group takes proactive steps including constantly reviewing credit ratings of relationship banks to minimise the impact of adverse market conditions on trading-related financial assets.

148	Financial statements
Notes to the consolidated financial statements

26. Financial instruments and risk management continued

Capital management policy

The objective of the group’s capital management policy is to reduce net debt over time whilst investing in the business, supporting the pension scheme and paying progressive dividends. In order to meet this objective, the group may issue or repay debt, issue new shares, repurchase shares, or adjust the amount of dividends paid to shareholders. The group manages the capital structure and makes adjustments to it in the light of changes in economic conditions and the risk characteristics of the group. The Board regularly reviews the capital structure. No changes were made to these objectives and processes during 2012 and 2011.

The group’s capital structure consists of net debt and shareholders’ equity. The following analysis summarises the components which the group manages as capital:

At 31 March	2012 £m	2011 £m
Net debt	9,082	8,816
Total parent shareholders’ equity[a]	1,297	1,925
	10,379	10,741

[a]	See page 100.

Net debt

Net debt consists of loans and other borrowings (both current and non-current), less current asset investments and cash and cash equivalents. Loans and other borrowings are measured at the net proceeds raised, adjusted to amortise any discount over the term of the debt. For the purpose of this measure, current asset investments and cash and cash equivalents are measured at the lower of cost and net realisable value. Currency denominated balances within net debt are translated to Sterling at swapped rates where hedged. Net debt is considered to be an alternative performance measure as it is not defined in IFRS. The most directly comparable IFRS measure is the aggregate of loans and other borrowings (current and non-current), current asset investments and cash and cash equivalents. A reconciliation from this measure, the most directly comparable IFRS measure, to net debt is given below.

At 31 March	2012 £m	2011 £m
Loans and other borrowings	10,486	9,856
Less:
Cash and cash equivalents	(331)	(351)
Current asset investments	(513)	(19)
	9,642	9,486
Adjustments:
To retranslate debt balances at swap rates where hedged by currency swaps	(228)	(408)
To remove accrued interest applied to reflect the effective interest method and fair value adjustments	(332)	(262)
Net debt	9,082	8,816

Liquidity risk management

Management policy

The group ensures its liquidity is maintained by entering into short, medium and long-term financial instruments to support operational and other funding requirements. The group determines its liquidity requirements by the use of both short and long-term cash forecasts. These forecasts are supplemented by a financial headroom analysis which is used to assess funding adequacy for at least a 12-month period. On at least an annual basis the Board reviews and approves the maximum long-term funding of the group and on an ongoing basis considers any related matters. Short and medium-term requirements are regularly reviewed and managed by the treasury operation within the parameters of the policies set by the Board.

Refinancing risk is managed by limiting the amount of borrowing that matures within any specified period and having appropriate strategies in place to manage refinancing needs as they arise. The maturity profile of the group’s term debt at 31 March 2012 is disclosed in note 24. The group has term debt maturities of £1.7bn in 2013.

During 2012 and 2011 the group issued commercial paper and held cash, cash equivalents and current investments in order to manage short-term liquidity requirements. At 31 March 2012 the group has undrawn committed borrowing facilities of £1.5bn (2011: £1.5bn) maturing in March 2016.

Financial statements	149
Notes to the consolidated financial statements

26. Financial instruments and risk management continued

Maturity analysis

The group’s remaining contractually agreed cash flows, including interest, associated with non-derivative and derivative financial liabilities on an undiscounted basis, which therefore differs from both the carrying value and fair value, is as follows:

Non-derivative financial liabilities At 31 March 2012	Loans and other borrowings £m	Interest on loans and other borrowings £m	Trade and other payables £m	Provisions £m	Total £m
Due within one year	2,632	630	4,180	48	7,490
Between one and two years	10	533	–	39	582
Between two and three years	1,132	534	–	24	1,690
Between three and four years	845	471	–	16	1,332
Between four and five years	695	416	–	11	1,122
After five years	4,839	3,875	–	259	8,973
	10,153	6,459	4,180	397	21,189
Effect of interest	255	–	–	–	255
Fair value adjustment for hedged risk	78	–	–	–	78
Total[a]	10,486	6,459	4,180	397	21,522

At 31 March 2011	Loans and other borrowings £m	Interest on loans and other borrowings £m	Trade and other payables £m	Provisions £m	Total £m
Due within one year	221	639	4,285	57	5,202
Between one and two years	1,747	639	–	38	2,424
Between two and three years	10	548	–	38	596
Between three and four years	1,209	548	–	18	1,775
Between four and five years	901	482	–	16	1,399
After five years	5,507	4,358	–	223	10,088
	9,595	7,214	4,285	390	21,484
Effect of interest	264	–	–	–	264
Fair value adjustment for hedged risk	(3)	–	–	–	(3)
Total[a]	9,856	7,214	4,285	390	21,745

[a]

Foreign currency related cash flows were translated at closing rates as at the relevant reporting date. Future variable interest rate cash flows were calculated using the most recent rate applied at the relevant balance sheet date.

150	Financial statements
Notes to the consolidated financial statements

26. Financial instruments and risk management continued

	Analysed by earliest payment date[b]				Analysed based on holding instrument to maturity

Derivative financial liabilities At 31 March 2012	Derivatives – net settled £m	Derivatives – gross settled outflows £m	Derivatives – gross settled inflows £m	Total £m	Derivatives – net settled £m	Derivatives – gross settled outflows £m	Derivatives – gross settled inflows £m	Total £m
Due within one year	228	1,568	(1,530)	266	57	1,568	(1,530)	95
Between one and two years	238	579	(546)	271	57	90	(83)	64
Between two and three years	473	1,189	(1,192)	470	44	1,205	(1,209)	40
Between three and four years	253	105	(101)	257	72	20	(20)	72
Between four and five years	–	–	–	–	72	20	(20)	72
After five years	–	–	–	–	890	538	(507)	921
Total[a]	1,192	3,441	(3,369)	1,264	1,192	3,441	(3,369)	1,264

	Analysed by earliest payment date[b]				Analysed based on holding instrument to maturity

At 31 March 2011	Derivatives – net settled £m	Derivatives – gross settled outflows £m	Derivatives – gross settled inflows £m	Total £m	Derivatives – net settled £m	Derivatives – gross settled outflows £m	Derivatives – gross settled inflows £m	Total £m
Due within one year	132	919	(882)	169	62	397	(388)	71
Between one and two years	553	411	(397)	567	62	427	(413)	76
Between two and three years	234	4	(4)	234	62	20	(20)	62
Between three and four years	276	4	(4)	276	62	20	(20)	62
Between four and five years	63	103	(101)	65	62	20	(20)	62
After five years	(120)	–	–	(120)	828	557	(527)	858
Total[a]	1,138	1,441	(1,388)	1,191	1,138	1,441	(1,388)	1,191

[a]

Foreign currency-related cash flows were translated at closing rates as at the relevant reporting date. Future variable interest rate cash flows were calculated using the most recent rate applied at the relevant balance sheet date.

[b]	Certain derivative financial instruments contain break clauses whereby either the group or bank counterparty can terminate the swap on certain dates and the mark to market position is settled in cash.

Price risk

The group has limited exposure to price risk.

Financial statements	151
Notes to the consolidated financial statements

26. Financial instruments and risk management continued

Fair value of financial instruments

The table below shows the accounting classification and the carrying and fair values of all of the group’s financial assets and financial liabilities at 31 March 2012 and 31 March 2011. None of the financial instruments have been reclassified during the year.

Financial assets At 31 March 2012	Notes	Loans and receivables £m	Fair value through profit and loss £m	Designated in a cash flow hedge £m	Designated in a fair value hedge £m	Available- for-sale £m	Total carrying value £m	Fair value £m
Non-derivative financial assets
Investments	22	8	10	–	–	563	581	581
Cash and cash equivalents	23	331	–	–	–	–	331	331
Trade and other receivables[a]	17	2,477	–	–	–	–	2,477	2,477
Total non-derivative financial assets		2,816	10	–	–	563	3,389	3,389
Derivative financial assets[b]
Cross currency swaps		–	–	769	–	–	769	769
Interest rate swaps		–	171	–	82	–	253	253
Forward foreign exchange contracts		–	1	–	–	–	1	1
Total derivative financial assets		–	172	769	82	–	1,023	1,023
Total financial assets		2,816	182	769	82	563	4,412	4,412

At 31 March 2011	Notes	Loans and receivables £m	Fair value through profit and loss £m	Designated in a cash flow hedge £m	Designated in a fair value hedge £m	Available- for-sale £m	Total carrying value £m	Fair value £m
Non-derivative financial assets
Investments	22	7	11	–	–	62	80	80
Cash and cash equivalents	23	351	–	–	–	–	351	351
Trade and other receivables[a]	17	2,558	–	–	–	–	2,558	2,558
Total non-derivative financial assets		2,916	11	–	–	62	2,989	2,989
Derivative financial assets
Cross currency swaps		–	–	622	–	–	622	622
Interest rate swaps		–	99	–	4	–	103	103
Forward foreign exchange contracts		–	5	3	–	–	8	8
Total derivative financial assets[b]		–	104	625	4	–	733	733
Total financial assets		2,916	115	625	4	62	3,722	3,722

[a]	Excludes prepayments of £671m (2011: £570m), other receivables £159m (2011: £204m) and other non-current assets of £169m (2011: £286m).
[b]

Current derivative financial assets of £137m (2011: £108m) consists of cross-currency swaps of £100m (2011: £63m), interest rate swaps of £36m (2011: £37m) and forward foreign exchange contracts of £1m (2011: £8m). Non-current derivative financial assets of £886m (2011: £625m) consists of cross-currency swaps of £669m (2011: £559m) and interest rate swaps of £217m (2011: £66m).

152	Financial statements
Notes to the consolidated financial statements

26. Financial instruments and risk management continued

Financial liabilities At 31 March 2012	Notes	Fair value through profit and loss £m	Designated in a cash flow hedge £m	Designated in a fair value hedge £m	Amortised cost £m	Total carrying value £m	Fair value £m
Non-derivative financial liabilities
Loans and other borrowings	24	–	–		1,265	1,265	1,265
Listed bonds	24	–	6,889	686	1,361	8,936	10,594
Finance leases	24	–	–	–	285	285	328
Trade and other payables[a]	18	–	–	–	4,180	4,180	4,180
Provisions[b]	19	–	–	–	260	260	260
Total non-derivative financial liabilities		–	6,889	686	7,351	14,926	16,627
Derivative financial liabilities[c]
Cross currency swaps		–	59	–	–	59	59
Interest rate swaps		322	451	–	–	773	773
Forward foreign exchange contracts		6	8	–	–	14	14
Total derivative financial liabilities		328	518	–	–	846	846
Total financial liabilities		328	7,407	686	7,351	15,772	17,473

At 31 March 2011	Notes	Fair value through profit and loss £m	Designated in a cash flow hedge £m	Designated in a fair value hedge £m	Amortised cost £m	Total carrying value £m	Fair value £m
Non-derivative financial liabilities
Loans and other borrowings	24	–	–	–	534	534	562
Listed bonds	24	–	7,070	605	1,353	9,028	10,274
Finance leases	24	–	–	–	294	294	339
Trade and other payables[a]	18	–	–	–	4,285	4,285	4,285
Provisions[b]	19	–	–	–	280	280	280

Total non-derivative financial liabilities		–	7,070	605	6,746	14,421	15,740
Derivative financial liabilities
Cross currency swaps		–	29	–	–	29	29
Interest rate swaps		267	265	2	–	534	534
Forward foreign exchange contracts		–	6	–	–	6	6
Total derivative financial liabilities[c]		267	300	2	–	569	569
Total financial liabilities		267	7,370	607	6,746	14,990	16,309

[a]	Excludes other taxation and social security of £487m (2011: £485m), deferred income £1,295m (2011: £1,344m) and other non-current payables of £875m (2011: £831m).
[b]	Excludes provisions of £597m (2011: £676m).
[c]

Current derivative financial liabilities of £89m (2011: £62m) consists of cross-currency swaps of £18m (2011: £nil), interest rate swaps of £57m (2011: £56m) and forward foreign exchange contracts of £14m (2011: £6m). Non-current derivative financial liabilities of £757m (2011: £507m) consists of cross-currency swaps of £41m (2011: £29m) and interest rate swaps of £716m (2011: £478m).

The carrying amounts are included in the group balance sheet under the indicated headings. The methods and assumptions used to estimate the fair values of financial assets and liabilities are as follows:

•	the fair values of listed investments were estimated using quoted market prices for those investments at the balance sheet date

•	the carrying amount of short-term deposits and investments equates to fair value due to the short maturity of the investments held

•	the carrying amount of trade receivables and payables approximated to fair values due to the short maturity of amounts payable and receivable

•

the fair value of the group’s bonds and other long-term borrowings has been estimated on the basis of quoted market prices for the same or similar issues with the same maturities where they existed and on calculations of the value of future cash flows using approximate discount rates in effect at the balance sheet date where market prices of similar issues did not exist

•

the fair value of the group’s outstanding swaps and foreign exchange contracts were estimated using discounted cash flow models and market rates of interest and foreign exchange at the balance sheet date.

Financial statements	153
Notes to the consolidated financial statements

26. Financial instruments and risk management continued

Fair value hierarchy

The table below shows financial assets and financial liabilities that have been measured at fair value, analysed by the level of valuation method. The three levels of valuation methodology used are:

•	Level 1 – uses quoted prices in active markets for identical assets or liabilities

•	Level 2 – uses inputs for the asset or liability other than quoted prices, that are observable either directly or indirectly

•	Level 3 – uses inputs for the asset or liability that are not based on observable market data, such as internal models or other valuation methods.

At 31 March 2012	Level 1 £m	Level 2 £m	Level 3 £m	Total £m
Financial assets at fair value
Non-current and current derivative financial assets
– Derivatives designated as accounting hedges	–	851	–	851
– Other derivatives	–	172	–	172
Total non-current and current derivative financial assets	–	1,023	–	1,023
Non-current and current investments
Available-for-sale financial assets
– Liquid investments	–	505	–	505
– Other investments	31	–	27	58
Fair value through profit and loss	10	–	–	10
Total non-current and current investments	41	505	27	573
Total financial assets at fair value	41	1,528	27	1,596
Financial liabilities at fair value
Non-current and current derivative financial liabilities
– Derivatives designated as accounting hedges	–	518	–	518
– Other derivatives	–	328	–	328
Total non-current and current financial liabilities	–	846	–	846
Total financial liabilities at fair value	–	846	–	846

154	Financial statements
Notes to the consolidated financial statements

26. Financial instruments and risk management continued

At 31 March 2011	Level 1 £m	Level 2 £m	Level 3 £m	Total £m
Financial assets at fair value
Non-current and current derivative financial assets
– Derivatives designated as accounting hedges	–	630	–	630
– Other derivatives	–	103	–	103
Total non-current and current derivative financial assets	–	733	–	733
Non-current and current investments
Available-for-sale financial assets
– Liquid investments	–	1	–	1
– Other investments	34	–	27	61
Fair value through profit and loss	11	–	–	11
Total non-current and current investments	45	1	27	73
Total financial assets at fair value	45	734	27	806
Financial liabilities at fair value
Non-current and current derivative financial liabilities
– Derivatives designated as accounting hedges	–	302	–	302
– Other derivatives	–	267	–	267
Total non-current and current financial liabilities	–	569	–	569
Total financial liabilities at fair value	–	569	–	569

Movements in financial instruments measured using Level 3 valuation methods are presented below:

Other investments £m
At 1 April 2010	12
Additions	20
Disposals	(5)
At 1 April 2011	27
Additions	–
Disposals	–
At 31 March 2012	27

There were no losses recognised in the income statement in respect of Level 3 assets held at 31 March 2012.

Hedging activities

Our hedging policies use derivative financial instruments to manage financial risk. Derivatives that are held as hedging instruments are formally designated as hedges as defined in IAS 39. Derivatives may qualify as hedges for accounting purposes if they meet the criteria for designation as fair value hedges or cash flow hedges in accordance with IAS 39.

Fair value hedges

Fair value hedges principally consist of interest rate and cross-currency swaps that are used to protect against changes in the fair value of fixed-rate, long-term financial instruments due to movements in market interest rates. For qualifying fair value hedges, all changes in the fair value of the derivative and changes in the fair value of the hedged item in relation to the risk being hedged are recognised in the income statement. If the hedge relationship no longer meets the criteria for hedge accounting, the fair value adjustment to the hedged item continues to be reported as part of the basis of the item and is amortised to the income statement as a yield adjustment over the remainder of the life of the hedged item.

Financial statements	155
Notes to the consolidated financial statements

26. Financial instruments and risk management continued

Gains and losses arising on fair value hedges at 31 March were as follows:

Gains (losses)	2012 £m	2011 £m
On hedging instruments	81	(3)
On hedged items attributable to hedged risk	(81)	3
	–	–

Cash flow hedges

Exposure arises from the variability in future interest and currency cash flows on assets and liabilities which bear interest at variable rates and/or are in a foreign currency. Interest rate and cross-currency swaps are transacted, and where they qualify, designated as cash flow hedges, to manage this exposure. Fair value changes on derivatives designated as cash flow hedges are initially recognised directly in the cash flow hedge reserve, as gains or losses recognised in equity. Amounts are transferred from equity and recognised in the income statement as the income or expense is recognised on the hedged asset or liability.

Forward foreign currency contracts are used to hedge anticipated and committed future currency cash flows. Where these contracts qualify for hedge accounting they are designated as cash flow hedges. On recognition of the underlying transaction in the financial statements, the associated hedge gains and losses, deferred in equity, are transferred and included with the recognition of the underlying transaction.

The gains and losses on ineffective portions of such derivatives are recognised immediately in the income statement. See note 27 for details of movements in the cash flow hedge reserve.

When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised when the forecast transaction is ultimately recognised in the income statement or on the balance sheet. When a forecast transaction is no longer expected to occur, the cumulative gain or loss that was reported in equity is immediately transferred to the income statement.

The group had outstanding hedging arrangements as at 31 March 2012 as follows:

							Weighted	Period
						Remaining	average	over which
			Notional	Derivative fair value		term	interest rate on	forecast
	Hedging		principal	Asset	Liability	of hedging	hedging	transaction
Hedged item	instruments	Hedge type	£m	£m	£m	instruments	instruments	arises
Euro and US Dollar denominated borrowings[a]	Interest rate swaps	Cash flow	1,014	–	451	19 years	Sterling receivable at 1.4% Sterling payable at 6.0%
	Cross-currency swaps	Cash flow	5,451	769	59	1 to 19 years	Euro receivable at 5.8%
							US Dollar receivable at 7.3%
							Sterling payable at 6.2%

Sterling denominated borrowings[a]	Interest rate swaps	Fair value	500	82	–	17 years	Sterling receivable at 5.8% Sterling payable at 2.9%

Euro and US Dollar step up interest on currency denominated borrowings[a]	Forward currency contracts	Cash flow	189	–	5	3 months		19 years

Currency exposures on overseas purchases principally US Dollar and Asia Pacific currencies	Forward currency contracts	Cash flow	93	–	1	1 month rolling basis		12 months

Purchase of US Dollar denominated retail devices	Forward currency contracts	Cash flow	176	–	2	1 to 6 months
Total				851	518

[a]	See note 24.

156	Financial statements
Notes to the consolidated financial statements

26. Financial instruments and risk management continued

The group had outstanding hedging arrangements as at 31 March 2011 as follows:

							Weighted	Period
						Remaining	average	over which
			Notional	Derivative fair value		term	interest rate on	forecast
	Hedging		principal	Asset	Liability	of hedging	hedging	transaction
Hedged item	instruments	Hedge type	£m	£m	£m	instruments	instruments	arises
Euro and US Dollar denominated borrowings[a]	Interest rate swaps	Cash flow	1,014	–	265	20 years	Sterling receivable at 1.0% Sterling payable at 6.0%
	Cross currency swaps	Cash flow	5,451	622	29	2 to 20 years	Euro receivable at 5.8% US Dollar receivable at 7.3% Sterling payable at 6.2%

Sterling denominated borrowings[a]	Interest rate swaps	Fair value	500	4	2	18 years	Sterling receivable at 5.8% Sterling payable at 2.6%

Euro and US Dollar step up interest on currency denominated borrowings[a]	Forward currency contracts	Cash flow	245	1	4	3 months		20 years

Currency exposures on overseas purchases principally US Dollar and Asia Pacific currencies	Forward currency contracts	Cash flow	3	–	–	1 month rolling basis		12 months

Purchase of US Dollar denominated retail devices	Forward currency contracts	Cash flow	213	2	2	1 to 6 months
Total				629	302

[a]	See note 24.

Other derivatives

The group’s policy is not to use derivatives for trading purposes. However, due to the complex nature of hedge accounting under IAS 39 some derivatives may not qualify for hedge accounting, or are specifically not designated as a hedge where natural offset is more appropriate. Changes in the fair value of any derivative instruments that do not qualify for hedge accounting are recognised immediately in the income statement.

At 31 March 2012 the group held certain foreign currency forward and interest rate swap contracts which were not in hedging relationships in accordance with IAS 39. Foreign currency forward contracts were economically hedging operational purchases and sales. The interest rate swap contracts became ineffective on first time adoption of IFRS. The volatility arising from these swaps is recognised through the income statement but is limited due to a natural offset in their fair value movements.

The table below summarises these derivatives at 31 March 2012 and 2011:

	Notional	Derivative fair value		Remaining	Weighted
	principal	Asset	Liability	term of	average
At 31 March 2012	£m	£m	£m	derivatives	%
Foreign currency forward contracts	939	1	6	7 months
Interest rate swaps	1,887	171	322	2 to 19 years	Sterling receivable at 4.5%
					Sterling payable at 6.1%
Total		172	328

	Notional	Derivative fair value		Remaining	Weighted
	principal	Asset	Liability	term of	average
At 31 March 2011	£m	£m	£m	derivatives	%
Foreign currency forward contracts	534	5	–	2 months
Interest rate swaps	1,887	99	267	3 to 20 years	Sterling receivable at 4.3%
					Sterling payable at 5.9%
Total		104	267

Financial statements	157
Notes to the consolidated financial statements

27. Other reserves

				Other comprehensive income

	Treasury shares £m [a]	Merger reserve £m	[b]	Cash flow reserve £m [c]	Available- for-sale reserve £m	[d]	Translation reserve £m [e]	Total other reserves £m
At 1 April 2009	(1,109)	998		563	5		844	1,301
Exchange differences	–	–		–	–		(119)	(119)
Net fair value loss on cash flow hedges	–	–		(1,067)	–		–	(1,067)
Recognised in income and expense	–	–		496	–		–	496
Reclassified and reported in non-current assets	–	–		(4)	–		–	(4)
Fair value movements on available-for-sale assets	–	–		–	7		–	7
Tax recognised in other comprehensive income	–	–		159	–		(20)	139
Net issue of treasury shares	4	–		–	–		–	4
At 1 April 2010	(1,105)	998		147	12		705	757
Exchange differences	–	–		–	–		(140)	(140)
Net fair value loss on cash flow hedges	–	–		(347)	–		–	(347)
Recognised in income and expense	–	–		333	–		–	333
Fair value movements on available-for-sale assets	–	–		–	15		–	15
Tax recognised in other comprehensive income	–	–		(5)	–		18	13
Net issue of treasury shares	27	–		–	–		–	27
At 1 April 2011	(1,078)	998		128	27		583	658
Exchange differences	–	–		–	–		(106)	(106)
Recycled foreign exchange on disposal of subsidiary	–	–		–	–		2	2
Net fair value loss on cash flow hedges	–	–		(56)	–		–	(56)
Recognised in income and expense	–	–		179	–		–	179
Fair value movements on available-for-sale assets	–	–		–	(3)		–	(3)
Tax recognised in other comprehensive income	–	–		(22)	–		(1)	(23)
Net issue of treasury shares	60	–		–	–		–	60
At 31 March 2012	(1,018)	998		229	24		478	711

[a]

The treasury shares reserve is used to hold BT Group plc shares purchased by the group. In 2012, 21,981,253 shares (2011: 12,335,580, 2010: 8,320,766) were issued from treasury to satisfy obligations under employee share schemes and executive share awards at a cost of £60m (2011: £27m, 2010: £4m). At 31 March 2012, 366,589,286 shares (2011: 388,570,539, 2010: 400,906,119) with an aggregate nominal value of £18m (2011: £19m, 2010: £20m) were held as treasury shares at cost.

[b]

The merger reserve arose on the group reorganisation that occurred in November 2001 and represented the difference between the nominal value of shares in the new parent company, BT Group plc, and the aggregate of the share capital, share premium account and capital redemption reserve of the prior parent company, British Telecommunications plc.

[c]	The cash flow reserve is used to record the effective portion of the cumulative net change in the fair value of cash flow hedging instruments related to hedged transactions that have not yet occurred.
[d]

The available-for-sale reserve is used to record the cumulative fair value gains and losses on available-for-sale financial assets. The cumulative gains and losses are recycled to the income statement on disposal of the assets.

[e]

The translation reserve is used to record cumulative translation differences on the assets and liabilities of foreign operations. The cumulative translation differences are recycled to the income statement on disposal of the foreign operation.

28. Related party transactions

Key management personnel comprise executive and non-executive directors and members of the Operating Committee. Key management personnel compensation is shown in the table below:

Year ended 31 March	2012 £m	2011 £m	2010 £m
Salaries and short-term benefits	11.6	11.4	10.3
Termination benefits	–	–	0.1
Post employment benefits	1.0	1.4	1.8
Share-based payments	7.8	5.3	2.6
	20.4	18.1	14.8

More detailed information concerning directors’ remuneration, shareholdings, pension entitlements, share options and other long-term incentive plans is shown in the audited part of the Report on Directors’ Remuneration, which forms part of the consolidated financial statements.

Amounts paid to the group’s retirement benefit plans are set out in note 20. There were a number of transactions during the year between the company and its subsidiary undertakings, which are eliminated on consolidation and therefore not disclosed.

158	Financial statements
Notes to the consolidated financial statements

28. Related party transactions continued

During 2012 the group purchased services in the normal course of business and on an arm’s length basis from its principal associate, Tech Mahindra Limited. The net value of services purchased was £253m (2011: £258m, 2010: £301m) and the amount outstanding and payable for services at 31 March 2012 was £51m (2011: £61m, 2010: £65m). In 2010 a cash payment of £127m was made to Tech Mahindra Limited for the renegotiation of certain supply contracts as part of the rationalisation of procurement channels within BT Global Services.

29. Financial commitments and contingent liabilities

Capital expenditure contracted for at the balance sheet date but not yet incurred was as follows:

At 31 March	2012 £m	2011 £m
Property, plant and equipment	431	467
Computer software	2	–
Total	433	467

Future minimum operating lease payments for the group were as follows:
	2012 £m	2011 £m
Payable in the year ending 31 March:
2012	–	464
2013	429	440
2014	403	413
2015	378	383
2016	366	373
2017	357	359
Thereafter	5,660	4,760
Total future minimum operating lease payments	7,593	7,192

Operating lease commitments were mainly in respect of land and buildings which arose from a sale and operating leaseback transaction in a prior period. Leases have an average term of 20 years (2011: 21 years) and rentals are fixed for an average of 20 years (2011: 21 years).

At 31 March 2012, other than as disclosed below, there were no contingent liabilities or guarantees other than those arising in the ordinary course of the group’s business and on these no material losses are anticipated. The group has insurance cover to certain limits for major risks on property and major claims in connection with legal liabilities arising in the course of its operations. Otherwise, the group generally carries its own risks.

The group has provided guarantees relating to certain leases entered into by Telefonica UK Limited prior to its demerger with O2 on 19 November 2001. mmO2 plc has given BT a counter indemnity for these guarantees. The maximum exposure was US$118m as at 31 March 2012 (2011: US$128m), approximately £74m (2011: £80m), although this could increase by a further US$228m (2011: US$268m), approximately £143m (2011: £167m), in the event of credit default in respect of amounts used to defease future lease obligations. The guarantee lasts until Telefonica UK Limited has discharged all its obligations, which is expected to be when the lease ends on 30 January 2017.

The group does not believe that there is any single current court action that would have a material adverse effect on the financial position or operations of the group. During 2012 the aggregate volume and value of legal actions to which the group is party remained broadly the same as at the end of 2011.

Financial statements	159

Report of the independent auditors

Parent company financial statements

Independent Auditors’ Report to the members of BT Group plc (the ‘company’)

We have audited the parent company financial statements of BT Group plc for the year ended 31 March 2012 which comprise the BT Group plc company balance sheet, the BT Group plc company reconciliation of movement in equity shareholders’ funds, the BT Group plc accounting policies and related information. The financial reporting framework that has been applied in their preparation is applicable law and United Kingdom Accounting Standards (United Kingdom Generally Accepted Accounting Practice).

Respective responsibilities of directors and auditors

As explained more fully in the Statement of Directors’ responsibilities set out on page 89, the directors are responsible for the preparation of the parent company financial statements and for being satisfied that they give a true and fair view. Our responsibility is to audit and express an opinion on the parent company financial statements in accordance with applicable law and International Standards on Auditing (UK and Ireland). Those standards require us to comply with the Auditing Practices Board’s Ethical Standards for Auditors.

This report, including the opinions, has been prepared for and only for the company’s members as a body in accordance with Chapter 3 of Part 16 of the Companies Act 2006 and for no other purpose. We do not, in giving these opinions, accept or assume responsibility for any other purpose or to any other person to whom this report is shown or into whose hands it may come save where expressly agreed by our prior consent in writing.

Scope of the audit of the financial statements

An audit involves obtaining evidence about the amounts and disclosures in the financial statements sufficient to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or error. This includes an assessment of: whether the accounting policies are appropriate to the parent company’s circumstances and have been consistently applied and adequately disclosed; the reasonableness of significant accounting estimates made by the directors; and the overall presentation of the financial statements. In addition, we read all the financial and non-financial information in the BT Group plc Annual Report & Form 20-F for the year ended 31 March 2012 to identify material inconsistencies with the audited financial statements. If we become aware of any apparent material misstatements or inconsistencies we consider the implications for our report.

Opinion on financial statements

In our opinion the parent company financial statements:

•	give a true and fair view of the state of the company’s affairs as at 31 March 2012;

•	have been properly prepared in accordance with United Kingdom Generally Accepted Accounting Practice; and

•	have been prepared in accordance with the requirements of the Companies Act 2006.

Opinion on other matters prescribed by the Companies Act 2006

In our opinion:

•	the part of the Report on Directors’ Remuneration to be audited has been properly prepared in accordance with the Companies Act 2006; and

•	the information given in the Report of the Directors for the financial year for which the parent company financial statements are prepared is consistent with the parent company financial statements.

Matters on which we are required to report by exception

We have nothing to report in respect of the following matters where the Companies Act 2006 requires us to report to you if, in our opinion:

•	adequate accounting records have not been kept by the parent company, or returns adequate for our audit have not been received from branches not visited by us; or

•	the parent company financial statements and the part of the Report on directors’ remuneration to be audited are not in agreement with the accounting records and returns; or

•	certain disclosures of directors’ remuneration specified by law are not made; or

•	we have not received all the information and explanations we require for our audit.

Other matter

We have reported separately on the consolidated financial statements of BT Group plc for the year ended 31 March 2012.

Philip Rivett (Senior Statutory Auditor)

for and on behalf of PricewaterhouseCoopers LLP

Chartered Accountants and Statutory Auditors

London, United Kingdom

9 May 2012

160	Financial statements

Financial statements of BT Group plc

BT Group plc accounting policies

Accounting basis

As used in these financial statements and associated notes, the term ‘company’ refers to BT Group plc. These separate financial statements of the company are presented as required by the Companies Act 2006. The separate financial statements have been prepared in accordance with UK Generally Accepted Accounting Principles (UK GAAP).

The financial statements are prepared on a going concern basis and under the historical cost convention as modified by the revaluation of certain financial instruments at fair value.

As permitted by Section 408(3) of the Companies Act 2006, the company’s profit and loss account has not been presented.

The BT Group plc consolidated financial statements for the year ended 31 March 2012 contain a consolidated statement of cash flows. Consequently, the company has taken advantage of the exemption in FRS 1, ‘Cash Flow Statements’, not to present its own cash flow statement.

The BT Group plc consolidated financial statements for the year ended 31 March 2012 contain related party disclosures. Consequently, the company has taken advantage of the exemption in FRS 8, ‘Related Party Disclosures’, not to disclose transactions with other members of the BT Group.

The BT Group plc consolidated financial statements for the year ended 31 March 2012 contain financial instrument disclosures which comply with FRS 29, ‘Financial Instruments: Disclosures’. Consequently, the company is exempted from the disclosure requirements of FRS 29 in respect of its financial instruments.

Investments in subsidiary undertakings

Investments in subsidiary undertakings are stated at cost and reviewed for impairment if there are indicators that the carrying value may not be recoverable.

Taxation

Full provision is made for deferred taxation on all timing differences which have arisen but not reversed at the balance sheet date. Deferred tax assets are recognised to the extent that it is regarded as more likely than not that there will be sufficient taxable profits from which the underlying timing differences can be deducted. The deferred tax balances are not discounted.

Dividends

Dividend distributions are recognised as a liability in the year in which the dividends are approved by the company’s shareholders. Interim dividends are recognised when they are paid; final dividends when authorised in general meetings by shareholders.

Share capital

Ordinary shares are classified as equity. Repurchased shares of the company are recorded in the balance sheet as treasury shares and presented as a deduction from shareholders’ equity at cost.

Cash

Cash includes cash in hand and bank deposits repayable on demand.

Share-based payments

The company does not incur a charge for share-based payments. However, the issuance by the company of share options and awards to employees of its subsidiaries represents additional capital contributions to its subsidiaries. An addition to the company’s investment in subsidiaries is recorded with a corresponding increase in equity shareholders’ funds. The additional capital contribution is determined based on the fair value of options and awards at the date of grant and is recognised over the vesting period.

Other information

Dividends

The Board recommends that a final dividend in respect of the year ended 31 March 2012 of 5.7p will be paid to shareholders on 3 September 2012, taking the full year proposed dividend in respect of 2012 to 8.3p (2011: 7.4p). This dividend is subject to shareholder approval at the Annual General Meeting and therefore the liability of approximately £453m (2011: £388m) has not been included in these financial statements.

Employees

The executive directors and the Chairman of BT Group plc were the only employees of the company during 2012. The costs relating to qualifying services provided to the company’s principal subsidiary, British Telecommunications plc, are recharged to that company.

Audit fees

The audit fee in respect of the parent company was £41,000 (2011: £41,000). Fees payable to PricewaterhouseCoopers LLP for non-audit services to the company are not required to be disclosed as they are included within note 8 to the consolidated financial statements of BT Group plc.

Financial statements	161
Financial statements of BT Group plc

BT Group plc company balance sheet

At 31 March	2012 £m	2011 £m
Fixed assets
Investments in subsidiary undertakings[a]	10,492	10,417
Total fixed assets	10,492	10,417
Current assets
Cash at bank and in hand	5	–
Total current assets	5	–
Creditors: amounts falling due within one year[b]	1,322	722
Net current liabilities	(1,317)	(722)
Total assets less current liabilities	9,175	9,695
Capital and reserves
Ordinary shares	408	408
Share premium account	62	62
Capital redemption reserve	27	27
Treasury shares reserve	(1,018)	(1,078)
Profit and loss account	9,696	10,276
Total equity shareholders’ funds[c]	9,175	9,695

[a]

Throughout 2012 and 2011, the company held a 100% investment in BT Group Investments Limited, a company registered in England and Wales. The increase in investments in subsidiary undertakings relates to additional capital contributions in respect of share-based payments of £75m in 2012 (2011: £68m).

[b]	Creditors consists of amounts owed to subsidiary undertakings of £1,302m (2011: £703m) and other creditors of £20m (2011: £19m).
[c]	The movements in total equity shareholders’ funds are shown on page 162.

The financial statements of the company on pages 160 to 163 were approved by the Board of the directors on 9 May 2012 and were signed on its behalf by:

Sir Michael Rake

Chairman

Ian Livingston

Chief Executive

Tony Chanmugam

Group Finance Director

162	Financial statements
Financial statements of BT Group plc

BT Group plc company reconciliation of movement in equity shareholders’ funds

	Share capital £m	[a]	Share premium account £m	Capital redemption reserve £m	Treasury reserve £m [b]	Profit and loss account £m [b,c]	Total £m
At 1 April 2010	408		62	27	(1,105)	10,782	10,174
Loss for the financial year	–		–	–	–	(12)	(12)
Dividends paid	–		–	–	–	(543)	(543)
Capital contribution in respect of share-based payment	–		–	–	–	68	68
Net issue of treasury shares	–		–	–	27	(19)	8
At 1 April 2011	408		62	27	(1,078)	10,276	9,695
Loss for the financial year	–		–	–	–	(26)	(26)
Dividends paid	–		–	–	–	(589)	(589)
Capital contribution in respect of share-based payment	–		–	–	–	75	75
Net issue of treasury shares	–		–	–	60	(40)	20
At 31 March 2012	408		62	27	(1,018)	9,696	9,175

[a]	The allotted, called up and fully paid ordinary share capital of the company at 31 March 2012 and 2011 was £408m, representing 8,151,227,029 ordinary shares of 5p each.
[b]

In 2012 21,981,253 shares (2011: 12,335,580) were issued from treasury to satisfy obligations under employee share schemes and executive share awards at a cost of £60m (2011: £27m). At 31 March 2012 366,589,286 shares (2011: 388,570,539) with an aggregate nominal value of £18m (2011: £19m) were held as treasury shares at cost.

[c]

The loss for the financial year, dealt with in the profit and loss account of the company after taking into account dividends received from subsidiary undertakings, was £26m (2011: loss of £12m). As permitted by Section 408(3) of the Companies Act 2006, no profit and loss account of the company is presented.

Financial statements	163

Subsidiary undertakings and associate

The tables below give brief details of the group’s principala operating subsidiariesb and associate at 31 March 2012. All subsidiaries are unlisted and held through an intermediate holding company, unless otherwise stated. No subsidiaries are excluded from the group consolidation.

Subsidiary undertakings	Activity	Group interest in allotted capital[c]	Country of operation[d]
British Telecommunications plc	Communications related services and products provider	100% ordinary	UK
BT Americas Inc[d],e	Communications related services, systems integration and products provider	100% common	International
BT Australasia Pty Limited	Communications related services and products provider	100% ordinary 100% preference	Australia
BT Business Direct Limited	Technology equipment retailer	100% ordinary	UK
BT Communications do Brasil Limitada[b]	Communications related services, technology consulting and products provider	100% common	Brazil
BT Communications Ireland Limited	Telecommunications services provider	100% ordinary	Republic of Ireland
BT Conferencing Inc	Audio, video and web collaboration services provider	100% common	US
BT Conferencing Video Inc	Audio, video and web collaboration services provider	100% common	US
BT Convergent Solutions Limited	Communications related services and products provider	100% ordinary	UK
BT Engage IT Limited	IT solutions provider	100% ordinary	UK
BT ESPANA, Compania de Servicios Globales de Telecommunicaciones, SA	Communications related services and products provider	100% ordinary	Spain
BT Fleet Limited	Fleet management company	100% ordinary	UK
BT France SA	Communications related services, systems integration and products provider	100% ordinary	France
BT (Germany) GmbH & Co. oHG	Communications related services and products provider	100% ordinary	Germany
BT Global Communications India Private Limited	Communications related services	100% ordinary	India
BT Global Services Limited	International telecommunications network systems provider	100% ordinary	UK
BT Holdings Limited	Investment holding company	100% ordinary	UK
BT Hong Kong Limited	Communications related services and products provider	100% ordinary 100% preference	Hong Kong
BT LatAm Brasil Ltda[b]	Data communication services	100% common	Brazil
BT Italia SpA	Communications related services and products provider	98.6% ordinary	Italy
BT Limited	International telecommunications network systems provider	100% ordinary	International
BT Managed Services Limited	Communications related services and products provider	100% ordinary	UK
BT Nederland NV	Communications related services and products provider	100% ordinary	Netherlands
BT Payment Services Limited	Payment services provider	100% ordinary	UK
BT Services SA	Technology consulting and engineering services	100% ordinary	France
BT Singapore Pte Ltd	Communications related services and products provider	100% ordinary	Singapore
BT Switzerland AG	Communications related services and products provider	100% ordinary	Switzerland
Communications Global Network Services Limited[d]	Communications related services and products provider	100% ordinary	International
Communications Networking Services (UK)	Communications related services and products provider	100% ordinary	UK
dabs.com plc	Technology equipment retailer	100% ordinary	UK
Infonet Services Corporation	Global managed network service provider	100% common	US
Plusnet plc	Broadband service provider	100% ordinary	UK
Radianz Americas Inc	Global managed network service provider	100% common 100% preference	US

[a]

The group comprises a large number of entities and it is not practical to include all of them in this list. The list therefore includes only those entities that have a significant impact on the revenue, profit or assets of the group. A full list of subsidiaries, joint ventures and associates will be annexed to the company’s next annual return filed with the Registrar of Companies.

[b]	The principal operating subsidiaries (listed above) have a reporting date of 31 March, except for entities domiciled in Brazil, due to regulatory requirements.
[c]	The proportion of voting rights held corresponds to the aggregate interest percentage held by the holding company and subsidiary undertakings.
[d]

All overseas undertakings are incorporated in their country of operations. Subsidiary undertakings operating internationally are all incorporated in England and Wales, except BT Americas Inc and Communications Global Network Services Limited which are incorporated in the US and Bermuda, respectively.

[e]	On 31 March 2012 BT INS Inc merged with BT Americas Inc.

Share capital
			Percentage	Country
Associate	Activity	Issued[f]	owned[g]	of operation[h]
Tech Mahindra Limited	Global systems integrator and business transformation consultancy provider
		127,486,541	23.18%	India

[f]	Issued share capital comprises ordinary or common shares unless otherwise stated.
[g]	Held through an intermediate holding company.
[h]	Incorporated in the country of operation.

“BT is one of our longest-standing partners and has made an amazing contribution to Sport Relief from the start. They provide Comic Relief with the systems, call centres and network support that enable us to process millions of pounds worth of donations over the phone. They’re also a real pace-setter in finding new services like MyDonate to help charities raise money.”

Kevin Cahill

Chief Executive, Comic Relief

A responsible and sustainable business leader

MyDonate is the free, easy-to-use and secure online fundraising service for UK charities introduced by BT in 2011 to boost the online giving market and raise more money for good causes. Thanks to MyDonate, charities receive up to 50p more for every £10 donated compared with other online donation services.

This year BT employees pulled out all the stops to raise money for Sport Relief and they did so using MyDonate. What's more, over 700 BT volunteers took donation calls on Sport Relief 2012 night helping Sport Relief raise an incredible £52m.

Around 3,000 charities registered for MyDonate in its first year and many have praised the service as it has helped them to raise vital funds in challenging economic times.

Helping UK charities raise more money for good causes www.bt.com/mydonate

165

Additional information

In this section you will find more financial information and operational statistics. We also provide useful information for shareholders as well as a glossary of terms we use in this report.

166	Alternative performance measures

170	Quarterly analysis of revenue and profit

171	Selected financial data

173	Financial and operational statistics

175	Information for shareholders

189	Cross reference to Form 20-F

193	Glossary of terms

166	Additional information

Alternative performance measures

Introduction

We assess the performance of the group using a variety of alternative performance measures. We principally discuss the group’s results on an ‘adjusted’ basis. The rationale for using adjusted measures is explained below. Results on an adjusted basis are presented before specific items.

We also explain financial performance using measures that are not defined under IFRS and are therefore termed ‘non-GAAP’ measures. The non-GAAP measures we use are underlying revenue, reported and adjusted EBITDA, reported, adjusted and normalised free cash flow and net debt. A reconciliation from these non-GAAP measures to the nearest measure prepared in accordance with IFRS is presented below. The alternative performance measures we use may not be directly comparable to similarly titled measures used by other companies.

Specific items

The group’s income statement and segmental analysis separately identify trading results before specific items. Specific items are those that in management’s judgment need to be disclosed by virtue of their size, nature or incidence. In determining whether an event or transaction is specific, management considers quantitative as well as qualitative factors such as the frequency or predictability of occurrence. This is consistent with the way that financial performance is measured by management and reported to the Board and the Operating Committee and assists in providing a meaningful analysis of the trading results of the group. The directors believe that presentation of the group’s results in this way is relevant to an understanding of the group’s financial performance as specific items are identified by virtue of their size, nature or incidence. Items which have been considered to be specific items by virtue of their size, nature or incidence include disposals of businesses and investments, regulatory settlements, business restructuring programmes, asset impairment charges, property rationalisation programmes, net interest on pensions and the settlement of multiple tax years in a single payment. In 2009 BT Global Services contract and financial review charges were disclosed as a specific item by virtue of their size and nature. The impact of subsequent changes to the contract and financial review charges from revisions in estimates and assumptions are included within trading results before specific items, and are separately disclosed if considered significant.

Specific items are summarised below and disclosed in note 9 to the consolidated financial statements.

Revenue and other operating income

In 2012 following a retrospective regulatory ruling in Germany, a one-off charge of £410m was recognised against revenue with an equal reduction in operating costs. In 2012 a loss on disposal of £19m arose on the disposal of a subsidiary undertaking. In 2010 a charge of £52m was recognised as a reduction in revenue reflecting an Ofcom determination in relation to partial private circuits.

Operating costs

Specific operating costs comprised BT Global Services restructuring costs of £64m in 2012 (2011: £192m, 2010: £301m). In 2013 we expect to incur further BT Global restructuring costs of around £40m in relation to the rationalisation of the Infonet and Radianz networks. Property rationalisation charges of £90m were incurred in 2012 (2011: £88m, 2010: £121m). The property rationalisation programme has now been completed.

Net finance income

Net finance income on pensions was £197m in 2012 (2011: £79m expense, 2010: £279m expense).

Taxation

The specific tax items tax credit of £142m in 2012 (2011: £239m credit) principally comprised a tax credit of £164m (2011: £172m) for the re-measurement of deferred tax balances as a result of the change in the UK statutory tax rate from 26% to 24% effective in 2013 but enacted in 2012 and from 28% to 26% effective in 2012 but enacted in 2011. The specific items tax credit of £420m in 2010 principally comprised a tax credit of £230m relating to the agreement of substantially all outstanding tax matters with HMRC relating to the 2008, 2007 and 2006 tax years resulting in a repayment.

Additional information	167
Alternative performance measures

Underlying revenue trends

Underlying revenue is a measure which seeks to reflect the underlying revenue performance of the group that will contribute to long-term profitable growth. As such it excludes any increases or decreases in revenue as a result of acquisitions or disposals, any foreign exchange movements affecting revenue and any specific items. We are focusing on the trends in underlying revenue excluding transit revenue as transit traffic is low-margin and is significantly affected by reductions in mobile termination rates.

A reconciliation from the decrease in reported revenue, the most directly comparable IFRS measure, to the decrease in adjusted revenue and to the decrease in underlying revenue excluding transit, is set out below.

Year ended 31 March	2012%	2011%	2010%
Decrease in reported revenue	(5.9)	(3.8)	(2.5)
Specific items	2.1	(0.2)	0.1
Decrease in adjusted revenue	(3.8)	(4.0)	(2.4)
Acquisitions and disposals	0.3	–	(0.1)
Foreign exchange movements and other	(0.2)	0.2	(1.7)
Transit revenue	1.8	0.8	1.3
Decrease in underlying revenue excluding transit	(1.9)	(3.0)	(2.9)

EBITDA

In addition to measuring financial performance of the group and lines of business based on operating profit, we also measure performance based on EBITDA and adjusted EBITDA. EBITDA is defined as the group profit before depreciation, amortisation, net finance expense and taxation. Adjusted EBITDA is defined as EBITDA before specific items. EBITDA is a common measure used by investors and analysts to evaluate the operating financial performance of companies, particularly in the telecoms sector.

We consider EBITDA and adjusted EBITDA to be useful measures of our operating performance because they approximate the underlying operating cash flow by eliminating depreciation and amortisation. EBITDA and adjusted EBITDA are not direct measures of our liquidity, which is shown by our cash flow statement, and need to be considered in the context of our financial commitments.

A reconciliation from group operating profit, the most directly comparable IFRS measure, to reported and adjusted group EBITDA, is set out below. A reconciliation between operating profit and adjusted EBITDA for our lines of business is set out in Segment information, note 4 to the consolidated financial statements.

Year ended 31 March	2012 £m	2011 £m	2010 £m
Operating profit	2,919	2,578	2,123
Depreciation and amortisation	2,972	2,979	3,039
Reported EBITDA	5,891	5,557	5,162
Specific items	173	329	477
Adjusted EBITDA	6,064	5,886	5,639

168	Additional information
Alternative performance measures

Earnings per share

We also measure financial performance based on adjusted earnings per share, which excludes specific items. Basic and adjusted earnings per share, and the per share impact of specific items, is as follows:

Year ended 31 March 2012	Pence per share	£m
Basic earnings per share/profit[a]	25.8	2,002
Specific items	(2.1)	(166)
Adjusted basic earnings per share/profit	23.7	1,836

Year ended 31 March 2011	Pence per share	£m
Basic earnings per share/profit[a]	19.4	1,502
Specific items	1.6	127
Adjusted basic earnings per share/profit	21.0	1,629

Year ended 31 March 2010	Pence per share	£m
Basic earnings per share/profit[a]	13.3	1,028
Specific items	4.0	308
Adjusted basic earnings per share/profit	17.3	1,336

[a]	The stated profit amounts are the components of the total profit which are attributable to equity shareholders excluding non-controlling interests.

Free cash flow

Adjusted free cash flow

Adjusted free cash flow is one of the group’s key performance indicators by which our financial performance is measured. Adjusted free cash flow is defined as the net increase in cash and cash equivalents less cash flows from financing activities (except net interest paid) and less the acquisition or disposal of group undertakings and less the net sale of short-term investments and excluding pension deficit payments. It is also before the cash impact of specific items including tax related specific items. For non-tax related items the adjustment is made on a pre-tax basis. Adjusted free cash flow is primarily a liquidity measure, however we also believe it is an important indicator of our overall operational performance as it reflects the cash we generate from operations after capital expenditure and financing costs, both of which are significant ongoing cash outflows associated with investing in our infrastructure and financing our operations. In addition, adjusted free cash flow excludes cash flows that are determined at a corporate level independently of ongoing trading operations such as dividends, share buybacks, acquisitions and disposals and repayment of debt. Our use of the term adjusted free cash flow does not mean that this is a measure of the funds that are available for distribution to shareholders.

Additional information	169
Alternative performance measures

Normalised free cash flow

We are now providing our financial outlook on a normalised basis which removes the impact of the tax benefit relating to pension deficit payments.

A reconciliation from net cash inflow from operating activities, the most directly comparable IFRS measure, to reported, adjusted and normalised free cash flow is set out below.

Year ended 31 March	2012 £m	2011 £m	2010 £m
Net cash inflow from operations	3,558	4,566	4,825
Add back pension deficit payment	2,000	1,030	525
Included in cash flows from investing activities
Net capital expenditure	(2,560)	(2,630)	(2,480)
Interest received	8	29	16
Dividends received from associates and joint ventures	4	7	3
Sales (purchases) of non-current financial assets	1	(18)	–
Included in cash flows from financing activities
Interest paid	(693)	(973)	(956)
Reported free cash flow	2,318	2,011	1,933
Add back: Net cash outflow from specific items	204	212	173
Adjusted free cash flow	2,522	2,223	2,106
Cash tax benefit of pension deficit payments	(215)	(147)	(74)
Normalised free cash flow	2,307	2,076	2,032

Net debt

Net debt consists of loans and other borrowings (both current and non-current), less current asset investments and cash and cash equivalents. Loans and other borrowings are measured at the net proceeds raised, adjusted to amortise any discount over the term of the debt. For the purpose of this measure, current asset investments and cash and cash equivalents are measured at the lower of cost and net realisable value. Currency denominated balances within net debt are translated to Sterling at swap rates where hedged.

This definition of net debt measures balances at the expected value of future undiscounted cash flows due to arise on maturity of financial instruments and removes the balance sheet adjustments made from the re-measurement of hedged risks under fair value hedges and the use of the effective interest method. In addition, the gross balances are adjusted to take account of netting arrangements.

Net debt is a measure of the group’s net indebtedness that provides an indicator of the overall balance sheet strength. It is also a single measure that can be used to assess both the group’s cash position and indebtedness. There are material limitations in the use of alternative performance measures and the use of the term net debt does not necessarily mean that the cash included in the net debt calculation is available to settle the liabilities included in this measure.

Net debt is considered to be an alternative performance measure as it is not defined in IFRS. The most directly comparable IFRS measure is the aggregate of loans and other borrowings (current and non-current), current asset investments and cash and cash equivalents. A reconciliation from this measure, the most directly comparable IFRS measure, to net debt is given below.

At 31 March	2012 £m	2011 £m
Loans and other borrowings	10,486	9,856
Less:
Cash and cash equivalents	(331)	(351)
Current asset investments	(513)	(19)
	9,642	9,486
Adjustments:
To retranslate currency denominated balances at swapped rates where hedged	(228)	(408)
To remove fair value adjustments and accrued interest applied to reflect the effective interest method	(332)	(262)
Net debt	9,082	8,816

170	Additional information

Quarterly analysis of revenue and profit

Year ended 31 March 2012	Quarters	1st £m	2nd £m	3rd £m	4th £m	Total £m
Revenue		4,764	4,484	4,774	4,875	18,897
Other operating income		98	80	93	97	368
Operating costs		(4,231)	(3,889)	(4,103)	(4,123)	(16,346)
Operating profit		631	675	764	849	2,919
Net finance expense		(118)	(125)	(116)	(125)	(484)
Share of post tax profits of associates and joint ventures		4	2	4	–	10
Profit before taxation		517	552	652	724	2,445
Taxation		(132)	(57)	(160)	(93)	(442)
Profit for the period		385	495	492	631	2,003
Basic earnings per share		5.0p	6.4p	6.3p	8.1p	25.8p
Diluted earnings per share		4.7p	6.0p	6.0p	7.7p	24.4p

Year ended 31 March 2011	Quarters	1st £m	2nd £m	3rd £m	4th £m	Total £m
Revenue		5,006	4,977	5,038	5,055	20,076
Other operating income		88	81	103	101	373
Operating costs		(4,475)	(4,414)	(4,513)	(4,469)	(17,871)
Operating profit		619	644	628	687	2,578
Net finance expense		(248)	(243)	(227)	(206)	(924)
Share of post tax profits of associates and joint ventures		4	5	5	7	21
Profit on disposal of interest in associate		–	–	35	7	42
Profit before taxation		375	406	441	495	1,717
Taxation		(91)	(6)	(94)	(22)	(213)
Profit for the period		284	400	347	473	1,504
Basic earnings per share		3.7p	5.1p	4.5p	6.1p	19.4p
Diluted earnings per share		3.5p	4.9p	4.3p	5.8p	18.5p

Year ended 31 March 2010	Quarters	1st £m	2nd £m	3rd £m	4th £m	Total £m
Revenue		5,235	5,070	5,198	5,356	20,859
Other operating income		79	93	80	128	380
Operating costs		(4,767)	(4,613)	(4,805)	(4,931)	(19,116)
Operating profit		547	550	473	553	2,123
Net finance expense		(283)	(284)	(292)	(299)	(1,158)
Share of post tax profits of associates and joint ventures		8	9	28	9	54
Loss on disposal of interest in associate		–	–	–	(12)	(12)
Profit before taxation		272	275	209	251	1,007
Taxation		(58)	153	(31)	(42)	22
Profit for the period		214	428	178	209	1,029
Basic earnings per share		2.8p	5.5p	2.3p	2.7p	13.3p
Diluted earnings per share		2.7p	5.4p	2.2p	2.6p	12.9p

Additional information	171

Selected financial data

Summary group income statement

Year ended 31 March	2012 £m	2011 £m	2010 £m	2009 £m	2008 £m
Revenue
Adjusted	19,307	20,076	20,911	21,431	20,704
Specific items	(410)	–	(52)	(41)	–
	18,897	20,076	20,859	21,390	20,704
Other operating income
Adjusted	387	373	378	352	359
Specific items	(19)	–	2	(13)	(10)
	368	373	380	339	349
Operating costs
Adjusted	(16,602)	(17,542)	(18,689)	(19,435)	(18,168)
Specific items	256	(329)	(427)	(1,993)	(529)
	(16,346)	(17,871)	(19,116)	(21,428)	(18,697)
Operating profit
Adjusted	3,092	2,907	2,600	2,348	2,895
Specific items	(173)	(329)	(477)	(2,047)	(539)
	2,919	2,578	2,123	301	2,356
Net finance expense
Adjusted	(681)	(845)	(890)	(933)	(798)
Specific items	197	(79)	(268)	313	420
	(484)	(924)	(1,158)	(620)	(378)
Share of post tax profits (losses) of associates and joint ventures
Adjusted	10	21	25	39	(11)
Specific items	–	–	29	36	–
	10	21	54	75	(11)
Profit (loss) on disposal of associates and joint ventures – specific items	–	42	(12)	–	9
Profit (loss) before taxation
Adjusted	2,421	2,083	1,735	1,454	2,086
Specific items	24	(366)	(728)	(1,698)	(110)
	2,445	1,717	1,007	(244)	1,976
Taxation (expense) credit
Adjusted	(584)	(452)	(398)	(361)	(455)
Specific items	142	239	420	414	217
	(442)	(213)	22	53	(238)
Profit (loss) for the year
Adjusted	1,837	1,631	1,337	1,093	1,631
Specific items	166	(127)	(308)	(1,284)	107
	2,003	1,504	1,029	(191)	1,738
Basic earnings (loss) per share
Adjusted	23.7p	21.0p	17.3p	14.1p	20.2p
Specific items	2.1p	(1.6)p	(4.0)p	(16.6)p	1.3p
Total basic earnings (loss) per share	25.8p	19.4p	13.3p	(2.5)p	21.5p
Average number of shares used in basic earnings per share (millions)	7,763	7,750	7,740	7,724	8,066
Average number of shares used in diluted earnings per share (millions)	8,201	8,116	7,988	7,771	8,223
Diluted earnings (loss) per share	24.4p	18.5p	12.9p	(2.5)p	21.1p
Dividends per share[a]	8.3p	7.4p	6.9p	6.5p	15.8p
Dividends per share, cents[a,b]	13.3c	11.8c	10.5c	9.3c	31.4c

[a]

Dividends per share represents the dividend paid and proposed in respect of the relevant financial year. Under IFRS, dividends are recognised as a deduction from shareholders’ equity when they are paid.

[b]	Based on actual dividends paid and/or year end exchange rate on proposed dividends.

172	Additional information
Selected financial data

Summary group cash flow statement

Year ended 31 March	2012 £m	2011 £m	2010 £m	2009 £m	2008 £m
Net cash inflow from operating activities	3,558	4,566	4,825	4,706	5,486
Net cash outflow from investing activities	(3,048)	(2,183)	(2,775)	(2,954)	(3,664)
Net cash used in financing activities	(510)	(3,499)	(1,714)	(1,865)	(1,430)
Effect of exchange rate changes on cash and cash equivalents	(2)	(3)	(7)	54	25
Net (decrease) increase in cash and cash equivalents	(2)	(1,119)	329	(59)	417
Cash and cash equivalents at the start of the year	325	1,444	1,115	1,174	757
Cash and cash equivalents at the end of the year	323	325	1,444	1,115	1,174

Summary group balance sheet

At 31 March	2012 £m	2011 £m	2010 £m	2009 £m	2008 £m
Intangible assets	3,127	3,389	3,672	3,788	3,355
Property, plant and equipment	14,388	14,623	14,856	15,405	15,307
Retirement benefit asset	–	–	–	–	2,887
Other non-current assets	1,902	1,597	3,867	4,154	1,286
	19,417	19,609	22,395	23,347	22,835
Current assets less current liabilities	(4,724)	(3,100)	(4,135)	(3,141)	(2,978)
Total assets less current liabilities	14,693	16,509	18,260	20,206	19,857
Non-current loans and other borrowings	(7,599)	(9,371)	(9,522)	(12,365)	(9,818)
Retirement benefit obligations	(2,448)	(1,830)	(7,864)	(3,973)	(108)
Other non-current liabilities	(3,338)	(3,357)	(3,500)	(3,699)	(4,499)
Total assets less liabilities	1,308	1,951	(2,626)	169	5,432
Called up share capital	408	408	408	408	420
Share premium account	62	62	62	62	62
Capital redemption reserve	27	27	27	27	15
Other reserves	711	658	757	1,301	(527)
Retained earnings (loss)	89	770	(3,904)	(1,656)	5,439
Total parent shareholders’ equity (deficit)	1,297	1,925	(2,650)	142	5,409
Non-controlling interests	11	26	24	27	23
Total equity (deficit)	1,308	1,951	(2,626)	169	5,432

Additional information	173

Financial and operational statistics

Financial statistics

	2012 £m	2011 £m	2010 £m	2009 £m	2008 £m
Decrease in underlying revenue excluding transit[a]	(1.9)%	(3.0)%	(2.9)%
Adjusted EBITDA[b,c]	6,064	5,886	5,639	5,238	5,784
Free cash flow[d]
Adjusted[b]	2,522	2,223	2,106	772	2,266
Reported	2,318	2,011	1,933	737	1,823
Net debt[e]	9,082	8,816	9,283	10,361	9,460
Operating costs excluding depreciation and amortisation[b]	13,630	14,563	15,650	16,545	15,279
Expenditure on research and development
Research and development expense	285	389	444	590	532
Amortisation of internally developed computer software	536	444	491	431	325
	821	833	935	1,021	857

Capital expenditure
Additions to property, plant and equipment comprised:
Land and buildings	37	20	29	23	33
Network infrastructure and other equipment
Transmission equipment	1,121	985	902	1,067	1,117
Exchange equipment	46	43	29	44	83
Other network equipment	794	851	753	899	1,060
Other
Computers and office equipment	95	92	115	140	181
Motor vehicles and other	43	87	33	73	50
Total additions to property, plant and equipment	2,136	2,078	1,861	2,246	2,524
(Decrease) increase in engineering stores	(1)	12	43	3	(11)
Total additions	2,135	2,090	1,904	2,249	2,513
Computer software additions	459	500	629	839	826
Total capital expenditure	2,594	2,590	2,533	3,088	3,339
(Decrease) increase in payables	(16)	55	(24)	(6)	(24)
Cash outflow on capital expenditure	2,578	2,645	2,509	3,082	3,315
[a] Data not available for 2009 and 2008. [b] Before specific items. [c] EBITDA is defined on page 167. [d] Free cash flow is defined on page 168. [e] Net debt is defined on page 169.

Financial ratios

Year ended 31 March	2012	2011	2010	2009	2008
Return on capital employed[a]
Adjusted[b] – %	20.6	18.7	16.0	14.5	17.7
Reported – %	19.5	16.9	13.3	2.3	14.4
Interest cover[c]
Adjusted[a] – times	4.5	3.4	2.9	2.5	3.6
Reported – times	6.0	2.8	1.8	0.5	6.2
Net debt to EBITDA[b] – times	1.5	1.5	1.6	2.0	1.6
Capital expenditure as a percentage of revenue[b] – %	13.4	12.9	12.1	14.4	16.1

[a]

The ratio is based on profit before taxation and net finance expense to average capital employed. Capital employed is represented by total assets less current liabilities (excluding corporation tax, current borrowings, derivative financial liabilities and finance lease creditors) less deferred and current tax assets, retirement benefit asset, cash and cash equivalents, derivative financial assets and investments.

[b]	Before specific items.
[c]	The number of times net finance expense is covered by operating profit.

174	Additional information
Financial and operational statistics

Operational statistics

All values in thousands unless otherwise stated.

Year ended 31 March	2012	2011	2010	2009	2008
BT Global Services

Order intake (£m)	6,683	7,270	6,631	7,917	7,835

BT Retail

Consumer average revenue per user (ARPU)[a] (£)	343	326	309	287	274
Active consumer lines[b]	9,983	10,448	11,113	11,789	12,600
BT Vision installed base	707	575	467	423	214

Openreach

Copper lines[c]
Internal	14,125	15,320	16,795	18,626	–
External	5,155	5,189	5,005	4,751	–
Fully unbundled	5,631	4,266	2,966	1,714	–
Total copper lines	24,911	24,775	24,766	25,091	–

BT Group

Broadband lines
BT Retail	6,280	5,691	5,132	4,757	4,402
BT Wholesale (external)	2,262	2,421	2,926	3,305	3,983
Openreach	8,263	7,609	6,620	5,750	4,300
Total broadband lines	16,805	15,721	14,678	13,812	12,685

Broadband market share[d]
BT’s retail share of net additions	54%	51%	43%	31%	35%
BT’s retail share of installed base	37%	36%	35%	34%	35%

Exchange lines[e]
Consumer	10,919	11,802	13,051	14,514	15,793
Business/corporate	4,551	4,917	5,423	5,992	6,750
Total exchange lines	15,470	16,719	18,474	20,506	22,543

[a]	Rolling 12 month consumer revenue, less mobile POLOs, divided by average number of primary lines.
[b]	Active consumer lines represents the number of lines over which BT is the call provider.
[c]	Total copper lines split is not available on a consistent basis for 2008.
[d]	DSL, LLU and fibre excluding cable.
[e]	Exchange lines include analogue lines and digital channels sold through BT Global Services, BT Retail and BT Wholesale.

Additional information	175

Information for shareholders

Cautionary statement regarding forward-looking statements

Certain statements in this annual report are forward-looking and are made in reliance on the safe harbour provisions of the US Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements include, without limitation, those concerning: outlook; revenue and revenue trends; EBITDA; free cash flow; net debt; credit ratings; operating cost reductions; BT Global Services’ EBITDA, restructuring costs, operating cash flow and revenue growth in higher growth economies; investment in and roll-out of our fibre network, and its reach, innovations, increased speeds and speed availability; our broadband service and strategy; the BT Pension Scheme recovery plan, operating charge, regular contributions and interest; capital expenditure; effective tax rate; shareholder returns including growing dividends and share buyback; growth opportunities in networked IT services, the pay-TV services market, broadband and mobility; enhancing our IP-enabled TV service; growth of, and opportunities available in, the communications industry and BT’s positioning to take advantage of those opportunities; expectations regarding competition, market shares, prices and growth; expectations regarding the convergence of technologies; plans for the launch of new products and services; network performance and quality; the impact of regulatory initiatives, decisions and outcomes on operations, including the regulation of the UK fixed wholesale and retail businesses and the impact of the Undertakings to Ofcom under the Enterprise Act; BT’s possible or assumed future results of operations and/or those of its associates and joint ventures; investment plans; adequacy of capital; financing plans and refinancing requirements; demand for and access to broadband and the promotion of broadband by third-party service providers; and those preceded by, followed by, or that include the words ‘aims’, ‘believes’, ‘expects’, ‘anticipates’, ‘intends’, ‘will’, ‘should’ or similar expressions.

Although BT believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. Because these statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause differences between actual results and those implied by the forward-looking statements include, but are not limited to: material adverse changes in economic conditions in the markets served by BT; future regulatory actions and conditions in BT’s operating areas, including competition from others; selection by BT of the appropriate trading and marketing models for its products and services; technological innovations, including the cost of developing new products, networks and solutions and the need to increase expenditures for improving the quality of service; the anticipated benefits and advantages of new technologies, products and services not being realised; developments in the convergence of technologies; prolonged adverse weather conditions resulting in a material increase in overtime, staff or other costs; the timing of entry and profitability of BT in certain communications markets; significant changes in market shares for BT and its principal products and services; fluctuations in foreign currency exchange rates and interest rates; the underlying assumptions and estimates made in respect of major customer contracts proving unreliable; the aims of the BT Global Services’ restructuring programme not being achieved; and general financial market conditions affecting BT’s performance and ability to raise finance. Certain of these factors are discussed in more detail elsewhere in this annual report including, without limitation, in Our risks on pages 32 to 37. BT undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.

176	Additional information
Information for shareholders

Stock exchange listings

The principal listing of BT Group’s ordinary shares is on the London Stock Exchange. Trading on the London Stock Exchange is under the symbol ‘BT.A’. American Depositary Shares (ADSs), each representing 10 ordinary shares, have been issued by JPMorgan Chase & Co, as Depositary for the American Depositary Receipts (ADRs) evidencing the ADSs, and are listed on the New York Stock Exchange. ADSs also trade, but are not listed, on the London Stock Exchange. Trading on the New York Stock Exchange is under the symbol ‘BT’.

Share and ADS prices

	Pence per ordinary share		US$ per ADS
	High pence	Low pence	High US$	Low US$
Financial years ended 31 March
2008	336.75	205.50	68.55	40.46
2009	235.50	71.40	46.20	9.80
2010	149.60	79.70	25.14	11.64
2011	191.10	109.90	31.31	16.19
2012	232.10	161.00	36.89	25.69
Financial year ended 31 March 2011
1 April – 30 June 2010	140.60	109.90	20.85	16.19
1 July – 30 September 2010	146.40	126.30	23.35	19.19
1 October – 31 December 2010	187.80	142.80	29.13	22.61
1 January – 31 March 2011	191.10	172.90	31.31	27.87
Financial year ended 31 March 2012
1 April – 30 June 2011	201.90	188.20	33.33	30.60
1 July – 30 September 2011	204.10	161.00	33.18	25.83
1 October – 31 December 2011	193.40	163.80	31.59	25.69
1 January – 31 March 2012	232.10	194.90	36.89	30.23
Months
November 2011	193.10	176.50	31.59	27.29
December 2011	193.40	185.50	30.40	28.71
January 2012	208.80	194.90	32.67	30.23
February 2012	217.80	205.90	34.42	32.63
March 2012	232.10	211.10	36.89	33.07
April 2012	228.60	210.80	36.86	33.92
1 May – 3 May 2012	216.90	213.50	35.29	34.77

The prices are the highest and lowest closing middle market prices for BT ordinary shares, as derived from the Daily Official List of the London Stock Exchange and the highest and lowest closing sales prices of ADSs, as reported on the New York Stock Exchange composite tape.

Fluctuations in the exchange rate between Sterling and the US Dollar affect the US Dollar equivalent of the Sterling price of the company’s ordinary shares on the London Stock Exchange and, as a result, are likely to affect the market price of the ADSs on the New York Stock Exchange.

Background

BT Group plc is a public limited company registered in England and Wales and listed on the London and New York Stock Exchanges. It was incorporated in England and Wales on 30 March 2001 as Newgate Telecommunications Limited with the registered number 4190816. Its registered office address is 81 Newgate Street, London EC1A 7AJ. The company changed its name to BT Group plc on 11 September 2001. Following the demerger of O2 in November 2001, the continuing activities of BT were transferred to BT Group plc.

British Telecommunications plc is a wholly-owned subsidiary of BT Group plc and encompasses virtually all the businesses and assets of the BT group. The successor to the statutory corporation British Telecommunications, it was incorporated in England and Wales as a public limited company, wholly owned by the Government, as a result of the Telecommunications Act 1984. Between November 1984 and July 1993, the Government sold all of its shareholding in British Telecommunications plc in three public offerings.

Additional information	177
Information for shareholders

Capital gains tax

The rights issue in June 2001 and the demerger of O2 in November 2001 adjusted the value, for capital gains tax (CGT) purposes, of BT shares.

Rights issue

An explanatory note on the effects of the rights issue on the CGT position relating to BT shareholdings is available from the Shareholder Helpline (see page 188).

Demerger of O2 – CGT calculation

The confirmed official opening prices for BT Group and O2 shares on 19 November 2001 following the demerger were 285.75p and 82.75p, respectively. This means that, of the total (combined) value of 368.50p, 77.544% is attributable to BT Group and 22.456% to O2. Accordingly, for CGT calculations, the base cost of BT Group shares and O2 shares is calculated by multiplying the acquisition cost of a BT shareholding by 77.544% and 22.456%, respectively.

Analysis of shareholdings at 31 March 2012

	Ordinary shares of 5p each
	Number of holdings	Percentage of total	Number of shares held	Percentage of total
Range		%	millions	%
1 – 399	408,674	39.19	86	1.05
400 – 799	283,082	27.15	158	1.94
800 – 1,599	202,004	19.37	226	2.77
1,600 – 9,999	142,829	13.70	430	5.27
10,000 – 99,999	5,112	0.49	95	1.16
100,000 – 999,999	598	0.06	221	2.71
1,000,000 – 4,999,999	308	0.03	700	8.60
5,000,000 and above[a,b,c,d]	168	0.01	6,235	76.50
Total[e]	1,042,775	100.00	8,151	100.00

[a]	8m shares were held in trust by Ilford Trustees (Jersey) Limited for allocation to employees under the employee share plans.
[b]

Under the BT Group Employee Share Investment Plan, 82.7m shares were held in trust on behalf of 59,939 participants who were beneficially entitled to the shares. 218m shares were held in the corporate nominee BT Group EasyShare on behalf of 97,025 beneficial owners.

[c]	170m shares were represented by ADSs. An analysis by size of holding is not available for this holding.
[d]	366.5m shares were held as treasury shares.
[e]	11.5% of the shares were in 1,029,366 individual holdings, of which 87,463 were joint holdings, and 88.5% of the shares were in 13,409 institutional holdings.

As far as the company is aware, the company is not directly or indirectly owned or controlled by another corporation or by the Government or any other foreign government or by any other natural or legal person severally or jointly. There are no arrangements known to the company, the operation of which may at a subsequent date result in a change in control of the company.

The company’s major shareholders do not have different voting rights to those of other shareholders.

At 3 May 2012, there were 8,151,227,029 ordinary shares outstanding, including 364,096,071 shares held as treasury shares. At the same date, approximately 17m ADSs (equivalent to 171m ordinary shares, or approximately 2.2% of the total number of ordinary shares outstanding on that date) were outstanding and were held by 1,970 record holders of ADRs.

At 31 March 2012, there were 3,746 shareholders with a US address on the register of shareholders who in total hold 0.03% of the ordinary shares of the company.

178	Additional information
Information for shareholders

Dividends

A final dividend in respect of the year ended 31 March 2011 was paid on 5 September 2011 to shareholders on the register on 12 August 2011, and an interim dividend in respect of the year ended 31 March 2012 was paid on 6 February 2012 to shareholders on the register on 30 December 2011. The final proposed dividend in respect of the year ended 31 March 2012, if approved by shareholders, will be paid on 3 September 2012 to shareholders on the register on 10 August 2012.

The dividends paid or payable on BT shares and ADSs for the last five financial years are shown in the following table. The dividends on the ordinary shares exclude the associated tax credit. The amounts shown are not those that were actually paid to holders of ADSs. For the tax treatment of dividends paid, see Taxation of dividends on page 185. Dividends have been translated from Sterling into US Dollars using exchange rates prevailing on the date the ordinary dividends were paid.

	Per ordinary share			Per ADS			Per ADS
Financial years ended 31 March	Interim pence	Final pence	Total pence	Interim £	Final £	Total £	Interim US$	Final US$		Total US$
2008	5.40	10.40	15.80	0.540	1.040	1.580	1.030	1.833		2.863
2009	5.40	1.10	6.50	0.540	0.110	0.650	0.765	0.161		0.926
2010	2.30	4.60	6.90	0.230	0.460	0.690	0.339	0.684		1.023
2011	2.40	5.00	7.40	0.240	0.500	0.740	0.366	0.777		1.143
2012	2.60	5.70	8.30	0.260	0.570	0.830	0.390	–	[a]	–	[a]

[a]

Qualifying holders of ADSs on record as of 10 August 2012 are entitled to receive the final dividend which will be paid to ADS holders on 11 September 2012, subject to approval at the AGM. The US Dollar amount of the final dividend of 57 pence per ADS to be paid to holders of ADSs will be based on the exchange rate in effect on 3 September 2012, the date of payment to holders of ordinary shares.

As dividends paid by the company are in Sterling, exchange rate fluctuations will affect the US Dollar amounts received by holders of ADSs on conversion by the Depositary of such cash dividends.

Dividend mandate

Any shareholder wishing dividends to be paid directly into a bank or building society account should contact the Shareholder Helpline (see page 188). Alternatively, a form may be downloaded from the Shareholder information page of our website at www.bt.com/investorcentre. Dividends paid in this way will be paid through the Bankers Automated Clearing System (BACS).

Additional information	179
Information for shareholders

Dividend investment plan

Under the Dividend investment plan, cash from participants’ dividends is used to buy further BT shares in the market.

Shareholders could elect to receive additional shares in lieu of a cash dividend for the following dividends:

	Date paid	Price per share pence
2008 interim	11 February 2008	232.08
2008 final	15 September 2008	174.38
2009 interim	9 February 2009	107.04
2009 final	7 September 2009	133.34
2010 interim	8 February 2010	131.67
2010 final	6 September 2010	140.41
2011 interim	7 February 2011	185.89
2011 final	5 September 2011	164.64
2012 interim	6 February 2012	216.39

Global Invest Direct

Details of the direct purchase plan run by the ADR Depositary, JPMorgan Chase & Co, Global Invest Direct, including reinvestment of dividends, are available from JPMorgan Chase & Co on +1 800 428 4237 (toll free within the US), or on written request to the ADR Depositary.

Total shareholder return

TSR is the measure of the returns that a company has generated for its shareholders, reflecting share price movements and assuming reinvestment of dividends. BT’s TSR for the 2012 financial year was positive 27.4%, compared with the FTSE100 TSR which was positive 1.2% and the FTSEurofirst 300 Telco Index TSR which was negative 5.8%. BT’s TSR improvement in the 2012 financial year is mainly due to the increase in the share price during 2012, from a closing price of 184.7p on 31 March 2011. Over the last five financial years BT’s TSR was negative 2.7%, compared with the FTSE100 TSR of positive 10.2% and the FTSEurofirst 300 Telco Index TSR of positive 4.5%.

180	Additional information
Information for shareholders

Results announcements

Expected announcements of results:

Results for the 2013 financial year	Date[a]
1st quarter	25 July 2012
2nd quarter and half year	November 2012
3rd quarter and nine months	February 2013
4th quarter and full year	May 2013
2013 Annual Report published	May 2013

[a]	Dates may be subject to change.

Individual savings accounts (ISAs)

Information about investing in BT shares through an ISA may be obtained from Halifax Share Dealing Limited. They can be contacted through their website at  www.halifax.co.uk/sharedealing or by telephone on 08457 22 55 25. ISAs are also offered by other organisations.

ShareGift

The charity ShareGift specialises in accepting small numbers of shares as donations. Further information about ShareGift may be obtained by telephoning 020 7930 3737 or from  www.sharegift.org or alternatively, from the Shareholder Helpline (see page 188).

Exchange rates

BT publishes its consolidated financial statements expressed in Sterling. The following tables provide certain information concerning the exchange rates between Sterling and US Dollars based on the noon buying rate in New York City for cable transfers in Sterling as certified for customs purposes by the Federal Reserve Bank of New York (the Noon Buying Rate).

Year ended 31 March	2012	2011	2010	2009	2008
Period end	1.60	1.60	1.52	1.43	1.99
Average[a]	1.61	1.56	1.55	1.70	2.01
High	1.67	1.64	1.64	2.00	2.11
Low	1.53	1.43	1.49	1.37	1.94
[a] The average of the Noon Buying Rates in effect on the last day of each month during the relevant period.

					Month
	April 2012	March 2012	February 2012	January 2012	December 2011
High	1.62	1.60	1.60	1.58	1.57
Low	1.58	1.56	1.57	1.53	1.54

On 4 May 2012, the latest practicable date for this Annual Report, the Noon Buying Rate was US$1.61 to £1.00.

Additional information	181
Information for shareholders

Articles of Association (Articles)

The following is a summary of the principal provisions of BT’s Articles, a copy of which has been filed with the Registrar of Companies. A ‘holder of shares’ and a ‘shareholder’ is, in either case, the person entered on the company’s register of members as the holder of the relevant shares. Shareholders can choose whether their shares are to be evidenced by share certificates (ie in certificated form) or held in electronic (ie uncertificated) form in CREST (the electronic settlement system in the UK).

BT adopted new Articles of Association with effect from October 2009, largely to take account of changes in UK company law brought about by the Companies Act 2006 (2006 Act). Under that Act, the Memorandum of Association serves a more limited role as historical evidence of the formation of the company. Since October 2009, the provisions in relation to objects in BT’s Memorandum are deemed to form part of BT’s Articles, and have been deleted from those Articles because of shareholders passing a resolution to this effect at the AGM. Under the 2006 Act, BT’s objects are unrestricted.

(a) Voting rights

Subject to the restrictions described below, on a show of hands, every shareholder present in person or by proxy at any general meeting has one vote and, on a poll, every shareholder present in person or by proxy has one vote for each share which they hold.

Voting at any meeting of shareholders is by a show of hands unless a poll is demanded by the chairman of the meeting or by at least five shareholders at the meeting who are entitled to vote (or their proxies), or by one or more shareholders at the meeting who are entitled to vote (or their proxies) and who have, between them, at least 10% of the total votes of all shareholders who have the right to vote at the meeting.

No person is, unless the Board decide otherwise, entitled to attend or vote at any general meeting or to exercise any other right conferred by being a shareholder if they or any person appearing to be interested in those shares has been sent a notice under section 793 of the Companies Act 2006 (which confers upon public companies the power to require information with respect to interests in their voting shares) and they or any interested person has failed to supply to the company the information requested within 14 days after delivery of that notice. These restrictions end seven days after the earlier of the date the shareholder complies with the request satisfactorily or the company receives notice that there has been an approved transfer of the shares.

(b) Variation of rights

Whenever the share capital of the company is split into different classes of shares, the special rights attached to any of those classes can be varied or withdrawn either:

(i)	with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class; or

(ii)	with the consent in writing of the holders of at least 75% in nominal value of the issued shares of that class.

At any separate meeting, the necessary quorum is two persons holding or representing by proxy not less than one-third in nominal amount of the issued shares of the class in question (but at any adjourned meeting, any person holding shares of the class or his proxy is a quorum).

The company can issue new shares and attach any rights and restrictions to them, as long as this is not restricted by special rights previously given to holders of any existing shares. Subject to this, the rights of new shares can take priority over the rights of existing shares, or existing shares can take priority over them, or the new shares and the existing shares can rank equally.

(c) Changes in capital

The company may by ordinary resolution:

(i)	divide all or any of its share capital into shares with a smaller nominal value; and

(ii)	consolidate and divide all or part of its share capital into shares of a larger nominal value.

The company may also:

(i)	buy back its own shares; and

(ii)	by special resolution reduce its share capital, any capital redemption reserve and any share premium account.

(d) Dividends

The company’s shareholders can declare dividends by passing an ordinary resolution provided that no dividend can exceed the amount recommended by the directors. Dividends must be paid out of profits available for distribution. If the directors consider that the profits of the company justify such payments, they can pay interim dividends on any class of shares of the amounts and on the dates and for the periods they decide. Fixed dividends will be paid on any class of shares on the dates stated for the payments of those dividends.

The directors can offer ordinary shareholders the right to choose to receive new ordinary shares, which are credited as fully paid, instead of some or all of their cash dividend. Before they can do this, the company’s shareholders must have passed an ordinary resolution authorising the directors to make this offer.

Any dividend which has not been claimed for ten years after it was declared or became due for payment will be forfeited and will belong to the company.

182	Additional information
Information for shareholders

(e) Distribution of assets on winding up

If the company is wound up (whether the liquidation is voluntary, under supervision of the court or by the court) the liquidator can, with the authority of a special resolution passed by the shareholders, divide among the shareholders all or any part of the assets of the company. This applies whether the assets consist of property of one kind or different kinds. For this purpose, the liquidator can place whatever value the liquidator considers fair on any property and decide how the division is carried out between shareholders or different groups of shareholders. The liquidator can also, with the same authority, transfer any assets to trustees upon any trusts for the benefit of shareholders which the liquidator decides. The liquidation of the company can then be finalised and the company dissolved. No past or present shareholder can be compelled to accept any shares or other property under the Articles which could give that shareholder a liability.

(f) Transfer of shares

Certificated shares of the company may be transferred in writing either by an instrument of transfer in the usual standard form or in another form approved by the Board. The transfer form must be signed or made effective by or on behalf of the person making the transfer. The person making the transfer will be treated as continuing to be the holder of the shares transferred until the name of the person to whom the shares are being transferred is entered in the register of members of the company.

The Board may refuse to register any transfer of any share held in certificated form:

(i)	which is in favour of more than four joint holders; or

(ii)	unless the transfer form to be registered is properly stamped to show payment of any applicable stamp duty and delivered to the company’s registered office or any other place the Board decide. The transfer must have with it: the share certificate for the shares to be transferred; any other evidence which the Board ask for to prove that the person wanting to make the transfer is entitled to do this; and if the transfer form is executed by another person on behalf of the person making the transfer, evidence of the authority of that person to do so.

Transfers of uncertificated shares must be carried out using a relevant system (as defined in the Uncertificated Securities Regulations 2001 (the Regulations)). The Board can refuse to register a transfer of an uncertificated share in the circumstances stated in the Regulations.

If the Board decide not to register a transfer of a share, the Board must notify the person to whom that share was to be transferred giving reasons for its decision. This must be done as soon as possible and no later than two months after the company receives the transfer or instruction from the operator of the relevant system.

(g) Untraced shareholders

BT may sell any shares after advertising its intention and waiting for three months if the shares have been in issue for at least ten years, during that period at least three dividends have become payable on them and have not been cashed and BT has not heard from the shareholder or any person entitled to the dividends by transmission. The net sale proceeds belong to BT, but it must pay those proceeds to the former shareholder or the person entitled to them by transmission if that shareholder, or that other person, asks for them.

(h) General meetings of shareholders

Every year the company must hold an annual general meeting. The Board can call a general meeting at any time and, under general law, must call one on a shareholders’ requisition. At least 21 clear days’ written notice must be given for every annual general meeting. For every other general meeting, at least 14 clear days’ written notice must be given. The Board can specify in the notice of meeting a time by which a person must be entered on the register of shareholders in order to have the right to attend or vote at the meeting. The time specified must not be more than 48 hours before the time fixed for the meeting.

(i) Limitations on rights of non-resident or foreign shareholders

The only limitation imposed by the Articles on the rights of non-resident or foreign shareholders is that a shareholder whose registered address is outside the UK and who wishes to receive notices of meetings of shareholders or documents from BT must give the company an address within the UK to which they may be sent.

(j) Directors

Directors’ remuneration

Excluding remuneration referred to below, each director will be paid such fee for his services as the Board decide, not exceeding £65,000 a year and increasing by the percentage increase of the retail prices index (as defined by section 833(2) Income and Corporation Taxes Act 1988) for any 12-month period beginning 1 April 1999 or an anniversary of that date. The company may by ordinary resolution decide on a higher sum. This resolution can increase the fee paid to all or any directors either permanently or for a particular period. The directors may be paid their expenses properly incurred in connection with the business of the company.

The Board can award extra fees to a director who: holds an executive position; acts as chairman or deputy chairman; serves on a Board committee at the request of the Board; or performs any other services which the Board consider extend beyond the ordinary duties of a director.

Additional information	183
Information for shareholders

The directors may grant pensions or other benefits to, among others, any director or former director or persons connected with them. However, BT can only provide these benefits to any director or former director who has not been an employee or held any other office or executive position in the company or any of its subsidiary undertakings, or to relations or dependants of, or people connected to, those directors or former directors, if the shareholders approve this by passing an ordinary resolution.

Directors’ votes

A director need not be a shareholder, but a director who is not a shareholder can still attend and speak at shareholders’ meetings.

Unless the Articles say otherwise, a director cannot vote on a resolution about a contract in which the director has an interest (this will also apply to interests of a person connected with the director).

If the legislation allows, a director can vote and be counted in the quorum on a resolution concerning a contract:

(i)	in which the director has an interest of which the director is not aware; or which cannot reasonably be regarded as likely to give rise to a conflict of interest;

(ii)	in which the director has an interest only because the director is a holder of shares, debentures or other securities of BT, or by reason of any other interest in or through BT;

(iii)	which involves: the giving of any security, guarantee or indemnity to the director or any other person for money lent or obligations incurred by the director or by any other person at the request of or for the benefit of BT or the benefit of any of its subsidiary undertakings; or a debt or other obligation which is owed by BT or any of its subsidiary undertakings to that other person if the director has taken responsibility for all or any part of that debt or obligation by giving a guarantee, security or indemnity;

(iv)	where BT or any of its subsidiary undertakings is offering any shares, debentures or other securities for subscription or purchase to which the director is or may be entitled to participate as a holder of BT securities; or where the director will be involved in the underwriting or sub-underwriting;

(v)	relating to any other company in which the director has an interest, directly or indirectly (including holding a position in that company) or is a shareholder, creditor, employee or otherwise involved in that company. These rights do not apply if the director owns 1% or more of that company or of the voting rights in that company;

(vi)	relating to an arrangement for the benefit of BT employees or former BT employees or any of BT’s subsidiary undertakings which only gives the directors the same benefits that are generally given to the employees or former employees to whom the arrangement relates;

(vii)	relating to BT buying or renewing insurance for any liability for the benefit of directors or for the benefit of persons who include directors;

(viii)	relating to the giving of indemnities in favour of directors;

(ix)	relating to the funding of expenditure by any director or directors: on defending criminal, civil or regulatory proceedings or actions against the director or the directors; in connection with an application to the court for relief; or on defending the director or the directors in any regulatory investigations; or which enables any director or directors to avoid incurring expenditure as described in this paragraph; and

(x)	in which the director’s interest, or the interest of directors generally, has been authorised by an ordinary resolution.

Subject to the relevant legislation, the shareholders can by passing an ordinary resolution ratify any particular contract carried out in breach of those provisions.

Directors’ appointment and retirement

Under BT’s Articles there must be at least two directors, who manage the business of the company. The shareholders can vary this minimum and/or decide a maximum by ordinary resolution. The Board and the shareholders (by ordinary resolution) may appoint a person who is willing to be elected as a director, either to fill a vacancy or as an additional director.

At every annual general meeting, any director who was elected or last re-elected a director at or before the annual general meeting held in the third year before the current year, must retire by rotation. Any director appointed by the directors automatically retires at the next following annual general meeting. A retiring director is eligible for re-election.

In addition to any power of removal under the 2006 Act, the shareholders can pass an ordinary resolution to remove a director, even though his or her time in office has not ended. They can elect a person to replace that director subject to the Articles, by passing an ordinary resolution. A person so appointed is subject to retirement by rotation when the director replaced would have been due to retire.

184	Additional information
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Directors’ borrowing powers

To the extent that the legislation and the Articles allow, the Board can exercise all the powers of the company to borrow money, to mortgage or charge its business, property and assets (present and future) and to issue debentures and other securities, and give security either outright or as collateral security for any debt, liability or obligation of the company or another person. The Board must limit the borrowings of the company and exercise all the company’s voting and other rights or powers of control exercisable by the company in relation to its subsidiary undertakings so as to ensure that the aggregate amount of all borrowings by the group outstanding, net of amounts borrowed intra-group among other things, at any time does not exceed £35bn. These borrowing powers may only be varied by amending the Articles.

(k) Sinking fund, liability to further calls and change of control

BT’s shares are not subject to any sinking fund provision under the Articles or as a matter of the laws of England and Wales. No shareholder is currently liable to make additional contributions of capital in respect of BT’s ordinary shares in the future. There are no provisions in the Articles or of corporate legislation in England and Wales that would delay, defer or prevent a change of control.

(l) Disclosure of interests in shares

Under the Financial Services and Markets Act 2000 and the UK Disclosure and Transparency Rules there is a statutory obligation on a person who acquires or ceases to have a notifiable interest in the relevant share capital of a public company like BT to notify the company of that fact. The disclosure threshold is 3%. These Rules also deal with the disclosure by persons of interests in shares or debentures of companies in which they are directors and certain associated companies. Under section 793 of the 2006 Act (referred to in (a) above), BT may ascertain the persons who are or have within the last three years been interested in its shares and the nature of those interests. The UK City Code on Takeovers and Mergers also imposes strict disclosure requirements with regard to dealings in the securities of an offeror or offeree company on all parties to a takeover and also on their respective associates during the course of an offer period.

Material contracts

Excluding contracts entered into in the ordinary course of business, no contracts have been entered into in the two years preceding the date of this document by BT or another member of the group which are, or may be, material to the group or contain a provision under which a member of the group has an obligation or entitlement which is, or may be, material to BT or such other member of the group.

Taxation (US Holders)

This is a summary only of the principal US federal income tax and UK tax consequences of the ownership and disposition of ordinary shares or ADSs by US Holders (as defined below) who hold their ordinary shares or ADSs as capital assets. It does not address all aspects of US federal income taxation and does not address aspects that may be relevant to persons who are subject to special provisions of US federal income tax law, including US expatriates, insurance companies, tax-exempt organisations, banks, regulated investment companies, financial institutions, securities broker-dealers, traders in securities who elect a mark-to-market method of accounting, persons subject to alternative minimum tax, investors that directly, indirectly or by attribution own 10% or more of the outstanding share capital or voting power of BT, persons holding their ordinary shares or ADSs as part of a straddle, hedging transaction or conversion transaction, persons who acquired their ordinary shares or ADSs pursuant to the exercise of options or otherwise as compensation, or persons whose functional currency is not the US Dollar, amongst others. Those holders may be subject to US federal income tax consequences different from those set forth below.

For the purposes of this summary, a US Holder is a beneficial owner of ordinary shares or ADSs that, for US federal income tax purposes, is: a citizen or individual resident of the United States; a corporation (or other entity taxable as a corporation for US federal income tax purposes) created or organised in or under the laws of the United States or any political subdivision thereof; an estate the income of which is subject to US federal income taxation regardless of its sources, or a trust if a US court can exercise primary supervision over the administration of the trust and one or more US persons are authorised to control all substantial decisions of the trust. If a partnership holds ordinary shares or ADSs, the US tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner in a partnership that holds ordinary shares or ADSs is urged to consult its own tax advisor regarding the specific tax consequences of owning and disposing of the ordinary shares or ADSs.

In particular, this summary is based on (i) current UK tax law and the practice of Her Majesty’s Revenue & Customs (HMRC) and US law and US Internal Revenue Service (IRS) practice, including the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations, rulings, judicial decisions and administrative practice, all as currently in effect and available, (ii) the United Kingdom–United States Convention relating to estate and gift taxes, and (iii) the United Kingdom–United States Tax Convention that entered into force on 31 March 2003 and the protocol thereto (the Convention), all as in effect on the date of this Annual Report, all of which are subject to change or changes in interpretation, possibly with retroactive effect.

US Holders should consult their own tax advisors as to the applicability of the Convention and the consequences under UK, US federal, state and local, and other laws, of the ownership and disposition of ordinary shares or ADSs.

Additional information	185
Information for shareholders

Taxation of dividends

Under current UK tax law, BT will not be required to withhold tax at source from dividend payments it makes. Unless a US Holder of ordinary shares or ADSs is resident in or ordinarily resident for UK tax purposes in the UK or unless a US Holder of ordinary shares or ADSs carries on a trade, profession or vocation in the UK through a branch or agency, or, in the case of a company, a permanent establishment in the UK, the holder should not be liable for UK tax on dividends received in respect of ordinary shares and/or ADSs.

For US federal income tax purposes, a distribution will be treated as ordinary dividend income. The amount of the distribution includible in gross income of a US Holder will be the US Dollar value of the distribution calculated by reference to the spot rate in effect on the date the distribution is actually or constructively received by a US Holder of ordinary shares, or by the Depositary, in the case of ADSs. A US Holder who converts Sterling into US Dollars on the date of receipt generally should not recognise any exchange gain or loss. A US Holder who does not convert Sterling into US Dollars on the date of receipt generally will have a tax basis in Sterling equal to their US Dollar value on such date. Foreign currency gain or loss, if any, recognised by the US Holder on a subsequent conversion or other disposition of Sterling generally will be US source ordinary income or loss. Dividends paid by BT to a US Holder will not be eligible for the US dividends received deduction that may otherwise be available to corporate shareholders.

For purposes of calculating the foreign tax credit limitation, dividends paid on the ordinary shares or ADSs will be treated as income from sources outside the US and generally will constitute ‘passive income’. The rules relating to the determination of the foreign tax credit are very complex. US Holders who do not elect to claim a credit with respect to any foreign taxes paid in a given taxable year may instead claim a deduction for foreign taxes paid. A deduction does not reduce US federal income tax on a Dollar for Dollar basis like a tax credit. The deduction, however, is not subject to the limitations applicable to foreign credits.

There will be no right to any UK tax credit or to any payment from HMRC in respect of any tax credit on dividends paid on ordinary shares or ADSs.

Certain US Holders (including individuals) are eligible for reduced rates of US federal income tax (currently at a maximum rate of 15%) in respect of ‘qualified dividend income’ received in taxable years beginning before 1 January 2013. For this purpose, qualified dividend income generally includes dividends paid by a non-US corporation if, among other things, the US Holders meet certain minimum holding periods and the non-US corporation satisfies certain requirements, including that either (i) the shares or ADSs with respect to which the dividend has been paid are readily tradeable on an established securities market in the US, or (ii) the non-US corporation is eligible for the benefits of a comprehensive US income tax treaty (such as the Convention) which provides for the exchange of information. BT currently believes that dividends paid with respect to its ordinary shares and ADSs should constitute qualified dividend income for US federal income tax purposes. Each individual US Holder of ordinary shares or ADSs is urged to consult his own tax advisor regarding the availability to him of the reduced dividend tax rate in light of his own particular situation and regarding the computations of his foreign tax credit limitation with respect to any qualified dividend income paid by BT to him, as applicable.

Taxation of capital gains

Unless a US Holder of ordinary shares or ADSs is resident in or ordinarily resident for UK tax purposes in the UK or unless a US Holder of ordinary shares or ADSs carries on a trade, profession, or vocation in the UK through a branch, agency, or in the case of a company, a permanent establishment in the UK, and the ordinary shares and/or ADSs have been used, held, or acquired for the purposes of that trade, profession or vocation the holder should not be liable for UK tax on capital gains on a disposal of ordinary shares and/or ADSs.

A US Holder who is an individual and who has ceased to be resident or ordinarily resident for tax purposes in the UK on or after 17 March 1998 or who falls to be regarded as resident outside the UK for the purposes of any double tax treaty (Treaty non-resident) on or after 16 March 2005 and continues to not be resident or ordinarily resident in the UK or continues to be Treaty non-resident for a period of less than five years of assessment and who disposes of his ordinary shares or ADSs during that period may also be liable on his return to the UK to UK tax on capital gains, subject to any available exemption or relief, even though he is not resident or ordinarily resident in the UK or is Treaty non-resident at the time of disposal.

For US federal income tax purposes, a US Holder generally will recognise capital gain or loss on the sale, exchange or other disposition of ordinary shares or ADSs in an amount equal to the difference between the US Dollar value of the amount realised on the disposition and the US Holder’s adjusted tax basis (determined in US Dollars) in the ordinary shares or ADSs. Such gain or loss generally will be US source gain or loss, and will be treated as long-term capital gain or loss if the ordinary shares have been held for more than one year at the time of disposition. Long-term capital gains recognised by an individual US Holder generally are subject to US federal income tax at preferential rates. The deductibility of capital losses is subject to significant limitations.

A US Holder’s tax basis in an ordinary share will generally be its US Dollar cost. The US Dollar cost of an ordinary share purchased with foreign currency will generally be the US Dollar value of the purchase price on the date of purchase, or the settlement date for the purchase, in the case of ordinary shares traded on an established securities market, as defined in the applicable Treasury Regulations, that are purchased by a cash basis US Holder (or an accrual basis US Holder that so elects). Such an election by an accrual basis US Holder must be applied consistently from year to year and cannot be revoked without the consent of the IRS. The amount realised on a sale or other disposition of ordinary shares for an amount in foreign currency will be the US Dollar value of this amount on the date of sale or disposition. On the settlement date, the US Holder will recognise US source foreign currency gain or loss (taxable as ordinary income or loss) equal to the difference (if any) between the US Dollar value of the amount received based on the exchange rates in effect on the date of sale or other disposition and the settlement date. However, in the case of

186	Additional information
Information for shareholders

ordinary shares traded on an established securities market that are sold by a cash basis US Holder (or an accrual basis US Holder that so elects), the amount realised will be based on the exchange rate in effect on the settlement date for the sale, and no exchange gain or loss will be recognised at that time.

Passive foreign investment company status

A non-US corporation will be classified as a passive foreign investment company for US federal income tax purposes (a PFIC) for any taxable year if at least 75% of its gross income consists of passive income or at least 50% of the average value of its assets consist of assets that produce, or are held for the production of, passive income. BT currently believes that it did not qualify as a PFIC for the tax year ending 31 March 2010. If BT were to become a PFIC for any tax year, US Holders would suffer adverse tax consequences. These consequences may include having gains realised on the disposition of ordinary shares or ADSs treated as ordinary income rather than capital gains and being subject to punitive interest charges on certain dividends and on the proceeds of the sale or other disposition of the ordinary shares or ADSs. Furthermore, dividends paid by BT would not be ‘qualified dividend income’ which may be eligible for reduced rates of taxation as described above. US Holders should consult their own tax advisors regarding the potential application of the PFIC rules to BT.

US information reporting and backup withholding

Dividends paid on and proceeds received from the sale, exchange or other disposition of ordinary shares or ADSs may be subject to information reporting to the IRS and backup withholding at a current rate of 28% (which rate may be subject to change). Certain exempt recipients (such as corporations) are not subject to these information reporting requirements. Backup withholding will not apply, however, to a US Holder who provides a correct taxpayer identification number or certificate of foreign status and makes any other required certification or who is otherwise exempt. Persons that are US persons for US federal income tax purposes who are required to establish their exempt status generally must furnish IRS Form W-9 (Request for Taxpayer Identification Number and Certification). Holders that are not US persons for US federal income tax purposes generally will not be subject to US information reporting or backup withholding. However, such holders may be required to provide certification of non-US status in connection with payments received in the US or through certain US-related financial intermediaries.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s US federal income tax liability. A holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

UK stamp duty

A transfer of or an agreement to transfer an ordinary share will generally be subject to UK stamp duty or UK stamp duty reserve tax (SDRT) at 0.5% of the amount or value of any consideration provided rounded up (in the case of stamp duty) to the nearest £5. SDRT is generally the liability of the purchaser. It is customarily also the purchaser who pays UK stamp duty. A transfer of an ordinary share to, or to a nominee for, a person whose business is or includes the provision of clearance services or to, or to a nominee or agent of, a person whose business is or includes issuing depositary receipts gives rise to a 1.5% charge to stamp duty or SDRT of either the amount of the consideration provided or the value of the share issued rounded up (in the case of stamp duty) to the nearest £5. No UK stamp duty will be payable on the transfer of an ADS (assuming it is not registered in the UK), provided that the transfer documents are executed and always retained outside the UK.

Transfers of ordinary shares into CREST will generally not be subject to stamp duty or SDRT unless such a transfer is made for a consideration in money or money’s worth, in which case a liability to SDRT will arise, usually at the rate of 0.5% of the value of the consideration. Paperless transfers of ordinary shares within CREST are generally liable to SDRT at the rate of 0.5% of the value of the consideration. CREST is obliged to collect SDRT from the purchaser of the shares on relevant transactions settled within the system.

UK inheritance and gift taxes in connection with ordinary shares and/or ADSs

The rules and scope of domicile are complex and action should not be taken without advice specific to the individual’s circumstances. A lifetime gift or a transfer on death of ordinary shares and/or ADSs by an individual holder, who is US domiciled (for the purposes of the UK/US Estate and Gift Tax Convention) and who is not a UK national (as defined in the Convention) will not generally be subject to UK inheritance tax if the gift is subject to US federal gift or US estate tax unless the tax is not paid.

Further note on certain activities

During 2012, certain of the group’s non-US subsidiaries or other non-US entities conducted limited activities in, or with persons from, certain countries identified by the US Department of State as State Sponsors of Terrorism or otherwise subject to US sanctions. These activities, which generally relate to the provision of communications services to embassies and diplomatic missions of US-allied governments, other CPs, news organisations, multinational corporations and other customers that require global communications connectivity, are insignificant to the group’s financial condition and results of operations.

Additional information	187
Information for shareholders

Limitations affecting security holders

There are no government laws, decrees, regulations, or other UK legislation which have a material effect on the import or export of capital, including the availability of cash and cash equivalents for use by the company except as otherwise described in Taxation (US Holders).

There are no limitations under UK law restricting the right of non-residents to hold or to vote shares in the company.

Documents on display

All reports and other information that BT files with the US Securities and Exchange Commission (SEC) may be inspected at the SEC’s public reference facilities at Room 1580, 100 F Street, NE Washington, DC, 20549, US.

These reports may be accessed via the SEC’s website at www.sec.gov

Publications

BT produces a series of reports on the company’s financial, compliance, and social and environmental performance.

Most of these reports (as well as the EAB Annual Report on BT’s compliance with the Undertakings) are available to shareholders on request and can be accessed at www.bt.com/aboutbt. More detailed disclosures on BT’s implementation of social, ethical and environmental policies and procedures are available online through our independently verified sustainability report at www.bt.com/betterfuture

Document	Publication date
Summary financial statement & notice of meeting	May
Annual Report & Form 20-F	May
Better future: our annual sustainability report	May
EAB Annual Report	May
Quarterly results releases	July, November, February and May
Current Cost Financial Statements	July
Statement of Business Practice (The Way We Work)

For printed copies, when available, contact the Shareholder Helpline on Freefone 0808 100 4141 or, alternatively, contact our Registrars in the UK, at the address on page 188.

Electronic communication

Shareholders can choose to receive their shareholder documents electronically rather than by post.

Shareholders may elect to receive documents in this way by going to www.bt.com/signup and following the online instructions, or by calling the Shareholder Helpline (see page 188).

Shareholder communication

BT is committed to communicating openly with each of its stakeholder audiences in the manner most appropriate to their requirements.

All investors can visit our website at www.bt.com/investorcentre for more information about BT. There are direct links from this page to sites providing information particularly tailored for shareholders, institutional investors, financial analysts, industry analysts and journalists.

An online version of this document is available at www.bt.com/annualreport

188	Additional information
Information for shareholders

Private shareholders

If private shareholders have any enquiries about their shareholding, they should contact our Registrars, Equiniti, at the address below.

Equiniti maintain BT Group’s share register and the separate BT Group EasyShare register. They also provide a Shareholder Helpline service on Freefone 0808 100 4141.

Shareholder helpline

Tel: Freefone 0808 100 4141

Fax: 01903 833371

Textphone: Freefone 0800 169 6907

From outside the UK:

Tel: +44 121 415 7178

Fax: +44 1903 833371

Textphone: +44 121 415 7028

https://help.shareview.co.uk

The Registrar	ADR Depositary
Equiniti	JPMorgan Chase & Co
Aspect House	PO Box 64504
Spencer Road	St Paul, MN 55164-0504, US
Lancing	Tel: +1 800 990 1135 (General)
West Sussex	or +1 651 453 2128 (From outside the US)
BN99 6DA	or +1 800 428 4237 (Global Invest Direct)
www.equiniti.com	e-mail: jpmorgan.adr@wellsfargo.com
www.adr.com

General enquiries

BT Group plc

BT Centre

81 Newgate Street

London EC1A 7AJ

United Kingdom

Tel: 020 7356 5000

Fax: 020 7356 5520

From outside the UK:

Tel: +44 20 7356 5000

Fax: +44 20 7356 5520

Institutional investors, financial and industry analysts

Institutional investors and financial analysts may contact BT Investor Relations on:

Tel: 020 7356 4909

e-mail: investorrelations@bt.com

Industry analysts and consultants may contact BT Analyst Relations on:

Tel: 020 7356 5631

e-mail: industryenquiry@bt.com

A full list of BT contacts and an electronic feedback facility is available at www.bt.com/talk

Additional information	189

Cross reference to Form 20-F

The information in this document that is referred to in the following table shall be deemed to be filed with the Securities and Exchange Commission for all purposes:

Required Item in Form 20-F Item		Where information can be found in this Annual Report Section	Page

1	Identity of directors, senior management and advisors	Not applicable

2	Offer statistics and expected timetable	Not applicable

3	Key information
3A	Selected financial data	Financial highlights	3
		Group financial performance
		Group results	50
		Selected financial data	171
		Information for shareholders
		Exchange rates	180
3B	Capitalisation and indebtedness	Not applicable
3C	Reasons for the offer and use of proceeds	Not applicable

4	Information on the company

4A	History and development of the company	Who we are and what we do	10
		Information for shareholders
		Background	176
		Group financial performance
		Capital expenditure	57
4B	Business overview	How we are organised	10
		Customers, markets and products	12
		Regulation	18
		Our strategy	23
		Our business model	24
		Our strategic priorities	24
		How we measure our progress	28
		Our resources	28
		Consolidated financial statements
		Notes to the consolidated financial statements
		Segment information	110
		Operational statistics	174
		Information for shareholders
		Cautionary statement regarding forward-looking statements	175
		Further note on certain activities	186
4C	Organisational structure	Our business model	24
		How we are organised	10
		Subsidiary undertakings and associate	163
4D	Property, plants and equipment	Our resources
		Properties	30
		Consolidated financial statements
		Notes to the consolidated financial statements
		Property, plant and equipment	122
		Financial statistics	173

5	Operating and financial review and prospects

5A	Operating results	Performance	39
		Information for shareholders
		Cautionary statement regarding forward-looking statements	175

190	Additional information
Cross reference to Form 20-F

Required Item in Form 20-F Item		Where information can be found in this Annual Report Section	Page

5B	Liquidity and capital resources	Performance	39
		Information for shareholders
		Cautionary statement regarding forward-looking statements	175
		Consolidated financial statements
		Notes to the consolidated financial statements
		Loans and other borrowings	140
		Financial instruments and risk management	143
		Financial commitments and contingent liabilities	158
5C	Research and development, patents and licences	Our resources
		Innovation	30
		Financial statistics	173
5D	Trend information	Performance	39
		Quarterly analysis of revenue and profit	170
		Selected financial data	171
		Information for shareholders
		Cautionary statement regarding forward-looking statements	175
5E	Off-balance sheet arrangements	Group financial performance
		Other information
		Off-balance sheet arrangements	59
5F	Tabular disclosure of contractual obligations	Group financial performance
		Other information
		Contractual obligations and commitments	59

6	Directors, senior management and employees

6A	Directors and senior management	Board of directors	63
6B	Compensation	Reports of the Board Committees
		Report on Directors’ remuneration	76
		Consolidated financial statements
		Notes to the consolidated financial statements
		Retirement benefit plans	127
		Share-based payments	136
6C	Board practices	Board of directors	63
		Reports of the Board Committees
		Report on directors’ remuneration	76
6D	Employees	Our resources	28
		Group financial performance
		Income statement
		Operating costs	51
		Consolidated financial statements
		Notes to the consolidated financial statements
		Employees	114
6E	Share ownership	Reports of the Board Committees
		Report on Directors’ remuneration	76
		Consolidated financial statements
		Notes to the consolidated financial statements
		Share-based payments	136

7	Major shareholders and related party transactions

7A	Major shareholders	Shareholders and Annual General Meeting	93
		Substantial shareholdings
		Information for shareholders
		Analysis of shareholdings at 31 March 2012	177
7B	Related party transactions	Directors’ information
		Interest of management in certain transactions	90
		Consolidated financial statements
		Notes to the consolidated financial statements
		Related party transactions	157
7C	Interests of experts and counsel	Not applicable

Additional information	191
Cross reference to Form 20-F

Required Item in Form 20-F Item		Where information can be found in this Annual Report Section	Page

8	Financial information

8A	Consolidated statements and other financial information	See Item 18 below
		Group financial performance
		Other information
		Legal proceedings	59
		Group financial performance
		Income statement
		Dividends	53
		Consolidated financial statements
		Notes to the consolidated financial statements
		Financial commitments and contingent liabilities	158
		Information for shareholders
		Dividends	178
		Articles of Association (Articles)
		Dividends	181
8B	Significant changes	Directors’ information
		Going concern	89

9	The offer and listing

9A	Offer and listing details	Information for shareholders
		Stock exchange listings
		Share and ADS prices	176
9B	Plan of distribution	Not applicable
9C	Markets	Information for shareholders
		Stock exchange listings	176
9D	Selling shareholders	Not applicable
9E	Dilution	Not applicable
9F	Expenses of the issue	Not applicable

10	Additional information

10A	Share capital	Not applicable
10B	Memorandum and articles of association	Information for shareholders
		Articles of Association (Articles)	181
10C	Material contracts	Information for shareholders
		Material contracts	184
10D	Exchange controls	Information for shareholders
		Limitations affecting security holders	187
10E	Taxation	Information for shareholders
		Taxation (US Holders)	184
10F	Dividends and paying agents	Not applicable
10G	Statement by experts	Not applicable
10H	Documents on display	Information for shareholders
		Documents on display	187
10I	Subsidiary information	Not applicable

11	Quantitative and qualitative	Consolidated financial statements
	disclosures about market risk	Notes to the consolidated financial statements
		Significant accounting policies
		Financial instruments	108
		Notes to the consolidated financial statements
		Financial instruments and risk management	143

12	Description of securities other than equity securities	Not applicable

13	Defaults, dividend arrearages and delinquencies	Not applicable

14	Material modifications to the rights of security holders
	and use of proceeds	Not applicable

192	Additional information
Cross reference to Form 20-F

Required Item in Form 20-F Item		Where information can be found in this Annual Report Section	Page

15	Controls and procedures	General information
		US Regulation
		US Sarbanes-Oxley Act of 2002	90
		Disclosure controls and procedures	90
		Internal control over financial reporting	90
		Report of the independent auditors – Consolidated financial statements
		United States opinion	97

16A	Audit committee financial expert	General information
		US Regulation
		US Sarbanes-Oxley Act of 2002	90
16B	Code of ethics	US Regulation
		US Sarbanes-Oxley Act of 2002	90
16C	Principal accountants’ fees and services	Consolidated financial statements
		Notes to the consolidated financial statements
		Audit, audit related and other non-audit services	115
		Reports of the Board Committees
		Audit & Risk Committee Chairman’s report	70
16E	Purchases of equity securities by the issuer and	Not applicable
	affiliated purchasers
16F	Change in registrant’s reporting accountant	Not applicable
16G	Corporate Governance	General information
		US Regulation
		New York Stock Exchange	90

17	Financial statements	Not applicable

18	Financial statements	Report of the independent auditors – Consolidated financial statements
		United States opinion	97
		Consolidated financial statements	98
		Quarterly analysis of revenue and profit	170

Additional information	193

Glossary of terms

A

ADS: American Depositary Share

ADSL: asymmetric digital subscriber line – a broadband service where existing wires between the local telephone exchange and a customer’s telephone sockets are transformed into a high-speed digital line. Asymmetric refers to differing downstream and upstream bandwidths

ADSL2+: an enhanced version of ADSL, enabling the provision of higher speed connections

Allshare International: a free shares all-employee plan for countries outside the UK. The last Allshare International award was made in 2011

ARPU: average revenue per consumer user

B

BACS: Bankers Automated Clearing System

BDUK: Broadband Delivery UK

Broadband: comes from ‘broad bandwidth’ and is used to describe a high-capacity, two-way link between an end-user and an access network supplier – capable of carrying a wide range of applications

BT Group Easyshare: a corporate sponsored nominee account administered by Equiniti, BT’s Registrar, for holding BT Group plc shares electronically

BTPS (BT Pension Scheme): the defined benefit pension scheme which was closed to new members on 31 March 2001

BTRP (BT Retirement Plan): the defined contribution pension arrangement which was introduced for new BT employees from 1 April 2001 and was closed to new members on 31 March 2009

BTRSS (BT Retirement Saving Scheme): the scheme set up on 1 April 2009 as successor to the BTRP. It is a contract based, defined contribution arrangement

C

CARE: career average re-valued earnings

CEO: Chief Executive Officer

CFO: Chief Financial Officer

CGU: cash generating unit

cloud computing or cloud-based services: a type of computing that relies on sharing computer resources rather than having local servers or personal devices to handle applications

CP: communications provider

CPI: Consumer Prices Index

CR: corporate responsibility

CRM: customer relationship management

CSI: climate stabilising intensity index

CWU: Communication Workers Union

D

DBP (BT Group Deferred Bonus Plan): a plan under which share awards are granted to selected employees of the group

DSL: digital subscriber line – a broadband service where existing wires between the local telephone exchange and a customer’s telephone sockets are transformed into a high-speed digital line

E

EBITDA: earnings before interest, taxation, depreciation and amortisation

EMEA: Europe, Middle East and Africa

Employee Sharesave Plan: an HMRC-approved savings-related share option plan

EPS: earnings per share

ESIP (BT Group Employee Share Investment Plan): a plan under which BT can provide free shares to employees, and employees can buy shares in BT from pre-tax salaries

Ethernet: a widely-deployed network transmission technology that transports large amounts of data in a fast, assured and highly cost-efficient manner

F

FTTC: fibre-to-the-cabinet – a variant of GEA which uses fibre to provide high connection speeds from the exchange to a street cabinet near to a customer premises, and a copper line for the final connection to the premises

FTTP: fibre-to-the-premises – a variant of GEA which uses fibre to provide high connection speeds for the whole route from the exchange to the customer

FVA: Fibre Voice Access

G

GEA: Generic Ethernet Access

GLOP (BT Group Legacy Option Plan): a share option plan. This plan was last used in 2001

GPoP: global points of presence

GSOP (BT Group Global Share Option Plan): a share option plan. This plan was last used in 2004

H

HMRC: Her Majesty’s Revenue & Customs

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Glossary of terms

I

IASB: International Accounting Standards Board – the board which sets International Financial Reporting Standards

ICT: information and communications technology

IFRS: International Financial Reporting Standards

IP: internet protocol – a packet-based protocol for delivering data – including voice and video – across networks

IPTV: internet protocol TV

IPVPN: IP virtual private network

ISDA: International Swaps and Derivative Association

ISO 14001: the environmental management standard

ISP: internet service provider

ISP (BT Group Incentive Share Plan): a three-year share award plan with pre-determined corporate performance measures

K

KPI: key performance indicator

L

LAN: local area network

LLU: local loop unbundling – the process by which CPs can rent the copper lines between BT’s exchanges and customer premises from Openreach to provide voice and broadband services using their own equipment

M

MEAS: Mobile Ethernet Access Service – a product that uses pseudo wire technology to carry Ethernet traffic between the mobile operators’ cell and core sites in a single converged packet network

MNO: mobile network operator

MNS: managed network services – BT Wholesale’s broad portfolio of managed network outsourcing and white label platform offerings

MPLS: multi-protocol label switching –supports the rapid transmission of data across network routers, enabling modern networks to achieve high quality of service

MVNO: mobile virtual network operator

N

NNI: network-to-network interface –between BT’s network and the network of a third party

NYSE: New York Stock Exchange

N3: the secure broadband network that BT has built and is managing for the NHS

O

OCR: One Contact Resolution

Ofcom: the independent regulator and competition authority for the UK communications industries, with responsibilities across television, radio, telecommunications and wireless communications services

P

PCAOB: US Public Company Accounting Oversight Board

PIA: passive infrastructure access

POLO: payments to telecommunications operators

R

RGCs: regional governance committees established as sub-committees of the Nominating & Governance Committee

‘right first time’: the internal measure of whether we are keeping our promises to our customers and meeting or exceeding their expectations

RPI: Retail Price Index

RSP (BT Group Retention Share Plan): a share award plan with a flexible retention period prior to vesting

S

SAR: sickness absence rate

SEC: US Securities and Exchange Commission

SME: small and medium-sized enterprises

SMP: significant market power

T

TSR: Total shareholder return – calculated by comparing the return index (RI) at the beginning of the performance period with the RI at the end of the period. The RI is measured on a daily basis, as tracked by independent analysts, Datastream. It uses the official closing prices for a company’s shares, adjusted for all capital actions and dividends paid

U

UK GAAP: United Kingdom Generally Accepted Accounting Practice

Undertakings: legally-binding commitments BT made to Ofcom, designed to bring greater transparency and certainty to the regulation of the telecommunications industry in the UK. They led to the formation of Openreach

Additional information	195
Glossary of terms

V

VoIP: voice over internet protocol – a method of transporting speech over the internet

W

WAN: wide area network

WBC: wholesale broadband connect

wi-fi: (wireless-fidelity) is a term applied to equipment that complies with the wireless standard, which enables connectivity to other devices, equipment and networks

WLR: wholesale line rental – a product supplied by Openreach which is used by CPs to offer telephony services using their own brand, pricing structure and billing, but using BT’s network

Y

YouView: a service which combines free digital channels with free on-demand content from public service broadcasters delivered over broadband

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